UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACTUA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Not applicable.

(4)	Proposed maximum aggregate value of transaction: $502,045,062.98

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Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

                    , 2017

Dear Actua Corporation Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Actua Corporation, a Delaware corporation (“Actua”).

Date:                    , 2017

Time:                    , Eastern Time

Place:

This booklet contains your official notice of the Special Meeting and a proxy statement that includes information about the matters to be acted upon at the Special Meeting. Officers and directors of Actua will be on hand to answer questions and discuss matters that may properly arise.

As previously announced, Actua has entered into two separate definitive agreements to sell its interests in its three majority-owned businesses.

Actua has entered into a Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua, Actua Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Actua (“Actua Holdings”), Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Actua Holdings (“Arsenal Holdings”), and Arsenal Buyer Inc., a Delaware corporation and an affiliate of CVC Growth Fund (“Arsenal Buyer”) (such agreement, the “Velocity/Bolt Sale Agreement”). Pursuant to the Velocity/Bolt Sale Agreement, Arsenal Buyer has agreed to purchase all of Actua’s interests in VelocityEHS Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Velocity”), and BOLT Solutions Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Bolt”), through an acquisition of all of the outstanding membership interests of Arsenal Holdings, which holds all of Actua’s interests in Velocity and Bolt (such transaction, the “Velocity/Bolt Sale”).

Folio Dynamics Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“FolioDynamix”), has also entered into an Agreement and Plan of Merger, dated as of September 25, 2017, by and among FolioDynamix, Envestnet, Inc., a Delaware corporation (“Envestnet”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation, a Delaware corporation and a wholly-owned subsidiary of Actua, as the representative of FolioDynamix’s stockholders (“Actua USA”) (such agreement, the “Folio Sale Agreement”). Pursuant to the Folio Sale Agreement, Merger Sub will merge with and into FolioDynamix, with FolioDynamix surviving the merger as a wholly-owned subsidiary of Envestnet (such transaction, the “Folio Sale,” and together with the Velocity/Bolt Sale, the “Transactions”).

Actua’s Board of Directors (the “Board”) is soliciting your approval of the following proposals at the Special Meeting:

Proposal 1: To approve the Transactions contemplated by the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, which together constitute a sale of substantially all of Actua’s assets (in its entirety, the “Sale Proposal”).

Proposal 2: A non-binding advisory vote to approve the compensation of Actua’s named executive officers based on or that otherwise relates to the Transactions as disclosed in the accompanying proxy statement (the “Transaction-Related Compensation Proposal”).

Proposal 3: To approve an adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the approval of the Sale Proposal (the “Adjournment Proposal”).

After careful consideration of a number of factors, which are described in the attached proxy statement, the Board has unanimously determined that the Transactions are advisable, fair to and in the best interests of Actua and its stockholders.

The Board unanimously recommends that you vote (i) “FOR” the Sale Proposal, (ii) “FOR” the Transaction-Related Compensation Proposal and (iii) if necessary, “FOR” the Adjournment Proposal, including for the purpose of soliciting additional proxies.

The attached proxy statement describes in detail each of the proposals for which Actua is soliciting your approval. It also includes a copy of the Velocity/Bolt Sale Agreement as Appendix A and a copy of the Folio Sale Agreement as Appendix B. Actua urges you to read the enclosed materials carefully.

As described in the attached proxy statement, under the Sale Proposal, Actua’s stockholders are being asked to approve both the Velocity/Bolt Sale and the Folio Sale (the Transactions), which together constitute a sale of substantially all of Actua’s assets. In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

Actua sincerely hopes that you will be able to attend the Special Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy card in the accompanying envelope or submit a proxy for your shares by telephone or via the Internet. If you attend the Special Meeting, you may, if you wish, revoke any proxy previously given by voting your shares in person.

For those of you who are unable to attend the Special Meeting in person, Actua invites you to listen in through Actua’s website at www.actua.com/investors/events-presentations/.

Actua considers your vote important and encourages you to submit your proxy as soon as possible.

By Order of the Board,

Suzanne L. Niemeyer

Corporate Secretary

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions, passed upon the merits or fairness of the Transactions or passed upon the adequacy or accuracy of the disclosure in the attached proxy statement. Any representation to the contrary is a criminal offense.

The proxy statement is dated                     , 2017, and is first being made available to stockholders on or about                 , 2017.

Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2017

To the Stockholders of Actua Corporation:

As previously announced, Actua Corporation, a Delaware corporation (“Actua”), has entered into two separate definitive agreements to sell its interests in its three majority-owned businesses.

Actua has entered into a Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua, Actua Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Actua (“Actua Holdings”), Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Actua Holdings (“Arsenal Holdings”), and Arsenal Buyer Inc., a Delaware corporation and an affiliate of CVC Growth Fund (“Arsenal Buyer”) (such agreement, the “Velocity/Bolt Sale Agreement”). Pursuant to the Velocity/Bolt Sale Agreement, Arsenal Buyer has agreed to purchase all of Actua’s interests in VelocityEHS Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Velocity”), and BOLT Solutions Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Bolt”), through an acquisition of all of the outstanding membership interests of Arsenal Holdings, which holds all of Actua’s interests in Velocity and Bolt (such transaction, the “Velocity/Bolt Sale”).

Folio Dynamics Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“FolioDynamix”), has also entered into an Agreement and Plan of Merger, dated as of September 25, 2017, by and among FolioDynamix, Envestnet, Inc., a Delaware corporation (“Envestnet”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation, a Delaware corporation and a wholly-owned subsidiary of Actua, as the representative of FolioDynamix’s stockholders (“Actua USA”) (such agreement, the “Folio Sale Agreement”). Pursuant to the Folio Sale Agreement, Merger Sub will merge with and into FolioDynamix, with FolioDynamix surviving the merger as a wholly-owned subsidiary of Envestnet (such transaction, the “Folio Sale,” and together with the Velocity/Bolt Sale, the “Transactions”).

Actua’s Board of Directors (the “Board”) has called a special meeting of Actua’s stockholders, to be held at                         , beginning at                     Eastern Time on                     , 2017 (the “Special Meeting”), or any adjournment or postponements thereof, for the purpose of considering and taking appropriate action with respect to the following:

Proposal 1: To approve the Transactions contemplated by the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, which together constitute a sale of substantially all of Actua’s assets (in its entirety, the “Sale Proposal”).

Proposal 2: A non-binding advisory vote to approve the compensation of Actua’s named executive officers based on or that otherwise relates to the Transactions as disclosed in the accompanying proxy statement (the “Transaction-Related Compensation Proposal”).

Proposal 3: To approve an adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the approval of the Sale Proposal (the “Adjournment Proposal”).

A copy of the Velocity/Bolt Sale Agreement is attached as Appendix A hereto. A copy of the Folio Sale Agreement is attached as Appendix B hereto.

Only Actua stockholders who owned shares of Actua’s common stock at the close of business on                     , 2017 can vote at the Special Meeting or any adjournment or postponement that may take place. Each share of Actua’s common stock is entitled to one vote on all matters presented at the Special Meeting and any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF EACH OF THE PROPOSALS LISTED ABOVE.

This Notice of the Special Meeting, proxy statement and accompanying proxy card are being distributed to Actua’s stockholders on or about                     , 2017.

You may submit a proxy for your shares by telephone or via the Internet (www.proxyvote.com) no later than                     Eastern Time on                     , 2017 (as directed on the enclosed proxy card) or by completing, signing and promptly returning the enclosed proxy card by mail. If you choose to submit your proxy card by mail, Actua has enclosed an envelope for your use, which is prepaid if mailed in the United States. If you are attending the Special Meeting and your shares are registered in your name, you may also vote in person at the Special Meeting until voting is closed. If your shares are held through a bank, broker or other nominee, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy in your name from your bank, broker or other nominee.

As described in the attached proxy statement, under the Sale Proposal, Actua’s stockholders are being asked to approve both the Velocity/Bolt Sale and the Folio Sale (the Transactions), which together constitute a sale of substantially all of Actua’s assets. In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

All of Actua’s stockholders are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to complete and return the enclosed proxy card in the accompanying envelope or submit a proxy for your shares by telephone or via the Internet. You may revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date or by following the specified procedures for submitting a proxy by telephone or electronically and changing your vote. If you attend the Special Meeting, you may, if you wish, revoke any proxy previously given by voting your shares in person. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

Actua Corporation

555 East Lancaster Avenue, Suite 640

Radnor, PA 19087

PROXY STATEMENT FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2017

This proxy statement and related proxy solicitation materials are being first directly made available to the stockholders of Actua Corporation, a Delaware corporation (“Actua”), on or around                     , 2017 in connection with the solicitation of proxies by Actua’s Board of Directors (the “Board”) for a special meeting of Actua’s stockholders (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting. This proxy procedure is necessary to permit all holders of Actua common stock, many of whom are unable to attend the Special Meeting, to vote. The Board encourages you to read this document thoroughly and to take the opportunity to submit a proxy to vote your shares on the matters to be decided at the Special Meeting.

Actua has entered into a Membership Interest Purchase Agreement, dated as of September 23, 2017, by and among Actua, Actua Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Actua (“Actua Holdings”), Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Actua Holdings (“Arsenal Holdings”), and Arsenal Buyer Inc., a Delaware corporation, an affiliate of CVC Growth Fund (“Arsenal Buyer”) (such agreement, the “Velocity/Bolt Sale Agreement”). Pursuant to the Velocity/Bolt Sale Agreement, Arsenal Buyer has agreed to purchase Actua’s interests in VelocityEHS Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Velocity”), and BOLT Solutions Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“Bolt”), through an acquisition of all of the outstanding membership interests of Arsenal Holdings, which holds all of Actua’s interests in Velocity and Bolt (such transaction, the “Velocity/Bolt Sale”).

Folio Dynamics Holdings, Inc., a Delaware corporation and a majority-owned subsidiary of Actua (“FolioDynamix”), has also entered into an Agreement and Plan of Merger, dated as of September 25, 2017, by and among FolioDynamix, Envestnet, Inc., a Delaware corporation (“Envestnet”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Envestnet (“Merger Sub”), and Actua USA Corporation, a Delaware corporation and a wholly-owned subsidiary of Actua, as the representative of FolioDynamix’s stockholders (“Actua USA”) (such agreement, the “Folio Sale Agreement”). Pursuant to the Folio Sale Agreement, Merger Sub will merge with and into FolioDynamix, with FolioDynamix surviving the merger as a wholly-owned subsidiary of Envestnet (such transaction, the “Folio Sale,” and together with the Velocity/Bolt Sale, the “Transactions”).

In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), on or around                     , 2017, this proxy statement and related proxy materials are being made available on the Internet at www.proxyvote.com. If an Actua stockholder executes and returns the enclosed proxy card or submits a proxy by telephone or via the Internet, the stockholder may nevertheless revoke his, her or its proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date or by following the procedures specified for submitting a proxy by telephone or via the Internet prior to                      Eastern time on                     , 2017, in accordance with the instructions on the enclosed proxy card. An Actua stockholder who attends the Special Meeting in person may revoke his, her or its proxy at that time by voting his, her or its shares in person if so desired. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

Admission to the Special Meeting will be by admission ticket only. If you are an Actua stockholder of record and plan to attend the Special Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued photo identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Special Meeting. Only Actua stockholders of record are entitled to vote at the Special Meeting. If your shares are held through a bank, broker or other nominee, because you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy in your name from your bank, broker or other nominee.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or voting instruction form prior to the start of the Special Meeting will be voted as indicated on the proxy card or voting instruction form or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote FOR each of the following proposals:

Proposal 1: To approve the Transactions contemplated by the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, which together constitute a sale of substantially all of Actua’s assets (in its entirety, the “Sale Proposal”).

Proposal 2: A non-binding advisory vote to approve the compensation of Actua’s named executive officers based on or that otherwise relates to the Transactions as disclosed in the accompanying proxy statement (the “Transaction-Related Compensation Proposal”).

Proposal 3: To approve an adjournment of the Special Meeting, if necessary, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the approval of the Sale Proposal (the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE SALE PROPOSAL, “FOR” THE TRANSACTION-RELATED COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL.

As described in the attached proxy statement, under the Sale Proposal, Actua’s stockholders are being asked to approve both the Velocity/Bolt Sale and the Folio Sale (the Transactions), which together constitute a sale of substantially all of Actua’s assets. In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. You are urged to read the entire proxy statement, along with the appendices, carefully.

The Velocity/Bolt Sale

The Parties to the Velocity/Bolt Sale (Page 42)

Actua Corporation

Actua Corporation, a Delaware corporation (f/k/a ICG Group, Inc.), was formed on March 4, 1996 and is headquartered in Radnor, Pennsylvania. Actua is a multi-vertical cloud technology company with offerings that Actua believes create unique and compelling value for its customers and provide transformative efficiency to vertical markets. Actua’s common stock is currently traded on the NASDAQ Global Select Market under the symbol “ACTA.” Actua Corporation’s office is located at 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087.

Actua Holdings, Inc.

Actua Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Actua. Actua Holdings is a holding company that holds equity and debt interests in various businesses. Actua Holdings, Inc.’s office is located at 56 W. Main Street, Plaza 273, Suite 212A, Christiana, Delaware 19702.

Arsenal Acquisition Holdings, LLC

Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Actua Holdings, holds all of Actua’s interests in Velocity and Bolt. Following the closing of the Velocity/Bolt Sale, Arsenal Holdings will be a wholly-owned subsidiary of Arsenal Buyer. Arsenal Acquisition Holdings, LLC’s office is located at 56 W. Main Street, Plaza 273, Suite 212A, Christiana, Delaware 19702.

Arsenal Buyer Inc.

Arsenal Buyer Inc., a Delaware corporation and affiliate of CVC Growth Fund, was formed on August 31, 2017 solely for the purpose of consummating the Velocity/Bolt Sale. Arsenal Buyer Inc.’s office, c/o CVC Capital Partners Advisory (U.S.), Inc., is located at 712 Fifth Avenue, 43rd Floor, New York, New York 10019.

The Velocity/Bolt Sale Agreement (Page 45)

Actua, Actua Holdings, Arsenal Holdings and Arsenal Buyer entered into the Velocity/Bolt Sale Agreement on September 23, 2017. A copy of the Velocity/Bolt Sale Agreement is attached to this proxy statement as Appendix A and is incorporated by reference in its entirety into this proxy statement. Actua encourages you to read the Velocity/Bolt Sale Agreement in its entirety.

Effects of the Velocity/Bolt Sale (Page 46)

Pursuant to the Velocity/Bolt Sale Agreement, Actua Holdings has agreed to sell all of the issued and outstanding membership interests of Arsenal Holdings to Arsenal Buyer. Upon the closing of the Velocity/Bolt Sale, Arsenal Holdings will be a wholly-owned subsidiary of Arsenal Buyer, and Arsenal Buyer will therefore indirectly own all of the interests in Velocity and Bolt currently owned indirectly by Actua.

Consideration (Page 47)

The purchase price to be paid by or on behalf of Arsenal Buyer at closing is approximately $328 million. The parties to the Velocity/Bolt Sale Agreement have initiated a process to sell Actua’s interest in Bolt to another third party separate and apart from the Velocity/Bolt Sale (such sale, a “Secondary Bolt Sale”). If a Secondary Bolt Sale occurs prior to the closing of the Velocity/Bolt Sale, then the purchase price to be paid by or on behalf of Arsenal Buyer at closing will be reduced by an amount equal to (i) $35 million plus (ii) 50% of the net proceeds paid to Actua or its affiliates from such sale in excess of approximately $34.3 million, subject to certain adjustments. If a Secondary Bolt Sale occurs following the closing of the Velocity/Bolt Sale pursuant to a definitive agreement entered into before March 23, 2018 (or before April 22, 2018, so long as, prior to March 23, 2018, (i) Arsenal Buyer has accepted, subject to entering into definitive documentation, a bona fide offer for the purchase of Bolt and (ii) certain transaction-related conditions, including diligence conditions, have been met), Actua Holdings would receive 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments.

Recommendation of the Board (Page 42)

The Board, at a special meeting held on September 23, 2017, after due consideration, unanimously (i) determined that the Velocity/Bolt Sale on the terms and conditions of the Velocity/Bolt Sale Agreement is advisable and in the best interests of Actua and its stockholders, (ii) approved the Velocity/Bolt Sale on the terms and conditions set forth in the Velocity/Bolt Sale Agreement and (iii) recommended that the Velocity/Bolt Sale Agreement and the consummation of the Velocity/Bolt Sale be submitted to Actua’s stockholders at a special meeting of stockholders for authorization and approval. The Board has unanimously approved the Velocity/Bolt Sale on the terms and conditions of the Velocity/Bolt Sale Agreement and unanimously recommends that Actua’s stockholders vote “FOR” the Sale Proposal.

Conditions to the Closing of the Velocity/Bolt Sale (Page 52)

The closing of the Velocity/Bolt Sale is subject to a number of conditions, including (i) approval by the stockholders of Actua in accordance with applicable law, and the certificate of incorporation and bylaws of Actua, (ii) the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and (iii) no governmental authority having issued an order, and no applicable law being in effect, that makes illegal or otherwise prevents the Velocity/Bolt Sale. Arsenal Buyer’s obligation to close is further conditioned on (A) the representations and warranties made by Actua and Actua Holdings being true and correct at closing, subject to certain materiality qualifications, (B) Actua and its subsidiaries having performed in all material respects their obligations under the Velocity/Bolt Sale Agreement, (C) no material adverse effect having occurred, and (D) Actua Holdings and Arsenal Holdings having delivered a required closing certificate to Arsenal Buyer. Actua’s obligation to close is further conditioned on (1) the representations and warranties made by Arsenal Buyer being true and correct at closing, subject to certain materiality qualifications, (2) Arsenal Buyer having performed in all material respects its obligations under the Velocity/Bolt Sale Agreement, and (3) Arsenal Buyer having delivered certain documents to Actua.

Unsolicited Proposals (Page 50)

Actua has agreed not to directly or indirectly (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of an Acquisition Proposal, or any inquiry, proposal or request for information that would reasonably be expected to lead to or result in the making of an Acquisition Proposal, (ii) other than informing third parties of the existence of the provisions governing Actua’s non-solicitation obligations, engage in negotiations or discussions with, or furnish any information concerning Arsenal Holdings or any of its subsidiaries to, any third party who has made, or in response to, an Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to or result in an Acquisition Proposal or (iii) resolve or agree to do any of the foregoing. An “Acquisition Proposal” refers to a transaction involving the acquisition of at least 15% of the assets or equity interests of Arsenal Holdings and its subsidiaries (consisting of

Velocity and Bolt), taken as a whole, or the business of Arsenal Holdings and its subsidiaries, taken as a whole, or any merger or other business combination, sale of shares, sale of assets or other similar transaction of Arsenal Holdings and its subsidiaries, except that a Secondary Bolt Sale as contemplated by the Velocity/Bolt Sale Agreement does not constitute an Acquisition Proposal.

Notwithstanding the non-solicitation obligations described above, prior to obtaining stockholder approval of the Sale Proposal at the Special Meeting, if Actua receives a bona fide written Acquisition Proposal that has not resulted from a breach of the non-solicitation obligations, Actua may engage in negotiations or discussions with, or furnish any information and reasonable access to, such third party if the Board determines in good faith, after consultation with Actua’s outside legal and financial advisors, that such Acquisition Proposal is, or would reasonably be expected to lead to or result in, a Superior Proposal. If the Board determines that such Acquisition Proposal constitutes a Superior Proposal and that failure to approve or recommend such Superior Proposal to the Actua’s stockholders would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, Actua may terminate the Velocity/Bolt Sale Agreement and enter into an alternative agreement with respect to such Superior Proposal, provided that Actua must notify Arsenal Buyer of its intent to so terminate the Velocity/Bolt Sale Agreement at least four business days prior to such termination and, if requested by Arsenal Buyer, engage in good faith negotiations with Arsenal Buyer regarding changes to the terms of the Velocity/Bolt Sale Agreement that would render the Acquisition Proposal no longer a Superior Proposal. A “Superior Proposal” is an Acquisition Proposal for at least 50% of the assets or equity interests of Arsenal Holdings and its subsidiaries (consisting of Velocity and Bolt), taken as a whole, that the Board determines in good faith, after consultation with Actua’s outside legal and financial advisors, is on terms more favorable to Actua from a financial point of view than the Velocity/Bolt Sale and is reasonably capable of being consummated on the terms thereof.

In the event that Actua terminates the Velocity/Bolt Sale Agreement to enter into a definitive agreement in respect of a Superior Proposal, Actua must pay the termination fee required to be paid pursuant to the terms of the Velocity/Bolt Sale Agreement substantially concurrently with the termination. See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees.”

Change in Recommendation (Page 51)

If at any time prior to obtaining stockholder approval of the Sale Proposal at the Special Meeting, if a development, event, fact, occurrence or change in circumstances (other than an Acquisition Proposal) occurs or arises that was not known at the time the Velocity/Bolt Sale Agreement was executed (or, if known, the consequences or magnitude of which were not known or understood by the Board as of September 23, 2017), the Board may change its recommendation that Actua’s stockholders approve the Sale Proposal if the Board determines, after consultation with Actua’s outside legal advisors, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.

Termination of the Velocity/Bolt Sale Agreement (Page 53)

The Velocity/Bolt Sale Agreement may be terminated as follows:

•	by mutual written agreement of Actua/Actua Holdings and Arsenal Buyer;

•	by either party, if:

•	the closing has not occurred in accordance with the Velocity/Bolt Sale Agreement by March 23, 2018, subject to certain limitations;

•	any governmental authority has issued a final, non-appealable order prohibiting the Velocity/Bolt Sale, subject to certain limitations;

•	any order issued by a governmental authority having jurisdiction over any party thereto, or any applicable law, is in effect that, in each case, makes the consummation of the transactions contemplated by the Velocity/Bolt Sale Agreement illegal, or otherwise prevents the consummation of the transactions contemplated thereby; or

•	the Special Meeting has been held and completed and Actua’s stockholders have not approved the Sale Proposal.

•	by Arsenal Buyer, if:

•	the Board makes a change in recommendation regarding stockholder approval of the Velocity/Bolt Sale; or

•	Actua, Actua Holdings or Arsenal Holdings has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform would give rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 business days after written notice by Arsenal Buyer to Actua or Actua Holdings of such breach or failure to perform.

•	by Actua/Actua Holdings, if:

•	at any time prior to receiving stockholder approval of the Sale Proposal, (i) the Board has determined to terminate the Velocity/Bolt Sale Agreement in response to a Superior Proposal, (ii) substantially concurrently with such termination of the Velocity/Bolt Sale Agreement, Actua or Actua Holdings enters into a definitive alternative acquisition agreement with respect to such Superior Proposal, and (iii) substantially concurrently with such termination, Actua Holdings pays to Arsenal Buyer by wire transfer in immediately available funds a termination fee of approximately $8.8 million, as described below;

•	Arsenal Buyer has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform would give rise to the failure of a closing condition and is incapable of being cured or has not been cured by Arsenal Buyer within 30 business days after written notice has been given by Actua Holdings or Actua to Arsenal Buyer of such breach or failure to perform; or

•	(i) the conditions to Arsenal Buyer’s obligation to close the Velocity/Bolt Sale have been satisfied, (ii) Actua Holdings and Actua have irrevocably confirmed by written notice to Arsenal Buyer that the conditions to their obligation to close the Velocity/Bolt Sale have been satisfied or waived in writing, and that they are ready, willing and able to consummate the transactions contemplated by the Velocity/Bolt Sale Agreement on the date the closing is required to have occurred pursuant to the Velocity/Bolt Sale Agreement, and (iii) Arsenal Buyer has failed to consummate the transactions within three business days following the later of (A) the date of delivery of such notice of termination and (B) the date the closing is required to have occurred pursuant to the Velocity/Bolt Sale Agreement.

Expenses and Termination Fees (Page 55)

Actua will be required to pay Arsenal Buyer a termination fee of approximately $8.8 million if, prior to obtaining stockholder approval, the Board has determined to terminate the Velocity/Bolt Sale Agreement to enter into an alternative acquisition agreement in respect of a Superior Proposal, or if Arsenal Buyer terminates the Velocity/Bolt Sale Agreement due to a change in the Board’s recommendation for Actua’s stockholders to approve the Sale Proposal. If the Velocity/Bolt Sale Agreement is terminated due to a failure of Actua’s stockholders to approve the Sale Proposal, Actua is required to reimburse Arsenal Buyer’s and its affiliates’ reasonable out-of-pocket costs and expenses incurred in connection with the Velocity/Bolt Sale Agreement and the transactions contemplated thereby of up to a maximum amount of $3.25 million.

In addition to the foregoing, if the Velocity/Bolt Sale Agreement is terminated (i) by any party thereto due to a failure of the closing thereunder to occur by March 23, 2018 or a failure of Actua’s stockholders to approve the Sale Proposal at the Special Meeting or (ii) by Arsenal Buyer if Actua, Actua Holdings or Arsenal Holdings has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform would give rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 business days after written notice of such breach or failure to perform, and in either case an Acquisition Proposal had been publicly announced (and not publicly withdrawn) and within 12 months of the date of termination of the Velocity/Bolt Sale Agreement (or any other acquisition transaction is consummated within such 12-month period), Actua or Actua Holdings enters into a definitive agreement with respect to an Acquisition Proposal that is thereafter consummated, then Actua must promptly pay Arsenal Buyer a termination fee of approximately $8.8 million, less any expenses previously reimbursed as described above.

Arsenal Buyer will be required to pay a termination fee of approximately $12.9 million to Actua if Actua terminates the Velocity/Bolt Sale Agreement in the event that (i) the conditions to Arsenal Buyer’s obligation to close have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), (ii) Actua has certified in writing that the conditions to Actua’s obligation to close have been satisfied, and that Actua is ready, able and willing to close, and (iii) Arsenal Buyer has failed to close within the later of three business days after (A) the date of delivery of such notice and (B) the date the closing is required to occur under the Velocity/Bolt Sale Agreement.

Certain U.S. Federal Income Tax Consequences of the Velocity/Bolt Sale (Page 44)

The transactions contemplated by the Velocity/Bolt Sale Agreement will be taxable to Actua for U.S. federal income tax purposes but will not result in any direct U.S. federal income tax consequences to the stockholders. For a summary of certain U.S. federal income tax consequences of the Velocity/Bolt Sale, see “Certain U.S. Federal Income Tax Consequences of the Velocity/Bolt Sale.”

Regulatory Approvals (Page 45)

The Velocity/Bolt Sale Agreement requires no action by or in respect of any governmental authority, other than compliance with any applicable requirements under the HSR Act, the Securities Act, the Exchange Act and any other applicable U.S. state or federal or foreign securities laws or stock exchange rules, including the rules of the NASDAQ Stock Market (“NASDAQ”).

Vote Required (Page 45)

The affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting is required to approve the Sale Proposal.

The Folio Sale

The Parties to the Folio Sale (Page 58)

Actua USA Corporation

Actua USA Corporation, a Delaware corporation and wholly-owned subsidiary of Actua, is serving as the representative of the FolioDynamix stockholders under the Folio Sale Agreement. Actua Holdings, Inc., another wholly-owned subsidiary of Actua, is the majority stockholder of FolioDynamix.

Envestnet, Inc.

Envestnet, Inc., a Delaware corporation, was formed on February 11, 2004 and is headquartered in Chicago, Illinois. Envestnet is a leading provider of unified wealth management software and services to financial advisors and institutions as well as a leading data aggregation and data intelligence platform for financial services companies. Envestnet’s common stock is traded on the New York Stock Exchange under the symbol “ENV.”

FCD Merger Sub, Inc.

FCD Merger Sub, Inc., a Delaware corporation, is a newly-incorporated and wholly-owned subsidiary of Envestnet formed solely for the purpose of consummating the transactions contemplated by the Folio Sale Agreement.

Folio Dynamics Holdings, Inc.

Folio Dynamics Holdings, Inc., a Delaware corporation, is the parent company of Folio Dynamics Inc. (d/b/a FolioDynamix), a leading wealth management services provider that offers its clients sophisticated cloud-based solutions and a suite of advisory tools and services. Folio Dynamics Holdings, Inc. was formed on September 15, 2014, and is headquartered in Secaucus, New Jersey.

The Folio Sale Agreement (Page 61)

Envestnet, Merger Sub, FolioDynamix and Actua USA entered into the Folio Sale Agreement on September 25, 2017. A copy of the Folio Sale Agreement is attached to this proxy statement as Appendix B and is incorporated by reference in its entirety into this proxy statement. Actua encourages you to read the Folio Sale Agreement in its entirety.

Effects of the Folio Sale (Page 62)

Pursuant to the Folio Sale Agreement, Merger Sub will merge with and into FolioDynamix with FolioDynamix surviving the merger as a wholly-owned subsidiary of Envestnet.

Consideration (Page 62)

The base purchase price to be paid by Envestnet at closing is $195 million and is subject to certain adjustments, including a potential downward purchase price adjustment if FolioDynamix fails to obtain consents to the Folio Sale from clients representing at least 95% of the Target Revenue (as defined below) and certain adjustments for working capital, cash, debt and unpaid transaction expenses. Additionally, Actua’s share of the merger consideration could be offset by an amount up to approximately $11.3 million, if and to the extent Actua fails to convey $36 million of net operating loss tax carryforwards (“NOLs”) to Envestnet. Assuming, among other things, receipt of client consents representing at least 95% of the Target Revenue, Actua expects to receive approximately $174 million of net proceeds from the Folio Sale.

Conditions to the Closing of the Folio Sale (Page 66)

The closing of the Folio Sale Agreement is subject to a number of conditions, including (i) the expiration of any waiting period under the HSR Act, (ii) no applicable law being in effect that makes illegal or otherwise prevents the consummation of the Folio Sale Agreement and (iii) FolioDynamix having received consents (whether deemed consents, negative consents or affirmative consents) to the Folio Sale from clients representing 85% of FolioDynamix’s net revenue from a specified prior period (such revenue, the “Target Revenue,” and such condition, the “Consent Condition”). Envestnet’s obligation to close is further conditioned on (A) the representations and warranties made by FolioDynamix and Actua USA being true and correct at closing, subject to certain materiality qualifications, (B) FolioDynamix and Actua USA having performed in all material respects their obligations under the Folio Sale Agreement, (C) no material adverse effect having occurred with respect to FolioDynamix, (D) FolioDynamix having delivered an executed closing certificate to Envestnet, and (E) Envestnet and FolioDynamix having agreed upon the final form of certain revenue recognition deliverables (the “606 Deliverables”) in connection with the adoption of Financial Accounting Standards Board Accounting

Standards Update 2016-08 (Topic 606) (such condition, the “606 Condition”). FolioDynamix’s obligation to close is further conditioned on (1) the representations and warranties of Envestnet and Merger Sub being true and correct at closing, subject to certain materiality qualifications, (2) Envestnet and Merger Sub having performed in all material respects their respective obligations under the Folio Sale Agreement and (3) Envestnet having delivered a required closing certificate. Approval of the Folio Sale by Actua’s stockholders is not a condition to the closing of the Folio Sale.

Exclusivity (Page 64)

Pursuant to the Folio Sale Agreement, FolioDynamix agreed not to directly or indirectly (i) solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to a potential business combination with or acquisition of FolioDynamix or its subsidiaries or any portion of FolioDynamix’s or its subsidiaries’ securities or assets (a “Folio Competing Transaction”), (ii) participate in or continue any activities, discussions or negotiations regarding any Folio Competing Transaction, (iii) provide information regarding FolioDynamix or its subsidiaries to, or (iv) enter into or agree to enter into any contract with, any third party, other than Envestnet, in connection with any potential Folio Competing Transaction. In addition, the Folio Sale Agreement requires FolioDynamix and its subsidiaries to cease any existing activities, discussions or negotiations regarding any Folio Competing Transaction and to promptly notify Envestnet of the receipt of any oral or written communication, proposal, offer or inquiry from any third party regarding a potential Folio Competing Transaction, including the identity of the third party making such communication, proposal, offer or inquiry and the material terms of any such proposal or offer.

Termination of the Folio Sale Agreement (Page 67)

The Folio Sale Agreement may be terminated under a number of circumstances, including as follows:

•	by mutual written agreement of Envestnet and FolioDynamix; or

•	by either party if:

•	the closing of the Folio Sale Agreement has not occurred by March 31, 2018 (such date, as it may be from time to time extended pursuant to the Folio Sale Agreement, including by means of a potential automatic six-month extension, the “Folio End Date”), subject to certain limitations;

•	there is any applicable law that makes consummation of the transactions contemplated by the Folio Sale Agreement illegal or otherwise prohibited;

•	any governmental authority has issued a final, non-appealable order, decree or judgment prohibiting the Folio Sale; or

•	any of the mutual conditions to closing become incapable of fulfillment; or

•	by Envestnet if:

•	there has been a misrepresentation or breach of warranty or covenant by FolioDynamix that would result in the failure of certain conditions to closing and FolioDynamix is not capable of curing such misrepresentation or breach prior to the Folio End Date; or

•	by FolioDynamix if:

•	there has been a misrepresentation or breach of warranty or covenant by Envestnet that would result in the failure of certain conditions to closing, and Envestnet is not capable of curing such misrepresentation or breach prior to the Folio End Date; or

•	after January 2, 2018, the sole unsatisfied condition to closing is the 606 Condition, and the closing of the Folio Sale Agreement has not occurred within two business days of FolioDynamix’s having delivered a termination notice to Envestnet.

A termination of the Folio Sale Agreement will be without liability to either Envestnet or FolioDynamix, except (i) to the extent such termination is the result of a willful and material breach, (ii) to the extent such termination results in the payment of a termination fee, as further described in “The Folio Sale Agreement—Termination Fee,” and (iii) in the case of certain provisions of the Folio Sale Agreement which survive its termination, as further described in “The Folio Sale Agreement—Termination of the Folio Sale Agreement.”

Termination Fee (Page 68)

Envestnet will be required to pay FolioDynamix a termination fee of $7 million if FolioDynamix terminates the Folio Sale Agreement after January 2, 2018 and the sole unsatisfied condition to closing is the 606 Condition. See “The Folio Sale Agreement—Termination Fee” for additional information.

Certain U.S. Federal Income Tax Consequences of the Folio Sale (Page 60)

The transactions contemplated by the Folio Sale Agreement will be taxable to Actua for U.S. federal income tax purposes, but will not result in any direct U.S. federal income tax consequences to Actua’s stockholders. For a summary of certain U.S. federal income tax consequences of the Folio Sale, see “Certain U.S. Federal Income Tax Consequences of the Folio Sale.”

Regulatory Approvals (Page 61)

The Folio Sale Agreement requires no action by or in respect of any governmental authority, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware, compliance with any applicable U.S. state or federal securities laws, and compliance with any requirements under the HSR Act.

Vote Required (Page 61)

The affirmative vote or written consent of holders of a majority of the outstanding shares of common stock of FolioDynamix is the only vote of the holders of the capital stock of FolioDynamix necessary to adopt and approve the Folio Sale Agreement and the transactions contemplated thereby. This requirement has already been satisfied. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

The Transactions

Opinions of Actua’s Financial Advisor Regarding the Transactions (Page 69)

On September 23, 2017, Actua’s financial advisor, Evercore Group L.L.C. (“Evercore”), delivered the following written opinions to the Board:

•	“Velocity/Bolt Fairness Opinion”: That, as of September 23, 2017 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the purchase price in the Velocity/Bolt Sale is fair, from a financial point of view, to Actua Holdings; and

•	“FolioDynamix Fairness Opinion”: That, as of September 23, 2017 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the portion of the merger consideration to be received by Actua in the Folio Sale is fair, from a financial point of view, to Actua.

The full text of the Velocity/Bolt Fairness Opinion and the full text of the FolioDynamix Fairness Opinion, each dated as of September 23, 2017, which set forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering the respective opinions, are attached as Appendix C and Appendix D, respectively, to this proxy statement and are incorporated by reference in their entirety into this proxy statement. You are urged to read Evercore’s opinions carefully and in their entirety. Evercore’s opinions were addressed to, and provided for the information and benefit of, the Board in connection with its evaluation of the Velocity/Bolt Sale and the Folio Sale. The Velocity/Bolt Fairness Opinion and FolioDynamix Fairness Opinion do not constitute a recommendation to the Board or to any other persons in respect of the Transactions, collectively or individually, including as to how any Actua stockholder should vote or act in respect of the Transactions. Evercore’s opinions do not address the relative merits of the Transactions, collectively or individually, as compared to other business or financial strategies that might be available to Actua (including certain of its subsidiaries, as indicated in Evercore’s opinions), nor do they address the underlying business decision of Actua or such subsidiaries to engage in the Transactions.

For further information, see the section entitled “Opinions of Actua’s Financial Advisor Regarding the Transactions,” Appendix C and Appendix D.

Anticipated Use of Proceeds from the Transactions (Page 94)

Assuming the closing of Velocity/Bolt Sale and the Folio Sale, Actua estimates that it will realize net cash proceeds in the range of between approximately $472 million and approximately $502 million, or approximately $14.35 and $15.18 per share (such range of proceeds, the “Proceeds Estimate”). The Proceeds Estimate includes a $30 million range because the Folio Sale is subject to certain potential downward purchase price adjustments totaling approximately $30 million, including an adjustment based on whether FolioDynamix fails to deliver consents (whether deemed consents, negative consents or affirmative consents) to the Folio Sale from clients representing at least 95% of the Target Revenue. If FolioDynamix receives consents from clients representing at least 95% of the Target Revenue, the adjustment amount with respect to such client consents will be $0. However, if FolioDynamix receives consents from clients representing less than 95% of the Target Revenue, the final merger consideration will be adjusted downward by an amount equal to (i) $3 million multiplied by (ii) the difference between 95% and the percentage of the Target Revenue for which FolioDynamix received consents multiplied by (iii) 100. Such adjustment is referred to in this proxy statement as the “Consent Adjustment.” In no event can the Consent Adjustment exceed $30 million.

The Proceeds Estimate takes into account estimated transaction costs associated with both transactions and an estimated negative purchase price adjustment related to working capital, cash and indebtedness associated with the Folio Sale and reflects certain other assumptions. The actual transaction costs and any negative purchase price adjustments could ultimately differ from Actua’s estimates.

Actua intends to distribute substantially all of the net proceeds from the Velocity/Bolt Sale and the Folio Sale, which are expected to be in the range of between approximately $472 million and approximately $502 million (the Proceeds Estimate), to its stockholders as soon as practicable following the closing of both the Velocity/Bolt Sale and the Folio Sale. There can be no assurance, however, of the exact amount of cash proceeds to be distributed to Actua’s stockholders or of the exact timing of any such distributions. Actua has not set a record date for any such distribution, and an Actua stockholder must hold shares of Actua’s common stock as of the applicable record date in order to receive a distribution.

Following the consummation of the Velocity/Bolt Sale and the Folio Sale, Actua intends to wind down its operations and monetize its remaining holdings, which consist largely of minority ownership stakes in private companies, and to distribute its other cash assets. There can be no assurance as to how long this process will take or what the results of this process will yield.

Effects on Actua if the Transactions are Consummated (Page 96)

Contingent upon the successful closing of the Velocity/Bolt Sale and the Folio Sale, and following the distribution to Actua’s stockholders of substantially all of the net proceeds realized from the Transactions, Actua intends to monetize its remaining assets, which consist largely of minority ownership stakes (generally less than 10%) in relatively small private companies, and to discharge its outstanding obligations as it winds down its operations. Actua intends to significantly reduce its operating costs during this wind-down stage.

Actua’s goal is to monetize its remaining holdings over a 12- to 18-month period following the later to occur of the closing of the Velocity/Bolt Sale and the closing of the Folio Sale.

As part of the process of winding down its operations and liquidating its remaining assets, Actua may in the future seek stockholder approval to effect a reverse stock split following the distribution of substantially all of the net proceeds from the Velocity/Bolt Sale and the Folio Sale to reduce the number of Actua stockholders of record to fewer than 300, and thereafter delist Actua’s common stock with NASDAQ and deregister its common stock with the SEC. There can be no assurance as to how long this process would take or what the results of this process would yield.

Effects on Actua if the Transactions are Not Consummated (Page 96)

If the Velocity/Bolt Sale and/or the Folio Sale are not completed, Actua will continue operating its businesses in the ordinary course and may explore other strategic alternatives, including the sale of Actua, Arsenal Holdings, Velocity, Bolt and/or FolioDynamix to other parties. However, any alternative transaction may have terms that are less favorable to Actua than the terms of the Transactions, or Actua may be unable to reach agreement for an alternative transaction with a third party.

Certain Accounting Consequences of the Transactions (Page 96)

Actua has determined that each of Velocity, Bolt and FolioDynamix met the criteria for held-for-sale classification and discontinued operations treatment as of September 30, 2017. In its filings with the SEC related to the quarter ended September 30, 2017 and thereafter, for presentation purposes, Actua will reclassify Velocity, Bolt and FolioDynamix as held for sale and discontinued operations for all prior periods presented in order to match the current held-for-sale and discontinued operations classifications. See “Certain Accounting Consequences of the Transactions” for additional information.

The Special Meeting

Date, Time and Place (Page 32)

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting of Actua stockholders to be held on                     , 2017, at                      Eastern Time or at any adjournments or postponements thereof. The Special Meeting will be held at                         .

Purpose (Page 32)

The Special Meeting is being held to request that Actua’s stockholders consider and vote upon: (i) the Sale Proposal, (ii) the Transaction-Related Compensation Proposal and (iii) if necessary, the Adjournment Proposal, each as described in this proxy statement.

Record Date and Voting Securities (Page 32)

The Board has specified the close of business on                     , 2017 as the record date for the purpose of determining the stockholders of Actua who are entitled to receive notice of and to vote at the Special Meeting. Only Actua’s stockholders of record on the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

Quorum; Required Vote (Page 32)

The Special Meeting will be held only if a quorum, consisting of a majority of the outstanding shares of Actua’s common stock entitled to vote, is represented in person or by proxy. The Sale Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting. Each other proposal must be approved by the affirmative vote of a majority of the outstanding shares of Actua’s common stock present in person or by proxy at the Special Meeting.

Voting by, and Revocation of, Proxies (Page 34)

If you submit a proxy via the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate. You can revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy by telephone or electronically and changing your vote, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL MEETING

The following are some of the questions you may have as an Actua stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the Transactions and the voting procedures for the Special Meeting.

Special Meeting and Voting

Q.	When and where is the Special Meeting going to be held?

A. The Special Meeting will be held at                     , Eastern Time on                     , 2017 at                         .

Q.	What is the purpose of the Special Meeting?

A. At the Special Meeting, stockholders will vote on the matters described in the accompanying Notice of Special Meeting and this proxy statement. The only matters expected to be voted upon at the Special Meeting are (i) the Sale Proposal, (ii) the Transaction-Related Compensation Proposal and (iii) if necessary, the Adjournment Proposal.

Q.	Which stockholders may vote?

A. The Board has fixed the close of business on                     , 2017 as the record date for determining the stockholders of Actua who are entitled to receive notice of the Special Meeting, and to vote their shares at the Special Meeting and any adjournment or postponement of the Special Meeting. Only Actua stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. Each share of Actua’s common stock is entitled to one vote. At the close of business on the record date, Actua had issued and outstanding                      shares of common stock.

Q.	What am I being asked to vote on?

A. The Board is asking Actua’s stockholders of record at the close of business on                     , 2017, the record date for the Special Meeting, to consider and vote upon: (i) the Sale Proposal, (ii) the Transaction-Related Compensation Proposal and (iii) if necessary, the Adjournment Proposal. The Board currently knows of no other business that will be presented for consideration at the Special Meeting. In the event any matters other than those referred to in the accompanying Notice of Special Meeting and this proxy statement should properly come before and be considered at the Special Meeting, it is intended that proxies in the form Actua provides to its stockholders will be voted thereon in accordance with the discretion of the proxy holders.

Q.	What are the recommendations of the Board for how I should vote my shares?

A. The Board unanimously recommends that you vote (i) “FOR” the Sale Proposal, (ii) “FOR” the Transaction-Related Compensation Proposal and (iii) if necessary, “FOR” the Adjournment Proposal.

Q.	Why is Actua seeking a stockholder vote on the Adjournment Proposal?

A. Adjourning the Special Meeting to a later date will give Actua additional time to solicit proxies to vote in favor of approval of the Sale Proposal if there are not sufficient votes in favor of the proposal. Consequently, Actua is seeking your approval of the Adjournment Proposal to ensure that, if necessary, Actua will have enough time to solicit the required votes for approval of the Sale Proposal.

Q.	Who can attend the Special Meeting?

A. Only Actua stockholders of record as of the close of business on                     , 2017, the record date for the Special Meeting, or their duly appointed proxies, may attend the Special Meeting. Stockholders will be asked to present a valid government-issued picture identification, such as a driver’s license or passport. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy to the Special Meeting, together with a valid government-issued picture identification and a copy of evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your common stock ownership as of                     , 2017, the record date for the Special Meeting. Cameras and video recording devices will not be permitted at the Special Meeting. A list of Actua stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose germane to the Special Meeting beginning 10 days prior to the Special Meeting during ordinary business hours at 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087, Actua’s principal place of business, and ending on the day prior to the Special Meeting.

Q.	Do I need an admission ticket to attend the Special Meeting?

A. Admission to the Special Meeting will be by admission ticket only. If you are an Actua stockholder of record and plan to attend the Special Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a valid government-issued picture identification with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Special Meeting. Actua stockholders who do not obtain admission tickets in advance of the Special Meeting may obtain them on the date of the Special Meeting at the registration desk upon verifying their stock ownership as of the record date. All persons attending the Special Meeting must present a valid government-issued picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the Special Meeting. Admission to the Special Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at Actua’s discretion.

Q.	How many votes must be present at the Special Meeting to constitute a quorum?

A. Stockholders holding a majority of the issued and outstanding shares of Actua’s common stock entitled to vote as of the record date,                     , 2017, must be present, in person or by proxy, to constitute a quorum at the Special Meeting. As of the record date, there were              shares of Actua’s common stock issued and outstanding. Shares represented by abstentions on any proposal to be acted upon by Actua’s stockholders at the Special Meeting will be treated as present at the Special Meeting for purposes of determining whether a quorum is present.

Q.	How many votes can be cast by all stockholders?

A.                      votes may be cast at the Special Meeting. Each Actua stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of Actua’s common stock vote together as a single class.

Q.	What vote is needed for each of the proposals to be adopted?

A. The approval of the Sale Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting. The approval of the Transaction-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Special Meeting, if a quorum is present. A vote for or against the Sale Proposal does not count as a vote for or against the Transaction-Related Compensation Proposal, and vice versa. In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of

Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

Q.	What is a broker non-vote?

A. Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Accordingly, a broker non-vote will not negatively impact Actua’s ability to obtain a quorum and will not otherwise directly affect the outcome of the vote on the Transaction-Related Compensation Proposal or the Adjournment Proposal (each of which is a non-routine matter that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting) but will have the effect of a vote against the Sale Proposal (a non-routine matter that requires a majority of shares entitled to vote at the Special Meeting). Actua urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the voting instruction form that you receive from your bank, broker or other nominee.

Q.	How can I vote?

A. You can vote in person or by valid proxy submitted by telephone, via the Internet or by mail. If you are unable to attend the Special Meeting, Actua urges you to submit a proxy by doing one of the following:

•	Submit a proxy by telephone: You can submit a proxy for your shares by calling the toll-free number indicated on your proxy card using a touch-tone telephone 24 hours a day. Easy to follow voice prompts enable you to submit a proxy for your shares and confirm that your voting instructions have been properly recorded. If your shares are held through a bank, broker or other nominee, please check your voting instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy by telephone.

•	Submit a proxy via the Internet: You can also submit a proxy via the Internet by following the instructions on your proxy card. The website address for Internet proxy submission is indicated on your proxy card. Internet proxy submission is also available 24 hours a day. If your shares are held through a bank, broker or other nominee, please check your voting instruction form or contact your bank, broker or other nominee to determine whether you will be able to submit a proxy via the Internet.

•	Submit a proxy by Mail: If you choose to submit a proxy by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received on or before , 2017.

The deadline for submitting a proxy by telephone or electronically via the Internet is                      p.m. Eastern Time on                     , 2017.

Q.	Can I change my vote?

A. Yes. A proxy may be revoked at any time prior to the voting at the Special Meeting by submitting a later-dated proxy (including a proxy authorization submitted by telephone or electronically via the Internet prior to the deadline for submitting a proxy by telephone or via the Internet), by sending a properly signed written notice of such revocation to Actua’s Corporate Secretary in advance of the Special Meeting or by attending the Special Meeting and voting in person. If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later-dated voting instruction form to your bank, broker or other nominee or fiduciary, or if you obtained a legal proxy from your bank, broker or other nominee or fiduciary giving you the right to vote your shares, by attending the Special Meeting and voting in person.

Q. What if I vote for some but not all of the proposals?

A. Shares of Actua’s common stock represented by proxies received by Actua (whether received through the return of the enclosed proxy card or received by telephone or via the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Special Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Special Meeting, your shares will be voted:

•	“FOR” the Sale Proposal;

•	“FOR” the Transaction-Related Compensation Proposal; and

•	“FOR” the Adjournment Proposal, if necessary, including for the purpose of soliciting additional proxies, if there are not sufficient votes in favor of the approval of the Sale Proposal.

If your shares are held through a bank, broker or other nominee, and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will not have discretion to direct the voting of your shares at the Special Meeting and the votes represented by your shares will constitute broker non-votes. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will not be counted for purposes of calculating whether a quorum is present at the Special Meeting, will have the effect of a vote against the Sale Proposal and will not be counted for purposes of determining the number of votes present in person or represented by proxy with respect to the Transaction-Related Compensation Proposal or the Adjournment Proposal. Actua urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the voting instruction form that you receive from your bank, broker or other nominee.

Q.	Who will pay for the cost of this proxy solicitation?

A. Actua will pay the cost of soliciting proxies on behalf of the Board. Actua’s directors, officers and employees may solicit proxies on Actua’s behalf in person or by telephone, facsimile or electronically via the Internet, as described above. Actua has engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist Actua in the distribution of proxies. Actua has engaged Innisfree M&A Incorporated (“Innisfree”), to assist in the solicitation of proxies. Actua will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending Actua’s proxy materials to beneficial owners of Actua’s common stock as of the record date.

Q.	Who will count and certify the vote?

A. Representatives of Broadridge will count the votes and certify the voting results. The voting results are expected to be published in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of the Special Meeting.

Q.	How can I access the proxy materials electronically?

A. Copies of the Notice of Special Meeting, proxy statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other materials filed by Actua with the SEC, are available without charge to stockholders on Actua’s corporate website at www.actua.com or upon written request to Actua Corporation, Attention: Investor Relations, 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or voting instruction form or by following the instructions provided if you submit a proxy by telephone or via the Internet.

Proposed Transactions

Q.	What are the proposed Transactions?

A. The proposed Transactions are comprised of the sale of Actua’s interests in its three majority-owned businesses, Velocity, Bolt and FolioDynamix, which collectively represent substantially all of the assets of Actua. Actua’s interests in Velocity and Bolt will be sold to Arsenal Buyer on the terms and conditions set forth in the Velocity/Bolt Sale Agreement, and Actua’s interests in FolioDynamix will be sold to Envestnet on the terms and conditions set forth in the Folio Sale Agreement.

Q.	What are the total proceeds that Actua estimates it will receive from the Transactions?

A. Actua estimates that it will realize cash proceeds in the range of between approximately $472 million and approximately $502 million from the Transactions, assuming the closing of each of the Velocity/Bolt Sale and the Folio Sale. Actua expects to pay U.S. federal income taxes in connection with the Transactions but does not expect the amount to be material.

Under the Velocity/Bolt Sale Agreement, the aggregate purchase price is approximately $328 million in cash, based on a total enterprise value of $354 million. A portion of the gross proceeds from the Velocity/Bolt Sale will be used to pay Actua’s expenses associated with such transaction. If a Secondary Bolt Sale occurs prior to the closing of the Velocity/Bolt Sale, then the purchase price to be paid by or on behalf of Arsenal Buyer at closing will be reduced by an amount equal to (i) $35 million plus (ii) 50% of the net proceeds paid to Actua or one of its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments. If a Secondary Bolt Sale occurs following the closing of the Velocity/Bolt Sale pursuant to a definitive agreement entered into before March 23, 2018 (or before April 22, 2018, so long as, prior to March 23, 2018, (i) Arsenal Buyer has accepted, subject to entering into definitive documentation, a bona fide offer for the purchase of Bolt and (ii) certain transaction-related conditions, including diligence conditions, have been met), Actua Holdings would receive 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments.

Under the Folio Sale Agreement, the aggregate merger consideration is $195 million in cash, subject to certain adjustments, including the potential downward Consent Adjustment, and adjustments for working capital, cash, debt and unpaid transaction expenses. Assuming, among other things, receipt of client consents representing at least 95% of the Target Revenue, Actua expects to receive approximately $174 million of net proceeds from the Folio Sale, and of these proceeds, $975,000 will be held in escrow to satisfy potential indemnification claims, $100,000 will be held in escrow to satisfy potential working capital adjustments and $500,000 will be held as a stockholder representative’s expense fund.

Q.	If the Transactions are consummated, how does Actua intend to use the proceeds from the Transactions?

A. As described above, Actua estimates that it will realize cash proceeds in the range of between approximately $472 million and approximately $502 million from the Transactions, assuming the closing of both the Velocity/Bolt Sale and the Folio Sale. Actua intends to take the necessary actions to distribute substantially all of the net proceeds from the Transactions to its stockholders. The timing and amount of cash to be distributed to Actua’s stockholders will depend on the timing of the closings and the amount of net proceeds realized from the Transactions. Actua intends to distribute substantially all of the net proceeds as soon as practicable following the closing of both the Velocity/Bolt Sale and the Folio Sale. There can be no assurance, however, of the exact amount of cash proceeds to be distributed to Actua’s stockholders or of the exact timing of any such distributions. Actua has not set a record date for any such distribution, and an Actua stockholder must hold shares of Actua’s common stock as of the applicable record date in order to receive a distribution.

Q.	What will happen if stockholders do not approve the Transactions?

A. In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets. If the Velocity/Bolt Sale Agreement is terminated following a failure of Actua’s stockholders to approve the Transactions, Actua would be obligated to pay Arsenal Buyer an amount equal to the reasonable out-of-pocket costs and expenses it incurred in connection with the Velocity/Bolt Sale Agreement and the transactions contemplated thereby, up to a maximum of $3.25 million. If there was an Acquisition Proposal that had been publicly announced prior to such a termination and within 12 months after such a termination Actua enters into a definitive agreement with respect to an Acquisition Proposal and the transactions contemplated thereby are later consummated, Actua would be obligated to pay Arsenal Buyer a termination fee of approximately $8.8 million under the terms of the Velocity/Bolt Sale Agreement, less any expenses of Arsenal Buyer previously reimbursed. See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees.”

The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale, and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

Q.	What is the Transaction-Related Compensation Proposal?

A. The Transaction-Related Compensation Proposal is a non-binding advisory vote to approve the payment of certain compensation to Actua’s executive officers that is based on or otherwise relates to the Transactions. For further information regarding these compensation arrangements, see “Interests of Certain Persons in the Transactions.”

Q.	What will happen if the Transaction-Related Compensation Proposal is approved by Actua’s stockholders?

A. The non-binding advisory vote on executive compensation payable to Actua’s executive officers in connection with the Transactions is a vote separate and apart from the Sale Proposal. Accordingly, approval of this proposal is not a condition to consummating either the Velocity/Bolt Sale or the Folio Sale, and, as an advisory vote, the result will not be binding on the Board or on the Compensation Committee of the Board.

Q.	What if Actua receives another offer for the membership interests of Arsenal Holdings?

A. Under the Velocity/Bolt Sale Agreement, Actua has agreed that, subject to certain exceptions, it will not, and will cause its subsidiaries and representatives not to, directly or indirectly, (i) initiate, solicit or knowingly facilitate the making of an Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal, (ii) subject to certain exceptions, engage in negotiations or discussions with, or furnish any information concerning Arsenal Holdings or any of its subsidiaries to, any third party who has made, or in response to, an Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal, or (iii) resolve or agree to take any such actions.

However, prior to obtaining stockholder approval for the Sale Proposal, if Actua receives an unsolicited written Acquisition Proposal that has not resulted from a breach of Actua’s non-solicitation obligations, then Actua may engage in negotiations or discussions with, or furnish any information and reasonable access to, such third party if the Board determines in good faith, after consultation with its outside legal and financial advisors is, or would reasonably be expected to lead to or result in, a Superior Proposal. After compliance with the notice and negotiation provisions of the Velocity/Bolt Sale Agreement, the Board may withdraw, modify or qualify its recommendation that the stockholders approve the Sale Proposal and terminate the Velocity/Bolt Sale Agreement in order to enter into a definitive agreement with respect to such Superior Proposal, in each case subject to the payment of a termination fee. See “The Velocity/Bolt Sale Agreement—Unsolicited Proposals.”

Q.	What if Actua receives another offer for FolioDynamix or its assets?

A. Under the Folio Sale Agreement, Actua has agreed that it will not, and will cause its affiliates and their respective directors, officers, employees, representatives and advisors not to, (i) solicit, initiate or encourage the submission of any proposal or offer from any other person relating to a Folio Competing Transaction, (ii) participate in or continue any activities, discussions or negotiations regarding a Folio Competing Transaction, or (iii) provide information regarding FolioDynamix or any of its subsidiaries to, or enter into or agree to enter into any contract with any person other than Envestnet, in connection with a possible Folio Competing Transaction. Therefore, unlike under the Velocity/Bolt Sale Agreement, if an unsolicited proposal to purchase FolioDynamix emerges, Actua will not be able to negotiate with that bidder without violating its obligations under the Folio Sale Agreement.

Q.	Will Actua continue operations if the Velocity/Bolt Sale and Folio Sale are completed?

A. Yes, for a period of time. Following the consummation of the Velocity/Bolt Sale and the Folio Sale, Actua intends to wind down its operations and monetize its remaining holdings, which consist largely of minority ownership stakes in private companies, and to distribute its other cash assets, such as, among other things, any deferred consideration under the Folio Sale Agreement. There can be no assurance as to how long this process will take or what the results of this process will yield. Actua intends to significantly reduce its operating costs during this wind-down stage and return net proceeds from the sale of its remaining holdings and its other cash assets to its stockholders, less amounts reasonably expected to be needed to fund Actua’s operations and satisfy its liabilities.

Q.	What will happen if the Velocity/Bolt Sale and/or the Folio Sale are not completed?

A. If the Velocity/Bolt Sale and/or the Folio Sale are not completed, Actua may explore other strategic alternatives, including the sale of Actua, Arsenal Holdings, Velocity, Bolt and/or FolioDynamix to other parties. However, any alternative transaction may have terms that are less favorable to Actua than the terms of the Transactions, or Actua may be unable to reach agreement for an alternative transaction with a third party.

Q.	Will I have dissenting stockholders’ appraisal rights with respect to the Transactions?

A. No. You are not entitled to dissenting stockholders’ appraisal rights under Delaware law in connection with the Transactions.

Q.	Are there any risks related to the proposed Transactions?

A. Yes, there are certain risks related to the proposed Transactions. Actua encourages you to carefully read the section entitled “Risk Factors” beginning on page 26.

Q.	Will I owe any federal income taxes as a result of the Velocity/Bolt Sale or the Folio Sale?

A. Neither the Velocity/Bolt Sale nor the Folio Sale will result in any direct U.S. federal income tax consequences to Actua’s stockholders. You are urged to read the discussions in the sections entitled “Certain U.S. Federal Income Tax Consequences of the Velocity/Bolt Sale” and “Certain U.S. Federal Income Tax Consequences of the Folio Sale” for a summary of certain material U.S. federal income tax consequences to Actua of the Transactions, and to consult your tax advisor as to the U.S. federal income tax consequences of the Transactions, as well as the effects of state, local and foreign tax laws, to you upon the closing of the Transactions or the anticipated distribution of the net proceeds thereof to Actua’s stockholders.

General

Q.	Who can help answer my questions?

A. If you have any additional questions about the Special Meeting, the Transactions, the Sale Proposal, the Transaction-Related Compensation Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact Actua, Innisfree (Actua’s proxy solicitor) or Broadridge:

•	Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087; or by phone at (610) 727-6900.

•	Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022; or by phone at (212) 750-5833.

•	Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or by phone at (888) 554-9413.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, risks associated with Actua’s ability to compete successfully in highly-competitive, rapidly-developing markets, the valuation of public and private cloud-based businesses by analysts, investors and other market participants, Actua’s ability to deploy capital effectively and on acceptable terms, the effect of economic conditions generally, capital spending by Actua’s customers, Actua’s ability to retain existing customer relationships and revenue streams and secure new ones, developments in the markets in which Actua operates and Actua’s ability to respond to those changes in a timely and effective manner, the availability, performance and security of Actua’s cloud-based technology, particularly in light of increased cybersecurity risks and concerns, Actua’s ability to retain key personnel, Actua’s ability to successfully integrate any acquired business, the impact of any potential acquisitions, dispositions, share repurchases or other strategic transactions (including in connection with the execution and consummation thereof), Actua’s ability to have continued access to capital and to manage capital resources effectively, Actua’s ability to satisfy the closing conditions for the transactions described above and other risks and uncertainties detailed in Actua’s filings with the SEC. These and other factors may cause actual results to differ materially from those projected.

Other factors that could cause Actua’s actual results to differ materially from those projected in forward-looking statements include, but are not limited to, factors discussed elsewhere in this proxy statement and include, among other things:

•	the occurrence of any event, change or circumstance that could give rise to the termination of the Velocity/Bolt Sale Agreement or the Folio Sale Agreement;

•	the outcome of any legal proceedings that have been or may be initiated against any of the other parties to the Velocity/Bolt Sale Agreement or the Folio Sale Agreement;

•	the inability to complete the Velocity/Bolt Sale due to the failure to obtain stockholder approval or the inability to complete the Velocity/Bolt Sale and/or the Folio Sale due to the failure to satisfy other conditions to closing the Velocity/Bolt Sale or the Folio Sale, including, with respect to the Folio Sale, the Consent Condition and the 606 Condition;

•	the failure of the Velocity/Bolt Sale or the Folio Sale to close for any other reason;

•	risks that the Velocity/Bolt Sale or the Folio Sale may disrupt current plans and operations and the potential difficulties in employee retention generally;

•	the amount of the costs, fees and expenses related to the Transactions;

•	the failure of Arsenal Buyer or Envestnet to be ready, willing and able to consummate the transactions contemplated by the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, respectively; and

•	risks that Actua’s residual non-cash assets following the consummation of the Transactions lose value or are unable to be monetized on favorable terms or at a favorable price to Actua.

In light of those risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. All forward-looking statements attributable to Actua or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements included in this proxy statement. Actua undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained or incorporated by reference in this proxy statement, including the matters addressed in the section entitled “Special Note Regarding Forward-Looking Statements” on page 25 and the appendices hereto, before deciding how to vote your shares of Actua common stock at the Special Meeting.

The risks described below are the risks that Actua currently believes are the material risks of which Actua’s stockholders should be aware. Nonetheless, additional risks that are not presently known to Actua, or that Actua currently believes are not material, may also prove to be important.

Risks Relating to the Transactions

Either or both of the Transactions may not be completed if certain required conditions, many of which are outside of Actua’s and its businesses’ control, are not satisfied.

Completion of each of the Transactions is subject to various closing conditions, including, but not limited to the absence of legal orders prohibiting the consummation of such transaction, the termination or expiration of applicable waiting periods under the HSR Act, the absence of conditions or circumstances constituting a material adverse effect with respect to Actua’s businesses, the accuracy of the representations and warranties of the parties to the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, as applicable, the parties’ performance and compliance with the agreements and covenants contained in the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, as applicable, and, in the case of the Folio Sale Agreement, the Consent Condition and the 606 Condition. The Velocity/Bolt Sale is also conditioned upon approval by the stockholders of Actua.

Despite Actua’s and its businesses’ best efforts, Actua and/or its businesses may not be able to satisfy or timely obtain the various closing conditions, and such failure or delay in completing either of the Transactions may cause uncertainty or other negative consequences that may materially and adversely affect Actua’s performance, financial condition, results of operations, stock price and the perceived value of the Transactions.

Actua or one of its subsidiaries may waive one or more of the closing conditions without re-soliciting stockholder approval.

Actua may determine to waive or cause one of its subsidiaries to waive, in whole or in part, one or more of the conditions to Actua’s or its subsidiaries’ obligations to consummate either of the Transactions. Actua expects to evaluate the materiality of any waiver and its effect on Actua’s stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to either of the Transactions or as to re-soliciting stockholder approval or amending this proxy statement as a result of a waiver will be made by Actua or one of its subsidiaries, at the time of such waiver and based on the facts and circumstances as they exist at that time.

Each of the Velocity/Bolt Sale Agreement and the Folio Sale Agreement may be terminated in accordance with its respective terms, and the Transactions may not be completed. Failure to complete either of the Transactions could adversely affect Actua’s business.

If either the Velocity/Bolt Sale Agreement or the Folio Sale Agreement is terminated in accordance with its respective terms and the Velocity/Bolt Sale or the Folio Sale is not completed, or if either of the Transactions is not completed for any other reason, including, but not limited to, if the conditions to closing of either of the Transactions are not satisfied, Actua will be subject to several risks, including that (i) the price of Actua’s common stock may decline if either of the Transactions is not completed, to the extent Actua’s current stock price reflects a market assumption that the Transactions will occur, (ii) Actua will remain liable for significant transaction costs that would be payable even if the Transactions are not completed, (iii) a failed transaction may result in negative publicity and a negative impression of Actua in the investment community, (iv) Actua’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Transactions, and (v) any disruptions to Actua’s business resulting from the announcement and pendency of either of the Transactions, including any adverse changes in Actua’s and/or its businesses’ relationships with employees, vendors and customers, could continue or accelerate in the event of a failed transaction. For these and other reasons, failure to consummate either of the Transactions could adversely impact Actua’s business, financial condition, results of operations, and stock price.

In addition, if the Velocity/Bolt Sale Agreement is terminated by Actua or Actua Holdings to enter into an alternative acquisition agreement in respect of a Superior Proposal or by Arsenal Buyer due to a change in the Board’s recommendation that Actua’s stockholders approve the Sale Proposal, Actua may be required to pay a termination fee of approximately $8.8 million to Arsenal Buyer. If the Velocity/Bolt Sale Agreement is terminated because Actua’s stockholders fail to approve the Sale Proposal, Actua may be required to reimburse Arsenal Buyer’s and its affiliates’ reasonable out-of-pocket costs and expenses incurred in connection with the Velocity/Bolt Sale Agreement and the transactions contemplated thereby of up to a maximum amount of $3.25 million. See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees” for more information.

If the Folio Sale Agreement is terminated, and the Folio Sale is not completed, FolioDynamix may be at a competitive disadvantage with respect to its competitors, which could adversely affect Actua and FolioDynamix.

The industry that FolioDynamix operates in is highly competitive. Even though FolioDynamix is operating in a “business as usual” manner during the period between signing the Folio Sale Agreement and the closing of the Folio Sale, due to the inherit uncertainty of FolioDynamix’s long-term status as an independent business, potential new clients may be more likely to contract with competitors rather than FolioDynamix. Existing clients may also be more vulnerable to switching to other firms during this time. If for any reason the Folio Sale Agreement is terminated, and the Folio Sale is not completed, FolioDynamix may be at a competitive disadvantage with respect to its competitors generally as FolioDynamix seeks to reestablish its ability to attract and maintain clients, and with respect to Envestnet in particular because Envestnet would possess detailed information about FolioDynamix, its business and its operations.

Actua has incurred and will continue to incur substantial transaction-related costs in connection with each of the Transactions.

Actua has incurred, and expects to continue to incur, a number of non-recurring transaction-related costs in initiating and completing the Transactions. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees for multiple transactions paid to Actua’s financial, legal and accounting advisors, filing fees and printing costs. These costs may be higher than expected (particularly given the 606 Condition and the requirement that Actua deliver standalone audited financial statements for FolioDynamix).

Actua’s businesses will be subject to certain contractual restrictions while the Transactions are pending.

The Velocity/Bolt Sale Agreement and the Folio Sale Agreement each contain certain customary covenants that restrict Actua’s businesses from paying dividends, making capital expenditures in excess of certain thresholds, making certain acquisitions and divestitures, entering into certain contracts (including with respect to customers), incurring certain indebtedness, and taking other specified actions until the earlier of the completion of the respective transaction or the termination of the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, as applicable, without the consent of Arsenal Buyer or Envestnet, as applicable. These restrictions may prevent Actua’s businesses from pursuing attractive business opportunities that may arise while the Transactions are pending. Adverse effects arising from the pendency of the Transactions could be exacerbated by any delays in consummation of either of the Transactions or the termination of the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, as applicable. See “The Velocity/Bolt Sale Agreement—Conduct of the Business” and “The Folio Sale Agreement—Conduct of the Business” for more information.

The Velocity/Bolt Sale Agreement and the Folio Sale Agreement contain certain customary provisions that may discourage other companies from trying to enter into a strategic transaction with Actua for greater consideration.

The Velocity/Bolt Sale Agreement and the Folio Sale Agreement contain certain customary provisions that may discourage a third party from submitting a business combination proposal to Actua during the pendency of the Transactions that could result in greater value to Actua’s stockholders. The Velocity/Bolt Sale Agreement includes a general prohibition on Actua (subject to certain exceptions) from soliciting any competing proposals or engaging in discussions with any third party in respect of a competing proposal or request for information that could result in an acquisition proposal, subject to limited exceptions. The Velocity/Bolt Sale Agreement prohibits the Board from (i) withdrawing its recommendation that Actua’s stockholders vote for the approval of the Velocity/Bolt Sale, (ii) taking any action to exempt any person from any applicable state law takeover statute, (iii) approving, adopting or recommending a competing proposal or publicly proposing to do any of the foregoing, and (iv) allowing Actua or any of Actua’s subsidiaries to execute or enter into certain binding agreements with any third party in respect of a competing proposal, subject to certain exceptions. Notwithstanding the non-solicitation obligations described above, prior to obtaining stockholder approval of the Sale Proposal at the Special Meeting, if Actua receives a bona fide written Acquisition Proposal that has not resulted from a breach of the non-solicitation obligations, then Actua may engage in negotiations or discussions with, or furnish any information and reasonable access to, such third party if the Board determines in good faith, after consultation with Actua’s outside legal and financial advisors, that such Acquisition Proposal is, or would reasonably be expected to lead to or result in, a Superior Proposal.

In addition, if the Velocity/Bolt Sale Agreement is terminated by Actua to enter into an alternative acquisition agreement in respect of a Superior Proposal or by Arsenal Buyer due to a change in the Board’s recommendation for Actua’s to approve the Sale Proposal, Actua may be required to pay a termination fee of approximately $8.8 million to Arsenal Buyer. If the Velocity/Bolt Sale Agreement is terminated because Actua’s stockholders fail to approve the Sale Proposal, Actua may be required to reimburse Arsenal Buyer’s and its affiliates’ reasonable out-of-pocket costs and expenses incurred in connection with the Velocity/Bolt Sale Agreement and the transactions contemplated thereby of up to a maximum amount of $3.25 million. See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees” for more information.

The Folio Sale Agreement includes a general prohibition on FolioDynamix or any of FolioDynamix’s subsidiaries from (A) soliciting, initiating or encouraging the submission of any proposal or offer from any person relating to a competing transaction, (B) participating in or continuing any discussions or negotiations regarding a Folio Competing Transaction, (C) providing certain information about FolioDynamix or any of FolioDynamix’s subsidiaries, or (D) entering into or agreeing to enter into any contract with any third party in connection with a competing transaction. If an unsolicited proposal to purchase FolioDynamix emerges, FolioDynamix will not be able to negotiate with that bidder without violating its obligations under the Folio Sale Agreement. See “The Velocity/Bolt Sale Agreement—Unsolicited Proposals,” “Velocity/Bolt Sale Agreement—Change in Recommendation” and “The Folio Sale Agreement—Exclusivity” for additional information.

Certain of Actua’s officers and directors have interests in the Transactions that may be different from the interests of Actua’s stockholders generally.

Certain of Actua’s officers and directors may have interests in the Transactions that are different from or in addition to those of Actua’s stockholders generally. These interests may include change in control severance payments for certain officers, treatment of other equity awards for officers and directors and the indemnification of former directors and officers. Actua’s stockholders should be aware of these interests when they consider the recommendations of the Board that they vote “FOR” the approval of the Sale Proposal and “FOR” the approval of the Transaction-Related Compensation Proposal. The Board was aware of these interests when it unanimously determined that the Velocity/Bolt Sale Agreement and Folio Sale Agreement, and the respective transactions contemplated thereby, were fair to, and in the best interests of Actua’s stockholders and unanimously recommended that Actua’s stockholders approve the Sale Proposal. For additional information on these interests of Actua’s executive officers and directors, see “Interests of Certain Persons in the Transactions.”

The amount of capital distributed to stockholders as a result of the Transactions may be less than Actua’s expectations. Furthermore, there can be no assurance about the method, timing or amounts of any such distributions.

Actua intends to distribute substantially all of the net proceeds from the Velocity/Bolt Sale and the Folio Sale, which are expected to be in the range of between approximately $472 million and approximately $502 million, to its stockholders as soon as practicable following the closing of both the Velocity/Bolt Sale and the Folio Sale. There can be no assurance, however, of the exact amount of cash proceeds to be distributed to Actua’s stockholders or of the exact timing of any such distributions. The amount of capital available for distribution and the method and timing of such distributions will depend on several factors, including but not limited to:

•	the consummation of the Transactions, including the receipt of required approvals, the time required to obtain approvals, and the total proceeds realized;

•	the value realized from the Transactions, including the successful execution of related agreements and underlying transactions, and the timing of the related transactions;

•	the outcomes of contingencies, including Actua’s legal and regulatory matters, indemnification obligations, and other contingencies (both relating to the Transactions and otherwise) and, in the case of the Folio Sale, the receipt of third party consents and the working capital adjustment;

•	the value at which Actua believes it will be able to monetize its residual non-cash assets following the consummation of the Transactions; and

•	working capital and contingent cash requirements of Actua’s remaining business.

In addition, the method, timing and amount of any returns of capital will be at the discretion of the Board and will depend on market and business conditions and Actua’s overall capital structure and liquidity position. Actua expects to make an initial distribution soon after the closing of the Transactions, but Actua has not set a record date for any such distribution, and an Actua stockholder must hold shares of Actua’s common stock as of the applicable record date in order to receive a distribution. See “Anticipated Use of Proceeds from the Transactions.”

The opinions of Actua’s financial advisor will not be updated to reflect changes in circumstances between signing of the Velocity/Bolt Sale Agreement or the Folio Sale Agreement and the closing of the Velocity/Bolt Sale or the Folio Sale, respectively.

Actua has not obtained updated opinions from Actua’s financial advisor as of the date of this proxy statement, and Actua does not currently anticipate asking Actua’s financial advisor to update its opinions regarding the Velocity/Bolt Sale or the Folio Sale. Changes in the operations and prospects of Actua and its subsidiaries, general market and economic conditions and other factors beyond Actua’s control, and on which Actua’s financial advisor’s opinions were based, may significantly alter the value of Velocity or Bolt by the time the Velocity/Bolt Sale is completed or FolioDynamix at the time the Folio Sale is completed. The opinions of Actua’s financial advisor do not speak as of the time the Velocity/Bolt Sale or the Folio Sale will be completed or as of any date other than the date of such opinions. As such, unless Actua requests its financial advisor to update its opinions (which Actua does not currently anticipate doing), the opinions will not address the fairness of the consideration from a financial point of view at the time of the Special Meeting or at the time the Velocity/Bolt Sale or the Folio Sale is completed. The Board’s recommendation that Actua’s stockholders vote “FOR” the Sale Proposal, however, is made as of the date of this proxy statement. For a description of the opinions that Actua received from Actua’s financial advisor, see “Opinions of Actua’s Financial Advisor Regarding the Transactions.”

While either the Velocity/Bolt Sale or the Folio Sale is pending, there may be uncertainty about the future of Actua and its individual businesses, which could have a material adverse effect on the business, financial condition and results of operations of Actua and its individual businesses.

While either the Velocity/Bolt Sale or the Folio Sale is pending, there may be uncertainty about the future of Actua and its businesses that introduces additional risks to Actua and its businesses. The risks related to the pendency of the Transactions include:

•	the diversion of management and employee attention from Actua’s and its individual businesses’ day-to-day business;

•	the potential disruption to customers, business partners and service providers;

•	the loss of employees who may depart due to concerns regarding uncertainty relating to their jobs following the closing of the Velocity/Bolt Sale and/or the Folio Sale; and

•	the potential inability to respond effectively to competitive pressures, industry developments and future opportunities.

The occurrence of any of these events individually or in combination could have a material adverse effect on Actua’s and/or its individual businesses’ business, financial condition and results of operations. Additionally, Actua has incurred substantial transaction costs and experienced substantial diversion of management resources in connection with the Velocity/Bolt Sale and the Folio Sale, and Actua will continue to do so until the final closing or termination of the Transactions.

If either or both of the proposed Transactions are not completed, Actua may explore other potential transactions, but any such alternatives may be less favorable to Actua.

If either of the proposed Transactions are not completed, Actua may explore other strategic alternatives, including a sale of Actua’s controlling majority equity in Actua’s businesses to another party or parties. An alternative transaction may have terms that are less favorable to Actua than the terms of the proposed Transactions, or Actua may be unable to reach agreement with any third party on an alternative transaction that Actua would consider to be reasonable.

Risks Relating to Actua if the Transactions are Consummated

Following the consummation of the Transactions, Actua intends to begin to wind down its operations and monetize its remaining holdings.

Following the consummation of the Transactions, Actua intends to begin to wind down its operations and monetize its remaining holdings, which consist largely of minority ownership stakes in private companies, and to distribute its other cash assets. Actua intends to significantly reduce its operating costs during this wind-down stage. Actua’s goal is to monetize its remaining holdings over a 12- to 18-month period following the closing of the Transactions.

However, Actua may not be able to sell Actua’s minority holdings during the identified time frame, for amounts projected or otherwise on desirable terms, if at all, and there can be no assurance as to how long this process will take or what the results of this process will yield. There can be no assurance as to whether Actua will realize the value of escrowed proceeds, holdbacks or other contingent consideration associated with the Folio Sale and the sale of its other assets during that period. Additionally, there can be no assurance that Actua will be able to satisfy its liabilities during that period. Further, the method, timing and amount of any distributions will be at the discretion of the Board and will depend on market and business conditions and Actua’s overall capital structure and liquidity position. See “Effects on Actua if the Transactions are Consummated” for additional information.

Following the Transactions, the continuing costs and burdens associated with being a public company will constitute a much larger percentage of Actua’s expenses.

If the Transactions are completed, in the immediate term, Actua will remain a public company and will continue to be subject to the listing standards of NASDAQ and SEC rules and regulations, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Sarbanes-Oxley Act of 2002. While all public companies face the costs and burdens associated with being public companies, the costs and burden of being a public company will be a significant portion of Actua’s expenses if the Transactions are completed.

As part of the process of winding down Actua’s operations and liquidating its remaining assets following the closing of the Transactions, Actua may seek stockholder approval to effect a reverse stock split following the distribution of substantially all the net proceeds from the Velocity/Bolt Sale and the Folio Sale to reduce the number of Actua stockholders of record to fewer than 300, and thereafter delist Actua’s common stock with NASDAQ and deregister its common stock with the SEC. There can be no assurance, however, as to the timing of such transactions, or whether such transactions will be completed at all, and Actua will continue to face the costs and burdens of being a public company until such time as its common stock is delisted with NASDAQ and deregistered with the SEC.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting of Actua stockholders to be held on                     , 2017, at                      Eastern Time or at any adjournments or postponements thereof. The Special Meeting will be held at                         . If you need directions to the location of the Special Meeting in order to attend the Special Meeting and vote in person, please contact Actua’s Corporate Secretary, Suzanne L. Niemeyer, at (610) 727-6874.

Purpose

The Special Meeting is being held to request that Actua stockholders consider and vote upon: (i) the Sale Proposal, (ii) the Transaction-Related Compensation Proposal and (iii) if necessary, the Adjournment Proposal, each as described in this proxy statement. Copies of the Velocity/Bolt Sale Agreement and the Folio Sale Agreement are attached to this proxy statement at Appendix A and Appendix B, respectively, and are incorporated by reference in their entirety into this proxy statement.

Actua does not expect a vote to be taken on any other matters at the Special Meeting. If, however, any other matters properly come before the Special Meeting, proxy holders will vote thereon in accordance with their discretion.

Record Date, Stockholders Entitled to Vote

The Board has specified the close of business on                     , 2017 as the record date for the purpose of determining the stockholders of Actua who are entitled to receive notice of, and to vote at, the Special Meeting. Only Actua’s stockholders of record on the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting. As of the record date, there were                      shares of Actua’s common stock issued and outstanding and entitled to notice of, and to vote at, the Special Meeting. Each share of Actua’s common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

Quorum, Required Votes

The Special Meeting will be held only if a quorum, consisting of a majority of the outstanding shares of Actua’s common stock entitled to vote, is represented in person or by proxy. At the close of business on                     , 2017, the record date for the Special Meeting,                      shares of common stock were outstanding and eligible to vote at the Special Meeting, meaning that                      shares of common stock must be represented at the Special Meeting in person or by proxy in order to have a quorum.

The Sale Proposal must be approved by the affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting.

The Transaction-Related Compensation Proposal must be approved by the affirmative vote of a majority of the shares of Actua’s common stock present in person or by proxy at the Special Meeting.

The Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Actua’s common stock present in person or represented by proxy at the Special Meeting, regardless of whether a quorum is present.

Broker Non-Votes and Abstentions

For each of the Sale Proposal and the Transaction-Related Compensation Proposal, you may vote FOR, AGAINST or ABSTAIN. Abstentions will have the effect of a vote against each of the proposals and will count for the purpose of determining whether a quorum is present at the Special Meeting.

Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Actua’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners at least ten days prior to the applicable meeting. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Special Meeting but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Accordingly, a broker non-vote will not negatively impact Actua’s ability to obtain a quorum and will not otherwise directly affect the outcome of the vote on the Transaction-Related Compensation Proposal or the Adjournment Proposal (each of which is a non-routine matter that requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting) but will have the effect of a vote against the Sale Proposal (a non-routine matter that requires a majority of shares entitled to vote at the Special Meeting).

Recommendation of the Board

The Board has unanimously approved and adopted the Velocity/Bolt Sale Agreement and the Folio Sale Agreement and determined that the Transactions and the other agreements and transactions contemplated by the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, respectively, are advisable and in Actua’s and its stockholders’ best interests. The Board unanimously recommends that Actua’s stockholders approve the Transactions, which together constitute a sale of substantially all of Actua’s assets, by voting “FOR” the approval of the Sale Proposal. However, the Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement. For a description of the factors considered by the Board in making its determinations with respect to the Velocity/Bolt Sale and the Folio Sale, see the sections in this proxy statement entitled “The Velocity/Bolt Sale—Recommendation of the Board,” “The Velocity/Bolt Sale—Reasons for Recommending the Velocity/Bolt Sale and the Sale Proposal” and “The Folio Sale—Reasons for Recommending the Folio Sale and the Sale Proposal.” The Board also unanimously recommends that Actua’s stockholders approve the Transaction-Related Compensation Proposal and, if necessary, the Adjournment Proposal by voting “FOR” the approval of such proposals.

THE BOARD UNANIMOUSLY RECOMMENDS THAT ACTUA’S STOCKHOLDERS VOTE “FOR” THE SALE PROPOSAL, “FOR” THE TRANSACTION-RELATED COMPENSATION PROPOSAL, AND, IF NECESSARY, “FOR” THE ADJOURNMENT PROPOSAL.

Solicitation of Proxies and Voting Procedures

Your shares may be voted at the Special Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Special Meeting, you are encouraged to submit a proxy to ensure that your shares will be represented. If you hold shares in your own name as of the close of business on                     , 2017, the record date for the Special Meeting, you have three ways to submit your proxy prior to the Special Meeting:

•	Via the Internet: Actua encourages you to submit your proxy over the Internet at www.proxyvote.com;

•	Via telephone: You may submit your proxy by calling 1-800-690-6903; or

•	Via mail: If you elected to receive your proxy materials by mail, you may submit a proxy by completing, signing and returning the proxy card that was sent to you.

If you are submitting a proxy over the Internet or by telephone, you will need to use the control number provided with your proxy materials. Proxies submitted via the Internet or by telephone must be received by 11:59

p.m., ET, on                     , 2017. If you hold your shares through an account with a bank or a broker, please follow the directions provided to you by your bank, broker or other nominee; your ability to submit a proxy via the Internet or by telephone depends on the voting procedures of your bank, broker or other nominee.

If you want to vote in person at the Special Meeting, you must retain the top portion of your proxy card as your admission ticket and bring a valid government-issued picture identification with you to the Special Meeting. If you hold your shares through an account with a bank, broker or other nominee, you must obtain a valid proxy in your name from your bank, broker or other nominee and bring that proxy as your admission ticket to the Special Meeting, together with a valid government-issued picture identification and evidence from your bank, broker or other nominee (including a bank or brokerage statement) reflecting your common stock ownership as of                     , 2017, the record date for the Special Meeting.

This proxy solicitation is being made and paid for by Actua on behalf of Actua’s Board. The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by Actua. Actua has retained Broadridge to assist in the distribution of proxies for a nominal fee, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. Actua has retained Innisfree to assist in soliciting the proxy votes. In addition to the use of mail, proxies may be solicited by directors, officers and regular employees of Actua, without additional compensation. Proxies may be solicited by mail, in person, by telephone, over the Internet or by other electronic means. Actua will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of Actua’s common stock that the brokers and fiduciaries hold of record, and Actua will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Voting by, and Revocation of, Proxies

If you submit a proxy via the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the Sale Proposal, “FOR” the Transaction-Related Compensation Proposal, and, if necessary, “FOR” the Adjournment Proposal. If you hold your shares through an account with a bank or a broker, you will receive instructions from your bank, broker or other nominee that you must follow in order to have your shares voted. If you fail to correctly follow the instructions from your bank, broker or other nominee, your shares may not be voted. See “Broker Non-Votes and Abstentions” for additional information.

You can revoke your proxy at any time before the voting at the Special Meeting by sending a properly signed written notice of your revocation to Actua’s Corporate Secretary before the Special Meeting, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Actua Corporation, Attention: Corporate Secretary, 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087.

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice and proxy statement may have been sent to multiple stockholders in your household. Actua will promptly deliver a separate copy of those materials to you if you request one by writing, calling or e-mailing Actua’s Investor Relations group at Actua Corporation, 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087 (telephone—610-727-6900; e-mail—ir@actua.com). If you want to receive separate copies of those materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Actua at the above address and phone number.

Other Business

Actua does not expect that any matter other than the Sale Proposal, the Transaction-Related Compensation Proposal and, if necessary, the Adjournment Proposal will be brought before the Special Meeting. If, however, any other matter properly comes before the Special Meeting, proxy holders will vote thereon in accordance with their discretion.

Questions and Additional Information

If you have questions about the Velocity/Bolt Sale, the Folio Sale, the advisory (nonbinding) vote on executive compensation payable in connection with the Transactions or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Actua’s Corporate Secretary, Suzanne L. Niemeyer, at (610) 727-6874 or Innisfree toll-free at (212) 750-5833.

Availability of Documents

Any documents referenced in this proxy statement will be made available for inspection and copying at Actua’s principal executive offices at 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087, during Actua’s regular business hours by any interested holder of Actua’s common stock.

PROPOSAL 1—THE TRANSACTIONS

At the Special Meeting, Actua’s stockholders will be asked to consider and vote upon a proposal to approve the Transactions, which together constitute a sale of substantially all of Actua’s assets.

For a summary of and detailed information regarding the Sale Proposal, see the information about the Transactions set forth in the sections of this proxy statement captioned “The Velocity/Bolt Sale” beginning on page 41 of this proxy statement, “The Velocity/Bolt Sale Agreement” beginning on page 45 of this proxy statement, “The Folio Sale” beginning on page 57 of this proxy statement, and “The Folio Sale Agreement” beginning on page 61 of this proxy statement. A copy of the Velocity/Bolt Sale Agreement is attached to this proxy statement as Appendix A. A copy of the Folio Sale Agreement is attached to this proxy statement as Appendix B. You are urged to read the Velocity/Bolt Sale Agreement and the Folio Sale Agreement carefully and in their entirety.

BACKGROUND OF THE TRANSACTIONS

As part of Actua’s ongoing evaluation of its businesses and prospects in light of its corporate objectives and its constant mandate of delivering stockholder value, the Board and Actua’s senior management have, from time to time, considered potential strategic alternatives to continuing to own and operate Actua’s businesses (or certain of its businesses) in the ordinary course. More specifically, in 2016, Actua explored potential ways in which to unlock value for its stockholders, given market conditions whereby valuation multiples reflected in the sales of private, cloud-based companies (such as Actua’s four consolidated businesses) generally exceeded by a meaningful margin those reflected in the market stock price of Actua and similarly situated public cloud-based companies.

On September 20, 2016, following inbound interest from potential acquirers and an extensive auction process, Actua entered into an agreement to sell one of its four consolidated businesses, GovDelivery Holdings, Inc., to affiliates of Vista Equity Partners for $153 million in cash, subject to customary adjustments, which resulted in approximately $133 million in cash proceeds to Actua (such transaction, the “GovDelivery Sale”). The Board and Actua’s senior management believed that the market reacted quite favorably to the announcement of the GovDelivery Sale, as the closing market price per share of Actua’s common stock increased from $10.27 on September 23, 2016, the last trading day prior to Actua’s public announcement of the GovDelivery Sale, to $12.95 on September 30, 2016 (an approximately 26% increase). The GovDelivery Sale was consummated on October 18, 2016.

In early September 2016, when it seemed increasingly likely that the GovDelivery Sale would occur, Actua’s senior management and the Board, together with the assistance of Evercore as an outside financial advisor, began evaluating the potential uses of the proceeds of the pending GovDelivery Sale and other strategic issues.

On October 19, 2016, following the consummation of the GovDelivery Sale, representatives of Evercore presented to Actua management and the Board a review of market conditions/data and Actua’s potential strategic alternatives and potential uses of capital. At the same meeting, following Evercore’s presentation, the Board approved Actua’s launch of a “Dutch auction” tender offer to repurchase up to $80 million of its common stock following Actua’s announcement of its third quarter earnings (such transaction, the “Dutch Tender Offer”). Actua launched the Dutch Tender Offer in November 2016 and consummated the repurchase of approximately $64.2 million of shares under the Dutch Tender Offer in December 2016. The Board and Actua’s senior management believed that, as with the GovDelivery Sale, the market reacted favorably to the Dutch Tender Offer, since the closing market price per share of Actua’s common stock increased from $11.60 on November 2, 2016, the last trading day prior to Actua’s public announcement of its intent to launch the Dutch Tender Offer, to $14.80 on December 9, 2016, the day following Actua’s announcement of the preliminary results of the Dutch Tender Offer (an approximately 28% increase).

During late 2016 and early 2017, based on the results of the GovDelivery Sale and the Dutch Tender Offer, which the Board and Actua management believed demonstrated an unlocking of stockholder value that was not, under current market conditions, being captured in Actua’s public stock price, Actua management and the Board continued to discuss, including with input from Evercore, Actua’s various strategic options, which included, among other things, continuing to own and build Actua’s existing businesses, selling one or more of its businesses, and selling Actua in its entirety.

At a meeting of the Board on January 27, 2017, Actua management presented to the Board regarding, and the Board discussed, Actua’s 2017 strategic planning process and a number of potential strategic alternatives, including management’s analysis regarding the strengths, weaknesses, opportunities and risks attendant to both Actua’s continuing to own and build Actua’s existing businesses (on the one hand) and Actua’s selling some combination or all of those businesses (on the other hand), taking into account, among other things, operating risks, transaction risks, likelihood of stockholder support, macro-dynamics and the long-term sustainability of Actua’s business model, given, among other things, the increasing costs and regulatory burden associated with Actua being a public company. The Board then met in a special session with Evercore and certain members of Actua’s management in attendance, during which the attendees discussed Actua’s potential strategic alternatives. Following the discussion, while it had not made a decision with respect to any of these potential strategic alternatives, the Board requested that management continue to review, including with input from Evercore, the possible pursuit of a sale of Actua or one or more of its businesses and to present to the Board a recommendation at the following Board meeting. Management continued considering other strategic alternatives during that time, including the possibility of continuing to own Actua’s existing businesses, and it was uncertain which alternatives, if any, Actua would pursue.

At the following meeting of the Board on March 10, 2017, Evercore reviewed with the Board certain preliminary financial analyses of Actua, based on projections provided to it by Actua’s management, and an overview of private and public market conditions, along with Actua’s current status (including stock price), and risks and opportunities relative to those conditions, and discussed potential acquirers of Actua as a whole. Evercore also reviewed with the Board certain preliminary financial analyses of each of Actua’s businesses including, for each business:

•	financial projections provided to Evercore by management;

•	industry and market position analysis;

•	potential acquirers of the business; and

•	aspects of the business that might be attractive to/problematic for potential acquirers.

Evercore also discussed with the Board the fact that inbound interest in Velocity had been expressed by various private equity firms, including CVC Capital Partners on behalf of CVC Growth Fund, to members of both Actua’s and Velocity’s management. Evercore once again presented the Board with a number of potential strategic alternatives, including the exploration of a sale of Actua as a whole, along with the simultaneous gauging of outside interest relative to the sale of one or more of Actua’s businesses. Following discussions regarding, among other things, the Board’s desires to maximize stockholder value and to reduce (to the extent possible) execution risk, the Board authorized management, with the assistance of Actua’s advisors, to prepare marketing materials, execute confidentiality agreements and take such other necessary or advisable steps to obtain initial indications of interest from financial sponsors that focus on software or cloud-based businesses and would be likely to have an interest in acquiring Actua, while simultaneously conducting an individual, highly targeted outreach to potential strategic acquirers of FolioDynamix. At this time, however, it was still uncertain which strategic alternatives, if any, Actua would ultimately pursue.

In March 2017, in accordance with the Board’s instructions, Evercore contacted 29 financial sponsors seeking interest in a sale of all of the equity of Actua. Of the 29 financial sponsors contacted, 21 entered into confidentiality agreements with Actua in order to proceed with due diligence. From March 31, 2017 to April 14,

2017, Actua management presentations were conducted with 19 potential bidders. On April 7, 2017, at the direction of management, Evercore provided interested parties with a process letter which, among other matters, requested that interested parties submit, on or prior to April 18, 2017, preliminary, non-binding indications of interest to purchase all of the equity of Actua.

Several parties submitted preliminary, non-binding bids to acquire Actua on April 18, 2017, notably:

•	CVC Capital Partners Advisory (U.S.), Inc.’s (“CVC”) preliminary non-binding bid on behalf of CVC Growth Fund, which was submitted on April 18, 2017 and revised on April 19, 2017, reflected a value of between $16.80 and $17.50 per share of Actua’s stock.

•	Four other parties submitted preliminary bids to acquire Actua’s stock for purchase prices ranging from $15.50 to $17.75 per share.

•	One party submitted a preliminary bid to acquire Actua for $300 million, conditioned on a simultaneous spinoff of Bolt, FolioDynamix and Actua’s minority holdings.

All of the preliminary proposals indicated that the parties submitting them still had substantial due diligence to complete.

The Board met on April 21, 2017 to discuss the preliminary bids. Evercore reviewed with the Board each bid proposal, as well as the strategic review process, including the level of engagement of each interested party and, based on discussions then to date, its views as to the likelihood of each party being able to ultimately acquire Actua in its entirety and the substantial uncertainty that still existed with respect to a sale of Actua. At the conclusion of the meeting, the Board instructed Evercore to contact each of the parties that had submitted preliminary bids, inviting the four bidders that had submitted the highest bids, including CVC, to the second round of the process and informing the other bidders that Actua would not proceed further with them in light of the financial inadequacy of their proposals. As instructed by the Board, Evercore sent a letter dated April 24, 2017, to the four highest bidders, including CVC, encouraging each of them to conduct further due diligence and to attend management presentations from Velocity, Bolt and FolioDynamix before submitting a final bid for Actua. One of the parties decided not to proceed in the process shortly after having been admitted into the second round. On July 3, 2017, following extensive diligence and management presentations, the remaining three bidders were provided, at the instruction of Actua’s management, with a final process letter, which called for each party to submit a firm offer to acquire Actua, along with a mark-up of the draft definitive acquisition agreement that had been provided, no later than July 24, 2017. One of the three remaining bidders withdrew from the process in mid-July without submitting a firm offer to acquire Actua, after participating in management presentations.

Concurrent with the ongoing Actua sale process, in mid-April 2017, Evercore contacted, at the direction of the Board, six potential strategic buyers of FolioDynamix and engaged in discussions with two additional potential strategic buyers that had expressed inbound interest in potentially acquiring FolioDynamix during this time period. Each of the eight parties executed a confidentiality agreement and received access to a confidential information memorandum. Five of those parties engaged in one or more meetings and/or telephonic discussions with management of Actua and/or FolioDynamix between April and July 2017, and four received access to an electronic data room. Evercore received two formal letters of intent, dated May 10, 2017 and June 12, 2017 from Envestnet for the acquisition of FolioDynamix at prices ranging from $160 million to $200 million and $180 million to $200 million, respectively. In process letters dated June 20, 2017 and July 2, 2017, each sent at the instruction of Actua’s management, two final bidders, including Envestnet, received instructions to submit a definitive offer to acquire FolioDynamix, along with a markup of the draft definitive acquisition agreement that had been provided, no later than July 24, 2017.

The two remaining bidders for Actua, including CVC, submitted non-binding final offers on July 24, 2017 and July 25, 2017. CVC submitted a final non-binding bid for CVC Growth Fund to acquire Actua at an estimated price per share of $16.66; CVC’s proposed purchase price was based on a number of assumptions, including, among other things:

•	the sale of FolioDynamix to a third party prior to the consummation of the Actua/CVC Growth Fund transaction at an enterprise valuation of at least $200 million, with net cash proceeds to Actua of at least $191.5 million and no continuing liability to Actua with respect to FolioDynamix;

•	the sale of Bolt to a third party with whom CVC was working at an enterprise valuation of $35 million; and

•	a full release to Actua of the remaining $10 million escrow from the GovDelivery Sale (the “GovDelivery Escrow”).

CVC included with its bid a full markup of the draft acquisition agreement and noted that its offer for CVC Growth Fund to purchase Actua was not contingent on the completion of any due diligence, but that the third party that was identified as the potential acquirer of Bolt would need three weeks to complete confirmatory due diligence on Bolt. CVC also requested that Actua enter into an agreement providing for exclusive negotiations with CVC. The other remaining bidder for Actua submitted a bid to acquire Actua at an estimated price per share lower than CVC’s proposal, and its bid also assumed a sale of FolioDynamix to a third party with net cash proceeds to Actua of at least $200 million. The other party indicated that its bid was conditioned upon completion of confirmatory due diligence and did not submit comments on the draft definitive acquisition agreement with its bid.

On July 24, 2017, Envestnet submitted a bid to acquire FolioDynamix based on an enterprise valuation of $190 million, subject to customary adjustments for working capital, cash and indebtedness (and a potential upward price adjustment dependent on certain cost savings being uncovered during confirmatory due diligence), along with a closing condition relating to client consents. Envestnet also provided a markup of the draft definitive acquisition agreement with its bid.

The Board met on July 26, 2017 to discuss the most recent bids submitted by CVC and the other bidder for the sale of Actua, as well as the bid from Envestnet to acquire FolioDynamix. Evercore reviewed each proposal with the Board. The Board discussed the relative merits and considerations of each bid, and, as a result of those discussions, it instructed Evercore to seek “best and final” prices and terms.

Following Evercore’s request for CVC’s “best and final” offer, as instructed by the Board, on July 28, 2017, CVC submitted a revised non-binding bid in which it maintained its estimated per share price of $16.66 (based again on the assumptions regarding FolioDynamix and the GovDelivery Escrow set forth above) but provided that CVC Growth Fund would acquire Bolt directly through its purchase of Actua stock rather than assuming that a third party partner would purchase Bolt, thereby eliminating the need for any confirmatory diligence relative to the CVC bid and lessening overall execution risk. Thereafter, at the direction of Actua’s management, Evercore relayed to CVC that the Board might consider granting CVC’s previous request for exclusivity if CVC meaningfully increased its bid. CVC submitted a revised non-binding bid on July 30, 2017 (and a clarifying bid on August 1, 2017) for CVC Growth Fund to acquire Actua at an estimated per share price of $17.00 (based again on the assumptions regarding FolioDynamix and the GovDelivery Escrow set forth above, which were increasingly unlikely to occur). In addition to the price increase, the revised bids together provided that Actua and CVC Growth Fund would jointly pursue a sale of Bolt to a third party following the execution of a definitive Actua purchase agreement and that each of Actua and CVC Growth Fund would, subject to certain adjustments, receive 50% of any net proceeds paid to Actua or one of its affiliates (or, after the closing of the Velocity/Bolt Sale, to CVC Growth Fund or its affiliates) from a sale of Bolt in excess of the amount payable to Actua or its affiliates assuming an enterprise value for Bolt of $35 million, if that sale of Bolt occurs pursuant to a definitive agreement that is signed within six months (or, subject to certain conditions being met, seven months) following the execution of the definitive Actua/CVC Growth Fund purchase agreement.

On the basis of CVC’s revised non-binding bid of August 1, 2017, following approval by the Board, Actua entered into an exclusivity agreement with CVC on August 1, 2017 providing for 45 days of exclusivity. Between July 24, 2017 and August 28, 2017, Actua, CVC and their respective advisors negotiated and exchanged drafts of the definitive purchase agreement and negotiated other key agreements, including a contingent value rights agreement that addressed future value that was contemplated by CVC’s bid to be retained by Actua’s stockholders following the consummation of CVC Growth Fund’s acquisition of Actua, including under the GovDelivery Escrow, any escrow, holdback or other contingent proceeds from Actua’s sale of FolioDynamix and any potential Bolt sale proceeds to which Actua would be entitled under the agreement, as described above.

The Board met on August 31, 2017 to, among other things, review the terms and open issues for both the potential Actua/CVC Growth Fund and FolioDynamix/Envestnet transactions and discuss the timing and process relating to both transactions. Based on a number of factors highlighted by management and Evercore, including the significant amount of residual rights and obligations of Actua following the closing of the FolioDynamix/Envestnet transaction as it was then contemplated, as well as the potential disparity in the timing of the signing and closing of the Actua/CVC Growth Fund and FolioDynamix/Envestnet transactions, the Board authorized management and Actua’s advisors to pursue an alternative structure in the Actua/CVC Growth Fund transaction whereby, in lieu of a sale of Actua to CVC Growth Fund through a merger, CVC Growth Fund would acquire all of Actua’s interests in Velocity and Bolt through the acquisition of a wholly-owned subsidiary of Actua, thus allowing for:

•	the negotiation of an Actua/CVC Growth Fund transaction that would not be contingent upon the consummation of the FolioDynamix/Envestnet transaction, allowing the two transactions to be negotiated independently and, if necessary, announced and closed at separate times;

•	the negotiation of a FolioDynamix/Envestnet transaction that would not be required to be free of any indemnities and/or other continuing liabilities; and

•	a more orderly wind-down of Actua, along with a greater opportunity to maximize stockholder value in connection with the sale of Actua’s minority holdings.

Accordingly, on August 31, 2017, in accordance with the Board’s instructions, Evercore orally proposed to CVC an alternative structure whereby CVC Growth Fund would acquire all of Actua’s interests in Velocity and Bolt through the acquisition of a wholly-owned subsidiary of Actua at an enterprise value of $360 million. On September 5, 2017, CVC submitted an oral non-binding counteroffer under which CVC Growth Fund would acquire Velocity and Bolt through the alternative structure for a purchase price based on an enterprise value of $354 million. On September 8, 2017, Actua and its advisors delivered a draft Velocity/Bolt Sale Agreement to CVC and its advisors reflecting the revised transaction structure for the Velocity/Bolt Sale, including an indemnity by Actua for any losses or liabilities incurred by Arsenal Buyer and its affiliates as a result of Actua’s ongoing business operations unrelated to Velocity or Bolt. On September 12, 2017, CVC reaffirmed its $354 million enterprise value in a non-binding bid and delivered a further revised draft of the Velocity/Bolt Sale Agreement to Actua and its advisors. Between September 12, 2017 and September 22, 2017, Actua, CVC and their respective advisors negotiated and exchanged further drafts of the Velocity/Bolt Sale Agreement.

Between July 31, 2017 and September 25, 2017, Actua, Envestnet and their respective advisors negotiated and exchanged drafts of the Folio Sale Agreement, which negotiations resulted in an increase in the enterprise value in the Folio Sale to $195 million, subject to the Consent Adjustment.

The Board met on September 15, 2017 and September 21, 2017 to receive updates from Evercore and management regarding the Velocity/Bolt Sale process and the Folio Sale process (including at the September 15, 2017 meeting, Evercore’s preliminary financial analysis of the proposed Transactions), as well as updates from Evercore on certain open deal points and updates from Actua’s legal counsel on the terms and open issues in both the Velocity/Bolt Sale Agreement and the Folio Sale Agreement. During the meeting on September 15, 2017, Dechert LLP, as legal counsel to Actua and its subsidiaries (“Dechert”), presented to the Board regarding the Board’s fiduciary duties under Delaware law in the context of the Velocity/Bolt Sale and the Folio Sale.

The Board met again on September 23, 2017, together with management, Evercore and Dechert. Dechert again discussed the Board’s fiduciary duties and also reviewed with the Board the terms of the proposed Velocity/Bolt Sale Agreement and Folio Sale Agreement, including the closing conditions for the transactions contemplated thereby (and the risks related thereto), the purchase price adjustments and indemnification obligations thereunder, the right of the Board (if any) to consider alternative transactions or change its recommendation to the stockholders for intervening events, the potential timing implications of the transactions contemplated thereby, and various other matters. Also at the meeting, Evercore reviewed its financial analyses of the Transactions and rendered its oral opinions, later confirmed by delivery of written opinions dated September 23, 2017, that, as of that date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in the written opinions, the purchase price in the Velocity/Bolt Sale is fair, from a financial point of view, to Actua Holdings and the portion of the merger consideration to be received by Actua in the Folio Sale is fair, from a financial point of view, to Actua. Following discussions, the Board unanimously determined that each of the Velocity/Bolt Sale and the Folio Sale was advisable and in the best interests of Actua and its stockholders and approved the execution of the Velocity/Bolt Sale Agreement and the Folio Sale Agreement.

The Velocity/Bolt Sale Agreement was executed on September 23, 2017, and the Folio Sale Agreement was executed on September 25, 2017. After the close of market on September 25, 2017, Actua announced its entry into the Velocity/Bolt Sale Agreement and the Folio Sale Agreement, along with other related matters.

Past Contacts, Transactions or Negotiations

Other than as described under “Background of the Transactions” above, neither Actua nor any of its subsidiaries has had any negotiations, transactions or material contacts during the past two years with either CVC or Envestnet, and other than as described under “Background of the Transactions” above or set forth in the Velocity/Bolt Sale Agreement and the Folio Sale Agreement (and the other agreements contemplated thereby), there are no present or proposed material agreements, arrangements, understandings or relationships between Actua’s executive officers, directors or affiliates, on the one hand, and any of CVC, Envestnet or their respective executive officers or directors, on the other hand.

THE VELOCITY/BOLT SALE

The following, together with the discussion appearing above under the section captioned “Background of the Transactions,” is a summary of the material terms of the Velocity/Bolt Sale and the Velocity/Bolt Sale Agreement.

Overview of the Velocity/Bolt Sale

On September 23, 2017, Actua, Actua Holdings, Arsenal Holdings and Arsenal Buyer entered into the Velocity/Bolt Sale Agreement. Under the Velocity/Bolt Sale Agreement, Arsenal Buyer has agreed to purchase Actua’s interest in each of Velocity and Bolt through an acquisition of all of the outstanding membership interests of Arsenal Holdings, which holds all of Actua’s interests in Velocity and Bolt. The aggregate purchase price is approximately $328 million, based on a total enterprise value of $354 million for Velocity and Bolt. A portion of the proceeds to Actua from the Velocity/Bolt Sale will be used to pay Actua’s transaction costs. If a Secondary Bolt Sale occurs prior to the closing of the Velocity/Bolt Sale, then the purchase price to be paid by or on behalf of Arsenal Buyer at closing will be reduced by an amount equal to (i) $35 million plus (ii) 50% of the net proceeds paid to Actua or one of its affiliates from such the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments. If a Secondary Bolt Sale occurs following the closing pursuant to a definitive agreement entered into before March 23, 2018 (or before April 22, 2018, so long as, prior to March 23, 2018, (i) Arsenal Buyer has accepted, subject to entering into definitive documentation, a bona fide offer to purchase Bolt and (ii) certain transaction-related conditions, including diligence conditions, have been met),

Actua Holdings would receive 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments.

The Velocity/Bolt Sale, which is subject to approval by the stockholders of Actua and a number of customary closing conditions, including the expiration or termination of the applicable waiting period under the HSR Act, is expected to be consummated in the fourth quarter of 2017. Actua expects to pay U.S. federal income taxes in connection with the Transactions but does not expect the amount to be material.

The Parties to the Velocity/Bolt Sale

Actua Corporation

Actua Corporation, a Delaware corporation (f/k/a ICG Group, Inc.), was formed on March 4, 1996 and is headquartered in Radnor, Pennsylvania. Actua is a multi-vertical cloud technology company with offerings that it believes create unique and compelling value for its customers and provide transformative efficiency to vertical markets. Actua’s common stock is currently traded on the NASDAQ Global Select Market under the symbol “ACTA.” Actua Corporation’s office is located at 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania, 19087.

Actua Holdings, Inc.

Actua Holdings, Inc., a Delaware corporation, is a wholly-owned subsidiary of Actua. Actua Holdings is a holding company for various businesses in which Actua is invested. Actua Holdings, Inc.’s office is located at 56 W. Main Street, Plaza 273, Suite 212A, Christiana, Delaware 19702.

Arsenal Acquisition Holdings, LLC

Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Actua Holdings, holds all of Actua’s interests in Velocity and Bolt. Following the closing of the Velocity/Bolt Sale, Arsenal Holdings will be a wholly-owned subsidiary of Arsenal Buyer. Arsenal Acquisition Holdings, LLC’s office is located at 56 W. Main Street, Plaza 273, Suite 212A, Christiana, Delaware 19702.

Arsenal Buyer Inc.

Arsenal Buyer Inc., a Delaware corporation and affiliate of CVC Growth Fund, was formed on August 31, 2017 solely for the purpose of consummating the Velocity/Bolt Sale. Arsenal Buyer Inc.’s office is located at 712 Fifth Avenue, 43rd Floor, New York, New York 10019.

Recommendation of the Board

The Board, at a special meeting held on September 23, 2017, after due consideration, unanimously (i) determined that the Velocity/Bolt Sale on the terms and conditions of the Velocity/Bolt Sale Agreement is advisable and in the best interests of Actua and its stockholders, (ii) approved the Velocity/Bolt Sale on the terms and conditions of the Velocity/Bolt Sale Agreement and (iii) recommended that the Velocity/Bolt Sale Agreement and the consummation of the Velocity/Bolt Sale be submitted to Actua’s stockholders at a special meeting of stockholders for authorization and approval. The Board has unanimously approved the Velocity/Bolt Sale on the terms and conditions of the Velocity/Bolt Sale Agreement and unanimously recommends that Actua’s stockholders vote “FOR” the Sale Proposal.

Reasons for Recommending the Velocity/Bolt Sale and the Sale Proposal

The Board unanimously determined that the Velocity/Bolt Sale is advisable and in the best interests of Actua’s stockholders and approved and declared advisable the execution, delivery and performance of the

Velocity/Bolt Sale Agreement and the consummation of the transactions contemplated thereby, including the Velocity/Bolt Sale. The Board recommends that the stockholders vote “FOR” the approval of the Sale Proposal. See “Reasons for Recommending the Folio Sale and the Sale Proposal.”

In evaluating the Velocity/Bolt Sale and the Velocity/Bolt Sale Agreement, the Board discussed the proposed transaction with Actua’s management and legal and financial advisors and considered a variety of factors, including, but not limited to, the following factors, which the Board viewed as generally supporting its decision to approve and enter into the Velocity/Bolt Sale Agreement and its recommendation that the stockholders vote “FOR” the Sale Proposal:

•	the Board’s knowledge of the business, financial condition, strategy and prospects of Actua and its subsidiaries, considered as a whole and individually, including the risks and uncertainties inherent in Actua’s businesses;

•	the Board’s evaluation, with the assistance of management and legal and financial advisors, of potential strategic alternatives for Actua and its businesses, which included continuing to operate and grow its businesses, selling Actua in its entirety and selling one or more of Actua’s businesses;

•	the Board’s knowledge of Velocity’s and Bolt’s competitive positions within their respective markets;

•	Actua’s difficulty in growing its businesses through mergers and acquisitions due to competition for acquisition targets as valuation multiples for private cloud-based companies have generally exceeded the valuation multiples at which Actua’s common stock trades;

•	the discount applied to Actua’s common stock due to Actua’s size and its ownership of various companies in differing stages of growth and maturity;

•	the lack of liquidity in Actua’s common stock and the lack of foreseeable catalysts for significant stock price appreciation;

•	the Board’s desire to unlock value and provide liquidity for Actua’s stockholders, many of whom have indicated that they would welcome a return of capital to stockholders through cash distributions;

•	the transaction presenting attractive combined revenue valuation multiples for Velocity and Bolt relative to the revenue valuation multiples at which Actua stock has traded;

•	the fact that the consideration in the Velocity/Bolt Sale consists solely of cash, allowing Actua to distribute cash to its stockholders;

•	the increasing burdens and costs associated with Actua and its subsidiaries complying with public company regulatory requirements, including requirements under the Sarbanes-Oxley Act of 2002;

•	the view that Velocity and Bolt may be more suitable for private ownership due to their relative sizes and the nature of their businesses;

•	the fact that Velocity had experienced a good deal of inbound interest from potential acquirers, which made a sale of Velocity likely to occur;

•	concern that if Velocity and/or Folio were sold, Bolt’s size, the nature of its business and its historical operating performance would make it difficult for it to operate as a standalone public company;

•	potential future cash needs of Bolt that Actua and Bolt’s other stockholders are reluctant or unwilling to provide; and

•	long sales cycles at Bolt making it difficult for Bolt to reach an inflection point in its growth and to predict future results.

In reaching its determination and recommendation, the Board also considered the following potentially negative factors:

•	the fact that after the Velocity/Bolt Sale is consummated, Velocity and Bolt would no longer be subsidiaries of Actua, and Actua’s stockholders would no longer have the opportunity to participate in any future earnings or growth of Velocity or Bolt, or to benefit from any potential future appreciation in the value of Actua’s stock as a result of Actua’s majority stake in Velocity and Bolt;

•	the restrictions imposed in the Velocity/Bolt Sale Agreement on Actua’s ability to solicit competing acquisition proposals from third parties;

•	the fact that if Actua terminates the Velocity/Bolt Sale Agreement to enter into an alternative acquisition agreement, or if Arsenal Buyer terminates the Velocity/Bolt Sale Agreement because the Board changes in its recommendation that Actua’s stockholders approve the Sale Proposal, Actua may be required to pay a termination fee to Arsenal Buyer;

•	the restrictions imposed on the conduct of the Velocity and Bolt businesses prior to the consummation of the Velocity/Bolt Sale;

•	the risk that the conditions to closing the Velocity/Bolt Sale under the Velocity/Bolt Sale Agreement may not be satisfied and the Velocity/Bolt Sale therefore may not be consummated, which could result in a further diversion of management and employee attention, employee attrition and potentially negative effects on the business and customer relationships of Actua, Velocity and Bolt and the trading price of Actua’s stock; and

•	the fact that Actua has historically had success in creating stockholder value by investing in businesses and could continue to drive value by pursuing other strategies in lieu of the Velocity/Bolt Sale.

The foregoing discussion of the factors considered by the Board is intended to be a summary of the principal factors considered by the Board and is not intended to be exhaustive. After considering these factors, the Board concluded that the positive factors relating to the Velocity/Bolt Sale substantially outweighed the potential negative factors. The Board unanimously reached the conclusion to approve the Velocity/Bolt Sale in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Velocity/Bolt Sale and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, and it did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the Board made its recommendation based on the totality of information it received and the investigation it conducted. In considering the factors discussed above, individual directors may have given different weight to different factors.

Certain U.S. Federal Income Tax Consequences of the Velocity/Bolt Sale

The following discussion is a summary of certain material U.S. federal income tax consequences of the Velocity/Bolt Sale. This discussion is a summary for Actua’s common stockholders and is intended for general information only. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this proxy statement. No rulings have been requested or received from the IRS as to the tax consequences of the Velocity/Bolt Sale and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of tax consequences of the Velocity/Bolt Sale discussed below or, if it does challenge the tax treatment, that it will not be successful. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations, alternative minimum tax considerations or any tax reporting requirements.

Tax Consequences of the Velocity/Bolt Sale to Actua’s Stockholders

The Velocity/Bolt Sale will not result in any direct U.S. federal income tax consequences to Actua’s stockholders. Each stockholder is urged to consult his or her own tax advisor as to the U.S. federal income tax consequences of the Velocity/Bolt Sale to such stockholder, as well as the effects of state, local and foreign tax laws, to such stockholder upon the closing of the Transactions or the anticipated distribution of the net proceeds thereof to such stockholder.

Tax Consequences of the Velocity/Bolt Sale to Actua

The transactions contemplated by the Velocity/Bolt Sale Agreement will be taxable to Actua for U.S. federal income tax purposes, but Actua does not expect to pay a material amount of U.S. federal income tax as a result of the Transactions. The amount of gain or loss Actua recognizes with respect to the Velocity/Bolt Sale will be measured by the difference between the cash and any other amount realized by Actua and Actua’s tax basis in the shares of Velocity and the shares of Bolt. It is expected that for U.S. federal income tax purposes, Actua will recognize gain on the sale of Velocity and loss on the sale of Bolt. It is anticipated that certain tax attributes of Actua and its affiliates will be available to offset a portion of any such income, gain, and taxes otherwise resulting from the Velocity/Bolt Sale for U.S. federal income tax purposes. The determination of whether and to what extent such tax attributes will be available is highly complex and is based in part upon facts that will not be known until after the completion of the Velocity/Bolt Sale, including the existence and amount of available losses, deductions, credits, and other tax attributes arising in the taxable year in which the Velocity/Bolt Sale occurs (and in prior taxable years).

Regulatory Approvals

The Velocity/Bolt Sale Agreement requires no action by or in respect of any governmental authority, other than compliance with any applicable requirements under the HSR Act, the Securities Act, the Exchange Act and any other applicable U.S. state or federal or foreign securities laws or stock exchange rules, including the rules of NASDAQ.

Appraisal Rights

Holders of Actua’s common stock are not entitled to appraisal rights in connection with the Transactions. The Delaware General Corporation Law does not provide appraisal rights or other similar rights to stockholders of a corporation in connection with a sale of subsidiaries, even if such sale represents a sale of substantially all of the assets of the corporation.

Vote Required

The affirmative vote of a majority of the outstanding shares of Actua’s common stock entitled to vote at the Special Meeting is required to approve the Sale Proposal. Abstentions will not be counted as votes cast or shares voting on the Sale Proposal, but will count for the purpose of determining whether a quorum is present at the Special Meeting. If you abstain, it will have the same effect as a vote “AGAINST” the Sale Proposal. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Sale Proposal. See “Broker Non-Votes and Abstentions” on page 32 for additional information.

In addition to the satisfaction of the other conditions to closing set forth in the Velocity/Bolt Sale Agreement, Actua cannot complete the Velocity/Bolt Sale unless its stockholders approve the Sale Proposal, since the Velocity/Bolt Sale alone would constitute a sale of substantially all of Actua’s assets.

THE VELOCITY/BOLT SALE AGREEMENT

The discussion in this proxy statement of the terms and conditions of the Velocity/Bolt Sale Agreement is subject to and is qualified in its entirety by reference to the Velocity/Bolt Sale Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated by reference herein.

Explanatory Note Regarding the Velocity/Bolt Sale Agreement

The following is a summary of the material provisions of the Velocity/Bolt Sale Agreement. This summary does not purport to be complete and may not contain all of the information about the Velocity/Bolt Sale Agreement that may be important to you. The rights and obligations of the parties to the Velocity/Bolt Sale Agreement are governed by the express terms and conditions of the Velocity/Bolt Sale Agreement and not by this summary or any other information contained in this proxy statement. You are urged to read the Velocity/Bolt Sale Agreement carefully and in its entirety, as well as this proxy statement, before making any voting decisions. This summary is qualified in its entirety by reference to the Velocity/Bolt Sale Agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated by reference herein.

In reviewing the Velocity/Bolt Sale Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Velocity/Bolt Sale Agreement and are not intended to provide any other factual information about Actua, Arsenal Buyer or any of their respective subsidiaries. The Velocity/Bolt Sale Agreement contains representations and warranties and covenants by each of the parties thereto, which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the Velocity/Bolt Sale Agreement and:

•	were negotiated with the principal purpose of allocating risk between the parties if those statements prove to be inaccurate, rather than establishing matters of fact;

•	may have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the Velocity/Bolt Sale Agreement, which disclosures are not reflected in the Velocity/Bolt Sale Agreement or this proxy statement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, the representations, warranties and covenants made in the Velocity/Bolt Sale Agreement were made only as of specified dates. Information concerning the subject matter of the representations and warranties in the Velocity/Bolt Sale Agreement and described below may have changed since September 23, 2017 and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Velocity/Bolt Sale Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information; Incorporation by Reference” beginning on page 102.

Effects of the Velocity/Bolt Sale

Pursuant to the Velocity/Bolt Sale Agreement, Actua has agreed to sell all of the issued and outstanding membership interests of Arsenal Holdings to Arsenal Buyer. Upon the closing of the Velocity/Bolt Sale, Arsenal Holdings will be a wholly-owned subsidiary of Arsenal Buyer and Arsenal Buyer will indirectly own all of the interests in Velocity and Bolt currently owned indirectly by Actua, except that Actua will retain certain rights to a portion of the proceeds from a Secondary Bolt Sale by Arsenal Buyer or its affiliates if a definitive agreement is entered into prior to March 23, 2018 (or, subject to certain conditions, April 22, 2018) pursuant to the terms and conditions set forth in the Velocity/Bolt Sale Agreement.

Closing

The closing will take place at 9:00 a.m., Eastern Time, on the third business day following the day on which the last of the conditions to closing in the Velocity/Bolt Sale Agreement is satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver (to the extent permitted under the Velocity/Bolt Sale Agreement) of such conditions), unless the Velocity/Bolt Sale Agreement has been terminated pursuant to its terms or unless another time and/or date is agreed to in writing by the parties to the Velocity/Bolt Sale Agreement.

Consideration

The purchase price to be paid by or on behalf of Arsenal Buyer at closing is approximately $328 million, which is based on an aggregate enterprise value of $354 million for Velocity and Bolt.

If a Secondary Bolt Sale occurs prior to the closing of the Velocity/Bolt Sale, then the purchase price to be paid by or on behalf of Arsenal Buyer at closing will be reduced by an amount equal to (i) $35 million plus (ii) 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments. If a Secondary Bolt Sale occurs following the closing pursuant to a definitive agreement entered into before March 23, 2018 (or before April 22, 2018, so long as, prior to March 23, 2018, (i) Arsenal Buyer has accepted, subject to entering into definitive documentation, a bona fide offer to purchase Bolt and (ii) certain transaction-related conditions, including diligence conditions, have been met), Actua Holdings would receive 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments. If, following the closing of the Velocity/Bolt Sale, Arsenal Buyer terminates the process relating to the Secondary Bolt Sale and then later completes a Secondary Bolt Sale pursuant to a definitive agreement entered into prior to March 23, 2018, Actua Holdings would receive the same portion of the net proceeds from the Secondary Bolt Sale as described in the previous sentence. See “The Velocity/Bolt Sale Agreement—Bolt Sale.”

Representations and Warranties

The Velocity/Bolt Sale Agreement contains representations and warranties made by Actua, Actua Holdings and Arsenal Holdings to Arsenal Buyer, and by Arsenal Buyer to Actua Holdings. Certain of the representations and warranties in the Velocity/Bolt Sale Agreement are subject to materiality or material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would reasonably be expected to have a material adverse effect). In addition, certain of the representations and warranties in the Velocity/Bolt Sale Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge.

The Velocity/Bolt Sale Agreement provides that, with respect to Arsenal Holdings and its subsidiaries, “Material Adverse Effect” means any circumstance, event, change, development, occurrence or effect (each, an “Effect”) that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets or results of operations of Arsenal Holdings and its subsidiaries, taken as a whole. However, no Effect shall constitute or contribute to a Material Adverse Effect to the extent that such Effect arises out of, or results directly or indirectly from, and none of the following will be taken into account in determining whether a Material Adverse Effect has occurred or is continuing or would reasonably be expected to occur:

•	general economic, business or regulatory conditions in the United States or elsewhere in the world;

•	credit, debt, financial or capital markets, interest or exchange rates or commodity prices, in each case, in the United States or elsewhere in the world;

•	conditions generally affecting the industry in which Arsenal Holdings and its subsidiaries operate;

•	any national or international political conditions, any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil disobedience;

•	any hurricane, flood, tornado, earthquake or other natural disaster or pandemic;

•	changes or proposed changes in any applicable law or generally accepted accounting principles (or the interpretation thereof);

•	any failure by Arsenal Holdings or any of its subsidiaries to meet any internal or external projections, estimates, expectations, earnings predictions or forecasts for any period, or to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (but excluding the underlying causes of such failure);

•	changes in the trading volume or trading price of Actua common stock or Actua’s credit rating (but excluding the underlying causes of such changes);

•	subject to certain exceptions, the public announcement or pendency of the Velocity/Bolt Sale Agreement or the anticipated consummation of the transactions contemplated thereby (including the identity of Arsenal Buyer as the acquirer or any disclosure by Arsenal Buyer regarding its or its affiliates’ plans with respect to the conduct of the business following closing), including the impact thereof on relationships, contractual or otherwise, with officers, employees, customers, suppliers, distributors, vendors, licensors, licensees, lenders or governmental authorities or governmental officials;

•	any action required to be taken by Actua Holdings or any of its subsidiaries pursuant to the Velocity/Bolt Sale Agreement; and

•	subject to certain exceptions, any stockholder litigation.

Note, however, that in the case of the first five bullet points in the above list, any Effect may be taken into account in determining whether a Material Adverse Effect has occurred or is continuing or would reasonably be expected to occur to the extent such Effect has had or would reasonably be expected to have a disproportionate effect on Arsenal Holdings and its subsidiaries as compared to other participants in the industries in which they operate.

Conduct of the Business

Arsenal Holdings has agreed to certain covenants in the Velocity/Bolt Sale Agreement restricting the conduct of its business between September 23, 2017 and the closing of Velocity/Bolt Sale. In general, Arsenal Holdings has agreed to, and Actua and Actua Holdings have agreed to cause Arsenal Holdings and its subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course consistent with past practice, and to the extent consistent therewith, use its commercially reasonable efforts to preserve substantially intact its business organization and preserve satisfactory relationships with governmental authorities, employees, customers and suppliers having significant business dealings with them.

In addition to these agreements regarding conduct of business generally, Arsenal Holdings has agreed not to, and Actua and Actua Holdings have agreed to cause Arsenal Holdings and its subsidiaries not to, do any of the following:

•	(i) declare, set aside, or pay any dividends on, or make any other distributions with respect to, any of its capital stock or other equity interests, other than dividends or distributions by a direct or indirect subsidiary to Arsenal Holdings or another of its subsidiaries, (ii) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in substitution for shares of its capital stock or its other equity interests or (iii) purchase, redeem or otherwise acquire (A) any shares of its capital stock or its other equity interests or other voting securities or (B) any options, warrants, calls or rights to acquire, or any securities convertible into or exchangeable for, any such shares or other equity interests or voting securities;

•	issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock or its other equity interests or other voting securities or any options or other equity awards of Arsenal Holdings or its subsidiaries, warrants, calls or rights to acquire any such shares or other equity interests or other voting securities (other than the issuance of shares of capital stock of Velocity or Bolt pursuant to the exercise of equity awards of Velocity or Bolt issued and outstanding as of September 23, 2017);

•	amend its organizational documents or the organizational documents of any of its subsidiaries;

•	merge or consolidate with, or purchase an equity interest in, or acquire all or substantially all of the assets of, any person or any division or business thereof;

•	sell, lease, license or otherwise dispose of its real or personal properties or assets, subject to certain exceptions;

•	(i) incur any indebtedness on its own behalf or on behalf of any of its subsidiaries or guarantee indebtedness of another person, subject to certain exceptions, or (ii) make any loans or capital contributions to, or investments in, any person, subject to certain exceptions;

•	make any capital expenditures, other than in an aggregate amount not to exceed $100,000;

•	enter into any contract that would constitute a material contract if in existence on September 23, 2017, or modify or amend in any material respect or terminate, or waive any material right or claim under, any material contract to which Arsenal Holdings or any of its subsidiaries is a party, in each case other than in the ordinary course of business consistent with past practice;

•	(i) grant or agree to grant any increase in base salary, bonus opportunity or other compensation to any current or former executive officer, employee or director of Arsenal Holdings or any of its subsidiaries, except (A) as required under the terms of existing contracts (1) that were made available to Arsenal Buyer and (2) in effect as of September 23, 2017 or (B) in the ordinary course of business, increases in compensation to non-officer employees, (ii) adopt or terminate any employee plan or (iii) establish, enter into, modify, amend or terminate any employee plan or arrangement that would be an employee plan if in existence as of September 23, 2017, subject to certain exceptions;

•	hire or terminate (other than for cause) the employment of any officer of Arsenal Holdings or its subsidiaries or promote any person to such position;

•	enter into, modify, amend, or terminate any collective bargaining or other agreement with any labor union, works council, or similar labor organization;

•	make any material change in accounting methods, principles or practices, subject to certain exceptions;

•	make, revoke or change any income tax election or other material tax election; change any annual tax accounting period; adopt or make any change to any of its methods of accounting for tax purposes; file any amended income tax return or other material tax return; enter into any ruling request or closing agreement; settle or compromise any income tax claim or other material tax claim or assessment; prepare any income tax return or other material tax return in a manner that is inconsistent with past practice; consent to any extension or waiver of the limitations period applicable to any income tax claim or other material tax claim or assessment; or fail to timely make payments of income taxes or other material taxes when due, subject to certain exceptions;

•	enter into any new material line of business outside of the business as conducted on September 23, 2017;

•	waive, release, assign, settle or compromise any proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the out of pocket payment of monetary damages that do not exceed $300,000 in the aggregate for all such claims or proceedings, or commence any material claim, litigation, investigation or proceeding (other than certain stockholder litigation);

•	adopt a plan or agreement of complete or partial liquidation or dissolution of Arsenal Holdings or any of its subsidiaries (other than a sale of Bolt, if applicable, in accordance with the terms of the Velocity/Bolt Sale Agreement and a definitive agreement for a sale of Bolt);

•	fail to maintain, or allow to lapse, be dedicated to the public, be made “open source,” or be abandoned, any proprietary software or any material intellectual property rights; or

•	authorize any of, or commit or agree to take any of, the foregoing actions.

Unsolicited Proposals

Under the Velocity/Bolt Sale Agreement, Actua has agreed that, subject to certain exceptions described below, it and its subsidiaries will not, and will use reasonable best efforts to cause their respective representatives not to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•	other than informing third parties of the existence of the provisions governing Actua’s non-solicitation obligations, engage in negotiations or discussions with, or furnish any information concerning Arsenal Holdings or any of its subsidiaries to, any third party who has made, or in response to, an Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal; or

•	resolve or agree to take any actions described above.

An “Acquisition Proposal” is any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Arsenal Buyer) related to any transaction or series of related transactions involving (i) the acquisition of at least 15% of the assets of, equity interests in or business of Arsenal Holdings and its subsidiaries, taken as a whole, (ii) any merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock or other equity interests, sale of assets, tender offer, exchange offer or other similar transaction of Arsenal Holdings and its subsidiaries or (iii) any combination of the foregoing. A Secondary Bolt Sale as contemplated by the Velocity/Bolt Sale Agreement does not constitute an Acquisition Proposal.

Notwithstanding the non-solicitation obligations described above, prior to obtaining stockholder approval of the Sale Proposal at the Special Meeting, if Actua receives a bona fide written Acquisition Proposal that has not resulted from a breach of the non-solicitation obligations described above, Actua may engage in negotiations or discussions with, or furnish any information and reasonable access to, such third party making such Acquisition Proposal or potential financing sources if the Board determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal is, or would reasonably be expected to lead to or result in, a Superior Proposal. If the Board determines that such Acquisition Proposal constitutes a Superior Proposal and that failure to approve or recommend such Superior Proposal to Actua’s stockholders would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law, Actua may terminate the Velocity/Bolt Sale Agreement and enter into an alternative acquisition agreement in respect of such Superior Proposal, provided that Actua must first notify Arsenal Buyer of its intent to so terminate the Velocity/Bolt Sale Agreement at least four business days prior to such termination and, if requested by Arsenal Buyer, Actua must engage in good faith negotiations with Arsenal Buyer regarding changes to the terms of the Velocity/Bolt Sale Agreement that would render the Acquisition Proposal no longer a Superior Proposal. If there is any amendment to the material terms of such Superior Proposal, Actua must provide notice to Arsenal Buyer and provide Arsenal Buyer with at least three business days’ notice prior to such termination.

A “Superior Proposal” is an Acquisition Proposal made by a third party involving the acquisition of at least 50% of the assets of, equity interests in or business (as determined by reference to consolidated revenues) of Arsenal Holdings and its subsidiaries, taken as a whole, that did not result from a breach of the non-solicitation obligations described above, that the Board determines in good faith, after consultation with Actua’s financial advisor and outside legal counsel, and considering such factors as the Board deems to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), (i) is on terms that are more favorable to Actua, from a financial point of view, than the transactions contemplated by the Velocity/Bolt Sale Agreement and (ii) is reasonably capable of being consummated on the terms thereof.

In the event that Actua terminates the Velocity/Bolt Sale Agreement to enter into a definitive agreement in respect of a Superior Proposal, Actua must pay the termination fee required to be paid pursuant to the terms of the Velocity/Bolt Sale Agreement substantially concurrently with the termination. See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees.”

Change in Recommendation

If there is any development, event, fact, occurrence or change of circumstances (other than an Acquisition Proposal) that occurs or arises prior to stockholder approval of the Sale Proposal and was not known (or if known, the consequences or magnitude of which were not known or understood by the Board at the time the Velocity/Bolt Sale Agreement was executed), the Board may change its recommendation that the stockholders approve the Sale Proposal if the Board determines, after consultation with its outside legal advisor, that the failure to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties, provided that at least four business days’ prior notice is provided to Arsenal Buyer advising Arsenal Buyer that Actua intends to take such action and specifying, in reasonable detail, the reasons for such action.

Stockholders Meeting

Actua has agreed to take, in accordance with applicable law and its certificate of incorporation and bylaws and the rules of NASDAQ, all action necessary to convene and hold a stockholders meeting as promptly as reasonably practicable for the purpose of obtaining stockholder approval of the Sale Proposal, subject to Actua’s rights under the Velocity/Bolt Sale Agreement with respect to a competing proposal, provided that Actua may postpone or adjourn the stockholders meeting with the consent of Arsenal Buyer to solicit additional proxies if Actua does not receive proxies representing a sufficient number of shares of common stock to approve the Sale Proposal, or to allow reasonable time for supplemental or amended disclosure which Actua has determined in good faith is reasonably necessary under applicable law to be disseminated and reviewed by Actua’s stockholders.

Efforts to Obtain Regulatory Approval

Subject to the terms and conditions in the Velocity/Bolt Sale Agreement, each of the parties has agreed to use its reasonable best efforts to take, or cause to be taken, the actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, the things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated thereby, including using reasonable best efforts to (i) obtain the necessary actions or non-actions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from governmental authorities and make the necessary registrations and filings and take the steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental authority, including, without limitation, in connection with any regulatory law, and (ii) obtain all necessary consents, approvals or waivers from, and deliver notices to, third parties.

Arsenal Buyer will not be required to propose, negotiate, commit to or effect, by agreement, consent decree, hold separate order, trust or otherwise, (i) the sale, divestiture or disposition of such assets, businesses, services products or product lines of Arsenal Buyer or Arsenal Holdings (or any of their respective subsidiaries or affiliates), or behavioral limitations, conduct restrictions or commitments with respect to any such assets, businesses, services, products or product lines of Arsenal Buyer or Arsenal Holdings (or any of their respective subsidiaries or affiliates), (ii) the creation or termination of relationships, ventures, contractual rights or obligations of Arsenal Holdings or Arsenal Buyer or their respective subsidiaries or affiliates and (iii) any other actions that would limit the freedom of action of Arsenal Buyer, Arsenal Holdings or any of their respective subsidiaries or affiliates with respect to, or its ability to retain, one or more of its or its subsidiaries (including Arsenal Holdings’) or its affiliates’ assets, businesses, services, products or product lines, or, in the event that any litigation is instituted which could have the effect of preventing the consummation of the transactions contemplated by the Velocity/Bolt Sale Agreement, defend any such litigation.

The applicable HSR Act filings with respect to the Velocity/Bolt Sale Agreement were made by the parties on October 6, 2017.

Financing

Arsenal Buyer will fund the purchase price under the Velocity/Bolt Sale Agreement from debt and equity financing and in connection therewith Arsenal Buyer delivered a debt commitment letter and equity commitment letter to Actua in respect of those financing commitments. Arsenal Buyer must use its reasonable best efforts to arrange and obtain debt financing on the terms and conditions of the debt commitment letter or, if such financing is unavailable, to arrange for alternative debt financing. Upon the request of Arsenal Holdings, Arsenal Buyer has agreed to use its reasonable best efforts to keep Actua Holdings reasonably informed about the status of and issues relating to the debt financing, and Actua and Actua Holdings have agreed to cause Arsenal Holdings to, and Arsenal Holdings has agreed to and to cause its subsidiaries and their respective directors, officers, employees, consultants and advisors to, use reasonable best efforts to cooperate with Arsenal Buyer’s efforts to obtain that financing.

Release

Effective upon the closing of the Velocity/Bolt Sale, Actua and Actua Holdings, each on behalf of itself and its subsidiaries (other than Arsenal Holdings and its subsidiaries), have agreed to waive, release and discharge Arsenal Holdings and its subsidiaries and certain other released parties from any and all liabilities, other than any obligation, covenant or agreement of Arsenal Buyer under the Velocity/Bolt Sale Agreement or any other document entered into or executed in connection therewith or any liability for fraud by Arsenal Buyer.

Conditions to Closing the Velocity/Bolt Sale

The obligation of each of Actua, Actua Holdings and Arsenal Buyer to effect the transactions contemplated by the Velocity/Bolt Sale Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of each of the following conditions:

•	the stockholders of Actua have approved the transaction in accordance with applicable law, and the certificate of incorporation and bylaws of Actua;

•	the waiting period under the HSR Act relating to the Velocity/Bolt Sale has expired or been terminated; and

•	no order issued by a government authority or any applicable law is in effect that would make the Velocity/Bolt Sale illegal or otherwise prevent the consummation of the transaction.

The obligation of Arsenal Buyer to effect the transactions contemplated by the Velocity/Bolt Sale Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the representations and warranties made by Actua, Actua Holdings and Arsenal Holdings are true and correct as of September 23, 2017 and as of the closing or as of a certain specified date, subject to certain materiality thresholds;

•	each of Actua, Actua Holdings and Arsenal Holdings has performed in all material respects any obligation or complied in all material respects with any agreement or covenant to be performed or complied with under the Velocity/Bolt Sale Agreement at any time prior to the closing;

•

since September 23, 2017, there has not been any Effect that has or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or any Effect that, individually or in combination with any other Effect, does or would reasonably be expected to prevent, materially delay, interfere with, impair or hinder Actua Holdings or Arsenal Holdings from performing any of its obligations under the Velocity/Bolt Sale Agreement or from consummating the transactions contemplated thereby; and

•	each of Actua, Actua Holdings and Arsenal Holdings has provided certain deliverables.

The obligation of Actua and Actua Holdings to effect the transactions contemplated by the Velocity/Bolt Sale Agreement is subject to the satisfaction or waiver (to the extent permitted by applicable law) of the following conditions:

•	the representations and warranties made by Arsenal Buyer are true and correct as of September 23, 2017 and as of the closing or as of a certain specified date, subject to certain materiality thresholds;

•	Arsenal Buyer has performed in all material respects any obligation or complied in all material respects with any agreement or covenant to be performed or complied with under the Velocity/Bolt Sale Agreement at any time prior to the closing; and

•	Arsenal Buyer has provided certain deliverables.

Termination of the Velocity/Bolt Sale Agreement

The Velocity/Bolt Sale Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the closing, whether before or after receipt of the approval of the stockholders, under the following circumstances:

•	by mutual written agreement of Actua/Actua Holdings and Arsenal Buyer; or

•	by either Actua Holdings, Actua or Arsenal Buyer, if:

•	the closing has not occurred in accordance with the Velocity/Bolt Sale Agreement on or before March 23, 2018, provided that the right to terminate the Velocity/Bolt Sale Agreement under this provision is not available to any party whose material breach (including, with respect to Actua Holdings or Actua, material breach by Actua, Actua Holdings or Arsenal Holdings) of any of its obligations under the Velocity/Bolt Sale Agreement has been the primary cause of, or resulted in, the failure of the closing to be consummated by that date;

•	any governmental authority of competent jurisdiction has issued a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Velocity/Bolt Sale Agreement, provided that the right to terminate the Velocity/Bolt Sale Agreement under this provision is not available to any party whose material breach (including, with respect to Actua Holdings or Actua, material breach by Actua, Actua Holdings or Arsenal Holdings) of any of its obligations under the Velocity/Bolt Sale Agreement has been the primary cause of, or resulted in, that order;

•	any order issued by a governmental authority having jurisdiction over any party hereto, or any applicable law, is in effect that, in each case, makes the consummation of the transactions contemplated by the Velocity/Bolt Sale Agreement illegal, or otherwise prevents the consummation of the transactions contemplated thereby; or

•	the Special Meeting has been held and completed (after giving effect to any adjournment or postponement thereof) and Actua’s stockholders have not approved the Sale Proposal at such Special Meeting; or

•	by Arsenal Buyer, if:

•

the Board has made a change in recommendation regarding stockholder approval of the Velocity/Bolt Sale (it being understood and agreed that any notice to Arsenal Buyer in accordance with the terms of the Velocity/Bolt Sale Agreement of the Board’s intentions to make such a change in recommendation prior to effecting such change in recommendation will not result in Arsenal

Buyer having any termination rights pursuant to this provision), provided that Arsenal Buyer’s right to terminate the Velocity/Bolt Sale Agreement pursuant to this provision with respect to a change in recommendation expires at 5:00 p.m., New York City time, on the tenth calendar day following the change in recommendation; or

•	Actua, Actua Holdings or Arsenal Holdings has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform (i) would give rise to the failure of certain conditions set forth in the Velocity/Bolt Sale Agreement and (ii) is incapable of being cured or has not been cured by Actua, Actua Holdings or Arsenal Holdings, as applicable, within 30 business days after written notice has been given by Arsenal Buyer to Actua Holdings or Actua of such breach or failure to perform, provided that Arsenal Buyer may not terminate the Velocity/Bolt Sale Agreement pursuant to this provision if, at the time such termination would otherwise take effect in accordance with the foregoing, Arsenal Buyer is in material breach of any provision of the Velocity/Bolt Sale Agreement; or

•	by Actua/Actua Holdings, if:

•	at any time prior to receiving stockholder approval of the Sale Proposal, (i) the Board has determined to terminate the Velocity/Bolt Sale Agreement in response to a Superior Proposal, (ii) substantially concurrently with such termination of the Velocity/Bolt Sale Agreement, Actua or Actua Holdings has entered into a definitive alternative acquisition agreement with respect to such Superior Proposal and (iii) substantially concurrently with such termination, Actua Holdings has paid to Arsenal Buyer by wire transfer in immediately available funds the termination fee required to be paid pursuant to the terms of the Velocity/Bolt Sale Agreement, as described below;

•	Arsenal Buyer has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform (i) would give rise to the failure of certain conditions set forth in the Velocity/Bolt Sale Agreement and (ii) is incapable of being cured or has not been cured by Arsenal Buyer within 30 business days after written notice has been given by Actua Holdings or Actua to Arsenal Buyer of such breach or failure to perform, provided that neither Actua Holdings nor Actua may terminate in the Velocity/Bolt Sale Agreement pursuant to this provision if, at the time such termination would otherwise take effect in accordance with the foregoing, Actua, Actua Holdings or Arsenal Holdings is in material breach of any provision of the Velocity/Bolt Sale Agreement; or

•	if (i) the conditions to Arsenal Buyer’s obligation to close the Velocity/Bolt Sale have been satisfied (other than those conditions that by their nature are to be satisfied at the closing of the Velocity/Bolt Sale Agreement, but subject to the satisfaction or waiver (to the extent permitted under the Velocity/Bolt Sale Agreement) of such conditions) or waived, (ii) Actua Holdings and Actua have irrevocably confirmed by written notice to Arsenal Buyer that all of the conditions to their obligation to close the Velocity/Bolt Sale have been satisfied or waived in writing (other than those conditions that by their nature are to be satisfied at the closing of the Velocity/Bolt Sale Agreement), and Actua and Actua Holdings have certified in writing that they are ready, willing and able to consummate the transactions contemplated by the Velocity/Bolt Sale Agreement on the date the closing is required to have occurred pursuant to the Velocity/Bolt Sale Agreement, and (iii) Arsenal Buyer fails to consummate the transactions within three business days following the later of (A) the date of delivery of such notice of termination and (B) the date the closing is required to have occurred pursuant to the Velocity/Bolt Sale Agreement.

The party desiring to terminate the Velocity/Bolt Sale Agreement, with limited exceptions, shall give notice of such termination to each other party to the Velocity/Bolt Sale Agreement and specify the applicable provision or provisions thereof pursuant to which such termination is effected.

See “The Velocity/Bolt Sale Agreement—Expenses and Termination Fees” for certain consequences of terminating the Velocity/Bolt Sale Agreement.

Expenses and Termination Fees

If the Velocity/Bolt Sale Agreement is terminated prior to obtaining stockholder approval of the Sale Proposal by Actua Holdings or Actua in order to enter into an alternative acquisition agreement in respect of a Superior Proposal, or by Arsenal Buyer due to a change in the Board’s recommendation for stockholders to approve the Sale Proposal, Actua Holdings must pay Arsenal Buyer a fee of approximately $8.8 million substantially concurrently with such termination. If the Velocity/Bolt Sale Agreement is terminated due to a failure of the stockholders to approve the Sale Proposal, Actua must reimburse Arsenal Buyer’s and its affiliates’ reasonable out-of-pocket costs and expenses in connection with the transaction up to a maximum amount of $3.25 million.

If the Velocity/Bolt Sale Agreement is terminated (i) by any party thereto due to a failure of the closing thereunder to occur by March 23, 2018 or a failure of Actua’s stockholders to approve the Sale Proposal at the Special Meeting or (ii) by Arsenal Buyer if Actua, Actua Holdings or Arsenal Holdings has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Velocity/Bolt Sale Agreement, which breach or failure to perform would give rise to the failure of a closing condition and is incapable of being cured or has not been cured within 30 business days after written notice of such breach or failure to perform, and in either case an Acquisition Proposal had been publicly announced (and not publicly withdrawn) and within 12 months of the date of termination of the Velocity/Bolt Sale Agreement, Actua or Actua Holdings enters into a definitive agreement with respect to an Acquisition Proposal that is thereafter consummated (or any other acquisition transaction is consummated within such 12-month period), then Actua must promptly pay Arsenal Buyer a termination fee of approximately $8.8 million, less any expenses previously reimbursed as described above.

If the Velocity/Bolt Sale Agreement is terminated by Actua Holdings or Actua in the event that (i) the conditions to Arsenal Buyer’s obligation to close the Velocity/Bolt Sale have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), (ii) Actua Holdings and Actua have confirmed in writing that the conditions to their obligations to close have been satisfied, and have certified in writing that they are ready, able and willing to close the Velocity/Bolt Sale, and (iii) Arsenal Buyer has failed to close within the later of three business days after (A) the date of delivery of such written notice and certificate and (B) the date the closing is required to occur under the Velocity/Bolt Sale Agreement, then except in a circumstance where Arsenal Holdings is seeking specific performance, Arsenal Buyer must promptly, but in no event later than five business days after the date of such termination, pay or cause to be paid to Actua Holdings in immediately available funds an amount equal to approximately $12.9 million. Arsenal Buyer has delivered a limited guarantee to Actua Holdings guaranteeing payment of such termination fee, as well as payment of certain costs and expenses incurred by Actua up to a maximum of $2 million.

If either Actua or Arsenal Buyer, as applicable, has failed to pay the applicable termination fee to the other party when due, such party must pay the other party all reasonable costs and expenses (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of the applicable termination fee and any interest on such unpaid amount accruing from the due date at an interest rate per annum equal to 2% in excess of the prime commercial leading rate quoted by The Wall Street Journal.

Except as otherwise described above, all costs and expenses of the parties to the Velocity/Bolt Sale Agreement are required to be paid by the party incurring such cost or expense.

Specific Performance

The parties are entitled to an injunction to prevent breaches of the Velocity/Bolt Sale Agreement and to specifically enforce the terms and provisions of the Velocity/Bolt Sale Agreement. Actua Holdings is also entitled to specifically enforce the closing of the Velocity/Bolt Sale in the event that (i) all of the conditions to Arsenal Buyer’s obligation to close the Velocity/Bolt Sale have been satisfied (other than those conditions that by their nature are to be satisfied at the closing), (ii) Arsenal Buyer has failed to complete the closing by the date required under the terms of the Velocity/Bolt Sale Agreement, (iii) Arsenal Buyer’s debt financing for the transaction has been funded or will be funded if Arsenal Buyer’s equity financing is funded at closing and (iv) Actua and Actua Holdings have irrevocably confirmed in writing that if specific performance is granted and Arsenal Buyer’s debt and equity financing are funded, then the closing of the Velocity/Bolt Sale will occur.

Indemnification

The Velocity/Bolt Sale Agreement requires Actua Holdings and Actua to jointly and severally indemnify, defend and hold harmless Arsenal Holdings, Arsenal Buyer, their respective affiliates, and their respective officers, directors, managers, partners, employees, equityholders, representatives, successors and assigns from and against any and all claims, losses, liabilities, damages, deficiencies, interest and penalties, costs and expenses, including in connection with or resulting from the defense, settlement and/or compromise of a claim, demand or assessment, and including the reasonable costs, expenses and fees of attorneys, accountants, expert witnesses and investigators incurred by any of them arising out of, in connection with or relating to the following matters:

•	activities of Actua or any of its affiliates, other than Velocity and Bolt, before, on or after September 23, 2017, including with respect to its minority investments and any other businesses owned or conducted by Actua or its affiliates or any predecessor persons;

•	actions taken with respect to an internal restructuring prior to signing the Velocity/Bolt Sale Agreement;

•	certain stockholder litigation;

•	claims by stockholders of Bolt in connection with the Velocity/Bolt Sale or a Secondary Bolt Sale that occurs within 18 months after the closing of the Velocity/Bolt Sale; and

•	certain transaction expenses incurred by Arsenal Holdings or Velocity in excess of approximately $7.7 million.

Actua Holdings and Actua also agree to jointly and severally indemnify, defend and hold harmless Arsenal Buyer and its affiliates from and against any losses arising from or relating to any taxes of Actua or its affiliates (other than Arsenal Holdings and its subsidiaries), including taxes arising as a result of Velocity or Bolt being part of or owned by, or ceasing to be part of or owned by, an affiliated group on or prior to the closing of the Velocity/Bolt Sale.

Amendments and Waivers

Any provision of the Velocity/Bolt Sale Agreement may be amended or waived at any time before or after the requisite approvals by the parties, but only if such amendment or waiver is in writing and signed, in the case of an amendment, by each party to the Velocity/Bolt Sale Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided, that without the further approval of Actua’s stockholders, no such amendment or waiver shall be made or given that requires the approval of Actua’s stockholders under applicable law unless such required further approval is obtained.

Third Party Beneficiaries

Nothing in the Velocity/Bolt Sale Agreement, expressed or implied, is intended to confer on any person other than the parties thereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of the Velocity/Bolt Sale Agreement, except with limited exceptions for matters including, but not limited to, indemnification and director and officer insurance coverage.

Governing Law

The Velocity/Bolt Sale Agreement is governed and construed in accordance with the laws of the State of Delaware, except that claims and actions that may be based upon, arise out of, or relate to, the debt financing or involve the financing sources shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

Secondary Bolt Sale

The parties to the Velocity/Bolt Sale Agreement have initiated a process relating to the Secondary Bolt Sale.

If a Secondary Bolt Sale occurs prior to the closing of the Velocity/Bolt Sale, then the purchase price to be paid by or on behalf of Arsenal Buyer at closing will be reduced by an amount equal to (i) $35 million plus (ii) 50% of the net proceeds paid to Actua or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments to reflect costs, fees and expenses incurred in connection with the Secondary Bolt Sale. If a Secondary Bolt Sale occurs following the closing pursuant to a definitive agreement entered into before March 23, 2018 (or before April 22, 2018, so long as, prior to March 23, 2018, (i) Arsenal Buyer has accepted, subject to entering into definitive documentation, a bona fide offer to purchase Bolt and (ii) certain transaction-related conditions, including diligence conditions, have been met), Actua Holdings would receive 50% of the net proceeds paid to Arsenal Buyer or its affiliates from the Secondary Bolt Sale in excess of approximately $34.3 million, subject to certain adjustments for certain expenses and costs incurred by Arsenal Buyer and its affiliates relating to Arsenal Buyer’s ownership of Bolt and costs, fees and expenses incurred in connection with the process relating to the Secondary Bolt Sale.

Subject to certain agreements among the parties, Actua has agreed with Arsenal Buyer to work together diligently and in good faith to complete a Secondary Bolt Sale in a transaction that would result in greater than $34.3 million in net proceeds within the timeline described above and to focus on effecting such a transaction that has no residual liabilities or deferred consideration. Actua has agreed to certain standards regarding communication between the parties participating in the Secondary Bolt Sale process as well as a reasonable opportunity upon reasonable notice for each of the parties to participate in calls with Actua’s financial advisors in connection therewith. Each party has also agreed to keep the other reasonably informed of any material developments and events. If the process for the Secondary Bolt Sale results in a single bona fide offer to purchase Bolt at a price that will result in net proceeds in excess of approximately $34.3 million after deducting for certain expenses and costs incurred by Arsenal Buyer and its affiliates relating to Arsenal Buyer’s ownership of Bolt and costs, fees and expenses incurred in connection with the process relating to the Secondary Bolt Sale, the parties must accept the offer. If there are two or more bona fide offers for the purchase of Bolt in a Secondary Bolt Sale, the parties will mutually agree on which offer to accept, provided, that if Arsenal Buyer and Actua disagree on which offer to accept, Arsenal Buyer in its discretion has the right to decide which offer to accept.

There can be no assurance that Actua or Arsenal Buyer or any of their affiliates will be able to negotiate, enter into a definitive agreement or consummate a separate sale of Bolt for net proceeds in excess of $34.3 million.

THE FOLIO SALE

The following, together with the discussion appearing above under the section captioned “Background of the Transactions,” is a summary of the material terms of the Folio Sale and the Folio Sale Agreement.

Overview of the Folio Sale

On September 25, 2017, FolioDynamix, Envestnet, Merger Sub and Actua USA entered into the Folio Sale Agreement. Under the Folio Sale Agreement, Envestnet has agreed to acquire FolioDynamix through the merger of Merger Sub, a wholly-owned subsidiary of Envestnet, with and into FolioDynamix. The purchase price is $195 million in cash, subject to certain adjustments, including a potential downward purchase price adjustment associated with the Consent Adjustment and certain adjustments for working capital, cash, debt and unpaid transaction expenses. Additionally, Actua’s share of the merger consideration could be offset by an amount up to approximately $11.3 million to the extent Actua fails to convey $11.3 million of NOLs that would otherwise transfer to Envestnet in the Folio Sale. Assuming, among other things, receipt of client consents representing at least 95% of the Target Revenue, Actua expects to receive approximately $174 million of net proceeds from the Folio Sale. A small portion of the proceeds will be held in escrow to satisfy potential indemnification claims and for expenses of the stockholders’ representative. The Folio Sale is subject to a number of closing conditions, including the expiration or termination of the applicable waiting period under the HSR Act, the Consent Condition and the 606 Condition, but it is not contingent on the approval of Actua’s stockholders. The Folio Sale is expected to close in the first quarter of 2018.

The Parties to the Folio Sale

Actua USA Corporation

Actua USA Corporation, a Delaware corporation and wholly-owned subsidiary of Actua, is serving as the representative of the FolioDynamix stockholders under the Folio Sale Agreement. Actua Holdings, Inc., another wholly-owned subsidiary of Actua, is the majority stockholder of FolioDynamix.

Envestnet, Inc.

Envestnet, Inc., a Delaware corporation, was formed on February 11, 2004 and is headquartered in Chicago, Illinois. Envestnet is a leading provider of unified wealth management software and services to financial advisors and institutions as well as a leading data aggregation and data intelligence platform for financial services companies. Envestnet’s common stock is traded on the New York Stock Exchange under the symbol “ENV.”

FCD Merger Sub, Inc.

FCD Merger Sub, Inc., a Delaware corporation, is a newly-incorporated and wholly-owned subsidiary of Envestnet formed solely for the purpose of consummating the transactions contemplated by the Folio Sale Agreement.

Folio Dynamics Holdings, Inc.

Folio Dynamics Holdings, Inc., a Delaware corporation, is the parent company of Folio Dynamics Inc. (d/b/a FolioDynamix), a leading wealth management services provider that offers its clients sophisticated cloud-based solutions and a suite of advisory tools and services. Folio Dynamics Holdings, Inc. was formed on September 15, 2014, and is headquartered in Secaucus, New Jersey.

Reasons for Recommending the Folio Sale and the Sale Proposal

The Board unanimously determined that the Folio Sale is advisable and in the best interests of Actua’s stockholders and approved and declared advisable the execution, delivery and performance of the Folio Sale Agreement and the consummation of the transactions contemplated thereby, including the Folio Sale. The Board recommends that the stockholders vote “FOR” the approval of the Sale Proposal. See “Reasons for Recommending the Velocity/Bolt Sale and the Sale Proposal.”

In evaluating the Folio Sale Agreement and the transactions contemplated thereby, the Board discussed the proposed transactions with Actua’s management and legal and financial advisors and considered a variety of factors, including, but not limited to, the following factors, which the Board viewed as generally supporting its decision to approve and enter into the Folio Sale Agreement and its recommendation that the stockholders vote “FOR” the Sale Proposal:

•	the Board’s knowledge of the business, financial condition, strategy and prospects of FolioDynamix, including the risks and uncertainties inherent in FolioDynamix’s business;

•	the Board’s evaluation, with the assistance of management and legal and financial advisors, of potential strategic alternatives for FolioDynamix, which included continuing to operate and grow FolioDynamix, selling FolioDynamix to a strategic acquirer and selling FolioDynamix together with one or more of Actua’s other businesses;

•	the Board’s knowledge of FolioDynamix’s competitive position, including the impact of consolidation within the industry;

•	Actua’s difficulty in growing FolioDynamix through mergers and acquisitions due to competition for acquisition targets as valuation multiples for private cloud-based companies have generally exceeded the valuation multiples at which Actua’s common stock trades;

•	the discount applied to Actua’s common stock due to Actua’s size and its ownership of various companies in differing stages of growth and maturity;

•	the lack of liquidity in Actua’s common stock and the lack of foreseeable catalysts for significant stock price appreciation;

•	the Board’s desire to unlock value and provide liquidity for Actua’s stockholders, many of whom have indicated that they would welcome a return of capital to stockholders through cash distributions;

•	the transaction presenting attractive valuation multiples for FolioDynamix relative to the valuation multiples at which Actua stock has traded;

•	the fact that the consideration in the Folio Sale consists solely of cash, allowing Actua to distribute cash to its stockholders;

•	the sale of FolioDynamix to a strategic acquirer resulting in significant synergies that enhanced the value of the Folio Sale;

•	the increasing burdens and costs associated with Actua and FolioDynamix complying with public company regulatory requirements, including requirements under the Sarbanes-Oxley Act of 2002;

•	concern that if Velocity and/or Bolt were sold, FolioDynamix’s size and the nature of its business would make it difficult for it to operate as a standalone public company; and

•	unpredictable sales and asset on-boarding cycles for large customers at FolioDynamix, making it difficult for FolioDynamix to predict future results.

In reaching its determination and recommendation, the Board also considered the following potentially negative factors:

•	the fact that after the Folio Sale is consummated, FolioDynamix would no longer be a subsidiary of Actua, and Actua’s stockholders would no longer have the opportunity to participate in any future earnings or growth of FolioDynamix, or to benefit from any potential future appreciation in the value of Actua’s stock as a result of Actua’s majority stake in FolioDynamix;

•	the restrictions imposed in the Folio Sale Agreement on Actua’s ability to solicit competing acquisition proposals from third parties;

•	the restrictions imposed on the conduct of FolioDynamix’s business prior to the consummation of the Folio Sale;

•	the risk that the conditions to closing the Folio Sale under the Folio Sale Agreement may not be satisfied and the Folio Sale therefore may not be consummated, which could result in a further diversion of management and employee attention, employee attrition and potentially negative effects on the business and customer relationships of Actua and FolioDynamix and the trading price of Actua’s stock; and

•	the fact that Actua has historically had success in creating stockholder value by investing in businesses and could continue to drive value by pursuing other strategies in lieu of the Folio Sale.

The foregoing discussion of the factors considered by the Board is intended to be a summary of the principal factors considered by the Board and is not intended to be exhaustive. After considering these factors, the Board concluded that the positive factors relating to the Folio Sale substantially outweighed the potential negative factors. The Board unanimously reached the conclusion to approve the Folio Sale in light of the various factors described above and other factors that the members of the Board believed were appropriate. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Folio Sale and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision, and it did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. Rather, the Board made its recommendation based on the totality of information it received and the investigation it conducted. In considering the factors discussed above, individual directors may have given different weight to different factors.

Certain U.S. Federal Income Tax Consequences of the Folio Sale

The following discussion relates to certain material U.S. federal income tax consequences of the Folio Sale. This discussion is a summary for Actua’s common stockholders and is intended for general information only. This discussion is based on current provisions of the Code, applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the IRS, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this proxy statement. No rulings have been requested or received from the IRS as to the tax consequences of the Folio Sale and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of tax consequences of the Folio Sale discussed below or, if it does challenge the tax treatment, that it will not be successful. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations, alternative minimum tax considerations or any tax reporting requirements.

Tax Consequences of the Folio Sale to Actua’s Stockholders

The Folio Sale will not result in any direct U.S. federal income tax consequences to Actua’s stockholders. Each stockholder is urged to consult his or her own tax advisor as to the U.S. federal income tax consequences of the Folio Sale to such stockholder, as well as the effects of state, local and foreign tax laws, to such stockholder upon the closing of the Transactions or the anticipated distribution of the net proceeds thereof to such stockholder.

Tax Consequences of the Folio Sale to Actua

The transactions contemplated by the Folio Sale Agreement will be taxable to Actua for U.S. federal income tax purposes. The amount of gain or loss Actua recognizes with respect to the Folio Sale will be measured by the difference between the cash and any other amount realized by Actua and Actua’s tax basis in the shares of FolioDynamix. It is expected that Actua will recognize a loss for U.S. federal income tax purposes as a result of the Folio Sale. If Actua were to recognize gain for U.S. federal income tax purposes as a result of the Folio Sale, then certain tax attributes of Actua and its affiliates would be available to offset a portion of any such income, gain, and taxes otherwise resulting from the Folio Sale for U.S. federal income tax purposes. The determination of whether and to what extent such tax attributes would be available is highly complex and is based in part upon facts that will not be known until after the completion of the Folio Sale, including the existence and amount of available losses, deductions, credits, and other tax attributes arising in the taxable year in which the Folio Sale occurs (and in prior taxable years).

Regulatory Approvals

The Folio Sale Agreement requires no action by or in respect of any governmental authority, other than the filing of the certificate of merger with the Secretary of State of the State of Delaware, compliance with any applicable U.S. state or federal securities laws, and compliance with any requirements under the HSR Act.

Vote Required

The affirmative vote or written consent of holders of a majority of the outstanding shares of common stock of FolioDynamix is the only vote of the holders of the capital stock of FolioDynamix necessary to adopt and approve the Folio Sale Agreement and the transactions contemplated thereby. This requirement has already been satisfied. The Folio Sale alone, without the sale of any of Actua’s other businesses, would not constitute a sale of substantially all of Actua’s assets and therefore would not require approval by Actua’s stockholders. Because consummation of the Folio Sale alone would not require Actua stockholder approval, approval of the Sale Proposal is not a condition to the closing of the Folio Sale, and, even if the Sale Proposal is not approved, Actua intends to complete the Folio Sale, subject to the satisfaction or waiver of the conditions to closing set forth in the Folio Sale Agreement.

THE FOLIO SALE AGREEMENT

The discussion in this proxy statement of the terms and conditions of the Folio Sale Agreement is subject to and is qualified in its entirety by reference to the Folio Sale Agreement, a copy of which is attached as Appendix B to this proxy statement and is incorporated by reference herein.

Explanatory Note Regarding the Folio Sale Agreement

The following is a summary of the material provisions of the Folio Sale Agreement. This summary does not purport to be complete and may not contain all of the information about the Folio Sale Agreement that may be important to you. The rights and obligations of the parties to the Folio Sale Agreement are governed by the express terms and conditions of the Folio Sale Agreement and not by this summary or any other information contained in this proxy statement. You are urged to read the Folio Sale Agreement carefully and in its entirety, as well as this proxy statement. This summary is qualified in its entirety by reference to the Folio Sale Agreement, a copy of which is attached as Appendix B to this proxy statement and is incorporated by reference herein.

In reviewing the Folio Sale Agreement and this summary, please remember that they have been included to provide you with information regarding the terms of the Folio Sale Agreement and are not intended to provide any other factual information about Actua, FolioDynamix or any of their respective subsidiaries. The Folio Sale Agreement contains representations and warranties and covenants made by each of the parties thereto, which are summarized below. These representations and warranties have been made solely for the benefit of the other parties to the Folio Sale Agreement and:

•	were negotiated with the principal purpose of allocating risk between the parties if those statements prove to be inaccurate, rather than establishing matters of fact;

•	may have been qualified by certain confidential disclosures that were made to the other party in connection with the negotiation of the Folio Sale Agreement, which disclosures are not reflected in the Folio Sale Agreement; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, the representations, warranties and covenants made in the Folio Sale Agreement were made only as of specified dates. Information concerning the subject matter of the representations and warranties in the Folio Sale Agreement and described below may have changed since the date of the Folio Sale Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Folio Sale Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information; Incorporation by Reference” beginning on page 102.

Effects of the Folio Sale

Pursuant to the Folio Sale Agreement, Merger Sub will merge with and into FolioDynamix, surviving the merger as a wholly-owned subsidiary of Envestnet.

Closing

The closing will take place at 10:00 a.m., Eastern Time, on a date to be determined by the parties to the Folio Sale Agreement, which shall be no later than the second business day after the conditions to closing set forth in the Folio Sale Agreement have be satisfied or waived (other than those conditions that by their nature are to be satisfied at closing, but subject to the satisfaction or waiver (to the extent permitted under the Folio Sale Agreement) of such conditions); provided that the closing shall not occur after January 2, 2018, unless agreed by Envestnet and FolioDynamix.

Consideration

The merger consideration to be paid by Envestnet is as follows:

•	$195 million, plus

•	the value, as of the closing of the Folio Sale, of all cash, cash equivalents and marketable securities of FolioDynamix on a consolidated basis, minus

•	the sum of FolioDynamix’s indebtedness and unpaid transaction expenses as of the closing of the Folio Sale, plus

•	FolioDynamix’s working capital amount as of the closing of the Folio Sale (whether a positive or a negative amount, but only if such amount is greater than $100,000 or less than $(100,000)), and minus

•	the Consent Adjustment, if any, in an amount not to exceed $30 million.

Because the Consent Adjustment is dependent in part on consents to the Folio Sale received from FolioDynamix’s clients (some of which are not required to be received at or prior to the closing of the Folio Sale), Actua may not know the final amount of the merger consideration prior to or at the time of the closing of the Folio Sale.

Representations and Warranties

The Folio Sale Agreement contains representations and warranties made by Envestnet and FolioDynamix to each other. Certain of the representations and warranties are subject to materiality and material adverse effect qualifications (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct is material or would reasonably be expected to have a material adverse effect).

The Folio Sale Agreement provides that “Material Adverse Effect” means any changes, facts, circumstances, conditions, effects, developments or events that, individually or in the aggregate, have had or would be reasonably expected to have a materially adverse effect on the business, assets, financial condition or results of operations of FolioDynamix or its subsidiaries, taken as a whole, except any such effects arising out of or in connection with:

•	the announcement or pendency of the Folio Sale or the anticipated consummation of the transactions contemplated thereby or the identity of the parties thereto or any of their respective affiliates;

•	changes or conditions generally affecting any industry in which FolioDynamix or its subsidiaries operate;

•	changes in economic, financial or political conditions generally;

•	changes in political or social conditions generally, including acts of war, sabotage or terrorism;

•	seasonal or cyclical fluctuations affecting FolioDynamix or any of its subsidiaries consistent with past fluctuation;

•	changes in accounting requirements or principles under GAAP;

•	any failure by FolioDynamix or any of its subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or any other financial or operating metrics for any period (but excluding the underlying causes of such failure);

•	changes in applicable law;

•	actions taken by Envestnet or its affiliates or at the request thereof; or

•	earthquakes, floods, hurricanes or other natural disasters.

Note, however, that the foregoing (other than the announcement or anticipated consummation of the Folio Sale) may be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, change, fact, circumstance, effect, or development adversely affects FolioDynamix or any of its subsidiaries in a disproportionate manner relative to other participants in any industry in which FolioDynamix or any of its subsidiaries operate.

Conduct of the Business

FolioDynamix has agreed to certain covenants in the Folio Sale Agreement restricting the conduct of its business between September 25, 2017 and the closing of the Folio Sale. In general, FolioDynamix and its subsidiaries have agreed to conduct their respective businesses in the ordinary course of business consistent with past practice and to use their commercially reasonable efforts to preserve intact their present business organization and maintain relationships with their customers, lenders, suppliers and others having material business relationships with them.

In addition to these agreements regarding the conduct of business generally, FolioDynamix has agreed not to, and to cause its subsidiaries not to, do any of the following without Envestnet’s consent:

•	amend their respective certificates of incorporation, bylaws or similar organizational documents;

•	(i) split, combine or reclassify any shares of capital stock, (ii) declare, set aside or pay any dividend or other distribution in respect of capital stock (other than dividends paid by any subsidiary to FolioDynamix or another wholly-owned subsidiary), or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any company securities or subsidiary securities;

•	commit to make any capital expenditures following the closing or any obligations, liabilities or commitments in respect thereof exceeding $250,000 for any individual project or $500,000 in the aggregate;

•	merge or consolidate with any third party or acquire, directly or indirectly, any assets, securities, properties, interests or businesses other than the acquisition of assets or inventory in the ordinary course of business;

•	cancel, compromise, waive or settle, or offer or propose to cancel, compromise, waive or settle, any material proceeding or claim against FolioDynamix or its subsidiaries, any stockholder litigation or stockholder dispute against FolioDynamix or any of its officers or directors, or any proceeding that relates to the transactions contemplated by the Folio Sale Agreement;

•	materially amend, modify or terminate any material contract or employee plan, subject to certain exceptions;

•	hire or otherwise enter into any employment or independent contractor or individual consulting agreement or arrangement with any individual providing for base salary or base fees, on an annualized basis, in excess of $200,000 or terminate any employee, independent contractor or individual consultant whose base salary or base fees exceeds, on an annualized basis, $200,000, or enter into any collective bargaining agreement with any labor organization; or

•	cancel, reduce or fail to maintain insurance coverage currently applicable to FolioDynamix or its subsidiaries, except for renewals or replacements of insurance coverage with substantially similar terms as the existing coverage.

Exclusivity

Under the Folio Sale Agreement, FolioDynamix has agreed that it will not, and will cause its affiliates and its and their respective directors, officers, managers, employees, agents, representatives and advisors not to, among other things:

•	solicit, initiate, or encourage the submission of any proposal or offer from any third party relating to a potential Folio Competing Transaction;

•	participate in or continue any activities, discussions or negotiations regarding any Folio Competing Transaction;

•	provide information regarding FolioDynamix or its subsidiaries to any third party; or

•	enter into or agree to enter into any contract with any third party, other than Envestnet, in connection with any potential Folio Competing Transaction.

In addition, the Folio Sale Agreement requires FolioDynamix and its subsidiaries to cease any existing activities, discussions or negotiations regarding any Folio Competing Transaction and to promptly notify Envestnet of the receipt of any oral or written communication, proposal, offer or inquiry from any third party regarding a potential Folio Competing Transaction, including the identity of the third party making such communication, proposal, offer or inquiry.

Resignations

Under the Folio Sale Agreement, FolioDynamix has agreed to deliver to Envestnet the resignations of all officers and directors of FolioDynamix and its subsidiaries (solely in their capacities as such), in each case, as requested by Envestnet, with such resignations to be effective as of the closing of the Folio Sale Agreement.

Termination of Certain Agreements

Under the Folio Sale Agreement, FolioDynamix has agreed to take, or to cause its affiliates to take, such actions required to cause certain agreements, commitments, obligations, accounts, arrangements or understandings between FolioDynamix and/or any of its subsidiaries and any related party to be terminated, canceled, paid or settled without payment or further liability on the part of FolioDynamix or its subsidiaries, in each case effective immediately prior to the closing, and to settle, effective as of, or prior to, the closing, all intercompany accounts such that there are no intercompany obligations, interest, fees, payables or receivables between FolioDynamix or any of its subsidiaries, on the one hand, and Actua or any of its other affiliates, on the other hand.

Efforts to Obtain Regulatory Approval

Subject to the terms and conditions of the Folio Sale Agreement, each of the parties has agreed (i) to use its reasonable best efforts to submit any required filings under the HSR Act no later than 10 business days after the signing of the agreement and (ii) to take, and cause its affiliates to take, all actions reasonably necessary to avoid or eliminate any impediment under any applicable law so as to enable the consummation of the transactions contemplated thereby, including the Folio Sale, to occur as soon as reasonably practicable (and in any event no later than the Folio End Date), except that the parties will not be obligated to sell or divest businesses, product lines or assets, terminate existing relationships or contracts, or otherwise take or commit to take actions that would limit their or their affiliates freedom of action with respect to the ability to retain one or more businesses, product lines or assets.

The applicable HSR Act filings with respect to the Folio Sale Agreement were made by the parties on October 10, 2017 and October 11, 2017.

Consents of Investment Advisory Clients

In accordance with the terms and conditions of the Folio Sale Agreement and the requirements under applicable law, FolioDynamix has agreed to send consent notices to each of its customers that is an investment advisory client for purposes of the U.S. Investment Advisers Act of 1940 and to use commercially reasonable efforts to obtain consent to the Folio Sale from each such customer. Some of the contracts with FolioDynamix’s investment advisory clients require affirmative written consent, while others, in accordance with applicable law, deem that consent has been given unless the customer terminates the contract within a specified period of time after receiving the consent notice (“negative consent”).

The closing of the Folio Sale is conditioned on satisfaction of the Consent Condition, which requires FolioDynamix to obtain consent from both investment advisory and other clients representing at least 85% of Target Revenue. In addition, if the Consent Condition has been satisfied but FolioDynamix has not obtained consent from clients representing at least 95% of Target Revenue, the purchase price will be adjusted downward pursuant to the Consent Adjustment. For purposes of the Consent Condition and the Consent Adjustment, consent (i) for investment advisory clients is deemed to have been given when any affirmative consent required under the client contract or negative consent required under applicable law, as applicable, has been given, and (ii) for other clients (A) is deemed to have been given when any affirmative consent (or waiver or expiration of a termination right) required under the client contract has been given/occurred or (B) is deemed to have already been given where (1) the underlying client contract does not require affirmative consent or (2) Envestnet has agreed that affirmative consent need not be obtained. One of FolioDynamix’s clients has 60 days following the consummation of the Folio Sale to provide or withhold a required waiver of a termination right (or allow such right to expire) for purposes of the Consent Adjustment.

Representation and Warranty Insurance Policy

Under the Folio Sale Agreement, Envestnet agreed to use its reasonable best efforts to obtain, and cause to be bound, as promptly as practicable, a representation and warranty insurance policy from AIG with a policy limit of no less than $30 million and a retention amount no greater than approximately $2 million, that excludes any and all rights of subrogation against Actua and against the FolioDynamix stockholders, except with respect to fraud. Envestnet obtained and caused to be bound the representation and warranty insurance policy from AIG effective as of October 2, 2017.

Envestnet is not permitted to waive, amend, or permit the waiver or amendment of the policy in a manner adverse to Actua or the FolioDynamix stockholders without the prior written consent of Actua. In addition, to the extent Envestnet is unable to recover damages under the representation and warranty insurance policy, the FolioDynamix stockholders are required to indemnify Envestnet.

Conditions to Closing the Folio Sale

The obligation of each of Envestnet, Merger Sub and FolioDynamix to consummate the Folio Sale and the other transactions contemplated by the Folio Sale Agreement is subject to the satisfaction of various conditions, including, among other things:

•	the applicable waiting period under the HSR Act has expired or terminated;

•	no provision of applicable law and no judgment, injunction, order or decree has prevented, enjoined or made illegal the consummation of the Folio Sale;

•	each of Envestnet, FolioDynamix, Actua and Merger Sub has performed or complied with its respective covenants obligations, and agreements under the Folio Sale Agreement, subject to certain exceptions;

•	each of Envestnet and FolioDynamix has exchanged certain specified deliverables;

•	Envestnet and FolioDynamix have agreed upon the final form of the 606 Deliverables to be delivered to Envestnet/satisfied the 606 Condition, provided that this condition will be automatically deemed satisfied if (i) Envestnet is in material breach of (A) its obligation to review and provide reasonable, good faith comments on FolioDynamix’s drafts of the 606 Deliverables on the timeline specified in the Folio Sale Agreement or (B) its obligation to use its reasonable best efforts to cause the 606 Deliverables to be substantially completed on the timeline specified in the Folio Sale Agreement, and (ii) FolioDynamix is not in breach of its related obligations (Once FolioDynamix believes the 606 Deliverables are in final form, it may so indicate by delivering written notice to Envestnet that each of the 606 Deliverables is final and, but for Envestnet’s agreement, the 606 Condition is satisfied (such notice, the “606 Notice”). Envestnet has five business days after delivery of the 606 Notice to dispute the 606 Notice by stating in reasonable detail its basis for the dispute. If Envestnet does not timely deliver a dispute notice, then the 606 Condition will be deemed automatically satisfied. If Envestnet does timely dispute the 606 Notice, Envestnet and FolioDynamix must use their reasonable best efforts and work in good faith for a period of at least five business days to finalize the 606 Deliverables and satisfy the 606 Condition.);

•	the Consent Condition;

•	the escrow agreement and payment agent agreement shall have been executed and delivered and remain in full force and effect; and

•	since the date of the Folio Sale Agreement, there shall have been no material adverse effect that remains uncured as of the closing.

Approval of the Folio Sale by Actua’s stockholders is not a condition to the closing of the Folio Sale Agreement.

Specific Performance

The parties are entitled to an injunction to prevent breaches of the Folio Sale Agreement and to specifically enforce the terms and provisions of the Folio Sale Agreement.

Indemnification

The Folio Sale Agreement requires the FolioDynamix stockholders to, severally and not jointly and in accordance with their respective percentage ownership interest in FolioDynamix, indemnify Envestnet, its affiliates, and their respective officers, directors, managers, partners, employees, agents, successors and assigns for any and all damages, losses, liabilities, fines, claims, demands, judgments, awards, assessments, penalties, costs and expenses (including reasonable attorneys’ fees and out-of-pocket expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties) and related interest and penalties suffered or incurred by any such parties and arising out of, among other things:

•	any breach by FolioDynamix of its fundamental representations;

•	any misrepresentation or breach of any non-fundamental representation or warranty by FolioDynamix to the extent the aggregate amount of damages suffered or incurred in connection therewith exceeds $975,000;

•	any indebtedness and unpaid transaction expenses not taken into account in calculating the final merger consideration under the Folio Sale Agreement;

•	any litigation brought by current or former FolioDynamix stockholders arising out of the Folio Sale Agreement or the transactions contemplated thereby;

•	any sales or use taxes or other similar taxes that apply with respect to transactions between FolioDynamix and its subsidiaries and their respective customers (reduced by any reimbursement or recovery realized in connection therewith);

•	any damages that Envestnet would reasonably have been expected to cover under the representation and warranty insurance policy from AIG had it been bound as of September 25, 2017; and

•	any claims for damages related to certain threatened litigation between FolioDynamix and one of its clients.

In addition, to the extent the NOLs conveyed to Envestnet in the transaction are less than $36 million, Actua is obligated to pay Envestnet an amount equal to (i) $0.3105 multiplied by (ii) the difference between $36 million and the amount of the NOLs conveyed to Envestnet. This indemnification obligation, together with an adjustment to Actua’s share of the merger consideration at closing, is subject to a cap equal to approximately $11.3 million.

In certain circumstances, the Envestnet indemnified parties are required to seek recovery from the representation and warranty insurance policy prior to seeking recovery from FolioDynamix’s stockholders. Certain indemnification obligations of the FolioDynamix stockholders are capped at the amount of funds held back in escrow.

In addition, subject to the terms and conditions of the Folio Sale Agreement, until the sixth anniversary of the closing, each of Envestnet and the surviving corporation shall, jointly and severally, indemnify each present and former director and officer of FolioDynamix and each of its subsidiaries against any and all damages suffered or incurred thereby in connection with any liabilities or proceedings arising out of matters existing or occurring prior to the effective time of the Folio Sale, and shall advance reasonable expenses (including attorneys’ fees) in connection therewith. Under the Folio Sale Agreement, FolioDynamix has also agreed to purchase a prepaid “tail” directors’ and officers’ liability insurance policy covering all persons currently covered by FolioDynamix’s director and officer liability insurance policy for a period of not less than six years from the effective time of the Folio Sale.

Termination of the Folio Sale Agreement

The Folio Sale Agreement may be terminated at any time prior to the closing under the following circumstances:

•	by mutual written agreement of Envestnet and FolioDynamix; or

•	by either Envestnet or FolioDynamix, if:

•	the closing has not been consummated by the Folio End Date, subject to a one-time extension of that deadline by six months if the sole unsatisfied condition to closing is regulatory approval under the HSR Act, and provided that the terminating party’s failure to perform any of its obligations under the Folio Sale Agreement is not the cause of the failure of the closing to occur prior to such date;

•	the Folio Sale has been declared or would be illegal or otherwise prohibited;

•	certain conditions to closing under the Folio Sale Agreement have become incapable of fulfillment by the Folio End Date, provided that the terminating party’s failure to perform any of its obligations under the Folio Sale Agreement is not the cause of the inability of those condition(s) to be fulfilled prior to such date; or

•	an event of misrepresentation or breach of warranty or covenant by the other party is incapable of being cured prior to the Folio End Date; or

•	by FolioDynamix, if:

•	after January 2, 2018, the sole unsatisfied condition to closing (other than conditions that by their nature are to be satisfied at closing) is the 606 Condition and the closing of the Folio Sale Agreement has not occurred within two business days of FolioDynamix’s having delivered a termination notice to Envestnet. The 606 Condition shall be automatically deemed satisfied if (i) Envestnet is in material breach of (A) its obligation to review and provide reasonable, good faith comments on FolioDynamix’s drafts of the 606 Deliverables on the timeline specified in the Folio Sale Agreement or (B) its obligation to use its reasonable best efforts to cause the 606 Deliverables to be substantially completed on the timeline specified in the Folio Sale Agreement, and (ii) FolioDynamix is not in breach of its related obligations. Once FolioDynamix believes the 606 Deliverables are in final form, it may so indicate by delivering the 606 Notice to Envestnet. Envestnet has five business days after delivery of the 606 Notice to dispute the 606 Notice by stating in reasonable detail its basis for the dispute. If Envestnet does not timely deliver a dispute notice, then the 606 Condition will be deemed automatically satisfied. If Envestnet does timely dispute the 606 Notice, Envestnet and FolioDynamix shall use their reasonable best efforts and work in good faith for a period of at least five business days to finalize the 606 Deliverables and satisfy the 606 Condition. Once FolioDynamix believes the 606 Deliverables are in final form, it may so indicate by delivering the 606 Notice to Envestnet. Envestnet has five business days after delivery of the 606 Notice to dispute the 606 Notice by stating in reasonable detail its basis for the dispute. If Envestnet does not timely deliver a dispute notice, then the 606 Condition will be deemed automatically satisfied. If Envestnet does timely dispute the 606 Notice, Envestnet and FolioDynamix shall use their reasonable best efforts and work in good faith for a period of at least five business days to finalize the 606 Deliverables and satisfy the 606 Condition.

Termination Fee

Under the Folio Sale Agreement, FolioDynamix may terminate the Folio Sale Agreement at any time after January 2, 2018 if the closing does not occur within two business days of Envestnet’s receipt of the 606 Notice. If the Folio Sale Agreement is terminated by FolioDynamix pursuant to the foregoing and FolioDynamix is not in breach of certain of its own obligations under the Folio Sale Agreement, Envestnet shall pay FolioDynamix a termination fee of $7 million.

Amendments and Waivers

Any provision of the Folio Sale Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Folio Sale Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege under the Folio Sale Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Third Party Beneficiaries

No provision of the Folio Sale Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities upon any person other than the parties thereto and their respective successors and assigns, subject to limited exceptions for matters including, but not limited to, indemnification.

Governing Law

The Folio Sale Agreement is governed by and construed in accordance with the law of the State of Delaware, without regard to Delaware conflicts of law rules.

Escrow Agreement

Under the Folio Sale Agreement, Actua USA and Envestnet are required to enter into an escrow agreement with JPMorgan Chase Bank, N.A. in a customary form.

OPINIONS OF ACTUA’S FINANCIAL ADVISOR REGARDING THE TRANSACTIONS

In connection with each of the Velocity/Bolt Sale and the Folio Sale, Actua engaged Evercore to act as its financial advisor. On September 23, 2017, Evercore rendered its oral opinions, which were subsequently confirmed in writing, to the Board that, as of September 23, 2017 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its respective written opinions, (i) the purchase price in the Velocity/Bolt Sale is fair, from a financial point of view, to Actua Holdings, and (ii) the portion of the merger consideration to be received by Actua in the Folio Sale is fair, from a financial point of view, to Actua.

The full text of the written Velocity/Bolt Fairness Opinion and the FolioDynamix Fairness Opinion, each dated as of September 23, 2017, which set forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Evercore in rendering its respective opinions, are attached as Appendix C and Appendix D, respectively, to this proxy statement and are incorporated by reference in their entirety into this proxy statement. You are urged to read the Velocity/Bolt Fairness Opinion and the FolioDynamix Fairness Opinion carefully and in their entirety. The Velocity/Bolt Fairness Opinion and FolioDynamix Fairness Opinion do not constitute a recommendation to the Board or to any other persons in respect of the Transactions, collectively or individually, including as to how any Actua stockholder should vote or act in respect of the Transactions. Evercore’s opinions do not address the relative merits of the Transactions, collectively or individually, as compared to other business or financial strategies that might be available to Actua (including certain of its subsidiaries, as indicated in Evercore’s opinions), nor do they address the underlying business decision of Actua or such subsidiaries to engage in the Transactions.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board on September 23, 2017 in connection with rendering the Velocity/Bolt Fairness Opinion and the FolioDynamix Fairness Opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before September 21, 2017, and is not necessarily indicative of current market conditions.

The following summary of Evercore’s material financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Velocity/Bolt Fairness Opinion

On September 23, 2017, Evercore rendered its oral opinion, which was subsequently confirmed in writing, to the Board that, as of September 23, 2017, and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the purchase price in the Velocity/Bolt Sale is fair, from a financial point of view, to Actua Holdings.

In connection with rendering the Velocity/Bolt Fairness Opinion, Evercore, among other things:

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to Arsenal Holdings prepared and furnished to Evercore by management of Actua;

•	reviewed certain non-public projected financial data relating to Arsenal Holdings prepared and furnished to Evercore by management of Actua;

•	reviewed certain non-public historical and projected operating data relating to Arsenal Holdings prepared and furnished to Evercore by management of Actua;

•	discussed the past and current operations, financial projections and current financial condition of Arsenal Holdings with management of Arsenal Holdings (which, as used in the following summary of the Velocity/Bolt Fairness Opinion, includes the respective management of Velocity and Bolt) and Actua (including their views on the risks and uncertainties of achieving such projections);

•	prepared a discounted cash flow analysis utilizing the financial projections provided by management of Actua (the projections relating to Velocity furnished to Evercore by management of Actua and approved for Evercore’s use by the Board are referred to as the “Velocity Projections” and the projections relating to Bolt furnished to Evercore by management of Actua and approved for Evercore’s use by the Board are referred to as the “Bolt Projections,” and such projections are set forth in “Certain Financial Projections”);

•	compared the financial performance of Arsenal Holdings with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of Arsenal Holdings and the valuation multiples relating to the Velocity/Bolt Sale with those of certain other transactions that Evercore deemed relevant;

•	reviewed a substantially final draft of the Velocity/Bolt Sale Agreement, dated September 23, 2017; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. Evercore assumed that the Velocity Projections and the Bolt Projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Actua as to the future financial performance of Arsenal Holdings. Evercore expresses no view as to any projected financial data relating to Arsenal Holdings or the assumptions on which they are based. At the direction of the Board, for purposes of its opinion, Evercore took into consideration the views of the Board on the risks and uncertainties of achieving such projections. Evercore relied, at the direction of the Board, without independent verification, upon the assessments of the management of Arsenal Holdings and Actua as to financials of Arsenal Holdings.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the final executed Velocity/Bolt Sale Agreement did not differ from the draft agreement reviewed by Evercore, that the representations and warranties of each party contained in the Velocity/Bolt Sale Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Velocity/Bolt Sale Agreement, that all conditions to the consummation of the Velocity/Bolt Sale will be satisfied without material waiver or modification thereof, and that the Velocity/Bolt Sale will be consummated in accordance with the terms set forth in the Velocity/Bolt Sale Agreement. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Velocity/Bolt Sale will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on Arsenal Holdings, Actua or the consummation of the Velocity/Bolt Sale or materially reduce the benefits to Actua Holdings or Actua of the Velocity/Bolt Sale.

Evercore also assumed, with the consent and at the direction of the Board, for purposes of its opinion that (i) when determined in accordance with the Velocity/Bolt Sale Agreement, (A) the adjustment set forth in Section 2.04 of the Velocity/Bolt Sale Agreement will not result in any reduction to the “Base Purchase Price” and (B) the amount of the “Bolt Payment Amount” and of the “Deferred Bolt Proceeds” will be $0, resulting in the purchase price being equal to $328 million, (ii) none of the “Indemnified Parties” will incur any “Losses” for which it is entitled to indemnification under the Velocity/Bolt Sale Agreement (including, for avoidance of doubt, any “Losses” in respect of “Taxes” for which indemnification is provided under Section 7.20 of the Velocity/Bolt Sale Agreement), (iii) the amount of all “Liabilities” released pursuant to Section 7.17 of the Velocity/Bolt Sale Agreement will be $0, and (iv) the Velocity/Bolt Sale will not result in any material adverse tax consequences to Actua Holdings or Actua (as each of the preceding terms in quotation marks is defined in the Velocity/Bolt Sale Agreement). Evercore’s opinion does not express any view as to the actual, assumed or proposed adjustment to the Base Purchase Price set forth in Section 2.04 of the Velocity/Bolt Sale Agreement, Bolt Payment Amount, Deferred Bolt Proceeds or any other adjustment to the purchase price set forth in the Velocity/Bolt Sale Agreement. In addition, Evercore noted that the purchase price to be paid to Actua Holdings pursuant to the Velocity/Bolt Sale Agreement will not be reduced for certain transaction expenses to be paid by Arsenal Holdings (including for legal, financial and other professional advisors’ fees and transaction-related bonuses), and Evercore understood that Arsenal Buyer and Actua Holdings took estimates of such Arsenal Holdings transaction expenses into consideration when negotiating the terms of the Velocity/Bolt Sale Agreement. Evercore did not take such estimated or actual Arsenal Holdings transaction expenses into consideration for purposes of its analysis and opinion, other than to the extent reflected in the final terms of the Velocity/Bolt Sale Agreement.

Evercore neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Arsenal Holdings, Actua Holdings or Actua, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of Arsenal Holdings, Actua Holdings or Actua under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of September 23, 2017 and financial, economic, market and other conditions as they existed and as could be evaluated on such date. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expresses no opinion with respect to, any matter other than the fairness to Actua Holdings, from a financial point of view, of the purchase price. Evercore does not express any view on, and its opinion does not address, the fairness of the Velocity/Bolt Sale to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of Arsenal Holdings, Actua Holdings or Actua, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Arsenal Holdings, Actua Holdings or Actua, or any class of such persons, whether relative to the purchase price or otherwise. Evercore assumed that any modification to the structure of the Velocity/Bolt Sale will not vary in any respect material to its analysis. Evercore’s opinion does not address the relative merits of the Velocity/Bolt Sale as compared to other business or financial strategies that might be available to Arsenal Holdings, Actua Holdings or Actua, nor does it address the underlying business decision of Actua Holdings or Actua to engage in the Velocity/Bolt Sale. In arriving at its opinion, Evercore was not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of Actua’s outstanding common stock or any business combination or other extraordinary transaction involving Actua. Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the Velocity/Bolt Sale, including as to how any Actua stockholder should vote or act in respect of the Velocity/Bolt Sale. Evercore expresses no opinion as to the price at which shares of Actua’s outstanding common stock will trade at any time. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by Arsenal Holdings, Actua Holdings, Actua and their respective advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Evercore’s Financial Analysis for Velocity/Bolt Fairness Opinion

In performing its analysis of Arsenal Holdings, Evercore conducted various financial analyses on a sum-of-the-parts basis by analyzing each of Velocity and Bolt on a standalone basis and then, reflecting on Arsenal Holdings’ ownership interests in each of Velocity and Bolt, combining the results of these analyses to assess the fairness of the purchase price for Arsenal Holdings to Actua Holdings.

Selected Public Company Trading Analysis

In performing a public company trading multiples analysis of Arsenal Holdings on a sum-of-the-parts basis, Evercore reviewed and compared certain financial information of each of Velocity and Bolt to corresponding financial multiples and ratios for the selected public companies listed in the table below, divided into two groups: (i) vertical software as a service (“SaaS”), horizontal SaaS, business information / risk management, and diversified information public companies Evercore deemed most relevant to consider in relation to Velocity (“Velocity Selected Public Companies”), and (ii) insurance software and online distribution public companies Evercore deemed most relevant to consider in relation to Bolt (“Bolt Selected Public Companies”), in each case based on Evercore’s professional judgment and experience, because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of Velocity and Bolt, respectively.

Velocity Selected Public Companies:

Vertical SaaS	Horizontal SaaS	Business Information / Risk Management	Diversified Information
• Bazaarvoice, Inc. • Brightcove Inc. • Castlight Health, Inc. • Instructure, Inc. • Model N, Inc.	• Amber Road, Inc. • Apptio, Inc. • CommerceHub, Inc. • Marin Software, Inc. • SPS Commerce, Inc. • Workiva, Inc.	• Aon plc • CoreLogic, Inc. • Dun & Bradstreet Corp. • Equifax Inc. • Experian PLC • Fair Isaac Corp. • Moody’s Corp. • Nielsen Holdings Plc • Verisk Analytics Inc.	• IHS Markit Ltd. • Pearson PLC • RELX PLC • S&P Global, Inc. • Thomson Reuters Corp. • Wolters Kluwer NV

Bolt Selected Public Companies:

Insurance Software	Online Distribution
• Crawford & Co. • Majesco • Sapiens • Symbility	• eHealth • iSelect • QuinStreet

Evercore reviewed, among other things and to the extent publicly available:

•	total enterprise value (“TEV”) of each Velocity Selected Public Company as a multiple of trailing twelve-month (“LTM”) revenue as of the quarter ended June 30, 2017, estimated revenue for calendar years 2017 and 2018, LTM earnings before interest, taxes, depreciation and amortization (“EBITDA”) as of the quarter ended June 30, 2017, and estimated EBITDA for calendar years 2017 and 2018;

•	market equity value (“MEV”) of each Velocity Selected Public Company as a multiple of LTM cash flow from operations less capital expenditures (“CFFO-Capex”) for the quarter ended June 30, 2017 and estimated CFFO-Capex for calendar years 2017 and 2018; and

•	TEV of each Bolt Selected Public Company as a multiple of LTM revenue as of the quarter ended June 30, 2017 and estimated revenue for calendar years 2017 and 2018.

TEV was calculated for purposes of this analysis as MEV of each selected company on September 21, 2017, plus debt and preferred stock, plus minority interest, less cash and cash equivalents (in the case of debt, minority interest, cash and cash equivalents, as set forth on the most recent publicly available balance sheet of such company and, in the case of minority interest, where applicable). MEV was calculated for purposes of this analysis as the price per share of each selected company on September 21, 2017, multiplied by the estimated fully diluted number of such company’s outstanding equity securities on such date based on the treasury stock method. The financial data of the Velocity Selected Public Companies and Bolt Selected Public Companies used by Evercore for this analysis was based on publicly available historical income and cash flow statements and research analysts’ estimates, and the financial data of Velocity and Bolt used by Evercore for this analysis was based on the historical financial information, Velocity Projections and Bolt Projections provided to Evercore by management of Actua and Arsenal Holdings. Evercore did not review TEV as a multiple of EBITDA or MEV as a multiple of CFFO-Capex for the Bolt Selected Public Companies because, in each case, the corresponding Bolt metric is negative. Evercore noted that the overall low to high, mean and median TEV/revenue multiples observed for the Velocity Selected Public Companies and the Bolt Selected Public Companies, and the overall low to high, mean and median TEV/EBITDA and MEV/CFFO-Capex multiples observed for the Velocity Selected Public Companies, were as follows:

Velocity Selected Public Companies:

	TEV / Revenue						TEV / EBITDA						MEV / CFFO-Capex
	LTM		2017E		2018E		LTM		2017E		2018E		LTM		2017E		2018E
Vertical SaaS
Low	1.51	x	1.48	x	1.40	x	19.6	x	17.9	x	13.7	x	*		39.0	x	23.4	x
High	8.13		7.07		5.43		19.6		17.9		37.0		*		39.0		23.4
Mean	3.95		3.55		2.93		19.6		17.9		25.3		*		39.0		23.4
Median	3.64		3.34		2.92		19.6		17.9		25.3		*		39.0		23.4

Horizontal SaaS
Low	0.50	x	2.75	x	2.45	x	26.7	x	24.5	x	21.0	x	30.8	x	36.4	x	33.5	x
High	10.53		9.78		8.52		28.0		25.8		21.0		30.8		36.4		48.7
Mean	4.40		4.85		4.24		27.4		25.2		21.0		30.8		36.4		41.1
Median	3.98		3.77		3.28		27.4		25.2		21.0		30.8		36.4		41.1

Business Information / Risk Management
Low	2.83	x	2.92	x	2.82	x	11.1	x	10.8	x	10.2	x	11.6	x	14.2	x	13.1	x
High	7.89		7.65		7.19		19.4		17.7		16.1		32.5		29.0		24.9
Mean	5.01		4.62		4.36		14.0		13.4		12.4		18.8		20.7		18.0
Median	4.88		4.08		3.88		12.4		11.5		10.9		13.6		20.0		15.7

Diversified Information
Low	0.95	x	0.95	x	0.98	x	5.6	x	6.5	x	6.4	x	13.2	x	13.5	x	13.1	x
High	7.41		7.30		6.95		19.0		17.4		16.1		38.2		26.8		23.8
Mean	4.58		4.44		4.27		13.2		12.8		12.2		23.4		21.3		18.0
Median	4.47		4.30		4.14		13.8		13.2		12.6		22.3		21.7		17.0

*	Data not available or multiple is greater than 50.0x and therefore not meaningful in Evercore’s professional judgment.

Bolt Selected Public Companies:

	TEV / Revenue
	LTM		2017E		2018E
Insurance Software
Low	0.72	x	0.74	x	0.72	x
High	2.86		2.60		2.31
Mean	1.99		1.83		1.65
Median	2.18		2.00		1.78

Online Distribution
Low	1.08	x	1.03		0.95	x
High	2.27		2.43		2.17
Mean	1.63		1.64		1.48
Median	1.54		1.46		1.31

Evercore then applied a reference range of:

•	TEV/LTM revenue multiples of 4.5x to 5.5x, TEV/2017E revenue multiples of 4.0x to 5.0x, TEV/2018E revenue multiples of 3.5x to 4.5x, TEV/LTM EBITDA multiples of 13.0x to 16.0x, TEV/2017E EBITDA multiples of 12.0x to 15.0x and TEV/2018E EBITDA multiples of 10.5x to 13.0x, in each case for Velocity and each derived by Evercore based on its review of the Velocity Selected Public Companies listed above, and its experience and professional judgment, to Velocity’s LTM revenue based on bookings for the year (“non-GAAP revenue”) as of the quarter ended September 30, 2017, estimated 2017 non-GAAP revenue, estimated 2018 non-GAAP revenue, LTM EBITDA based on bookings for the year and excluding stock-based compensation and one-time non-recurring items (“Adjusted EBITDA” for purposes of the Velocity/Bolt Fairness Opinion) as of the quarter ended September 30, 2017, estimated 2017 Adjusted EBITDA and estimated 2018 Adjusted EBITDA, respectively;

•	MEV/LTM CFFO-Capex multiples of 21.0x to 25.0x, MEV/2017E CFFO-Capex multiples of 20.0x to 24.0x and MEV/2018E CFFO-Capex multiples of 15.0x to 19.0x, in each case for Velocity and each derived by Evercore based on its review of the Velocity Selected Public Companies listed above, and its experience and professional judgment, to Velocity’s LTM CFFO-Capex as of the quarter ended September 30, 2017, estimated 2017 CFFO-Capex and estimated 2018 CFFO-Capex, respectively; and

•	TEV/LTM revenue multiples of 0.70x to 1.70x, TEV/2017E revenue multiples of 0.65x to 1.65x and TEV/2018E revenue multiples of 0.60x to 1.60x, in each case for Bolt and each derived by Evercore based on its review of the Bolt Selected Public Companies listed above, and its experience and professional judgment, to Bolt’s LTM revenue as of the quarter ended September 30, 2017, estimated 2017 revenue and estimated 2018 revenue, respectively.

This analysis resulted in implied enterprise values for Velocity and Bolt, which when added together and reflecting Arsenal Holdings’ ownership interest in each of Velocity and Bolt, indicated implied equity value reference ranges for Arsenal Holdings on a sum-of-the parts basis as set forth in the tables below.

Analysis	Velocity Metric (mm)	Multiple Range	Velocity Enterprise Value Range (mm)
TEV / LTM non-GAAP revenue	$61.0	4.5x to 5.5x	$274 to $335
TEV / 2017E non-GAAP revenue	$64.9	4.0x to 5.0x	$260 to $324
TEV / 2018E non-GAAP revenue	$77.2	3.5x to 4.5x	$270 to $347
TEV / LTM Adjusted EBITDA	$16.7	13.0x to 16.0x	$218 to $268
TEV / 2017E Adjusted EBITDA	$21.2	12.0x to 15.0x	$254 to $318
TEV / 2018E Adjusted EBITDA	$28.6	10.5x to 13.0x	$300 to $372
MEV / LTM CFFO-Capex	$13.2	21.0x to 25.0x	$245 to $298
MEV / 2017E CFFO-Capex	$13.3	20.0x to 24.0x	$234 to $287
MEV / 2018E CFFO-Capex	$20.8	15.0x to 19.0x	$279 to $362

Analysis	Bolt Metric (mm)	Multiple Range	Bolt Enterprise Value Range (mm)
TEV / LTM revenue	$31.4	0.70x to 1.70x	$22 to $53
TEV / 2017E revenue	$32.2	0.65x to 1.65x	$21 to $53
TEV / 2018E revenue	$33.2	0.60x to 1.60x	$20 to $53

	Arsenal Holdings’ Ownership Interest In		Arsenal Holdings Equity Value Range (mm)
Analysis	Velocity (mm)	Bolt (mm)
TEV / LTM non-GAAP revenue/revenue	$262 to $314	$22 to $52	$283 to $366
TEV / 2017E non-GAAP revenue/revenue	$249 to $304	$21 to $52	$270 to $356
TEV / 2018E non-GAAP revenue/revenue	$258 to $324	$20 to $52	$278 to $376
TEV / LTM Adjusted EBITDA	$213 to $256	N/A	$213 to $256
TEV / 2017E Adjusted EBITDA	$244 to $298	N/A	$244 to $298
TEV / 2018E Adjusted EBITDA	$284 to $345	N/A	$284 to $345
MEV / LTM CFFO-Capex	$236 to $282	N/A	$236 to $282
MEV / 2017E CFFO-Capex	$227 to $272	N/A	$227 to $272
MEV / 2018E CFFO-Capex	$266 to $337	N/A	$266 to $337

Evercore compared the results of this analysis to the assumed purchase price for Arsenal Holdings under the Velocity/Bolt Sale Agreement of $328 million, noting that the purchase price was within or above each of the implied valuation ranges.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of Velocity and Bolt, which calculates the present value of a company’s future after-tax free unlevered cash flow based on assumptions with respect to such cash flow and assumed discount rates, in order to derive an implied equity value reference range for Arsenal Holdings on a sum-of-the-parts basis as of September 30, 2017 based on each of the Velocity Projections and the Bolt Projections. Evercore calculated the after-tax unlevered free cash flow (which Evercore calculated for purposes of its analysis as EBITDA, less stock-based compensation, applicable taxes, capital expenditures, and adjusted for changes in working capital (in Velocity’s case, excluding deferred revenue and including any changes in deferred tax assets/liabilities), in each case, based on guidance from management of Actua and Arsenal Holdings) that Velocity and Bolt were forecasted to generate in calendar years 2017 (fourth quarter only) through 2021 and calculated terminal values for each of Velocity and Bolt by applying a range of perpetuity growth rates of 2.5% to 5.0% (based on Evercore’s professional judgment given the nature of Velocity and Bolt and their respective businesses and the industries in which they operate) to Velocity and Bolt’s respective calendar year 2021 forecasted after-tax unlevered free cash flow. Evercore then discounted to present value as of September 30, 2017 the after-tax unlevered free cash flow and terminal values of Velocity and Bolt using discount rates ranging from 12.0% to 14.0% for Velocity, based on an estimate of Velocity’s weighted average cost of capital, and 20.0% to 24.0% for Bolt, based on an estimate of Bolt’s weighted average cost of capital. For purposes of its analysis, Evercore utilized an implied income tax rate of 35% for the forecasted after-tax unlevered free cash flow and separately calculated a net present value as of September 30, 2017 of Velocity’s NOLs of $50.9 million (based on information provided by management of Actua and Arsenal Holdings) using a discount rate of 13.0% (the midpoint of the 12.0% to 14.0% range) and of Bolt’s NOLs of $91.8 million (based on information provided by management of Actua and Arsenal Holdings) using a discount rate of 22.0% (the midpoint of the 20.0% to 24.0% range). Using this analysis, Evercore derived a range of implied standalone enterprise valuations for Velocity of $273.1 million to $420.2 million and for Bolt of $50.5 million to $70.0 million, which reflected a range of $261 million to $386 million for Arsenal Holdings’ ownership interests in Velocity and a range of $49 million to $67 million for Arsenal Holdings’ ownership interests in Bolt, resulting in a range of implied equity valuations for Arsenal Holdings on a sum-of-the-parts basis of $310 million to $453 million.

Evercore compared the results of this analysis to the assumed purchase price for Arsenal Holdings under the Velocity/Bolt Sale Agreement of $328 million, noting that the purchase price was within the implied valuation range.

Precedent Transactions Analysis

In performing a precedent transactions analysis of Arsenal Holdings on a sum-of-the-parts basis, Evercore reviewed publicly available information related to certain precedent acquisition transactions, set forth in the table below, divided into two groups: (i) transactions involving vertical SaaS, horizontal SaaS, business information/risk management and diversified information target companies from March 2010 to July 2017 Evercore deemed most relevant to consider in relation to Velocity (“Velocity Precedent Transactions”) and (ii) transactions involving insurance technology target companies from March 2008 to February 2017 Evercore deemed most relevant to consider in relation to Bolt (“Bolt Precedent Transactions”).

Velocity Precedent Transactions:

Date	Acquiror	Target
July 2017	Sage	Intacct
June 2017	Enel Group	EnerNOC
May 2017	Moody’s	Bureau Van Dijk
May 2017	Vista Equity Partners	Xcatly
Jan. 2017	Cisco	AppDynamics
Dec. 2016	Gemalto	3M Identity Management Business
Dec. 2016	Synchronoss	IntraLinks
Nov. 2016	Symantec	LifeLock
Nov. 2016	GE	ServiceMax
Oct. 2016	LDiscovery	Kroll Ontrack
Sept. 2016	Baring	SAI Global
Sept. 2016	Google	Apigee
July 2016	DTI	Epiq Systems
July 2016	Oracle	NetSuite
June 2016	Salesforce	Demandware
May 2016	Wolters Kluwer	Enablon
May 2016	Oracle	Opower
May 2016	Vista Equity Partners	Marketo

Date	Acquiror	Target
May 2016	Accel-KKR	SciQuest
Apr. 2016	Oracle	Textura
Apr. 2016	Vista Equity Partners	Cvent
Apr. 2016	EQT	Sitecore
Feb. 2016	Insight	Diligent Corp
Feb. 2016	Resmed	Brightree
Jan. 2016	Genstar	Sphera
Dec. 2015	Transunion	Trustev
Nov. 2015	Endurance International	Constant Contact
Oct. 2015	Roper	Aderant
Sept. 2015	SS&C	Primatics Financial LLC
Sept. 2015	Vista Equity Partners	Solera
Aug. 2015	JMI	Intelex
Aug. 2015	Envestnet	Yodlee
June 2015	Vista Equity Partners	Powerschool (Pearson)
June 2015	Cox Automotive	Dealertrack
July 2014	ACI Worldwide Corp.	Retail Decisions
Mar. 2014	Vestar Capital	ISS
Mar. 2014	Thoma Bravo	TravelClick
Jan. 2014	VMware	Airwatch
Aug. 2012	Verisk Information	Argus
May 2012	GTCR	CAMP Systems
Feb. 2012	Advent & Goldman Sachs	TransUnion
Sept. 2011	RELX	Accuity
Dec. 2010	Verisk Analytics	3E Company
Mar. 2010	MSCI	RiskMetrics

Bolt Precedent Transactions:

Date	Acquiror	Target
Feb. 2017	Sapiens	StoneRiver
Dec. 2016	Guidewire	ISCS
Nov. 2015	All Web Leads	InsuranceQuotes
Mar. 2015	LDC	SSP
Dec. 2014	Esure Group	Gocompare.com
May 2014	Solera	Pittsburgh Glass Works Insurance & Services Division
Feb. 2011	Craneware PLC	ClaimTrust, Inc.
Mar. 2008	Mastek Limited	Systems Task Group International

For transactions where sufficient public information was available, Evercore calculated and compared the TEV of the target company in the relevant transaction as a multiple of the target company’s LTM revenue (in the case of both the Velocity Precedent Transactions and Bolt Precedent Transactions) and LTM EBITDA (in the case of the Velocity Precedent Transactions). Evercore did not review LTM EBITDA multiples for the Bolt Precedent Transactions because the corresponding Bolt metric is negative. Evercore noted that the overall low to high, mean and median TEV/LTM Revenue multiples observed for the Velocity Precedent Transactions and the Bolt Precedent Transactions, and the overall low to high, mean and median TEV/LTM EBITDA multiples observed for the Velocity Precedent Transactions, were as follows:

	TEV/LTM
	Revenue		EBITDA
Velocity Precedent Transactions:
Low	0.77	x	5.3	x
High	17.94		47.2
Mean	5.65		19.8
Median	5.00		17.5

Bolt Precedent Transactions:
Low	1.28	x	N/A
High	4.76		N/A
Mean	2.51		N/A
Median	2.00		N/A

Based on this analysis and its experience and professional judgment, Evercore then applied a reference range of TEV/LTM revenue multiples of 4.0x to 5.0x to Velocity’s LTM non-GAAP revenue, a reference range of TEV/LTM revenue multiples of 1.50x to 2.50x to Bolt’s LTM revenue and a reference range of LTM/EBITDA multiples of 14.0x to 18.0x to Velocity’s LTM Adjusted EBITDA, in each case as of the quarter ended September 30, 2017. This analysis resulted in implied enterprise values for Velocity and Bolt, which when added together and reflecting Arsenal Holdings’ ownership interest in each of Velocity and Bolt, indicated implied equity value reference ranges for Arsenal Holdings on a sum-of-the parts basis as set forth in the tables below.

Analysis	Velocity Metric (mm)	Multiple Range	Velocity Enterprise Value Range (mm)
TEV / LTM non-GAAP revenue	$61.0	4.0x to 5.0x	$244 to $305
TEV / LTM Adjusted EBITDA	$16.7	14.0x to 18.0x	$234 to $301

Analysis	Bolt Metric (mm)	Multiple Range	Bolt Enterprise Value Range (mm)
TEV / LTM revenue	$31.4	1.50x to 2.50x	$47 to $79

	Arsenal Holdings’ Ownership Interest In		Arsenal Holdings Equity Value Range (mm)
Analysis	Velocity (mm)	Bolt (mm)
TEV / LTM non-GAAP revenue/revenue	$236 to $288	$46 to $75	$282 to $363
TEV / LTM Adjusted EBITDA	$227 to $285	N/A	$227 to $285

Evercore compared the results of this analysis to the assumed purchase price for Arsenal Holdings under the Velocity/Bolt Sale Agreement of $328  million, noting that the purchase price was within or above each of the implied valuation ranges.

FolioDynamix Fairness Opinion

On September 23, 2017, Evercore rendered its oral opinion, which was subsequently confirmed in writing, to the Board that, as of September 23, 2017 and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its written opinion, the portion of the merger consideration to be received by Actua in the Folio Sale is fair, from a financial point of view, to Actua.

In connection with rendering the FolioDynamix Fairness Opinion, Evercore, among other things:

•	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to FolioDynamix, as prepared and furnished to Evercore by management of Actua and FolioDynamix;

•	reviewed certain non-public projected financial and operating data relating to FolioDynamix, as prepared and furnished to Evercore by management of Actua and FolioDynamix;

•	discussed the past and current operations, financial projections and current financial condition of FolioDynamix with management of Actua and FolioDynamix (including their views on the risks and uncertainties of achieving such projections);

•	prepared a discounted cash flow analysis utilizing the financial projections provided by management of Actua and FolioDynamix (the financial projections relating to FolioDynamix provided to Evercore by management of Actua and approved for Evercore’s use by the Board are referred to as the “FolioDynamix Projections” and are set forth in “Certain Financial Projections”);

•	compared the financial performance of FolioDynamix with those of certain other publicly traded companies that Evercore deemed relevant;

•	compared the financial performance of FolioDynamix and the valuation multiples relating to the FolioDynamix transaction with those of certain other transactions that Evercore deemed relevant;

•	reviewed a substantially final draft of the Folio Sale Agreement, dated September 22, 2017; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of its analysis and opinion, Evercore assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, and Evercore assumes no liability therefor. Evercore assumed that the FolioDynamix Projections were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of Actua and FolioDynamix as to the future financial performance of FolioDynamix. Evercore expresses no view as to any projected financial data relating to FolioDynamix or the assumptions on which they are based. At the direction of the Board, for purposes of its opinion, Evercore took into consideration the views of the Board on the risks and uncertainties of achieving such projections. Evercore relied, at the direction of the Board, without independent verification, upon the assessments of the management of Actua and FolioDynamix as to financials of FolioDynamix.

For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the final executed Folio Sale Agreement will not differ from the draft agreement reviewed by Evercore, that the representations and warranties of each party contained in the Folio Sale Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Folio Sale Agreement, that all conditions to the consummation of the Folio Sale will be satisfied without material waiver or modification thereof and that the Folio Sale will be consummated in accordance with the terms set forth in the Folio Sale Agreement. Evercore further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Folio Sale will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on FolioDynamix or the consummation of the Folio Sale or materially reduce the benefits to Actua.

Evercore also assumed, with the consent and at the direction of the Board, for purposes of its opinion that (i) when determined in accordance with the Folio Sale Agreement, (A) the “Final Merger Consideration” will be equal to or greater than the “Closing Merger Consideration” and (B) the amount of the adjustments to the “Final Merger Consideration” and “Closing Merger Consideration” will be $0, resulting in the merger consideration being equal to $189.4 million (after giving effect to assumptions regarding FolioDynamix’s debt and cash at the closing of the Folio Sale and the resulting adjustments thereafter pursuant to the Folio Sale Agreement), and (ii) none of the “Parent Indemnified Parties” will incur any “Damages” for which it is entitled to indemnification under the Folio Sale Agreement (as each of the preceding terms in quotation marks is defined in the Folio Sale Agreement). Evercore’s opinion does not express any view as to the actual, assumed or proposed adjustments to the merger consideration set forth in the Folio Sale Agreement. In addition, Evercore noted that the aggregate merger consideration to be paid to FolioDynamix’s stockholders pursuant to the Folio Sale Agreement may be further reduced by certain transaction expenses to be paid by FolioDynamix (including for legal, financial and other professional advisors’ fees and transaction-related bonuses), and Evercore did not take such Folio Sale expenses into consideration for purposes of its analysis and opinion.

Evercore neither made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of FolioDynamix, nor was Evercore furnished with any such appraisals, nor did Evercore evaluate the solvency or fair value of FolioDynamix under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion is necessarily based upon information made available to Evercore as of September 23, 2017 and financial, economic, market and other conditions as they existed and as could be evaluated on such date. It is understood that subsequent developments may affect Evercore’s opinion and that Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expresses no opinion with respect to, any matter other than the fairness to Actua, from a financial point of view, of the portion of the merger consideration to be received by Actua. Evercore does not express any view on, and its opinion does not address, the fairness of the Folio Sale to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of FolioDynamix or Actua, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of FolioDynamix or Actua, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore assumed that any modification to the structure of the Folio Sale will not vary in any respect material to its analysis. Evercore’s opinion does not address the relative merits of the Folio Sale as compared to other business or financial strategies that might be available to FolioDynamix and/or Actua, nor does it address the underlying business decision of Actua to engage in the Folio Sale. Evercore’s opinion does not constitute a recommendation to the Board or to any other persons in respect of the Folio Sale. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by FolioDynamix, Actua and their respective advisors with respect to legal, regulatory, accounting and tax matters.

Summary of Evercore’s Financial Analysis for FolioDynamix Fairness Opinion

Selected Public Company Trading Analysis

In performing a public company trading multiples analysis of FolioDynamix, Evercore reviewed and compared certain financial information of FolioDynamix to corresponding financial multiples and ratios for the selected financial technology (“FinTech”), vertical SaaS and horizontal SaaS public companies listed in the table below (“FolioDynamix Selected Public Companies”), based on Evercore’s professional judgment and experience, because they are public companies with operations that for purposes of this analysis Evercore considered similar to the operations of FolioDynamix.

FolioDynamix Selected Public Companies:

FinTech	Vertical SaaS	Horizontal SaaS
• Envestnet	• Bazaarvoice	• Amber Road
• Financial Engines	• Brightcove	• Apptio
• Fiserv	• Castlight Health	• CommerceHub
• Morningstar	• Instructure	• Marin Software
• SEI Investments	• Model N	• SPS Commerce
• SS&C Technologies		• Workiva

Evercore reviewed, among other things and to the extent publicly available, TEV of the vertical SaaS and horizontal SaaS FolioDynamix Selected Public Companies as a multiple of estimated revenue for calendar years 2017 and 2018 and TEV of the FinTech FolioDynamix Selected Public Companies as a multiple of estimated EBITDA for calendar years 2017 and 2018. Revenue multiples were utilized for the vertical SaaS and horizontal SaaS FolioDynamix Selected Public Companies because the majority of SaaS public companies had negative EBITDA and SaaS companies generally trade in the public markets on revenue multiples. EBITDA multiples were utilized for the FinTech FolioDynamix Selected Public Companies because they are generally at a more mature stage and FinTech companies generally trade in the public markets on EBITDA multiples. TEV was calculated for purposes of this analysis as the price per share of each selected company on September 21, 2017, multiplied by the estimated fully diluted number of such company’s outstanding equity securities on such date based on the treasury stock method, plus debt and preferred stock, plus minority interest, less cash and cash equivalents (in the case of debt, minority interest, cash and cash equivalents, as set forth on the most recent publicly available balance sheet of such company and, in the case of minority interest, where applicable). The financial data of the FolioDynamix Selected Public Companies used by Evercore for this analysis was based on IBES estimates, and the financial data of FolioDynamix used by Evercore in this analysis was based on the FolioDynamix Projections provided to Evercore by management of Actua and FolioDynamix. Evercore noted that the overall low to high, mean and median TEV/revenue multiples observed for the vertical SaaS and horizontal SaaS FolioDynamix Selected Public Companies, and the overall low to high, mean and median TEV/EBITDA multiples observed for the FinTech FolioDynamix Selected Public Companies, were as follows:

	TEV / Revenue
FolioDynamix Selected Public Company	2017E	2018E
Vertical SaaS Companies
Low	1.5x	1.4x
High	7.1	5.4
Mean	3.5	2.9
Median	3.3	2.9

Horizontal SaaS Companies
Low	2.8x	2.5x
High	9.8	8.5
Mean	4.9	4.2
Median	3.8	3.3

	TEV / EBITDA
FolioDynamix Selected Public Company	2017E	2018E
FinTech Companies
Low	12.3x	10.6x
High	20.4	16.4
Mean	15.9	13.8
Median	14.9	13.9

Evercore then applied a reference range of TEV/2017E revenue multiples of 2.0x to 4.0x, TEV/2018E revenue multiples of 1.5x to 3.5x, TEV/2017E EBITDA multiples of 12.5x to 20.0x and TEV/2018E EBITDA multiples of 11.0x to 16.0x, each derived by Evercore based on its review of the FolioDynamix Selected Public Companies listed above, and its experience and professional judgment, to FolioDynamix’s estimated 2017 gross revenue less manager fees passed through to third party investment managers (“net revenue”), estimated 2018 net revenue, estimated 2017 EBITDA and EBITDA adjusted for approximately $2.2 million of one-time expenses (“Adjusted EBITDA” for purposes of the FolioDynamix Fairness Opinion), and estimated 2018 EBITDA, respectively. This analysis resulted in implied enterprise values for FolioDynamix as set forth in the table below.

Analysis	FolioDynamix Metric (mm)	Multiple Range	FolioDynamix Enterprise Value Range (mm)
TEV / 2017E net revenue	$44.8	2.0x to 4.0x	$90 to $179
TEV / 2018E net revenue	$60.5	1.5x to 3.5x	$91 to $212
TEV / 2017E EBITDA	$3.4	12.5x to 20.0x	$43 to $68
TEV / 2017E Adjusted EBITDA	$5.6	12.5x to 20.0x	$70 to $113
TEV / 2018E EBITDA	$11.2	11.0x to 16.0x	$123 to $179

Evercore compared the results of this analysis to the assumed aggregate merger consideration to be paid to all FolioDynamix stockholders under the Folio Sale Agreement of $189.4 million, noting that the merger consideration was within or above each of the implied valuation ranges.

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of FolioDynamix, which calculates the present value of a company’s future after-tax unlevered free cash flow based on assumptions with respect to such cash flow and assumed discount rates, in order to derive an implied enterprise value reference range for FolioDynamix as of September 30, 2017 based on the FolioDynamix Projections. Evercore calculated the after-tax unlevered free cash flow (which Evercore calculated for purposes of its analysis as EBITDA, less stock-based compensation, applicable taxes, capital expenditures, and adjusted for changes in working capital, in each case, based on guidance from management of Actua and FolioDynamix) that FolioDynamix was forecasted to generate in calendar years 2017 (fourth quarter only) through 2021 and calculated a terminal value for FolioDynamix by applying a range of perpetuity growth rates of 2.0% to 5.0% (based on Evercore’s professional judgment given the nature of FolioDynamix and its business and the industries in which it operates) to FolioDynamix’s calendar year 2021 forecasted after-tax unlevered free cash flow. Evercore then discounted to present value as of September 30, 2017 the after-tax unlevered free cash flow and terminal value of FolioDynamix using discount rates ranging from 13.5% to 15.5%, based on an estimate of FolioDynamix’s weighted average cost of capital. For purposes of its analysis, Evercore utilized an implied income tax rate of 35% for the forecasted after-tax unlevered free cash flow and separately calculated a net present value as of September 30, 2017 of FolioDynamix’s NOLs of $36 million (based on information provided by management of Actua and FolioDynamix) using a discount rate of 14.5% (the midpoint of the 13.5% to 15.5% range). Using this analysis, Evercore derived a range of implied enterprise valuations for FolioDynamix of $156 million to $239 million.

Evercore compared the results of this analysis to the assumed aggregate merger consideration to be paid to all FolioDynamix stockholders under the Folio Sale Agreement of $189.4 million, noting that the merger consideration was within the implied valuation range.

Precedent Transactions Analysis

Evercore reviewed publicly available information related to certain precedent acquisition transactions, set forth in the table below, involving financial services target companies from August 2011 to November 2016 Evercore deemed most relevant to consider in relation to FolioDynamix (“FolioDynamix Precedent Transactions”).

FolioDynamix Precedent Transactions:

Date	Acquiror	Target
Nov. 2016	Broadridge	M&O Systems, Inc.
Apr. 2016	Huatai Securities	AssetMark Holdings
Nov. 2015	Financial Engines	The Mutual Fund Store
Oct. 2015	Hellman & Friedman	Edelman Financial (Lee Equity Partners)
Feb. 2015	TA Associates	NorthStar Financial Services Group
Feb. 2015	Fidelity Investments	eMoney Advisor
Feb. 2015	SS&C	Advent
Sept. 2014	Actua Corp.	FolioDynamix Inc.
June 2014	Envestnet	Placemark
Jan. 2014	RCS Capital	Cetera Financial
Apr. 2013	Envestnet	Prudential Wealth Management Solutions
Feb. 2012	SS&C	Thomson Reuters PORTIA Business
Feb. 2012	Envestnet	Tamarac Inc
Feb. 2012	Envestnet	Prima Capital Holdings
Aug. 2011	Envestnet	FundQuest Incorporated

For transactions where sufficient public information was available, Evercore calculated and compared the TEV of the target company in the relevant transaction as a multiple of the target company’s LTM revenue and LTM EBITDA. Evercore noted that the overall low to high, mean and median TEV/LTM Revenue and TEV/LTM EBITDA multiples observed for the FolioDynamix Precedent Transactions were as follows:

	TEV/LTM
	Revenue		EBITDA
FolioDynamix Precedent Transactions:
Low	0.5	x	9.5	x
High	8.0	(1)	29.1
Mean	3.6	(2)	16.1
Median	4.0	(2)	12.0

(1)	2014 Actua/FolioDynamix transaction, based on net revenue
(2)	Excludes 2014 Actua/FolioDynamix transaction

Based on this analysis and its experience and professional judgment, Evercore then applied a reference range of TEV/LTM revenue multiples of 2.5x to 5.5x to FolioDynamix’s LTM net revenue as of the quarter ended June 30, 2017 and a reference range of TEV/LTM EBITDA of 10.0x to 30.0x to FolioDynamix’s LTM EBITDA and LTM Adjusted EBITDA, in each case as of the quarter ended June 30, 2017. The implied enterprise value reference ranges for FolioDynamix are set forth in the table below.

Analysis	FolioDynamix Metric (mm)	Multiple Range	FolioDynamix Enterprise Value Range (mm)
TEV / LTM net revenue	$38.1	2.5x to 5.5x	$95 to $210
TEV / LTM EBITDA	$3.5	10.0x to 30.0x	$35 to $106
TEV / LTM Adjusted EBITDA	$4.4	10.0x to 30.0x	$44 to $133

Evercore compared the results of this analysis to the assumed aggregate merger consideration to be paid to all FolioDynamix stockholders under the Folio Sale Agreement of $189.4 million, noting that the merger consideration was within or above each of the implied valuation ranges.

General

The foregoing summary of Evercore’s material financial analyses does not purport to be a complete description of the analyses or data presented by Evercore. In connection with the review of the Velocity/Bolt Sale and Folio Sale by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s Velocity/Bolt Fairness Opinion and FolioDynamix Fairness Opinion, as applicable. In arriving at each of its fairness determinations, Evercore considered the results of all the analyses applicable to such opinion and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of such opinion. Rather, Evercore made its determinations as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses applicable to each such opinion. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual values of either Arsenal Holdings (or its ownership interest in either Velocity or Bolt) or FolioDynamix, as applicable. No company or transaction used in the above analyses as a comparison is directly comparable to Arsenal Holdings, Velocity, Bolt or FolioDynamix or to the Transactions. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Actua, Actua Holdings, Arsenal Holdings, Velocity, Bolt, FolioDynamix or their respective advisors.

Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of (i) the purchase price to Actua Holdings in the Velocity/Bolt Sale and (ii) the portion of the merger consideration to be received by Actua in the Folio Sale. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the respective businesses or securities of Actua, Arsenal Holdings, Velocity, Bolt or FolioDynamix actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

The purchase price in the Velocity/Bolt Sale Agreement and the merger consideration in the Folio Sale Agreement were each determined through arm’s length negotiations between the Board, on the one hand, and Arsenal Buyer and Envestnet, respectively, on the other hand. Evercore provided advice to the Board during these negotiations. Evercore did not, however, recommend any specific purchase price or merger consideration to Actua or its Board or recommend that any specific purchase price or merger consideration constituted the only appropriate consideration for the Velocity/Bolt Sale or Folio Sale, respectively.

Pursuant to the terms of Evercore’s engagement letter with Actua dated September 11, 2017, a fee of $1 million was payable to Evercore upon the delivery of the Velocity/Bolt Fairness Opinion, and a success fee estimated to be approximately $8.5 million will be payable to Evercore upon the consummation of the Velocity/Bolt Sale and against which such $1 million opinion fee will be credited. Pursuant to the terms of Evercore’s engagement letter with Actua dated May 3, 2017, as amended and restated as of July 26, 2017, a fee of $2 million was payable to Evercore upon the delivery of the FolioDynamix Fairness Opinion, and a success fee estimated to be approximately $5.8 million (assuming no purchase price adjustment relative to the Consent Adjustment) will be payable to Evercore upon the consummation of the Folio Sale and against which such $2 million opinion fee will be credited. Under both engagement letters, Actua has also agreed to reimburse Evercore for its reasonable and documented out-of-pocket expenses (including legal fees, expenses and disbursements) and to indemnify Evercore for certain potential liabilities arising out of its engagement. In addition to Evercore’s engagement by Actua in connection with the Transactions, during the two years prior to September 23, 2017, Evercore and its affiliates provided financial advisory services to Actua and its affiliates, for which Evercore and its affiliates received fees in an amount equal to approximately $1.1 million in the aggregate. Subsequent to rendering its opinions on September 23, 2017, Evercore also was engaged by Bolt to provide financial advisory services in connection with the Secondary Bolt Sale, for which services Evercore may become entitled to receive fees in the future but has not received any compensation as of the date of this proxy statement.

During the two years prior to September 23, 2017, Evercore and its affiliates provided financial advisory services to CVC Capital Partners Advisory (U.S.), Inc., an entity that advises certain investment funds, including those affiliated with Arsenal Buyer, and its affiliates and portfolio companies, for which Evercore and its affiliates have received, and in the future may become entitled to receive, fees. As of the date of this proxy statement, Evercore and its affiliates have received fees in an amount equal to approximately $800,000 in the aggregate in connection with such services. During the two years prior to September 23, 2017, neither Evercore nor its affiliates have had any material relationship with Actua, CVC or their respective affiliates other than as described above or any material relationship with Envestnet, the Parent or their respective affiliates. Evercore may provide financial or other services to Actua, CVC, Envestnet and their respective affiliates (including without limitation to Bolt, as described above) in the future, and in connection with any such services Evercore may receive compensation.

In the ordinary course of business, Evercore or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of Actua, CVC, Envestnet and their respective affiliates, for its own account and for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities or instruments.

The issuance of both the Velocity/Bolt Fairness Opinion and the FolioDynamix Fairness Opinion was approved by an opinion committee of Evercore.

The Board engaged Evercore to act as a financial advisor in connection with the Transactions based on its qualifications, experience and reputation, as well as familiarity with the business of Actua. Evercore is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, leveraged buyouts, competitive biddings, private placements and valuations for corporate and other purposes.

CERTAIN FINANCIAL PROJECTIONS

Other than annual financial guidance provided to investors, Actua does not, as a matter of course, publicly disclose internal projections as to its or its individual businesses’ future performance, earnings or other results due to the unpredictability of the underlying assumptions and estimates. Actua is including the Velocity Projections, the Bolt Projections and the FolioDynamix Projections (collectively, the “Projections”) in this proxy statement to provide its stockholders with access to certain non-public unaudited projected financial information about each of Velocity, Bolt and FolioDynamix that was made available to the Board in connection with its consideration of the Transactions and to Evercore for its use and reliance in connection with its financial analyses and fairness opinions, and is not being included in this proxy statement to induce any stockholder to vote in favor of the Sale Proposal or any other proposal to be voted on at the Special Meeting. The Projections were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The Projections are forward-looking statements. All of the Projections summarized in this section were prepared by Actua management.

No independent registered public accounting firm provided any assistance in preparing the Projections. Accordingly, no independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the Projections or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Projections.

By including the Projections in this proxy statement, neither Actua nor any of its representatives has made or makes any representation to any person regarding the information included in the Projections or the ultimate performance of Actua, Velocity, Bolt, FolioDynamix or any of their affiliates compared to the information contained in the Projections. Actua has made no representation to Arsenal Buyer or Envestnet, in the Velocity/Bolt Sale Agreement or the Folio Sale Agreement, respectively, or otherwise concerning the Projections.

The assumptions and estimates underlying the Projections, all of which are difficult to predict and many of which are beyond the control of Actua, Velocity, Bolt and FolioDynamix, may not be realized. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Projections, whether or not the Transactions are completed. Neither Actua nor any of its affiliates assumes any responsibility to its stockholders for the accuracy of this information.

In particular, the Projections, while presented with numerical specificity necessarily, were based on numerous variables and assumptions that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. Important factors that may affect actual results and results in the Projections not being achieved include, but are not limited to, the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislation and other risk factors described in Actua’s SEC filings, including Actua’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and described under the section above entitled “Special Note Regarding Forward-Looking Statements.” The Projections also reflect assumptions as to certain business decisions that are subject to change. The information set forth in the Projections is not fact and should not be relied upon as being necessarily indicative of future results.

The Projections were developed on a standalone basis without giving effect to the closing of the Transactions, and therefore the Projections do not give effect to the Transactions or any changes to each of Velocity, Bolt and FolioDynamix’s operations or strategies that may be implemented after the consummation of the Transactions, including cost synergies realized as a result of the Transactions, or to any costs incurred in connection with the Transactions. Furthermore, the Projections do not take into account the effect of any failure of the Transactions to be completed and should not be viewed as accurate or continuing in that context.

The Projection summarized in this section were prepared prior to the execution of the Velocity/Bolt Sale Agreement and the Folio Sale Agreement and have not been updated to reflect any changes after the date they were prepared. Actua undertakes no obligation, except as required by law, to update or otherwise revise the Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to not be appropriate, or to reflect changes in general economic or industry conditions.

In light of the foregoing factors and the uncertainties inherent in the Projections, readers of this proxy statement are cautioned not to place undue, if any, reliance on the Projections.

Velocity Projections

Below is a summary of the Velocity Projections:

	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Non-GAAP Revenue(1)	$64.9	$77.2	$93.8	$112.9	$135.6
Non-GAAP Gross Profit	$52.2	$63.3	$77.6	$94.1	$113.7
Operating Expenses	($31.0)	($34.7)	($40.6)	($47.1)	($54.9)
Adjusted EBITDA(2)	$21.2	$28.6	$37.0	$47.0	$58.9
Cash Flow From Operations	$14.3	$12.9	$28.0	$35.5	$43.2

(1)	Velocity presents its revenue based on bookings for the relevant year rather than GAAP revenue.
(2)	EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA (with earnings derived from revenue based on bookings for the relevant year rather than GAAP revenue) plus one-time costs.

	Quarter Ending December 31,	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Adjusted EBITDA	$8.2	$28.6	$37.0	$47.0	$58.9
EBIT(1)	$7.3	$24.6	$32.4	$41.6	$52.4
EBIAT(2)	$4.8	$16.0	$21.1	$27.0	$34.1
Unlevered Free Cash Flow(3)	$3.2	$15.9	$20.7	$27.0	$33.7

(1)	EBIT is Adjusted EBITDA less depreciation and amortization and stock-based compensation.
(2)	EBIAT is EBIT less taxes assuming an implied income tax rate of 35%. Certain projections for Velocity provided to bidders, including CVC, which in other respects were consistent with the Velocity Projections, utilized implied tax rates giving effect to expected utilization of any tax benefits rather than an assumed income tax rate of 35%. These projections did not specifically calculate Unlevered Free Cash Flow; however, utilizing implied tax rates giving effect to expected utilization of tax benefits would result in Unlevered Free Cash Flow figures as follows for the quarter ending December 31, 2017 and the fiscal years ending December 31, 2018 through 2021: $4.2, $19.3, $24.7, $31.3 and $38.6.
(3)	Unlevered free cash flow is EBIAT plus depreciation and amortization, less changes in net working capital excluding deferred revenue and less capital expenditures.

Bolt Projections

Below is a summary of the Bolt Projections:

	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Revenue	$32.2	$33.2	$45.7	$61.2	$75.3
Gross Profit	$25.6	$26.4	$38.1	$53.0	$66.4
Operating Expenses	($30.1)	($32.0)	($36.2)	($42.4)	($49.2)
Operating Income	($4.4)	($5.6)	$1.9	$10.5	$17.2
Adjusted EBITDA(1)	($2.6)	($3.9)	$3.6	$12.2	$18.9
Cash Flow From Operations	($2.3)	$0.2	$4.7	$12.8	$18.7

(1)	EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA plus one-time costs.

	Quarter Ending December 31,	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Adjusted EBITDA	($0.9)	($3.9)	$3.6	$12.2	$18.9
EBIT(1)	($1.4)	($5.7)	$1.8	$10.4	$17.1
EBIAT(2)	($0.9)	($3.7)	$1.2	$6.8	$11.1
Unlevered Free Cash Flow(3)	$1.2	$2.2	$4.2	$9.2	$12.8

(1)	EBIT is EBITDA less depreciation and amortization and less stock-based compensation.
(2)	EBIAT is EBIT less taxes.
(3)	Unlevered free cash flow is EBIAT plus depreciation and amortization, less change in net working capital excluding deferred revenue and less capital expenditures. For this purpose, capital expenditures are assumed to be equal to depreciation and amortization.

The following projections for Bolt, which reflected the view of Bolt’s management, were provided to potential bidders for Actua, including CVC (the “Initial Bolt Projections”):

	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Revenue	$33.1	$40.7	$58.0	$79.2	$102.0
Gross Profit	$26.4	$33.0	$49.6	$69.8	$91.6
Operating Income	($4.5)	($1.9)	$7.8	$18.8	$30.2
EBITDA(1)	$(2.7)	$(0.2)	$9.4	$20.4	$31.8

(1)	EBITDA is earnings before interest, taxes, depreciation and amortization.

In light of Bolt’s historical operating performance, Actua management determined that it should provide the Board and Evercore with Bolt projections that reflect a more conservative growth rate for the business than the Initial Bolt Projections. Accordingly, Actua made the Bolt Projections available to the Board in connection with its consideration of the Velocity/Bolt Sale and to Evercore for its use and reliance in connection with its financial analysis and the Velocity/Bolt Fairness Opinion.

FolioDynamix Projections

Below is a summary of the FolioDynamix Projections:

	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ in millions)	(Estimated)
Gross Revenue	$70.6	$91.5	$114.2	$141.2	$172.5
Gross Profit	$31.8	$44.8	$59.7	$78.2	$99.3
Operating Income (Loss)	$1.6	$9.2	$16.8	$30.2	$43.8
Net Income	($0.5)	$7.1	$14.8	$19.4	$28.7
Net Revenue(1)	$44.8	$60.5	$78.1	$99.7	$124.9
EBITDA(2)	3.4	11.2	18.8	32.2	45.9
Adjusted EBITDA(3)	5.6	11.2	18.8	32.2	45.9

(1)	Net revenue is defined as gross revenue less manager fees passed through to third party investment managers.
(2)	EBITDA is earnings before interest, taxes, depreciation and amortization.
(3)	Adjusted EBITDA is EBITDA plus one-time costs.

	Quarter Ending December 31,	Fiscal Year Ending December 31,
	2017	2018	2019	2020	2021
($ millions)	(Estimated)
Net Revenue	$13.1	$60.5	$78.1	$99.7	$124.9
EBITDA	$1.9	$11.2	$18.8	$32.2	$45.9
EBIT(1)	$1.1	$7.7	$15.2	$28.6	$42.2
EBIAT(2)	$0.7	$5.0	$9.9	$18.6	$27.4
Unlevered Free Cash Flow(3)	$1.5	$3.7	$8.2	$16.5	$24.8

(1)	EBIT is EBITDA less depreciation and amortization and less stock-based compensation.
(2)	EBIAT is EBIT less taxes.
(3)	Unlevered free cash flow is EBIAT plus depreciation and amortization, less change in net working capital excluding deferred revenue and less capital expenditures. For this purpose, capital expenditures are assumed to be equal to depreciation and amortization.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS

Certain of Actua’s executive officers and directors may have financial interests in the Transactions that may be different from, or in addition to, the interests of Actua’s stockholders generally. The Board was aware of those potentially differing interests and considered them, among other matters, in evaluating the Velocity/Bolt Sale Agreement and the Folio Sale Agreement and in reaching its decision to approve such agreements and the transactions contemplated thereby, as more fully discussed in “Background of the Transactions,” “The Velocity/Bolt Sale—Reasons for Recommending the Velocity/Bolt Sale and the Sale Proposal” and “The Folio Sale—Reasons for Recommending the Folio Sale and the Sale Proposal.”

For further information with respect to the arrangements between Actua and its named executive officers, see “Transaction-Related Compensation to Executive Officers.”

Impact of the Transactions on Shares and Equity Awards

Shares

Actua’s executive officers and directors who own shares of common stock will be entitled to receive, on the same terms and conditions as Actua’s other stockholders, the same dividends, distributions and other benefits that Actua’s stockholders would receive when Actua distributes substantially all of the net proceeds received from the consummation of the Transactions to Actua’s stockholders.

Company Restricted Stock

On February 28, 2014, under the terms of Actua’s Seventh Amended and Restated 2005 Omnibus Equity Compensation Plan, as amended from time to time (the “Plan”), the Board granted 750,000 shares of restricted stock to each of Walter W. Buckley, III and Douglas Alexander and 200,000 shares of restricted stock to R. Kirk Morgan (the “2014 Long-Term Grants”), with:

•	50% of the shares in each grant subject to time-based vesting (in equal annual installments over a four-year period); and

•	50% of the shares in each grant subject to market-based vesting.

As of September 30, 2017, 93,750 restricted shares subject to time-based vesting and 375,000 shares subject to market-based vesting remained unvested for each of Messrs. Buckley and Alexander, and 25,000 restricted shares subject to time-based vesting and 100,000 shares subject to market-based vesting remained unvested for

Mr. Morgan. Vesting of the 2014 Long-Term Grants will accelerate upon the executive’s termination of employment without “cause” or for “good reason,” in either case, following a “change of control” that occurs before February 28, 2018. For purposes of the foregoing, the terms “cause,” “good reason” and “change of control” have the meanings set forth in the Plan, the applicable award agreement and the executives’ employment agreements (as applicable).

On March 10, 2017, Actua granted 56,859 shares of restricted stock to each of Messrs. Buckley and Alexander and 21,661 shares of restricted stock to Mr. Morgan, in each case, as part of Actua’s 2017 performance bonus plan (the “2017 Performance Awards”). The 2017 Performance Awards were made under the Plan. The 2017 Performance Awards become vested based on the achievement of certain performance goals, and with respect to Messrs. Buckley and Alexander, will vest in full if their employment is terminated without “cause” or for “good reason,” in either case, following a “change of control.” Upon any termination of employment prior to a change of control other than for cause, each executive is entitled to pro-rata vesting (based on actual performance). For purposes of the foregoing, the terms “cause,” “good reason” and “change of control” have the meanings set forth in the executives’ employment agreements and award agreements, as applicable.

The Velocity/Bolt Sale will constitute a change of control for purposes of the 2014 Long-Term Grants and for purposes of the 2017 Performance Awards granted to Messrs. Buckley, Alexander and Morgan. In connection with its efforts to ensure that a program of Actua employee incentive arrangements is in place in order to maximize stockholder value in connection with the Transactions, the Board has recognized that Actua’s executives responsible for structuring, negotiating and consummating the Transactions would be incented in large part through the vesting of unvested shares under the 2014 Long-Term Grants and the 2017 Performance Awards. Given the structure of the Transactions, which will require certain of Actua’s executives to remain at Actua in order to assist in the wind-down of Actua’s operations, Actua’s residual regulatory compliance efforts and/or the liquidation of Actua’s remaining assets following the change of control for varying periods before their employment is ultimately terminated (and thus not receive the intended vesting acceleration or distributions on their restricted stock), the Board has determined that any unvested shares under the 2014 Long-Term Grants and the 2017 Performance Awards will vest upon the consummation of the change of control in connection with the Transactions (that is, the consummation of the Velocity/Bolt Sale), subject to the executive’s continued employment with Actua through the change of control. The Board believes that those actions are necessary to fully realize the incentives it has put in place in connection with the Transactions and will foster alignment between Actua’s stockholders and the executives who will seek to maximize stockholder value as they wind down Actua’s operations and dispose of its remaining assets.

Stock Options and Stock Appreciation Rights

As of September 30, 2017, Mr. Morgan holds stock appreciation rights (“SARs”) covering 37,500 shares of Actua’s common stock; those SARs are fully vested. As of the date of this proxy statement, David Adelman, Richard Haverstick and Peter Miller each hold SARs covering 25,000 shares of Actua’s common stock, with all of the SARs held by Messrs. Adelman and Miller being vested, and 6,250 of the SARs held by Mr. Haverstick being vested. The vesting of Mr. Haverstick’s 18,750 unvested SARs will be accelerated in full upon the change of control (that is, the consummation of the Velocity/Bolt Sale), subject to his continued service on the Board through the time of the change of control.

Deferred Stock Units

As of September 30, 2017, all of the non-employee directors (other than Mr. Haverstick) held deferred stock units granted under the Plan (“DSUs”). All of the DSUs held by non-employee directors are vested, except for 5,625 DSUs held by each of Michael Hagan, Mr. Miller and Philip Ringo. Pursuant to their terms, all of these unvested DSUs will become immediately vested in full, and each DSU will be settled for one share of Actua’s common stock, upon the change of control (that is, the consummation of the Velocity/Bolt Sale). The number of DSUs held by each non-employee director as of September 30, 2017 is set forth in the table below.

Carried Interest

Actua’s executive officers have not and will not receive any compensation under Actua’s carried interest program in connection with the Transactions, as Actua’s interest in Bolt is no longer held by the limited partnership that had been set up under the program.

Executive Officer and Director Equity Holdings

The table below sets forth, with respect to each executive officer and director of Actua, as applicable, as of September 30, 2017:

•	the number of shares of Actua’s common stock beneficially held by the individual without restriction (that is, excluding 2014 Long-Term Grants, 2017 Performance Awards and Director Restricted Stock), and the value of that common stock as of September 30, 2017 (which equals the number of shares of Actua’s common stock multiplied by the latest closing price of Actua’s common stock as of that date);

•	the number of shares of Actua’s common stock underlying SARs and stock options held by the individual (all of which is vested, except for 18,750 SARs held by Mr. Haverstick), and the value of those SARs and stock options as of September 30, 2017 (which, for each award of SARs or stock options, equals the number of shares of Actua’s common stock underlying the award, multiplied by the difference, if any, between the latest closing price of Actua’s common stock as of that date and the exercise price or base price of the award);

•	the number of shares of restricted stock under 2014 Long-Term Grants and 2017 Performance Awards held by the individual, and the value of that restricted stock as of September 30, 2017 (which equals the number of shares of restricted stock multiplied by the latest closing price of Actua’s common stock as of that date);

•	the number of shares of restricted stock that is Director Restricted Stock held by the individual, and the value of that restricted stock as of September 30, 2017 (which equals the number of shares of restricted stock multiplied by the latest closing price of Actua’s common stock as of that date); and

•	the number of DSUs held by the individual (all of which is vested, except for 5,625 DSUs held by each of Messrs. Hagan, Miller and Ringo), and the value of those DSUs as of September 30, 2017 (which equals the number of DSUs multiplied by the latest closing price of Actua’s common stock as of that date).

Note, the value of the equity interests set forth on this table does not separately include the value of any dividends expected to be paid in connection with the Transactions (since any such value should be reflected in the latest closing price of Actua’s common stock prior to September 30, 2017).

Name	Shares of Common Stock (#)	Value of Common Stock ($)	Shares of Common Stock Underlying SARs and Stock Options (#)	Value of SARs and Stock Options ($)	Shares Under 2014 Long- Term Grants and 2017 Performance Awards (#)	Value of 2014 Long- Term Grants and 2017 Performance Awards ($)	Shares of Director Restricted Stock (#)	Value of Director Restricted Stock ($)	Shares of Common Stock Underlying DSUs (#)	Value of Common Stock Underlying DSUs ($)
Walter W. Buckley, III	787,472	$12,048,322	—	—	525,609	$8,041,818	—	—	—	—
Douglas Alexander	801,379	$12,261,099	—	—	525,609	$8,041,818	—	—	—	—
R. Kirk Morgan	30,448	$465,550	37,500	$118,125	146,661	$2,243,913	—	—	—	—
David J. Adelman	71,472	$1,093,522	25,000	$78,750	—	—	12,793	$195,733	26,211	$401,283
David J. Berkman	63,333	$968,995	—	—	—	—	11,969	$183,126	103,784	$1,587,795
Thomas A. Decker	55,465	$848,615	—	—	—	—	10,715	$163,940	67,760	$1,026,728
David K. Downes	54,939	$840,567	—	—	—	—	12,507	$191,357	67,598	$1,034,249
Michael J. Hagan	15,742	$249,853	—	—	—	—	5,269	$80,616	79,176	$1,211,393
H. Richard Haverstick, Jr.	23,149	$354,180	25,000	$157,000	—	—	12,769	$195,366	—	—
Peter K. Miller	26,673	$408,097	25,000	$163,500	—	—	4,910	$75,123	55,996	$856,739
Philip J. Ringo	31,085	$475,601	—	—	—	—	5,878	$89,933	131,849	$2,017,290

Employment Agreements and Other Arrangements with Executive Officers

Messrs. Buckley and Alexander. Actua is party to an employment agreement with each of Messrs. Buckley and Alexander.

If either Mr. Buckley’s or Mr. Alexander’s employment is terminated by Actua without cause during the six-month period before, or the 24-month period following, a change of control, or if either executive resigns for good reason during the 24-month period following a change of control, he would, under his employment agreement, be entitled to:

•	payment, within 60 days of his termination date, of a lump sum equal to two times the sum of his annual base salary plus target bonus ($2,475,000);

•	payment, at the same time of payment of bonuses to Actua’s other executives, of a prorated bonus for the year in which his termination occurs;

•	automatic vesting of all unvested stock options, SARs and restricted stock granted to him under Actua’s equity compensation plans;

•	continuation of his medical benefits until the earlier to occur of (i) two years after his termination and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan (estimated to be $44,183 for each of Messrs. Buckley and Alexander); and

•	outplacement assistance of up to $40,000.

The first 18 months of the medical benefits, if payable, would be paid on a monthly basis, and the last six months of the medical payments, if payable, would be paid in a lump sum within 30 days following the end of the 18-month period following the executive’s termination. The benefits outlined above for Messrs. Buckley and Alexander are expressly contingent upon the relevant executive executing and not revoking or breaching a general release, as well as the executive’s continued adherence to the non-competition, non-solicitation, confidentiality and invention assignment covenants contained in his employment agreement.

The terms “cause,” “good reason” and “change of control” are defined in the applicable executive’s employment agreement. The consummation of the Velocity/Bolt Sale will constitute a “change of control” under Messrs. Buckley’s and Alexander’s employment agreements.

For a quantification of the severance benefits potentially payable to Messrs. Buckley and Alexander in connection with the Transactions, see “Transaction-Related Compensation to Executive Officers.”

Mr. Morgan. Actua is party to an employment agreement with Mr. Morgan.

If Mr. Morgan’s employment is terminated by Actua without cause (as defined in Mr. Morgan’s employment agreement) on or prior to December 31, 2020, he would, under his employment agreement, be entitled to the following benefits:

•	payment, following his termination, of a lump sum amount equal to 12 months of his base salary plus target bonus at the rate existing at termination of his employment ($600,000);

•	payment, at the same time as other employees, of a prorated bonus for service through his termination date based on individual performance and company performance for that period as determined by the Board;

•	continuation of medical and dental insurance until the earlier to occur of (i) 12 months after termination of his employment and (ii) his eligibility for benefits under another employer’s or his spouse’s employer’s plan (estimated to be $22,092);

•	provision of executive outplacement services until the earlier to occur of (i) 12 months after termination of his employment and (ii) his employment with a subsequent employer (estimated to be $40,000); and

•	the exercise period of his vested option and SAR awards will be extended, subject to the limitations of applicable tax law, to the earlier to occur of (i) 24 months after termination of his employment, (ii) 12 months after the price of Actua’s common stock is maintained at a minimum closing price of $30 per share for 20 consecutive trading days, subject to adjustment for stock splits and similar events and (iii) the original expiration date of the award.

The benefits outlined above are expressly contingent upon Mr. Morgan executing and not rescinding or breaching a general release and restrictive covenant agreement in a form acceptable to Actua.

Transaction-Related Compensation to Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that could become payable to each of Actua’s executive officers and that is based on or otherwise relates to the Transactions; this compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules.

The amounts set forth in the “Golden Parachute Compensation” table below are estimates of the amounts that would be payable, assuming, solely for purposes of this table the consummation of the change of control in connection with the Transactions (that is, the consummation of the Velocity/Bolt Sale) occurs prior to February 28, 2018 and that the executive’s employment is terminated on such date. Certain other assumptions are included in the footnotes below. Accordingly, the amounts received by Messrs. Buckley, Alexander and Morgan in connection with the Transactions may materially differ from the amounts set forth below. Some of the amounts set forth in the table below would be payable by virtue of the consummation of the Velocity/Bolt Sale and/or the waiver of any applicable requirement that the executive’s employment be terminated (“single-trigger” payments), while other amounts would be payable only if a qualifying termination of employment occurs following the consummation of the Velocity/Bolt Sale (“double-trigger” payments).

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)	Perquisites / Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(4)
Walter W. Buckley, III	$2,475,000	$8,036,562	—	$84,183	—	—	$10,595,745
Douglas Alexander	$2,475,000	$8,036,562	—	$84,183	—	—	$10,595,745
R. Kirk Morgan	—	$2,242,447	—	—	—	—	$2,242,447

(1)	Represents for Messrs. Buckley and Alexander the lump sum payment of two times the sum of his annual base salary plus target bonus (as described in “Interests of Certain Persons in the Transactions—Employment Agreements and Other Arrangements with Executive Officers” above), which is owed in the event that the executive’s employment is terminated by Actua without cause during the six-month period before, through the 24-month period following, a change of control or if the executive resigns for good reason during the 24-month period following a change of control. The payment of Messrs. Buckley’s and Alexander’s prorated bonuses will be accomplished through the vesting of their respective 2017 Performance Awards, as reflected in the “Equity” column of this table and accompanying footnote (2). All of the severance payments described in this footnote (1) are double-trigger arrangements. Mr. Morgan is not entitled to receive any cash change of control severance benefits, but his severance benefits in the event of a termination without cause are described above in “Interests of Certain Persons in the Transactions—Employment Agreements and Other Arrangements with Executive Officers.”
(2)

Represents the accelerated vesting of the 2014 Long-Term Grants and 2017 Performance Awards held by Messrs. Buckley, Alexander and Morgan. Upon the consummation of the Velocity/Bolt Sale, (A) a total of 468,750 shares under the 2014 Long Term Grants and a total of 56,859 shares under the 2017 Performance Awards will become vested for each of Messrs. Buckley and Alexander, and (B) a total of 125,000 shares under the 2014 Long-Term Grants and a total of 21,661 shares under the 2017 Performance Awards will become vested for Mr. Morgan. The value of the shares becoming vested was calculated as the number of shares so vesting multiplied by $15.29 (the average closing market price of Actua’s common stock over the first five business days following the first public announcement of the Transactions). The vesting acceleration arrangements described in this footnote (2) are single-trigger arrangements.
(3)	Represents for each of Messrs. Buckley and Alexander the continuation of medical benefits and the maximum potential amount of outplacement assistance (as described above in “Interests of Certain Persons in the Transactions—Employment Agreements and Other Arrangements with Executive Officers”) to be provided if his employment is terminated by Actua without cause during the six-month period before, through the 24-month period following, a change of control or if he resigns for good reason during the 24-month period following a change of control. The amounts relating to the continuation of medical benefits assume that the cost of providing the continuing benefits will remain the same as it is in 2017. All of the severance arrangements described in this footnote (3) are double-trigger arrangements. Mr. Morgan is not entitled to receive any change of control severance benefits, but his severance benefits in the event of a termination without cause are described above in “Interests of Certain Persons in the Transactions—Employment Agreements and Other Arrangements with Executive Officers.”
(4)	The total single trigger arrangements for Messrs. Buckley, Alexander and Morgan set forth in this table are $8,036,562, $8,036,562 and $2,242,447, respectively, and the total double trigger payments for Messrs. Buckley, Alexander and Morgan described on this table are $2,559,183, $2,559,183 and $0, respectively.

ANTICIPATED USE OF PROCEEDS FROM THE TRANSACTIONS

Assuming the closing of the Velocity/Bolt Sale and the Folio Sale, Actua estimates that it will realize net cash proceeds in the range of between approximately $472 million and approximately $502 million, or approximately $14.35 and $15.18 per share (such range of proceeds, the “Proceeds Estimate”). The Proceeds Estimate includes a $30 million range because the Folio Sale is subject to certain potential downward purchase price adjustments totaling approximately $30 million, including in connection with the Consent Adjustment. The Proceeds Estimate takes into account estimated transaction costs associated with both the Velocity/Bolt Sale and the Folio Sale and an estimated negative purchase price adjustment related to working capital, cash and indebtedness associated with the Folio Sale; the actual transaction costs and any negative purchase price adjustments could ultimately differ from Actua’s estimates. Escrowed proceeds of approximately $1.1 million and a shareholder representative’s expense fund of $0.5 million are also excluded from the Proceeds Estimate, as those proceeds may never be realized due to indemnification claims and/or purchase price adjustments. The Proceeds Estimate does not include the potential additional proceeds from a Secondary Bolt Sale, as described above, since there can be no assurance that any such proceeds will be realized. Actua expects to pay U.S. federal income taxes in connection with the Transactions but does not expect the amount to be material.

Actua intends to distribute substantially all of the net proceeds from the Velocity/Bolt Sale and the Folio Sale, which are expected to be in the range of between approximately $472 million and approximately $502 million (that is, the Proceeds Estimate), to its stockholders as soon as practicable following the closing of both the Velocity/Bolt Sale and the Folio Sale. There can be no assurance, however, of the exact amount of cash proceeds to be distributed to Actua’s stockholders or of the exact timing of any such distributions. Actua has not set a record date for any such distribution, and an Actua stockholder must hold shares of Actua’s common stock as of the applicable record date in order to receive a distribution.

Following the consummation of the Velocity/Bolt Sale and the Folio Sale, Actua intends to wind down its operations and monetize its remaining holdings, which consist largely of minority ownership stakes (generally less than 10%) in private companies, including (i) Anthem Ventures Fund, L.P., Anthem Annex Fund, L.P. and Stage2 Capital Ventures Associates, L.P. (each of which invests in technology companies), (ii) InstaMed Holdings, Inc. (a cloud-based healthcare payments network), (iii) Parchment Inc. (a provider of cloud-based technology for education credentials), (iv) Savana, Inc. (a provider of financial process automation technology) and (v) Relay Holdings, LLC (a provider of personalized mobile customer solutions) (collectively, the “Minority Holdings”), over a 12- to 18-month period following the consummation of the Velocity/Bolt Sale and the Folio Sale, and to distribute its other cash assets, such as any deferred consideration under the Folio Sale Agreement, any residual portions of the GovDelivery Escrow and any residual value in QC Holdings, Inc., which sold substantially all of its assets to Allconnect, Inc. in 2013. There can be no assurance as to how long this process will take or what the results of this process will yield. Actua intends to significantly reduce its operating costs during this wind-down stage and return net proceeds from the sale of its remaining holdings and its other cash assets to its stockholders, less amounts reasonably expected to be needed to fund Actua’s operations and satisfy its liabilities. Actua is working with its advisors to determine the method or combination of methods by which it may distribute those proceeds and assets, which could consist of, among other things:

•	multiple cash distributions over time to Actua stockholders who hold stock as of the various record dates associated with such distributions; and/or

•	the issuance of contingent value rights associated with Actua’s other holdings and cash assets to those stockholders who hold stock as of a record date or dates associated with prior cash distributions (or some other record date or dates).

Tax Consequences of the Anticipated Use of Proceeds

The following discussion is a summary of the material U.S. federal income tax consequences of a non-liquidating distribution of the proceeds from the Transactions to Actua’s stockholders. For a summary of certain material U.S. federal income tax consequences of the Transactions, see “Certain U.S. Federal Income Tax Consequences of the Velocity/Bolt Sale” and “Certain U.S. Federal Income Tax Consequences of the Folio Sale.”

Taxation of Distributions

As discussed above, Actua intends to distribute substantially all of the net proceeds from the Transactions to its stockholders. If Actua makes a non-liquidating dividend distribution of cash or property, such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Actua’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in Actua’s shares of common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock. The timing and amount of cash to be distributed to our stockholders will depend on a number of factors, discussed in further detail above.

Foreign Stockholders

For purposes of this discussion, a “foreign stockholder” is a stockholder that, for U.S. federal income tax purposes, is not a U.S. person. The term “U.S. person” means:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Foreign stockholders generally will be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of Actua’s distributions treated as dividends or such lower rate as may be specified by an applicable income tax treaty. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a foreign stockholder will be required to provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or appropriate substitute or successor form) certifying its entitlement to benefits under the tax treaty. A foreign stockholder that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

The U.S. federal withholding tax does not apply to dividends that are “U.S. trade or business income” (as described below) of a foreign stockholder who provides a properly executed IRS Form W-8ECI (or appropriate substitute or successor form), certifying that the dividends are subject to tax as income effectively connected with the foreign stockholder’s conduct of a trade or business in the United States. Dividend income received by a foreign stockholder will be considered to be “U.S. trade or business income” if such dividend income is (1) effectively connected with the conduct by a foreign stockholder of a trade or business within the United States; and (2) in the case of a foreign stockholder that is eligible for the benefits of an income tax treaty with the United States, attributable to a “permanent establishment” or “fixed base” maintained by the foreign stockholder in the United States. U.S. trade or business income is not subject to U.S. federal withholding tax (provided the foreign stockholder complies with applicable certification and disclosure requirements); instead, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates generally in the same manner as if the recipient were a U.S. person. Any U.S. trade or business income received by a foreign stockholder that is treated as a corporation also may be subject to a “branch profits tax” at a 30% rate, or such lower rate as provided under an applicable income tax treaty.

Each foreign stockholder is urged to consult his or her own tax advisor as to the U.S. federal income tax consequences of any distributions from Actua.

EFFECTS ON ACTUA IF THE TRANSACTIONS ARE CONSUMMATED

Contingent upon the successful closing of the Velocity/Bolt Sale and the Folio Sale, and following the distribution to Actua’s stockholders of substantially all of the net proceeds realized from the Transactions, Actua intends to monetize the Minority Holdings and discharge its outstanding obligations as it winds down its operations. Actua intends to significantly reduce its operating costs during this wind-down stage.

Actua’s goal is to monetize the Minority Holdings over a 12- to 18-month period following the consummation of both the Velocity/Bolt Sale and the Folio Sale. Actua may not realize the value of escrowed proceeds, holdbacks or other contingent consideration associated with the Folio Sale and the sale of its other assets during that period, however. Additionally, there can be no assurance that Actua will be able to satisfy all of its liabilities during that period.

As part of the process of winding down its operations and liquidating its remaining assets, Actua may in the future seek stockholder approval to effect a reverse stock split following the distribution of substantially all of the net proceeds from the Velocity/Bolt Sale and the Folio Sale to reduce the number of Actua stockholders of record to fewer than 300, and thereafter delist Actua’s common stock with NASDAQ and deregister its common stock with the SEC. Actua believes those measures may be necessary and appropriate, given the minimal amount of assets and resources that it expects to have available at the time of the wind-down.

EFFECTS ON ACTUA IF THE TRANSACTIONS ARE NOT CONSUMMATED

If the Velocity/Bolt Sale and/or the Folio Sale are not completed, Actua will continue operating its businesses in the ordinary course and may explore other strategic alternatives, including the sale of Actua, Arsenal Holdings, Velocity, Bolt and/or FolioDynamix to other parties. However, any alternative transaction may have terms that are less favorable to Actua than the terms of the Transactions, or Actua may be unable to reach agreement for an alternative transaction with a third party.

CERTAIN ACCOUNTING CONSEQUENCES OF THE TRANSACTIONS

In connection with the execution of the Velocity/Bolt Sale Agreement on September 23, 2017, the execution of the Folio Sale Agreement on September 25, 2017 and Actua’s review of relevant accounting factors, Actua determined that each of Velocity, Bolt and FolioDynamix met the criteria for held-for-sale classification and discontinued operations treatment as of September 30, 2017. Accordingly, the aggregate results of each of those companies will be presented as one line item entitled “Loss from discontinued operations, net of tax” on Actua’s consolidated statements of operations beginning in the quarter ended September 30, 2017. Additionally, the aggregate assets and liabilities of Velocity, Bolt and FolioDynamix will be presented in the line items entitled “Assets of discontinued operations” and “Liabilities of discontinued operations” on Actua’s consolidated balance sheets beginning on September 30, 2017. In its filings with the SEC related to the quarter ended September 30, 2017 and thereafter, for presentation purposes, Actua will reclassify Velocity, Bolt and FolioDynamix as held for sale and discontinued operations for all prior periods presented in order to match the current held-for-sale and discontinued operations classifications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information relating to shares of Actua Common Stock beneficially owned by:

•	each person or group that is known to Actua to be the beneficial owner of more than 5% of its outstanding Common Stock;

•	each Actua director and executive officer; and

•	all Actua directors and executive officers as a group.

Unless otherwise specified, (i) the information in the following table is as of September 30, 2017, and (ii) the address of each person listed below is c/o Actua Corporation, Attention: Corporate Secretary, 555 East Lancaster Avenue, Suite 640, Radnor, Pennsylvania 19087.

Name of 5% Beneficial Owner, Director or Executive Officer	Options, Warrants and SARs Exercisable Within 60 Days	DSUs(1)	Number of Shares Beneficially Owned, Including Options, Warrants and SARs Exercisable Within 60 Days and DSUs	Percent of Voting Shares Outstanding(2)
David J. Adelman	25,000	26,211	135,476	*
Doug Alexander	0	0	1,326,988	4.1%
David J. Berkman	0	103,784	179,086	*
Walter W. Buckley, III(3)	0	0	1,313,081	4.1%
Thomas A. Decker	0	67,760	133,940	*
David K. Downes	0	67,598	135,044	*
Michael J. Hagan	0	79,176	100,187	*
H. Richard Haverstick	6,250	0	42,168	*
Peter K. Miller	25,000	55,996	112,579	*
R. Kirk Morgan	37,500	0	214,609	*
Philip J. Ringo	0	131,849	168,812	*
All directors and executive officers as a group (11 individuals)	93,750	532,374	3,861,970	12.0%
BlackRock, Inc.(4)(5)	0	0	2,615,055	8.1%
Capital World Investors(4)(6)	0	0	2,602,000	8.1%
Dimensional Fund Advisors LP(4)(7)	0	0	2,390,957	7.4%
FMR LLC(4)(8)	0	0	5,921,628	18.4%
The Vanguard Group, Inc.(4)(9)	0	0	2,742,065	8.5%

*	Represents less than 1% of the outstanding shares of common stock of Actua.
(1)

Includes shares of common stock underlying DSUs issued under Actua’s Non-Management Director Compensation Plan in connection with the director’s service on the Board and its committees. Since directors do not have any voting or dispositive power with respect to the shares of common stock underlying the DSUs they hold, the DSUs are not included in the “Percent of Voting Shares Outstanding” figures in the table.
(2)	Percentages are based on 32,156,605 shares of Actua common stock outstanding and eligible to vote as of September 30, 2017.
(3)	Includes 25,000 shares of common stock held by two trusts for the benefit of members of Mr. Buckley’s immediate family (with each trust holding 12,500 shares of common stock), as to which Mr. Buckley disclaims beneficial ownership.
(4)	Ownership information is as of December 31, 2016, based on a Schedule 13G (or an amendment thereto) filed with the SEC.
(5)	Includes shares held by the following subsidiaries of BlackRock, Inc. (“BlackRock”): BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited and BlackRock Investment Management, LLC. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.
(6)	Includes shares held by various investment companies under the Investment Company Act of 1940, as amended (the “Investment Act”), for which Capital World Investors/Capital Research and Management Company (“CW”) serves as investment advisor (including shares held by SMALLCAP World Fund, Inc., which, according to the Schedule 13G filed by CW on February 13, 2017, represent more than 5% of the outstanding shares of Actua’s common stock). The address of CW is 333 South Hope Street, Los Angeles, CA 90071.
(7)	Includes shares held by (a) four separate investment companies under the Investment Act for which Dimensional Fund Advisors LP (“Dimensional”) provides investment advice and (b) certain other commingled funds, group trusts and separate accounts for which Dimensional serves as investment manager or sub-advisor. Dimensional disclaims beneficial ownership of all such shares. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.
(8)	Includes shares held by various investment companies registered under the Investment Act for which Fidelity Management & Research Company (“Fidelity Management”) serves as investment advisor. The address of each of FMR LLC and Fidelity Management is 245 Summer Street, Boston, MA 02210.
(9)	Includes shares held by a number of (a) collective trust accounts for which Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. (“Vanguard”), serves as investment manager and (b) Australian investment offerings for which Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, serves as investment manager. Vanguard’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

PROPOSAL 2—ADVISORY VOTE ON TRANSACTION-RELATED COMPENSATION OF NAMED EXECUTIVE OFFICERS

General

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Actua is providing its stockholders with a separate advisory (non-binding) vote to approve certain compensation that may be paid or become payable to Actua’s named executive officers in connection with the Transactions, as described in this proxy statement in the sections entitled “Interests of Certain Persons in the Transactions.”

The Board unanimously recommends that the stockholders of Actua approve the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Actua Corporation in connection with the Transactions, as disclosed in the table in the sections of the proxy statement titled “Interests of Certain Persons in the Transactions,” including the associated narrative discussion, and the agreements and plans pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”

The vote on the Transaction-Related Compensation Proposal is a vote separate and apart from the vote on the Sale Proposal. Accordingly, you may vote to approve the Sale Proposal and vote not to approve the Transaction-Related Compensation Proposal and vice versa. Because the vote on the Transaction-Related Compensation Proposal is advisory only, it will not be binding on the Board or Actua. Accordingly, if the Transactions are consummated, the compensation related to the Transactions will be payable, subject only to the conditions applicable thereto under the applicable compensation agreements and arrangements, regardless of the outcome of the non-binding, advisory vote of Actua’s stockholders. Although the Transaction-Related Compensation Proposal is only advisory in nature and is not binding on the Board or Actua, Actua intends to review the voting results with the Board and the Compensation Committee of the Board.

Required Vote

The above resolution approving the compensation of Actua’s named executive officers pursuant to the completion of the Transactions on a non-binding advisory basis requires the affirmative vote of a majority of the outstanding shares of Actua’s common stock present in person or by proxy at the Special Meeting, provided that a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will have the same effect as a vote against the Transaction-Related Compensation Proposal. Broker non-votes will not affect the vote on the Transaction-Related Compensation Proposal.

Recommendation of the Board

The Board unanimously recommends that the stockholders of Actua vote “FOR” the Transaction-Related Compensation Proposal.

PROPOSAL 3—ADJOURNMENT OF THE SPECIAL MEETING

General

If, at the Special Meeting, the number of shares of Actua’s common stock, present or represented by proxy and voting in favor of the approval of the sale of substantially all of Actua’s assets pursuant to the Sale Proposal is insufficient to approve such proposal, under Actua’s charter and Delaware law, Actua intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in respect of the approval of the sale of substantially all of Actua’s assets. In that event, Actua will ask Actua’s stockholders to vote only upon the Adjournment Proposal, and not upon any of the other proposals to be acted on at the Special Meeting.

In the Adjournment Proposal, Actua is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders of Actua approve the Adjournment Proposal, Actua could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders of Actua that have previously voted.

Required Vote

The affirmative vote of a majority of the outstanding shares of Actua’s common stock present in person or by proxy at the Special Meeting is required to approve the Adjournment Proposal. This means that, of the shares present in person or by proxy at the Special Meeting, a majority must vote in favor of the Adjournment Proposal in order for the Adjournment Proposal to be approved. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions will have the same effect as a vote against the Adjournment Proposal. Broker non-votes will not affect the vote on the Adjournment Proposal.

Recommendation of the Board

The Board believes that if the number of shares of Actua’s common stock present or represented by proxy at the Special Meeting and voting in favor of the approval of the sale of substantially all the assets of Actua pursuant to the Sale Proposal is insufficient to approve such proposal, it is in the best interests of Actua’s stockholders to enable Actua to continue to seek to obtain a sufficient number of additional votes to bring about the approval of the Sale Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2018 ANNUAL MEETING

Under the rules of the SEC set forth in Rule 14a-8 of the Exchange Act relating to stockholder proposals (the “Stockholder Proposal Rules”), some stockholder proposals may be eligible for inclusion in Actua’s 2018 proxy statement. The Stockholder Proposal Rules set forth the criteria that must be met for a stockholder proposal to be included in a proxy statement. Under the Stockholder Proposal Rules, any stockholder wishing to have a proposal included in Actua’s proxy statement for the 2018 annual meeting must submit the proposal so that Actua’s Corporate Secretary receives it no later than January 2, 2018. However, in the event that Actua’s 2018 annual meeting is held prior to May 17, 2018 or later than July 16, 2018, Actua will disclose the new deadline by which stockholder proposals must be received under Part II, Item 5 of its earliest practicable Quarterly Report on Form 10-Q or, if impracticable, by another means reasonably calculated to inform stockholders.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a stockholder intends to present a proposal at the 2018 annual meeting without inclusion of that proposal in Actua’s proxy materials, and written notice of the proposal is not received by Actua’s Corporate Secretary by March 18, 2018 (the date that is 45 days before the one year anniversary on which Actua first sent its proxy materials for the 2017 annual meeting), or if Actua meets other requirements of the applicable SEC rules, the proxies solicited by the Board for use at the 2018 annual meeting will confer discretionary authority to vote on the proposal should it be raised at the 2018 annual meeting.

Additional information regarding Actua’s procedures is located in the Company’s proxy statement on Schedule 14A for the 2017 annual meeting filed on April 28, 2017. See “Where You Can Find More Information” on page 102.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Actua files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Actua, who file electronically with the SEC. The reports and other information filed by Actua with the SEC is also available at Actua’s website. The address of Actua’s website is: http://www.actua.com. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows Actua to “incorporate by reference” certain information into this proxy statement, which means that Actua can disclose important information to its stockholders by referring its stockholders to other documents that Actua filed separately with the SEC. Actua stockholders should consider the incorporated information as if Actua reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that Actua has previously filed with the SEC (other than information furnished pursuant to Item 2.02 and Item 7.01 of a Current Report on Form 8-K). These documents contain important information about Actua, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 31, 2017.

•	Quarterly Report on Form 10-Q for the three (3) months ended March 31, 2017, filed with the SEC on May 8, 2017.

•	Quarterly Report on Form 10-Q for the six (6) months ended June 30, 2017, filed with the SEC on August 9, 2017.

•	Current Reports on Form 8-K filed with the SEC on June 20, 2017 and September 25, 2017.

In addition, Actua incorporates by reference any future filing it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the Special Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

APPENDIX A

VELOCITY/BOLT SALE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

ACTUA CORPORATION,

ACTUA HOLDINGS, INC.

ARSENAL BUYER INC., and

ARSENAL ACQUISITION HOLDINGS, LLC

SEPTEMBER 23, 2017

Exhibit

Exhibit A	Representative Side Letter

Schedules

Seller Disclosure Schedules

Bolt Schedule

Efforts Schedule

Parent Indemnity Schedule

CONFIDENTIAL

MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), dated as of September 23, 2017, is entered into by and among Actua Corporation, a Delaware corporation (“Parent”), Actua Holdings, Inc., a Delaware corporation (“Seller”), Arsenal Buyer Inc., a Delaware corporation (“Buyer”), and Arsenal Acquisition Holdings, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, Seller owns all of the issued and outstanding membership interests (the “Company Interests”) of the Company;

WHEREAS, the Company owns directly or indirectly (a) 4,289,547 shares of the issued and outstanding common stock, par value $0.001 per share of VelocityEHS Holdings, Inc., a Delaware corporation (“Velocity Holdings”), and (b) 1,337,796 shares of the issued and outstanding Series A-1 convertible preferred stock, 199,351 shares of the issued and outstanding Series B convertible preferred stock, 142,393 shares of the issued and outstanding Series B-1 convertible preferred stock, 2,368,685 shares of the issued and outstanding Series C convertible preferred stock, and 6,972,017 shares of the issued and outstanding Series D convertible preferred stock, each such series of preferred stock par value $0.01 per share; warrants to acquire 588,380 shares of Series D convertible preferred stock and 544,162 shares of Series E convertible preferred stock, par value $0.01 per share; and certain debt arrangements of BOLT Solutions Inc., a Delaware corporation (“Bolt Holdings”), as set forth on Section 1.01(a) of the Seller Disclosure Schedules;

WHEREAS, the Seller Board and the Board of Directors of Buyer have each approved this Agreement and the acquisition of the Company Interests by Buyer on the terms and subject to the conditions set forth in this Agreement (such acquisition, together with the other transactions contemplated by this Agreement, the “Transactions”);

WHEREAS, the Seller Board has determined that this Agreement and the Transactions are advisable, fair to and in the best interests of Parent;

WHEREAS, the Transactions may be deemed to constitute a sale of all or substantially all of the assets of Parent and, therefore, approval of the Transactions by Parent’s stockholders is required under Section 271 of the DGCL;

WHEREAS, the Parent Board has (a) determined that this Agreement and the Transactions are advisable, fair to and in the best interest of Parent’s stockholders, (b) approved and declared advisable this Agreement and the Transactions on the terms and subject to the conditions set forth herein and (c) determined to recommend that the stockholders of Parent approve the Transactions and adopt this Agreement;

WHEREAS, to induce Buyer to enter into this Agreement and to consummate the Transactions, certain members of management of Velocity Holdings or its subsidiaries are concurrently entering into certain employment agreements or restrictive covenant agreements on the date hereof, to be effective on the Closing Date;

WHEREAS, concurrently with the execution of this Agreement, (i) certain management stockholders of Velocity Holdings are entering into rollover contribution agreements with respect to the contribution of shares of common stock of Velocity Holdings owned by them in exchange for limited partnership interests of an indirect parent entity of Buyer in accordance with the terms and subject to the conditions set forth therein, and (ii) such management stockholders of Velocity Holdings and certain members of management of Velocity Holdings or its subsidiaries are entering into subscription agreements for limited partnership interests of an indirect parent entity of Buyer in accordance with the terms and subject to the conditions set forth therein; and

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Seller to enter into this Agreement, CVC Growth Partners L.P., CVC Growth Partners Co-Investment L.P. and CVC Growth Partners Associates L.P. (collectively, the “Sponsors”) are delivering to (i) Buyer, an equity commitment letter, dated as of the date hereof (the “Equity Commitment Letter”), and (ii) Seller, a limited guarantee, dated as of the date hereof (the “Sponsor Guarantee”), pursuant to which the Sponsors, on the terms and subject to the conditions contained therein, will guarantee certain specified obligations of Buyer with respect to the Buyer Termination Fee (as defined below) in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms, in the aggregate, no more favorable to the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Buyer and its Affiliates and Representatives and which does not contain any provision that would prevent Seller from complying with its obligation to provide any disclosure to Buyer required pursuant to Section 7.02; provided, however, that such confidentiality agreement shall not be required to include standstill provisions.

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal made or submitted by or on behalf of Buyer) related to an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions with a Person or “group” (as defined in the Exchange Act) relating to or involving (i) the acquisition of at least fifteen percent (15%) of the assets of, equity interests in or business (as determined by reference to consolidated revenues) of the Company and the Company Subsidiaries, taken as a whole, (ii) any merger, reorganization, recapitalization, consolidation or other business combination, sale of shares of capital stock or other equity interests, sale of assets, tender offer, exchange offer or other similar transaction of the Company and the Company Subsidiaries or (iii) any combination of the foregoing; provided, that any transaction or series of related transactions with respect to the acquisition of the assets of, equity interests in, or business of Velocity (other than acquisitions of goods or services in the ordinary course of business) shall be deemed an “Acquisition Transaction” for purposes of this Agreement. For the avoidance of doubt, a Bolt Sale shall not constitute an “Acquisition Transaction.”

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that none of the following shall be deemed to be Affiliates of Buyer: (a) any fund managed or advised by CVC Capital Partners Advisory (U.S.), Inc., (b) portfolio companies in which any investment fund or vehicle managed or advised by any Person described in clause (a) holds an interest or investment and (c) CVC Credit Partners Group Holding Foundation and each of its Subsidiary and parent entities from time to time.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, 18 U.S.C. § 1952, the U.K. Bribery Act of 2010, any applicable Law enacted in connection with, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or any other applicable Laws of any Governmental Authority relating to bribery or corruption.

“Balance Sheets” means the Bolt Balance Sheet and the Velocity Balance Sheet.

“Balance Sheet Date” means June 30, 2017.

“Bolt” means Bolt Holdings and its Subsidiaries.

“Bolt Balance Sheet” has the meaning set forth in the definition of “Financial Statements.”

“Bolt Interest” means all of the capital stock, convertible securities, debt securities and other equity or debt investments (including a line of credit facility) held by the Company or any of its Subsidiaries in Bolt.

“Bolt Ownership Expenses” means, if a Bolt Sale Agreement is entered into prior to the Bolt Sale Deadline, all reasonable documented out-of-pocket costs, fees and expenses incurred, and expenditures made or paid, after the Closing Date until all Bolt Proceeds have been paid in accordance with the Bolt Sale Agreement, as a result of, or in connection with, the ownership, operation and maintenance of the Bolt Interest, Bolt or any escrow account under the Bolt Sale Agreement, including capital contributions, investments or loans made by Buyer or any of its Affiliates, including any accrued dividends or interest thereon, in or to Bolt, but excluding Taxes other than property taxes.

“Bolt Proceeds” means actual cash proceeds to the Company or any Company Subsidiary or other Affiliate (including any Affiliate of Buyer after the Closing) from a Bolt Sale regardless of when paid.

“Bolt Proceeds Post-Closing Reduction Amount” means the sum of (a) the aggregate amount, without duplication, of (i) Bolt Ownership Expenses incurred or paid by Buyer or any of its Affiliates from and after the Closing until all Bolt Proceeds have been paid in accordance with the Bolt Sale Agreement and (ii) Bolt Sale Expenses incurred or paid by (x) Seller or any of its Affiliates prior to the Closing and (y) Buyer or any of its Affiliates from and after the Closing until all Bolt Proceeds have been paid in accordance with the Bolt Sale Agreement, plus (b) with respect to any Bolt Proceeds received by Buyer or any of its Affiliates after the Closing, the product of (i) the federal corporate income tax rate in effect for the year such Bolt Proceeds are received and (ii) the capital or ordinary gain required to be recognized by Buyer or any of its Affiliates upon receipt of such Bolt Proceeds and any amount required to be included as interest (as determined for U.S. federal income tax purposes) of Buyer or any of its Affiliates attributable to the receipt of such Bolt Proceeds.

“Bolt Proceeds Pre-Closing Reduction Amount” means all out-of-pocket costs, fees and expenses of the Company and the Company Subsidiaries arising out of or relating to the Bolt Sale incurred or paid by the Company and the Company Subsidiaries or their Affiliates prior to the Closing.

“Bolt Sale” means a transaction or series of related transactions (other than the purchase and sale of the Company Interests contemplated by this Agreement) with respect to the sale of the Bolt Interest in its entirety to a third party, whether sold independently or as part of a larger transaction.

“Bolt Sale Agreement” means a fully executed binding definitive transaction document providing for a Bolt Sale.

“Bolt Sale Deadline” has the meaning set forth in the Bolt Schedule.

“Bolt Sale Expenses” means (a) fifty percent (50%) of all documented out-of-pocket costs, fees or expenses (including any broker fees, finder’s fees, advisory fees, accountant or attorney’s fees and disbursements and transfer taxes imposed by any jurisdiction) incurred or paid after the date hereof by Seller, Buyer, the Company or any of their respective Affiliates in connection with (i) the process of selling or seeking to sell, or any proposed sale or sale of, all or any portion of the Bolt Interest or (ii) the process of collecting or seeking to collect any escrow, holdback, deferred cash consideration, contingent or similar amounts with respect to the Bolt Sale by Buyer or any of its Affiliates and Seller and (b) fifty percent (50%) of the fees and expenses of the Accounting Firm.

“Business” means the business, activities and operations of the Company and its Subsidiaries, including Velocity and Bolt, as conducted on the date of this Agreement or the Closing.

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Buyer Material Adverse Effect” means any Effect that, individually or in combination with any other Effect, does or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder Buyer from performing any of its obligations under this Agreement or consummating the Transactions.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company IP Rights” means all Intellectual Property owned or purported to be owned by the Company and the Company Subsidiaries.

“Company Material Adverse Effect” means any circumstance, event, change, development, occurrence or effect (each, an “Effect”) that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition, assets or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no Effect shall constitute or contribute to a Company Material Adverse Effect to the extent that such Effect arises out of, or results directly or indirectly from, and none of the following will be taken into account in determining whether a Company Material Adverse Effect has occurred or is continuing or would reasonably be expected to occur: (a) general economic, business or regulatory conditions in the United States or elsewhere in the world; (b) credit, debt, financial or capital markets, interest or exchange rates or commodity prices, in each case, in the United States or elsewhere in the world; (c) conditions generally affecting the industry in which the Company and the Company Subsidiaries operate; (d) any national or international political conditions, any military conflict, declared or undeclared war, armed hostilities, acts of foreign or domestic terrorism or civil disobedience; (e) any hurricane, flood, tornado, earthquake or other natural disaster or pandemic; (f) changes or proposed changes in any applicable Law or GAAP (or interpretation thereof); (g) any failure by the Company or any of the Company Subsidiaries to meet any internal or external projections, estimates, expectations, earnings predictions or forecasts for any period, or to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations for any period (but excluding, in each case, the underlying causes of such failure unless such underlying causes would otherwise be excepted from this definition); (h) changes in the trading volume or trading price of the Parent Common Stock or Parent’s credit rating (but excluding, in each case, the underlying causes of such changes unless such underlying causes would otherwise be excepted from this definition); (i) other than with respect to the representations and warranties set forth in Section 3.04, Section 3.05, Section 3.06, Section 4.03, Section 4.04, Section 5.03 and Section 5.04 and the conditions set forth in Section 8.02(a) to the extent relating to such representations and warranties, the public announcement or pendency of this Agreement or the anticipated consummation of the Transactions (including the identity of Buyer as the acquirer of the Company or any disclosure by Buyer regarding its or its Affiliates’ plans with respect to the conduct of the Company’s business following the Closing), including the impact thereof on relationships, contractual or otherwise, with officers, employees, customers, suppliers, distributors, vendors, licensors, licensees, lenders or Governmental Authorities or governmental officials; (j) any action required to be taken by Seller or any of its Subsidiaries pursuant to this Agreement; or (k) other than with respect to the representations and warranties set forth in Section 3.04, Section 3.05, Section 3.06, Section 3.07(b), Section 4.03, Section 4.04, Section 5.03 and Section 5.04 and the conditions set forth in Section 8.02(a) to the extent relating to such representations and warranties, any Stockholder Litigation; provided, that in the cases of clause (a), (b), (c), (d)

and (e), any Effect may be taken into account in determining whether a Company Material Adverse Effect has occurred or is continuing or would reasonably be expected to occur to the extent such Effect has had or would reasonably be expected to have a disproportionate effect on the Company and the Company Subsidiaries as compared to other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Subsidiary” means each Subsidiary of the Company. For the avoidance of doubt, Velocity and Bolt shall be considered “Company Subsidiaries” for all purposes of this Agreement.

“Compliant” means, with respect to the Required Financial Information, that: (a) the Required Financial Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the Required Financial Information not misleading in light of the circumstances in which made; (b) the applicable auditors have not withdrawn any audit opinion with respect to any audited financial statements contained in the Required Financial Information; and (c) it shall not become necessary to restate any historical financial statements included in the Required Financial Information, and no such restatement shall be under consideration.

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of March 31, 2017, between CVC Capital Partners Advisory (U.S.), Inc. and the Company.

“Contract” means any legally binding contract, agreement or other legally binding instrument, obligation, arrangement or understanding of any kind, including any legally binding note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license, sublicense, joint venture, warranty or sales or purchase order.

“Copyrights” has the meaning set forth in the definition of “Intellectual Property.”

“Data Room” means the electronic data site established for Project Arsenal by Merrill Corporation on behalf of Parent and Seller and to which Buyer and its Representatives have been given access in connection with the Transactions.

“Deferred Bolt Proceeds” means any Bolt Proceeds consisting of deferred cash consideration (including any escrow or holdback amount) remaining to be paid following the closing of a Bolt Sale.

“DGCL” means the Delaware General Corporation Law.

“DOJ” means the U.S. Department of Justice.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Environmental Law” means any applicable Law relating to (a) pollution, (b) the protection of the environment or natural resources or (c) Releases of or exposure to Hazardous Substances.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

“Evercore” means Evercore Group LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Facilities” means all real property owned, leased, or operated by the Company or any Company Subsidiaries and any buildings, facilities, and other improvements, and structures located on, in, under, or above such real property.

“Financial Statements” means the unaudited consolidated financial statements consisting of the consolidated balance sheets and related consolidated statements of operations and comprehensive income (loss) and cash flows of (a) Velocity as of and for the fiscal years ended December 31, 2016 and December 31, 2015 and the eight (8) months ended August 31, 2017 (such balance sheets, collectively, the “Velocity Balance Sheet”) and (b) Bolt as of and for the fiscal years ended December 31, 2016 and December 31, 2015 and the six (6) months ended June 30, 2017 (such balance sheets, collectively, the “Bolt Balance Sheet”).

“Financing Sources” means the lenders party to the Debt Commitment Letter and their respective Affiliates and, for purposes of Section 9.03 and Section 11.06(b) (to the extent applicable to Section 9.03), the respective partners, stockholders, members, directors, officers, employees, advisors, agents and representatives of the foregoing and the heirs, executors, successors and assigns of any of the foregoing.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles.

“Government Contract” means any prime contract, subcontract (at any tier), supply agreement, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, letter agreement, grant, cooperative agreement, classified contract or other commitment or funding vehicle between the Company or any Company Subsidiary and (a) a Governmental Authority, (b) any prime contractor to a Governmental Authority or (c) any subcontractor at any tier with respect to any contract described in clause (a) or (b). Government Contract also means any Contract with another Person that contemplates future contracting with a Governmental Authority (directly or indirectly).

“Governmental Authority” means any U.S. or non-U.S. federal, state, provincial, local or other government, department, authority, court, tribunal, commission, regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Hazardous Substance” means any pollutant, contaminant, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, toxic or hazardous substance, material, waste or agent, including all such substances, materials, wastes or agents which are identified, regulated by, or the subject of liability or requirements for investigation or remediation under Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any rules and regulations promulgated thereunder.

“Indebtedness” of any Person at any date means, without duplication, all obligations of such Person (a) for borrowed money; (b) evidenced by a note, debenture, bond or other similar debt security; (c) for the deferred purchase price of property or services whether fixed or contingent, including any “earnouts” and holdbacks; (d) under any performance bond, banker’s acceptance or letter of credit, but only to the extent drawn as of such date; (e) due and owing under any interest rate swap, forward contract or other interest rate hedging arrangement (which amount may be a positive or negative number); (f) for any unpaid principal, accrued and unpaid interest, prepayment penalties, breakage costs, premiums and other expenses incurred in connection with the repayment of any items described in clauses (a)—(e); and (g) all obligations to guarantee such obligations set forth in clauses (a)—(f) of a third party.

“Intellectual Property” means all intellectual property rights in any jurisdiction, whether registered or unregistered, including: (a) patents and patent applications and any and all divisions, extensions, continuations, continuations-in-part, reexaminations, continuing patent applications, reissues and counterparts claiming priority therefrom (collectively, “Patents”), and inventions, whether or not patentable; (b) trademarks, service marks and trade dress (collectively, “Marks”) and Internet domain names; (c) copyrights and copyrightable works (collectively, “Copyrights”); (d) computer programs (whether in source code, object code, executable code or human readable form) (collectively, “Software”); and (e) trade secrets (as defined in the Uniform Trade Secrets Act and under corresponding state or foreign statutory law and common law) and confidential know-how and information (collectively, “Trade Secrets”); as well as, in clauses (a) – (d) above, any registrations of, applications for registration and renewals and extensions thereof with or by any Governmental Authority in any jurisdiction.

“IRS” means the Internal Revenue Service.

“Law” means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Authority.

“Liabilities” means any and all Indebtedness, liabilities, commitments or obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured, liquidated or unliquidated, determined or determinable, on- or off-balance sheet, and whether arising in the past, present or future, and including those arising under any Contract, Proceeding or Order.

“Lien” means, with respect to any property or asset, any charge, claim, adverse interest, community property interest, pledge, hypothecation, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, license, right of way, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any interest or restriction similar in substance to any of the foregoing.

“Made Available” means that such information, document or material was (a) publicly available on the SEC EDGAR database, (b) made available for review by Buyer or Buyer’s Representatives in the Data Room or (c) otherwise provided by or on behalf of Parent and Seller to Buyer or Buyer’s Representatives, in the case of clauses (a), (b) and (c), prior to the date hereof.

“Marks” has the meaning set forth in the definition of “Intellectual Property.”

“Minority Investment” means with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) has an interest but owns less than a majority of the outstanding voting securities of such Person on an as-converted basis.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Authority or arbitrator.

“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, operating agreement, partnership agreement, certificate of limited partnership and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“Parent Board” means the Board of Directors of Parent.

“Parent Common Stock” means the issued and outstanding shares of common stock, par value $0.001 per share, of Parent.

“Parent Material Adverse Effect” means any Effect that, individually or in combination with any other Effect, does or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder Parent from performing any of its obligations under this Agreement or consummating the Transactions.

“Parent’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Section 1.01(b) of the Seller Disclosure Schedules.

“Patents” has the meaning set forth in the definition of “Intellectual Property.”

“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Authority.

“Permitted Liens” means (a) Liens for Taxes or governmental assessments, charges or claims of payment not yet due and delinquent, or the amount or validity of which are being contested in good faith and for which adequate accruals or reserves have been established in accordance with GAAP, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are being contested in good faith or for which adequate accruals or reserves have been established on the Balance Sheets, (c) zoning, entitlements, building codes or other land use or environmental regulations, ordinances or legal requirements imposed by any Governmental Authority, (d) any state of facts which an accurate survey or inspection of the real property owned or leased by the Company and the Company Subsidiaries would disclose and which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (e) title exceptions disclosed by any title insurance commitment or title insurance policy for any real property owned or leased by the Company and the Company Subsidiaries issued by a title company Made Available to Buyer, (f) statutory Liens in favor of lessors arising in connection with any property leased to the Company and the Company Subsidiaries pursuant to the Material Lease Agreements, (g) Liens that are reflected on the Balance Sheets, (h) any non-exclusive licenses to Intellectual Property granted by the Company or any Company Subsidiary in the ordinary course of business and (i) Liens that, individually or in the aggregate, would not materially detract from the value of any of the property, rights, or assets of the business of the Company or any of the Company Subsidiaries or materially interfere with the use thereof as currently used by the Company or the Company Subsidiaries.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Authority (or any department, agency or political subdivision thereof).

“Pre-Closing Tax Period” means any taxable period (or portion thereof) ending on or before the Closing Date.

“Proceeding” means any suit (whether civil, criminal, administrative or judicial), action, litigation, arbitration, investigation, proceeding (including any civil, criminal, administrative or appellate proceeding), criminal prosecution or SEC “Wells” process, in each case commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration panel.

“Proprietary Software” means all material Software programs owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representative Side Letter” means that certain side letter in the form attached hereto as Exhibit A between Parent and Buyer, to be executed and delivered on the Closing Date, pertaining to, among other things, the disclosure of certain financial information.

“Representatives” means, with respect to any Person, the directors, authorized officers, financial advisors, attorneys, accountants, consultants, agents and other authorized representatives and advisors of such Person and solely with respect to Buyer, “Representatives” shall further mean (a) CVC Capital Partners Advisory (U.S.), Inc. and its Affiliates and (b) CVC Capital Partners SICAV-FIS SA and its Subsidiaries.

“Required Financial Information” means the information required by the Debt Commitment Letter and the other historical financial information available to Parent, Seller or the Company and reasonably necessary for Buyer to prepare pro forma financial statements and the other data and information that are required to be provided by the Debt Commitment Letter (provided that, in connection with such pro forma financial statements, the Company and its Subsidiaries shall have no obligation to prepare such pro forma financial statements or to provide (a) any information related to Buyer or any of its pre-Closing Affiliates, (b) the pro forma capitalization of the Company after giving effect to the Closing, the Financing and the refinancing or repayment of any Indebtedness of the Company in connection therewith, (c) any adjustments, assumptions, estimates, projections or other information in connection with the potential purchase price accounting treatment of the Transactions or (d) any assumptions with respect to equity or indebtedness outstanding as a result of the Financing, any interest expense, fees, original issue discount, or other economics in connection with the Financing, or any fees and expenses of any Person (other than the Company and its Subsidiaries) incurred or otherwise payable in connection with the consummation of the Transactions).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Seller Board” means the Board of Directors of Seller.

“Seller Material Adverse Effect” means any Effect that, individually or in combination with any other Effect, does or would reasonably be expected to prevent or materially delay, interfere with, impair or hinder Seller from performing any of its obligations under this Agreement or consummating the Transactions.

“Seller’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Section 1.01(c) of the Seller Disclosure Schedules.

“Software” has the meaning set forth in the definition of “Intellectual Property.”

“Stockholder Litigation” means any claim or Proceeding (including any class action or derivative litigation) relating directly or indirectly to this Agreement or the Transactions, including disclosures made under securities laws and regulations related thereto.

“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns a majority of the outstanding voting securities of such Person on an as-converted basis.

“Superior Proposal” mean an Acquisition Proposal made by a Third Party involving the acquisition of at least fifty percent (50%) of the assets of, equity interests in or business (as determined by reference to consolidated revenues) of the Company and the Company Subsidiaries, taken as a whole, that did not result from a breach of Section 7.02, that the Parent Board determines in good faith, after consultation with Parent’s financial advisor and outside legal counsel, and considering such factors as the Parent Board deems to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), (a) is on terms that are more favorable to Seller, from a financial point of view, than the Transactions (including after giving effect to the Proposed Changed Terms, if such are proposed by Buyer in accordance with Section 7.02(d)(ii)) and (b) is reasonably capable of being consummated on the terms thereof.

“Tax” means (i) any federal, state, local or non-U.S. income, franchise, profits, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital stock, capital gains, employment, unemployment, payroll, withholding, social security, severance, occupation, import, custom duties, stamp, alternative, add-on minimum, environmental, escheat, estimated, or other taxes of any kind whatsoever (including any interest, penalty, or addition thereto) and (ii) any Liability for Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or analogous state, local or foreign Law), or otherwise.

“Taxing Authority” means, with respect to any Tax, any Governmental Authority that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Authority.

“Tax Return” means any report, return, document, declaration, information return or statement relating to Taxes (including any amendments thereto and including any schedule or statement thereto).

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Buyer, the Company or any of their respective Affiliates or Representatives.

“Threshold Bolt Proceeds” means Bolt Proceeds in an amount equal to $34,289,777.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property.”

“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of Treasury.

“Velocity” means Velocity Holdings and its Subsidiaries.

“Velocity Balance Sheet” has the meaning set forth in the definition of “Financial Statements.”

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accounting Firm	7.15(b)(vi)
Action	7.09(b)
Agreed Claim	10.02(c)
Agreement	Preamble
Alternative Acquisition Agreement	7.02(c)
Alternative Financing	7.13(b)
Board Recommendation	5.02(b)
Bankruptcy and Equity Exceptions	3.03
Base Purchase Price	2.03(a)
Benefit Plan	3.15(a)
Bolt Holdings	Recitals
Bolt Payment Amount	2.03(b)
Bolt Payment Statement	7.15(b)(i)
Bolt Policies and Procedures	7.14(a)
Bolt Process	7.14(a)

Term	Section
Buyer	Preamble
Buyer Benefit Plans	7.06(a)
Buyer Expenses	11.04(e)
Buyer Related Parties	11.05(c)
Buyer Termination Fee	11.05(a)
Change in Recommendation	7.02(c)
Closing	2.01
Closing Date	2.01
Commitment Letters	6.10(a)
Company	Preamble
Company Employee Plan	3.15(a)
Company Foreign Plan	3.15(a)
Company Interests	Recitals
Company Securities	3.06(b)
Company Subsidiary Securities	3.07(b)
Computer Systems	3.18(e)
Contingent Worker	3.15(i)
Continuing Employees	7.06(a)
Customer Data	3.18(b)
Debt Commitment Letter	6.10(a)
Debt Documents	7.13(b)
Debt Financing	6.10(a)
D&O Indemnification Agreement	7.09(b)
D&O Indemnified Party	7.09(b)
D&O Losses	7.09(c)
End Date	9.01(b)
Equity Commitment Letter	Recitals
Equity Financing	6.10(a)
Fee Letter	6.10(a)
Financing	6.10(a)
Governmental Consents	7.10(a)
Indemnified Party or Indemnified Parties	10.01(a)
Indemnifying Parties	10.01(a)
Lease Agreement	3.19(b)
Liens	3.07(b)
Losses	10.01
Material Contracts	3.13(a)
Material Lease Agreement	3.19(b)
Notice of Agreement	7.15(b)(iii)
Notice of Objection	7.15(b)(iii)
Objections	7.15(b)(v)
Parent	Preamble
Parent Plan	3.15(a)
Parent SEC Documents	5.07(a)
Parent Stockholder Approval	5.11
Pre-Closing Bolt Sale Adjustment	2.04(a)
Pre-Closing Period	7.01(a)
Proposed Changed Terms	7.02(d)(ii)
Proxy Statement	7.03(a)(i)
Purchase Price	2.03
Purchase Price Allocation	7.20(a)

Term	Section
Recipient	7.20(e)(i)
Regulatory Law	7.10(d)
Related Party Transaction	3.20
Released Parties	7.17
Sanctions	3.12(d)
Seller	Preamble
Seller Affiliates	7.04(d)
Seller Disclosure Schedules	Article 3
Seller-Related Parties	11.04(h)
Sponsor Guarantee	Recitals
Sponsors	Recitals
Stockholders Meeting	7.03(b)(i)
Superior Proposal Notice	7.02(d)
Tax Audit	7.20(e)(i)
Termination Fee	11.04(b)
Transactions	Recitals
Velocity Holdings	Recitals

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified, and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “, without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References (i) to “$” and “dollars” are to the currency of the United States, (ii) from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (iii) to “days” shall be calendar days unless otherwise indicated, and (iv) to “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice.”

ARTICLE 2

THE CLOSING

Section 2.01. The Closing. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, the closing of the Transactions (the “Closing”) will take place at 9:00 a.m., Eastern time, on the third (3rd) Business Day (the “Closing Date”) following the day on which the last of the conditions set forth in Article 8 is satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time and/or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, PA 19104, unless another place is agreed to in writing by the parties hereto.

Section 2.02. Sale and Purchase of Company Interests. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in, and in accordance with, this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Company Interests, free and clear of all Liens, other than those arising under applicable securities Laws. At the Closing, Parent and Seller shall deliver to Buyer an instrument of transfer in respect of the sale of the Company Interests to Buyer in accordance with this Agreement, duly executed by Seller.

Section 2.03. Purchase Price. Subject to Section 2.04, in consideration of the purchase and sale of the Company Interests under this Agreement:

(a) Buyer shall pay or cause to be paid to Seller $328,045,062.98 in cash at the Closing (the “Base Purchase Price”); and

(b) if a Bolt Sale is completed after the Closing pursuant to a Bolt Sale Agreement entered into prior to the Bolt Sale Deadline, Seller shall be entitled to receive, and Buyer shall pay or cause to be paid, promptly but in any event within five (5) Business Days (I) following the date that such consideration is received by Buyer or any of its Affiliates from the purchaser of Bolt, an amount in cash equal to (i) (x) fifty percent (50%) multiplied by (y) the excess, if any, of (A) the Bolt Proceeds actually received minus (B) the Threshold Bolt Proceeds, minus (ii) the Bolt Proceeds Post-Closing Reduction Amount (any such amount, a “Bolt Payment Amount”), in accordance with the procedures set forth in Section 7.15, and (II) following the date that such consideration is released to Buyer or any of its Affiliates from any escrow or holdback account, an amount in cash equal to (i) (x) fifty percent (50%) multiplied by (y) the Deferred Bolt Proceeds actually received minus (ii) the sum of, without duplication of any Bolt Ownership Expenses or Bolt Sale Expenses taken into account in connection with the Bolt Payment Amount, (A) the Bolt Ownership Expenses plus (B) the Bolt Sale Expenses, in each case incurred or paid by Buyer or any of its Affiliates until all Deferred Bolt Proceeds have been paid in accordance with this Section 2.03(b).

Any amounts to be paid under this Section 2.03 (together, such amounts as actually paid to Seller, as may be reduced in accordance with Section 2.04, the “Purchase Price”) or Section 2.04 shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by Seller (in the case of payment of the Base Purchase Price, at least five (5) Business Days prior to the Closing).

Section 2.04. Closing Purchase Price Adjustment.

(a) If a Bolt Sale is completed prior to the Closing, the Base Purchase Price shall be reduced by an amount in cash equal to the sum of (i) $35,000,000 plus (ii) (x) fifty percent (50%) multiplied by (y) the excess, if any, of (A) the Bolt Proceeds actually received prior to the Closing minus (B) the Bolt Proceeds Pre-Closing Reduction Amount minus (C) the Threshold Bolt Proceeds (such amount in clause (ii), the “Pre-Closing Bolt Sale Adjustment”).

(b) If a Bolt Sale is completed prior to the Closing in a transaction that includes any Deferred Bolt Proceeds, Seller shall be entitled to receive, and Buyer shall pay or cause to be paid, promptly but in any event within five (5) Business Days following the date that such deferred cash consideration (I) is received by Buyer or any of its Affiliates from the purchaser of Bolt or (II) is released to Buyer or any of its Affiliates from any escrow or holdback account, an amount in cash equal to (i) (x) fifty percent (50%) multiplied by (y) the Deferred Bolt Proceeds actually received minus (ii) the sum of (A) the Bolt Ownership Expenses incurred or paid by Buyer or any of its Affiliates plus (B) without duplication of any Bolt Sale Expenses taken into account in connection with the Pre-Closing Bolt Sale Adjustment, the Bolt Sale Expenses incurred or paid by Buyer or any of its Affiliates from and after the Closing until all Deferred Bolt Proceeds have been paid in accordance with this Section 2.04(b).

Section 2.05. Withholding Rights. Buyer and the Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold from such payment under any provision of any applicable Tax law. To the extent that amounts are so deducted and withheld by Buyer or the Company, as the case may be, and paid to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Buyer or the Company, as the case may be, made such deduction and withholding.

Section 2.06. Further Assurances. If, at any time after the Closing, Buyer shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in Buyer its right, title or interest in, to or under any of the rights, properties or assets of the Company or any Company Subsidiaries acquired as a result of, or in connection with, the Transactions or otherwise to carry out this Agreement, then the officers and directors of Buyer, the Company and the Company Subsidiaries shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in Buyer or otherwise to carry out this Agreement.

Section 2.07. FIRPTA Certificate. On or prior to the Closing Date, Seller shall deliver or cause to be delivered to Buyer a duly executed certificate (in a form and manner reasonably satisfactory to Buyer) of Seller’s non-foreign status in accordance with Treasury Regulations Section 1.1445-2(b)(2).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

Except (a) as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement; provided that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are cautionary, predictive or forward looking in nature that are included in any part of any Parent SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of the Company contained in this Agreement; or (b) as set forth in the Seller Disclosure Schedules (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 3 to the extent specified therein and the representations and warranties in such other sections of this Agreement as to which the relevance of the disclosure is reasonably apparent on the face of such disclosure) delivered by Seller to Buyer prior to the execution of this Agreement (the “Seller Disclosure Schedules”), Seller hereby represents and warrants to Buyer as follows:

Section 3.01. Corporate Existence and Power. The Company is a limited liability company duly formed, validly existing and in good standing under the applicable Law of the State of Delaware. The Company has full power and authority to own, lease and operate its properties and assets and to carry on the Business and is duly qualified to do business as a foreign entity and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.02. Organizational Documents. Seller has Made Available correct and complete copies of the Organizational Documents of the Company as in effect on the date of this Agreement.

Section 3.03. Corporate Authorization. The Company has full power and authority to enter into this Agreement and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company. The Company has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

Section 3.04. Governmental Authorization. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any applicable foreign merger control Law, (b) the filing with the SEC by Parent of (A) the Proxy Statement and (B) any other filings and reports that may be required in connection with this Agreement and the Transactions under the Exchange Act, (c) compliance by Parent with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws or stock exchange rules, including the rules of NASDAQ, and (d) any actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05. Non-Contravention. The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the Transactions do not and will not (with or without notice or lapse of time or both) (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of the Company, (b) assuming the actions and filings with respect to the matters referred to in Section 3.04(a)—(c) are made or taken, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected or any Permits affecting, or relating in any way to, the property, assets or business of the Company or any of the Company Subsidiaries or (d) result in the creation or imposition of any Lien, other than any Permitted Lien, on any rights, property or asset of the Company or any of the Company Subsidiaries, with such exceptions, in the case of each of clauses (b), (c) and (d), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.06. Capitalization.

(a) The Company Interests have been duly authorized and were validly issued to Seller and are fully paid, nonassessable, free of preemptive rights and free and clear of all Liens, other than those arising under applicable securities Laws.

(b) The Company Interests are owned beneficially and of record by Seller. Except for the Company Interests, there are no issued, reserved for issuance or outstanding (i) membership interests or other voting securities of or other ownership interests in the Company, (ii) securities of the Company or any Company Subsidiary convertible into or exchangeable for membership interests or other voting securities of or other ownership interests in the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any membership interests, equity-like interests, voting securities or securities convertible into or exchangeable for membership interests or other voting securities of or other ownership interests in the Company or (iv) restricted shares, stock appreciation rights, restricted stock units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any Company Subsidiary that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any membership interests or other voting securities of or other ownership interests in the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”).

(c) There are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. None of Parent, Seller, the Company or any of the Company Subsidiaries is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Company Securities. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which equityholders of the Company may vote.

Section 3.07. Subsidiaries.

(a) Each Company Subsidiary is an entity duly incorporated or otherwise duly organized, validly existing and (where applicable or recognized) in good standing under the laws of its jurisdiction of incorporation or organization, except, in the case of any Company Subsidiary, where the failure to be so incorporated, organized, existing or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary has all corporate, limited liability company or comparable powers and all Permits to own, lease and operate its properties and assets and to carry on its business as now conducted, except for those powers or Permits the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.07(b) of the Seller Disclosure Schedules sets forth (i) a complete and accurate list of the Company Subsidiaries, including name and jurisdiction of organization or formation, and (ii) the outstanding capital stock or other voting securities of or other ownership interests in each Company Subsidiary, including each record holder thereof and the number of shares or other voting securities held of record by each such holder. Such capital stock and other voting securities or ownership interests are owned free and clear of any lien, pledge, charge, security interest, encumbrance or security interests of any kind (collectively, “Liens”), in each case other than Permitted Liens. There are no issued, reserved for issuance or outstanding (x) securities of the Company or any of the Company Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary, (y) warrants, calls, options or other rights to acquire from the Company or any of the Company Subsidiaries, or other obligations of the Company or any of the Company Subsidiaries to issue, any shares of capital stock or other voting securities of or other ownership interests in or any securities convertible into, or exchangeable for, any shares of capital stock or other voting securities of or other ownership interests in any Company Subsidiary or (z) restricted shares, stock appreciation rights, restricted stock units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Company or any of the Company Subsidiaries that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of or other ownership interests in any Company Subsidiary (the items in clauses (x) through (z) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except as set forth on Section 3.07(b) of the Seller Disclosure Schedules, each Company Subsidiary is directly or indirectly wholly owned by the Company.

Section 3.08. Financial Statements.

(a) The Financial Statements are set forth on Section 3.08 of the Seller Disclosure Schedules. The Financial Statements fairly presented in all material respects the consolidated financial position of each of Velocity and Bolt as of the dates thereof and the consolidated results of operations and comprehensive income (loss) and cash flows of each of Velocity and Bolt as of the dates or for the periods presented therein, all in accordance with GAAP and applied on a consistent basis through the periods covered (subject to the absence of notes and, in the case of the interim Financial Statements, to normal year-end adjustments, which will not be material, either individually or in the aggregate). Such Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries.

(b) The financial books and records of Velocity and Bolt have been maintained in accordance with customary business practices and fairly and accurately reflect, in all material respects, on a basis consistent with past periods and throughout the periods involved, the consolidated financial position of each of Velocity and Bolt. Each of Velocity and Bolt has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit the preparation of financial statements in accordance with GAAP, (iii) access to their respective property and assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.09. Absence of Certain Changes. Except as set forth on Section 3.09 of the Seller Disclosure Schedules, since the Balance Sheet Date and through the date of this Agreement, (a) the Company and the Company Subsidiaries have conducted their business in the ordinary course consistent with past practice in all material respects, (b) there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) neither the Company nor any of the Company Subsidiaries has taken any action that, if taken after the date of this Agreement, would require Buyer’s consent pursuant to Section 7.01(b)(i), Section 7.01(b)(iii), Section 7.01(b)(iv), Section 7.01(b)(v), Section 7.01(b)(ix), Section 7.01(b)(x), Section 7.01(b)(xiii), Section 7.01(b)(xvi) and Section 7.01(b)(xvii).

Section 3.10. No Undisclosed Liabilities. Except as set forth on Section 3.10 of the Seller Disclosure Schedules, there are no Liabilities of the Company or any of the Company Subsidiaries of the type required to be disclosed on the consolidated balance sheet of Velocity or Bolt in accordance with GAAP, other than Liabilities (a) disclosed, reflected, reserved against or otherwise provided for in the Velocity Balance Sheet and the Bolt Balance Sheet as of the date of such balance sheet (including the notes thereto), (b) incurred under this Agreement or in connection with the Transactions, (c) incurred in the ordinary course of business since the Balance Sheet Date, (d) under executory Contracts by which the Company or any of the Company Subsidiaries are bound, other than as a result of a breach thereof, or (e) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.11. Litigation. Except as set forth on Section 3.11 of the Seller Disclosure Schedules, there is no Proceeding pending against or, to Seller’s Knowledge, threatened against or affecting the Company or any of the Company Subsidiaries or any of their respective properties or assets and neither the Company nor any of the Company Subsidiaries is subject to any outstanding Order, which in either case, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.12. Compliance with Applicable Law.

(a) Except as set forth on Section 3.12 of the Seller Disclosure Schedules, the Company and each of the Company Subsidiaries is and, since January 1, 2015, has been in compliance with all applicable Law and Orders, except for such violations or noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and to Seller’s Knowledge, none of the Company or any of the Company Subsidiaries is under investigation by any Governmental Authority with respect to any violation of any applicable Law or Order.

(b) Except as set forth on Section 3.12 of the Seller Disclosure Schedules, or as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has in effect all approvals, Permits and licenses of Governmental Authorities necessary for it to own, lease or otherwise hold and operate its properties and assets and to carry on the Business.

(c) Neither the Company nor the Company Subsidiaries nor any officers, directors or employees of the Company or the Company Subsidiaries nor, to Seller’s Knowledge, any Representatives acting on behalf of the Company or the Company Subsidiaries have, directly or indirectly, violated any applicable Anti-Corruption Laws, in the past five (5) years.

(d) The Company and the Company Subsidiaries, and their directors, officers, and employees, and to Seller’s Knowledge, any agents acting on their behalf, are and have been in compliance with U.S. and any applicable foreign economic sanctions Laws, including economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (collectively, “Sanctions”) and U.S. and applicable foreign Laws pertaining to export and import controls, including those administered by the U.S. Departments of Commerce and State.

(d) None of the Company or the Company Subsidiaries, or their directors, officers, or employees, nor to Seller’s Knowledge, any agents acting on their behalf, are or have been (i) identified on any Sanctions-related list of restricted or blocked persons, (ii) organized, resident, or located in any country or territory that is itself the subject of Sanctions, or (iii) owned or controlled by any Person or Persons described in clause (i) or (ii).

(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary have complied with (A) all terms and conditions of each Government Contract and (B) all applicable Laws and Orders pertaining to all Government Contracts and all quotations, bids and proposals for awards of new Government Contracts made by the Company or any Company Subsidiary for which no award has been made and for which the Company or any Company Subsidiary believes there is a reasonable prospect that such an award to the Company or any Company Subsidiary may yet be made. With respect to the Government Contracts, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there has been no (i) termination for default or convenience, cure notice, or show cause notice issued by any Governmental Authority or any prime contractor or subcontractor with respect to performance of any portion of the obligation of a Government Contract; (ii) criminal allegation against the Company or any Company Subsidiary under the False Statements Act (18 U.S.C. § 1001) or the False Claims Act (18 U.S.C. § 287) or comparable state or local Law; (iii) civil fraud or criminal investigation or allegation against the Company or any Company Subsidiary by a Governmental Authority, or issuance of any subpoena to the Company or any Company Subsidiary related to such investigations or allegations; (iv) suspension or debarment proceeding (or equivalent proceeding) against the Company, any Company Subsidiary or any of their respective directors or officers, and no such party has been debarred or suspended from participation in the award of contracts with any Governmental Authority; (v) request by a Governmental Authority for a contract price adjustment based on a claimed disallowance by an applicable Governmental Authority or claim of defective pricing; or (vi) dispute between the Company or any Company Subsidiary and a Governmental Authority or prime contractor in the past six (6) years under the Contract Disputes Act or any other applicable Law. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any of their respective personnel (x) has made any disclosure to any Governmental Authority pursuant to any voluntary disclosure agreement or the Federal Acquisition Regulation (FAR) mandatory disclosure provisions (FAR 9.406-2(b)(1)(vi), 9.407-2(a)(8) & 52.203-13), (y) has evidence of a violation of federal criminal law involving the fraud, conflict of interest, bribery, or gratuity provisions found in Title 18 of the U.S. Code, a violation of the civil False Claims Act, or a significant overpayment, in connection with the award, performance or closeout of any Government Contract or (z) has conducted or initiated any internal investigation with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract.

Section 3.13. Material Contracts.

(a) Section 3.13 of the Seller Disclosure Schedules sets forth a true, correct and complete list, as of the date of this Agreement, of the following Contracts (but excluding all Lease Agreements and Company Employee Plans) by which any of the Company or any of the Company Subsidiaries is bound and under which the Company or any of the Company Subsidiaries has ongoing executory obligations or the ability to enforce rights thereunder (collectively, the “Material Contracts”):

(i) each Contract relating to the Company or any Company Subsidiary required to be filed by Parent as a “Material Contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than a Company Employee Plan);

(ii) each Contract (x) to which the Company or any of the Company Subsidiaries is a party that restricts in any respect the ability of the Company or any of the Company Subsidiaries or any of their respective Affiliates to compete in any business or with any Person in any geographical area or (y) that contains “most-favored nation” or exclusivity obligations or restrictions binding on the Company or any of the Company Subsidiaries;

(iii) each credit agreement, note, debenture, bond, indenture and other similar Contract pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries, in each case in excess of $500,000 is outstanding or may be incurred, other than any such Contract between or among any of Velocity Holdings and its Subsidiaries or between or among any of Bolt Holdings and its Subsidiaries;

(iv) each Contract to which the Company or any of the Company Subsidiaries is a party that by its terms calls for aggregate payments by the Company or any of the Company Subsidiaries of more than $500,000 over the remaining term of such Contract, except for (A) Lease Agreements, (B) any such Contract that may be terminated, without any penalty or other liability to the Company or any of the Company Subsidiaries in excess of $500,000, within one year, (C) Company Employee Plans, or (D) any Contract providing for acquisitions and dispositions of properties and assets of the Company or any of the Company Subsidiaries in the ordinary course of business;

(v) each Contract that provides for any stockholders, investors rights, registration rights or similar agreements or arrangements;

(vi) each Contract pursuant to which the Company or any of the Company Subsidiaries has continuing “earn-out” or similar obligations that could result in payments in excess of $500,000 in the aggregate;

(vii) each Contract requiring any capital commitment or capital expenditure (or series of capital expenditures) by the Company and the Company Subsidiaries in an amount in excess of $500,000;

(viii) each Contract entered into within three (3) years of the date of this Agreement, to which the Company or any of the Company Subsidiaries is a party for the acquisition or disposition by the Company or any of the Company Subsidiaries of properties or assets for, in each case, aggregate consideration of more than $1,000,000; and

(ix) each Contract to which the Company or any of the Company Subsidiaries is a party constituting a joint venture, partnership, limited liability or other similar agreement (excluding licensing Contracts) relating to the formation, creation, operation, management or control of any partnership or material joint venture.

(b) Parent and Seller have Made Available to Buyer true, correct and complete copies of each Material Contract. Each Material Contract is in full force and effect and a valid and binding agreement enforceable against the Company or any of the Company Subsidiaries party thereto and, to Seller’s Knowledge, each other party thereto, in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company nor any of the Company Subsidiaries party to, nor, to Seller’s Knowledge, any other party to, any Material Contract is in breach of or default under, any Material Contract, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received written notice of termination or cancellation of any Material Contract, and to Seller’s Knowledge, no party to any Material Contract has provided notice exercising or threatening exercise of any termination rights with respect thereto or of any material dispute with respect to any Material Contract.

Section 3.14. Taxes.

(a) The Company and each of the Company Subsidiaries have filed all income Tax Returns and other material Tax Returns required by applicable Law to be filed by the Company or any of the Company Subsidiaries with any Taxing Authority, and all such Tax Returns were filed when due (taking into account any available extensions) and are true, complete and correct in all material respects.

(b) The Company and each of the Company Subsidiaries have paid (or have had paid on their behalf) all material Taxes due and owing (whether or not shown as due on any Tax Returns), except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(c) (i) No material deficiencies for income Taxes or other material Taxes with respect to the Company or any of the Company Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Authority, except for deficiencies that have been paid or otherwise resolved, (ii) no requests for waivers of the time to assess any such Taxes have been made that are still pending, (iii) no income Tax Return or other material Tax Return of the Company or any of the Company Subsidiaries is under audit, contest, examination, or Proceeding by any Taxing Authority, and (iv) no material written claim has been made by a Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or the Company Subsidiary is or may be subject to taxation by that jurisdiction.

(d) All material amounts of Taxes required to be withheld by the Company or any of the Company Subsidiaries have been withheld and have been duly and timely paid to the proper Taxing Authority (or properly set aside for such payment), and each of the Company and the Company Subsidiaries has complied with all applicable information reporting, backup withholding, and recordkeeping requirements.

(e) Neither the Company nor any of the Company Subsidiaries is liable for the Taxes of any other Person (i) as a result of any Tax sharing, allocation, or indemnification provision or other contractual obligation; (ii) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Law) other than to a member of a group of which the Company or the Company Subsidiaries are currently a member or of which Velocity Holdings was the common parent; or (iii) as a transferee or successor, by assumption or operation of Law, by Contract or otherwise.

(f) Neither the Company nor any of the Company Subsidiaries will be required to make any adjustment to taxable income in any period (or portion thereof) ending after the Closing Date by reason of (i) a change in method of accounting for any period (or portion thereof) ending on or before the Closing Date, (ii) use of an improper method of accounting for any period (or portion thereof) ending on or before the Closing Date, (iii) a closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign Law) executed on or prior to the Closing Date, (iv) an installment sale or open transaction disposition made on or prior to the Closing Date, or (v) an election made pursuant to Code Section 108(i) (or any corresponding or similar provision of state, local or foreign Law).

(g) There are no Liens, other than Permitted Liens, with respect to Taxes on any of the assets of the Company or the Company Subsidiaries.

(h) Neither the Company nor any of the Company Subsidiaries (i) has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or foreign Law), (ii) is, or has been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, (iii) has, in the past five years, been a “distributing corporation” or a “controlled corporation” in a transaction that was intended to be governed in whole or in part by Code Section 355, or (iv) has received or requested any ruling, closing agreement pursuant to Code Section 7121 (or any corresponding or similar provision of state, local or foreign Law), or transfer pricing agreement with any Taxing Authority.

(i) The Company is treated as an entity disregarded as separate from Seller for U.S. federal income tax purposes.

Section 3.15. Employee Benefit Plans.

(a) Section 3.15(a) of the Seller Disclosure Schedules sets forth a complete list of each material Benefit Plan, separately setting forth each Company Employee Plan and each Parent Plan. For purposes of this Agreement, “Benefit Plan” means (i) each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), and (ii) each other retirement, pension, deferred compensation, equity or equity-based, change of control, retention, severance, employment, individual consulting, bonus, incentive, profit-sharing, vacation, health or medical benefit, disability, or other fringe or welfare benefit plan, agreement or arrangement which is sponsored, maintained or contributed to, or required to be contributed to, by Parent or any of its Affiliates (including the Company or any Company Subsidiary) for the benefit of any current or former employee, officer, director or individual consultant of the Company or any Company Subsidiary (but excluding any plan, program or arrangement maintained by a Governmental Authority). For purposes of this Agreement, “Company Employee Plan” means each Benefit Plan that is sponsored or maintained by the Company or any Company Subsidiary and “Parent Plan” means each Benefit Plan that is not a Company Employee Plan. All Company Employee Plans maintained primarily for employees who are situated outside the United States (the “Company Foreign Plans”) and that are material have been separately identified by jurisdiction on Section 3.15(a) of the Seller Disclosure Schedules.

(b) With respect to each material Company Employee Plan, Parent and Seller have Made Available to Buyer complete and accurate copies (or, for Company Foreign Plans, documents that are substantially comparable), to the extent applicable, of: (i) the plan document and all amendments thereto, (ii) the current summary plan description and each summary of material modifications thereto; (iii) the most recent determination letter; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; (v) the most recently filed annual report on Form 5500 (including all schedules thereto); (vi) all non-routine filings made with any Governmental Authority within the past two (2) years and (vii) the most recent audited financial statements and actuarial reports prepared with respect thereto. With respect to each Parent Plan, Parent and Seller have Made Available to Buyer the plan document and all amendments thereto, as well as the current summary plan description and each summary of material modifications thereto.

(c) Neither the Company nor any ERISA Affiliate of the Company maintains or contributes to, or is obligated to contribute to, or has within the past six (6) years maintained or contributed to, or been obligated to contribute to (i) any “employee benefit pension plan” (within the meaning of Section 3(2) of ERISA) that is subject to Title IV of ERISA or (ii) any “multiemployer plan” (within the meaning of Section 4001(a)(3) or 3(37) of ERISA).

(d) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code has received or is permitted to rely upon a favorable IRS determination, opinion or advisory letter, or has pending or has time remaining in which to file an application for such determination from the IRS, and (ii) with respect to any such Company Employee Plan, to Seller’s Knowledge, no event has occurred since the date of such determination, opinion or advisory letter that would reasonably be expected to result in such Company Employee Plan ceasing to be so qualified.

(e) Each Company Employee Plan has been maintained, operated and administered in compliance with its terms and with the requirements prescribed by applicable Law, including ERISA and the Code, except where any failure in respect of such compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) There is no action, suit, investigation, audit or proceeding pending or, to Seller’s Knowledge, threatened with respect to the administration or operation of or otherwise relating to any Company Employee Plan, in any case, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) There are no pending, threatened or, to Seller’s Knowledge, anticipated claims (other than claims for benefits in accordance with the terms of the Company Employee Plans) by, on behalf of or against any of the

Company Employee Plans or any trusts, assets or fiduciaries (in that Person’s capacity as a fiduciary of such Company Employee Plan) related thereto that could reasonably be expected to result in any Liability of the Company or any of its Subsidiaries except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(h) All contributions or other amounts payable by the Company or any Company Subsidiary as of the date hereof with respect to each Company Employee Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP (other than with respect to amounts not yet due).

(i) Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any Company Subsidiary has any liability with respect to any misclassification of any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by the Company or any Company Subsidiaries (each, a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any Company Employee Plan.

(j) Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, all Company Foreign Plans (i) have been maintained in accordance with all applicable requirements, (ii) that are intended to qualify for special Tax treatment meet all material requirements for such treatment, and (iii) that are required to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law.

(k) Neither the execution of this Agreement nor the consummation of the Transactions will result in, either alone or in combination with another event, (i) any payment becoming due to any current or former employee, officer or consultant of the Company or any Company Subsidiary, (ii) an increase in the hourly wage, base salary, target bonus opportunity or amount of benefits of any employee, individual consultant or officer of the Company or any Company Subsidiary or (iii) the acceleration of the time of payment or vesting of any compensation or benefits under any Company Employee Plan.

Section 3.16. Labor and Employment Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each Company Subsidiary are in compliance with all applicable Law respecting employment and employment practices, including terms and conditions of employment, occupational safety and health and workers’ compensation; and (ii) there are no pending charges, complaints, or investigations against the Company or any Company Subsidiary by any Governmental Authority pertaining to the employment practices of the Company.

(b) Neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement with a labor union or labor organization. There is no pending or, to Seller’s Knowledge, threatened, labor strike, lockout, slowdown, work stoppage, union organizing effort or unfair labor practice charge, labor dispute (other than routine individual grievances) or labor arbitration proceeding against the Company or any Company Subsidiary relating to any employees of the Company or any Company Subsidiary.

Section 3.17. Environmental Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no Proceeding arising under any Environmental Law pending or, to Seller’s Knowledge, threatened against the Company, any Company Subsidiary or, to Seller’s Knowledge, any Person whose liability for such claims arising under any Environmental Law the Company or any Company Subsidiary has retained or assumed, either contractually or by operation of law, and neither the Company nor any Company Subsidiary is subject to any outstanding Order arising under any Environmental Law.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are and, since January 1, 2015, have been in compliance with all Environmental Laws (including obtaining and complying with, and making all appropriate filings for issuance and renewal of, Permits required for their operations under any Environmental Laws).

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there have been no Releases or threatened Releases of, or exposure to, Hazardous Substances in violation of or as would reasonably be expected to give rise to liability pursuant to Environmental Laws of the Company or Company Subsidiaries (i) at, on, under or migrating from any Facility or, to Seller’s Knowledge, any real property formerly owned, leased or operated by the Company, any Company Subsidiary, or any of their predecessors, or (ii) arising from or relating to the operations of or any products manufactured, marketed, sold or distributed, by the Company, any Company Subsidiary or, to Seller’s Knowledge, any of their predecessors.

(d) Parent and Seller have Made Available to Buyer all environmental site assessments and audits and any other material environmental documents or correspondence in the possession or control of the Company or any Company Subsidiary pertaining to compliance with or liability under Environmental Law and relating to the Facilities, any real properties formerly owned, leased or operated by the Company, any Company Subsidiary or any of their predecessors, or the business of Company, any Company Subsidiary or any of their predecessors.

Section 3.18. Intellectual Property.

(a) Section 3.18(a) of the Seller Disclosure Schedules contains a list, as of the date of this Agreement, of registrations or applications for registration of the following categories of Company IP Rights: (i) Patents, (ii) Marks, (iii) Copyrights, (iv) Internet domain names and (v) Proprietary Software. The Company or one of the Company Subsidiaries is the exclusive owner of each item listed on Section 3.18(a) of the Seller Disclosure Schedules. Following the Closing and consummation of the Bolt Sale, the Company and the Company Subsidiaries (excluding, for clarity, Bolt) will own or have a valid and enforceable right and license, in all material respects, to use all Intellectual Property used or held for use in the operation of the business of the Company and Velocity (provided, that the foregoing representation and warranty is not and shall not be deemed to be a representation or warranty regarding infringement of any unknown Third Party Intellectual Property, which is addressed exclusively in Section 3.18(b) hereof). Following the Closing, Bolt will own or have a valid and enforceable right and license, in all material respects, to use all Intellectual Property used or held for use in the operation of the business of Bolt (provided, that the forgoing representation and warranty is not and shall not be deemed to be a representation or warranty regarding infringement of any unknown Third Party Intellectual Property, which is addressed exclusively in Section 3.18(b) hereof). The Company and the Company Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard their rights in all Company IP Rights, including by making filings and payments of maintenance or similar fees for each item listed on Section 3.18(a) of the Seller Disclosure Schedules, and have taken commercially reasonable security measures to protect the confidentiality of Trade Secrets included within the Company IP Rights, except in each case as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) There are no Proceedings pending or, to Seller’s Knowledge threatened in writing, against the Company or the Company Subsidiaries that allege the infringement, violation or misappropriation by the Company or any Company Subsidiary of any Third Party Intellectual Property, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To Seller’s Knowledge, there is no infringement, misappropriation or violation by any Third Party of any of the material Company IP Rights, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Any collection, acquisition, use, storage or transfer by the Company or any of the Company Subsidiaries of any personally-identifiable information of customers of the Company or the Company Subsidiaries (collectively, “Customer Data”) are, and have been, in compliance with all applicable Law, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There have been no material unauthorized disclosures of any Customer Data, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Notwithstanding anything in this Agreement to the contrary, this Section 3.18 is the only section of this Agreement where any representations or warranties are made by the Company relating to Intellectual Property matters.

(d) The Company and the Company Subsidiaries maintain (i) machine readable copies of the Proprietary Software, and (ii) reasonably complete technical documentation or user manuals for material releases or versions thereof currently in use by the Company and the Company Subsidiaries, currently made available to the customers of the Company or any of the Company Subsidiaries, or currently supported by the Company and the Company Subsidiaries, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries maintain at least one copy of the source code, and such code is maintained under strict confidentiality and in accordance with industry-standard safekeeping for proprietary source code except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) The computer software, computer hardware, firmware, networks, interfaces and related systems (collectively, “Computer Systems”) used by the Company and the Company Subsidiaries are sufficient in all material respects for the Company’s and the Company Subsidiaries’ current needs in the operation of the business of the Company and the Company Subsidiaries as presently conducted, and, in the past twelve (12) months, there have been no material failures, crashes, security breaches or other adverse events affecting the Computer Systems which has caused material disruption to the business of the Company or the Company Subsidiaries, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and the Company Subsidiaries have taken commercially reasonable actions to provide for the back-up and recovery of material data and have implemented disaster recovery plans, procedures and facilities and, as applicable, have taken all steps to implement such plans and procedures. The Company and the Company Subsidiaries have taken commercially reasonable actions to protect the integrity and security of the Computer Systems and the information stored therein from unauthorized use, access, or modification by third parties, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) The Proprietary Software complies with any applicable warranty or contractual commitment relating to the use, functionality, or performance of the Proprietary Software, and there are no pending or threatened claims alleging any such failure, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There exist no known technical problems with any Proprietary Software that materially and adversely affect the performance of such Proprietary Software or cause such products to fail to substantially conform to their written specifications other than routine software bugs and/or glitches that may be promptly remedied in the ordinary course of the business of the Company and the Company Subsidiaries, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Except as set forth on Section 3.18(g) of the Seller Disclosure Schedules, none of the Proprietary Software contains, is derived from, or is distributed, integrated, or bundled with Software subject to any license commonly referred to as a “copyleft” or “open source” license that, as used, modified, integrated, bundled, or distributed by the Company or any of the Company Subsidiaries: (i) requires or conditions the use or distribution of such Proprietary Software on the disclosure, licensing or distribution of any source code for any portion of the Proprietary Software; or (ii) otherwise imposes an obligation on the Company or any of the Company

Subsidiaries to distribute any Proprietary Software on a royalty-free basis, except in each case, as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.19. Real Property; Property.

(a) Neither the Company nor any of the Company Subsidiaries owns any real property.

(b) Section 3.19(b) of the Seller Disclosure Schedules sets forth a list, as of the date hereof, of each lease, sublease or other Contract pursuant to which the Company or any Company Subsidiary occupies a real property location (each a “Lease Agreement”) that is material to the Company and the Company Subsidiaries, taken as a whole (each, a “Material Lease Agreement”). Each Material Lease Agreement is in full force and effect and a valid and binding agreement enforceable against the Company or any of the Company Subsidiaries party thereto and any other party thereto in accordance with its terms, except as such enforceability may be limited by Bankruptcy and Equity Exceptions, and except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) none of the Company nor any of the Company Subsidiaries party to, nor, to Seller’s Knowledge, any other party to, any Material Lease Agreement is in breach of or default under any Material Lease Agreement and (ii) the Company and the Company Subsidiaries have valid leasehold title to each real property subject to a Lease Agreement, sufficient to allow each of the Company and the Company Subsidiaries to conduct their business as currently conducted.

(c) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries, in respect of all of its properties, assets and other rights that do not constitute real property or Intellectual Property, (i) has valid title to all such properties, assets and other rights reflected in its books and records as owned by it free and clear of all Liens (other than Permitted Liens), and (ii) owns, has valid leasehold interests in or has valid contractual rights to use all of such properties, assets and other rights (in each case except for Permitted Liens). Such properties, assets and other rights (x) constitute all of the assets, rights and properties used or held for use in the conduct of the Business and (y) are adequate and sufficient for the continuing conduct of the Business. Following the Bolt Sale, such properties, assets and other rights held by Velocity (x) will constitute all of the assets, rights and properties used or held for use in the conduct by Velocity of the Business and (y) are adequate and sufficient for the continuing conduct by Velocity of the Business.

Section 3.20. Related Party Transactions. There have been no transactions, or series of related transactions, agreements, arrangements or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed by Seller under Item 404 of Regulation S-K promulgated under the Securities Act that have not been otherwise disclosed in the Parent SEC Documents filed prior to the date hereof (each, a “Related Party Transaction”).

Section 3.21. Insurance. Each of Velocity and Bolt maintains policies of insurance in such amounts and against such risks as are customary in the industry in which it operates (the “Company Insurance Policies”). All of the Company Insurance Policies are in full force and effect and all premiums due and payable thereunder have been paid. Neither the Company nor any Company Subsidiary is in breach or default of any of the Company Insurance Policies, or has taken any action or failed to take any action which, with or without notice or the lapse of time or both, would constitute such a breach or default, or permit termination of any of the Company Insurance Policies, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No written notice of cancellation, termination or denial of coverage has been received by the Company, any Company Subsidiary, Seller or any of its Affiliates with respect to any Company Insurance Policy, in each case, other than as is customary in connection with renewals of existing Company Insurance Policies.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES REGARDING SELLER

Except (a) as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement; provided that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are cautionary, predictive or forward looking in nature that are included in any part of any Parent SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of Seller contained in this Agreement; or (b) as set forth in the Seller Disclosure Schedules (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and the representations and warranties in such other sections of this Agreement as to which the relevance of the disclosure is reasonably apparent on the face of such disclosure), Seller hereby represents and warrants to Buyer as follows:

Section 4.01. Corporate Existence and Power. Seller is a corporation duly incorporated, validly existing and in good standing under the applicable Law of the State of Delaware. Seller has full power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.02. Corporate Authorization; Enforceability. Seller has full power and authority to enter into this Agreement and to consummate the Transactions. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transactions have been duly authorized by all necessary action on the part of Seller. Seller has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

Section 4.03. Governmental Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any applicable foreign merger control Law, (b) the filing by Parent with the SEC of (A) the Proxy Statement and (B) any other filings and reports that may be required in connection with this Agreement and the Transactions under the Exchange Act, (c) compliance by Parent with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws or stock exchange rules, including the rules of NASDAQ, and (d) any actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.04. Non-Contravention. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the Transactions do not and will not (with or without notice or lapse of time or both) (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of Seller, (b) assuming the actions and filings with respect to the matters referred to in Section 4.03(a) – (c) are made or taken, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which Seller is a party, or by which it or any of its properties or assets may be bound or affected, or (d) result in the creation or imposition of any Lien, other than any Permitted Lien, on any rights, property or asset of Seller or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b), (c) and (d), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.05. Title to Company Interests. Seller owns of record and beneficially the Company Interests, and Seller has good and marketable title to the Company Interests free and clear of all Liens, other than those arising under applicable securities Laws. Immediately following the Closing, Buyer will own of record and beneficially the Company Interests, and Buyer will have good and marketable title to the Company Interests free and clear of all Liens, other than those arising under applicable securities Laws or whose creation or imposition was caused or permitted by Buyer.

Section 4.06. Litigation. Except as set forth on Section 4.06 of the Seller Disclosure Schedules, there is no Proceeding pending against or, to Seller’s Knowledge, threatened against or affecting Seller or any of its Subsidiaries or any of their respective properties or assets and neither Seller nor any of its Subsidiaries is subject to any outstanding Order, which in either case, has had or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.07. Compliance with Applicable Law. Except as set forth on Section 4.07 of the Seller Disclosure Schedules, Seller and each of its Subsidiaries is and, since January 1, 2015, has been in compliance with all applicable Law and Orders, except for such violations or noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, and to Seller’s Knowledge, neither Seller nor any of its Subsidiaries is under investigation by any Governmental Authority with respect to any violation of any applicable Law or Order that would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

Section 4.08. Brokers’ Fees. Except for Evercore, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Seller, the Company or any of the Company Subsidiaries, that is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES REGARDING PARENT

Except (a) as disclosed in the Parent SEC Documents filed with the SEC prior to the date of this Agreement; provided that in no event shall any risk factor disclosure under the heading “Risk Factors” or disclosure set forth in any “forward looking statements” disclaimer or other general statements to the extent they are cautionary, predictive or forward looking in nature that are included in any part of any Parent SEC Document be deemed to be an exception to, or, as applicable, disclosure for purposes of, any representations and warranties of Parent contained in this Agreement; or (b) as set forth in the Seller Disclosure Schedules (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 5 to the extent specified therein and the representations and warranties in such other sections of this Agreement as to which the relevance of the disclosure is reasonably apparent on the face of such disclosure), Parent hereby represents and warrants to Buyer as follows:

Section 5.01. Corporate Existence and Power. Parent is a corporation duly incorporated, validly existing and in good standing under the applicable Law of the State of Delaware. Parent has full power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing (to the extent a concept of “good standing” is applicable) in each jurisdiction where such qualification is necessary, except where any failure to have such power or authority or to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.02. Corporate Authorization.

(a) Authority and Enforceability. Parent has full power and authority to enter into this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions have been duly authorized by all necessary action on the part of Parent, subject only to the Parent Stockholder Approval. Parent has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions.

(b) Parent Board Approval and Board Recommendation. At a meeting duly called and held, prior to the execution of this Agreement, at which all directors of Parent were present and voting in favor, the Parent Board duly adopted resolutions (which, as of the date of this Agreement, have not been rescinded, modified or withdrawn in any way) (i) approving and declaring that this Agreement and the Transactions are advisable, fair to and in the best interests of the stockholders of Parent, (ii) approving this Agreement, on the terms and subject to the conditions set forth herein, and (iii) determining to recommend that the stockholders of Parent approve the Transactions and adopt this Agreement (the “Board Recommendation”). The Parent Board has directed that this Agreement be submitted to the holders of Parent Common Stock for their adoption and approval at the Stockholders Meeting.

Section 5.03. Governmental Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any applicable foreign merger control Law, (b) the filing with the SEC by Parent of (A) the Proxy Statement and (B) any other filings and reports that may be required in connection with this Agreement and the Transactions under the Exchange Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act, any other applicable U.S. state or federal or foreign securities laws or stock exchange rules, including the rules of NASDAQ, and (d) any actions or filings the absence of which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.04. Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Transactions do not and will not (with or without notice or lapse of time or both) (a) contravene, conflict with or result in any violation or breach of any provision of the Organizational Documents of Parent, (b) assuming the actions and filings with respect to the matters referred to in Section 5.03(a)—(c) are made or taken, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order, (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a change of control or default under, or result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation (in each case, with or without notice or lapse of time or both) of any Contract to which Parent is a party, or by which it or any of its properties or assets may be bound or affected, or (d) result in the creation or imposition of any Lien, other than any Permitted Lien, on any rights, property or asset of Parent or any of its Subsidiaries, with such exceptions, in the case of each of clauses (b), (c) and (d), as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.05. Financial Statements; Internal Controls.

(a) The financial statements included or incorporated by reference in the Parent SEC Documents fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries and Minority Investments as of the dates thereof and the consolidated results of operations and comprehensive income (loss) and cash flows of Parent and its consolidated Subsidiaries and Minority Investments as of the dates or for the periods presented therein, all in accordance with GAAP and applied on a consistent basis through the periods covered (subject, in the case of the unaudited financial statements, to normal year-end adjustments and the absence of notes, which will not be material, either individually or in the aggregate). Such financial statements have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries.

(b) Parent maintains, and at all times since January 1, 2015, has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of Parent’s financial reporting and the preparation of Parent’s consolidated financial statements for external purposes in accordance with GAAP. Based on the most recent evaluation of such internal controls prior to the date of this Agreement, Parent has disclosed to the audit committee of Parent’s Board all “significant deficiencies” or “material weaknesses” (as such terms are defined by the Public Company Accounting Oversight Board) in the design or operation of such internal controls that would reasonably be expected to be adverse in any material respect to Parent’s ability to record, process, summarize and report financial information and all fraud, whether or not material, that involves management or other employees who have a significant role in internal controls.

Section 5.06. Disclosure Documents. None of the information supplied or to be supplied by Parent or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC or at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein which were not based on information supplied by or on behalf of Parent or any of its Subsidiaries.

Section 5.07. SEC Filings and the Sarbanes-Oxley Act.

(a) Parent has filed with or furnished to the SEC (subject to automatic extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form or other document or filing required by the Exchange Act to be filed or furnished by Parent since January 1, 2015 (together with all exhibits thereto and information incorporated by reference therein, the “Parent SEC Documents”).

(b) As of its filing date (or, if amended, supplemented or superseded, as of the date of the most recent such filing prior to the date of this Agreement), each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.

(c) As of its filing date (or, if amended, supplemented or superseded, as of the date of the most recent such filing prior to the date of this Agreement), each Parent SEC Document did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.08. Litigation. Except as set forth on Section 5.08 of the Seller Disclosure Schedules, there is no Proceeding pending against or, to Seller’s Knowledge, threatened against or affecting Parent or any of its Subsidiaries or any of their respective properties or assets and neither Parent nor any of its Subsidiaries is subject to any outstanding Order, which in either case, has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.09. Compliance with Applicable Law. Except as set forth on Section 5.09 of the Seller Disclosure Schedules, Parent and each of its Subsidiaries is and, since January 1, 2015, has been in compliance with all applicable Law and Orders, except for such violations or noncompliance that has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and to Seller’s Knowledge, neither Parent nor any of its Subsidiaries is under investigation by any Governmental Authority with respect to any violation of any applicable Law or Order that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.10. Brokers’ Fees. Except for Evercore, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Parent, Seller, any of their respective Subsidiaries, the Company or any of the Company Subsidiaries, that is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions.

Section 5.11. Vote Required. Assuming the accuracy of the representations contained in Section 6.08, the affirmative vote of the holders of a majority of the Parent Common Stock issued and outstanding on the record date for a meeting of the stockholders of Parent (the “Parent Stockholder Approval”) is the only vote of the holders of any class or series of Parent’s capital stock necessary to adopt this Agreement and consummate the Transactions.

Section 5.12. Takeover Laws. Assuming the accuracy of the representation contained in Section 6.05 and Section 6.08, the Parent Board has taken such actions and votes as are necessary, if applicable, to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or other takeover or anti-takeover statute or similar federal or state Law inapplicable to this Agreement or any of the Transactions.

Section 5.13. Opinion of Financial Advisor. The Parent Board has received an opinion from Evercore to the effect that, as of such date and based upon and subject to the matters, assumptions, qualifications and limitations set forth therein, the Purchase Price is fair, from a financial point of view, to Seller. Parent will, following the execution of this Agreement, make available to Buyer, solely for informational purposes, a signed copy of such opinion.

Section 5.14. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in Article 3, Article 4 and this Article 5 (as qualified by the Parent SEC Documents and the Seller Disclosure Schedules), none of Parent, Seller or any of their Affiliates nor any other Person on behalf of any of them makes or has made any express or implied representation or warranty with respect to (a) Parent, Seller, the Company, the Company Subsidiaries or their respective businesses, affairs, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Parent, Seller, the Company or any Company Subsidiaries or (b) any documentation, forecasts, budgets, projections, estimates or other information (including the accuracy or completeness of, or the reasonableness of the assumptions underlying, such documentation, forecasts, budgets, projections, estimates or other information) Made Available, to Buyer or its Representatives or Affiliates in connection with the Transactions. Buyer has not relied on any such information or any representation or warranty not set forth in Article 3, Article 4 and this Article 5. Parent and Seller acknowledge and agree that, except for the representations and warranties made by Buyer in Article 6, neither Buyer nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Buyer or any of its Subsidiaries. Neither Parent nor Seller is relying upon and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Buyer and its Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES REGARDING BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 6.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and, when applicable, in good standing under the laws of its jurisdiction of formation and has all corporate powers required to carry on its business as now conducted in all material respects.

Section 6.02. Authorization; Enforceability. Buyer has full power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the Transactions have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has duly executed this Agreement, and, assuming due authorization, execution and delivery by Seller, Parent and the Company, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exceptions. The Board of Directors of Buyer has determined that this Agreement and the Transactions are fair to and in the best interests of Buyer and its sole stockholder and approved and declared advisable this Agreement and the Transactions.

Section 6.03. Governmental Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions require no action by or in respect of, or filing with, any Governmental Authority, other than (a) compliance with any applicable requirements of the HSR Act and any applicable foreign merger control Law, (b) the filing with the SEC of any filings and reports that may be required in connection with this Agreement and the Transactions under the Exchange Act, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other U.S. state or federal securities laws and stock exchange rules and (d) any actions or filings the absence of which have not had or which would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 6.04. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Transactions do not and will not (with or without notice or lapse of time or both) (a) contravene, conflict with or result in any violation or breach of any provision of the articles of organization or bylaws (or similar governing documents) of Buyer, (b) assuming the actions and filings with respect to the matters referred to in Section 6.03(a)-(c) are made or taken, contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Order or (c) require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, constitute a change of control or default under, result in termination or cancellation or give to others any right of termination, vesting, amendment, acceleration or cancellation of any Contract to which Buyer or any Subsidiary of Buyer is a party, or by which they or any of their respective properties or assets may be bound or affected or any Permits affecting, or relating in any way to, the property, assets or business of Buyer or any Subsidiary of Buyer or (d) result in the creation or imposition of any Lien, other than a Permitted Lien, on any rights, property or asset of Buyer or any Subsidiary of Buyer, with such exceptions, in the case of each of clauses (b), (c) and (d) above, as have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 6.05. No Vote of Buyer Stockholders; Required Approval. No vote or consent of the holders of any class or series of capital stock of Buyer or the holders of any other securities of Buyer (equity or otherwise) is necessary to adopt this Agreement or to approve the Transactions.

Section 6.06. Disclosure Documents. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the holders of Parent Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein which were not based on information supplied by or on behalf of Buyer.

Section 6.07. Litigation. As of the date of this Agreement, there is no Proceeding pending against or, to the knowledge of Buyer, threatened against or affecting, Buyer or any of its Subsidiaries or any of their respective properties or assets that would have or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries is subject to any Order that would have, individually or in the aggregate, a Buyer Material Adverse Effect or that relates to this Agreement.

Section 6.08. Ownership. As of the date hereof, none of Buyer or any of its Subsidiaries or controlled Affiliates beneficially owns, directly or indirectly (including pursuant to a derivatives contract), any shares of Parent Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Parent

Common Stock and none of Buyer or any of its Subsidiaries or controlled Affiliates has any rights to acquire, directly or indirectly, any shares of Seller Common Stock.

Section 6.09. Buyer Material Adverse Effect. No Effects have occurred or are reasonably expected to occur that would or would reasonably be expected to constitute, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 6.10. Availability of Funds.

(a) Buyer has received (i) the Equity Commitment Letter from the Sponsors to provide equity financing in an aggregate amount set forth therein, subject to the terms and conditions set forth therein (the “Equity Financing”), and (ii) an executed debt commitment letter dated as of the date of this Agreement, including all annexes, exhibits, schedules and other attachments thereto (collectively, the “Debt Commitment Letter” and, together with the Equity Commitment Letter, the “Commitment Letters”), from the financial institutions party thereto, pursuant to which such financial institutions have committed, subject to the terms and conditions set forth therein, to provide to Buyer the amount of financing set forth in the Debt Commitment Letter (the “Debt Financing” and, together with the Equity Financing, the “Financing”). Buyer has also received an executed fee letter that relates to the Debt Financing (the “Fee Letter”). A true and complete copy of each Commitment Letter and the Fee Letter, which has been redacted in the manner required by the terms thereof (and the provisions so redacted do not affect conditionality of the Debt Financing), has been previously provided to Seller. Buyer has fully paid, or caused to be paid, any and all commitment fees or other fees required by such Commitment Letters to be paid on or before the date of this Agreement, and all other such fees are required to be paid no earlier than the Closing and, as of the Closing, Buyer shall have paid all other such fees. The Equity Commitment Letter is a legal, valid and binding obligation of Buyer, enforceable against Buyer and, to the knowledge of Buyer, each other party thereto, in each case, in accordance with its terms except as may be limited by the Bankruptcy and Equity Exceptions. The Debt Commitment Letter is a legal, valid and binding obligation of Buyer, enforceable against Buyer and, to the knowledge of Buyer, each other party thereto, in each case, in accordance with its terms except as may be limited by the Bankruptcy and Equity Exceptions. As of the date of this Agreement, each Commitment Letter is in full force and effect, has not been amended, modified, withdrawn, terminated or rescinded in any respect, and no event has occurred which (with or without notice, lapse of time or both) would reasonably be expected to constitute a breach thereunder on the part of Buyer. As of the date of this Agreement, Buyer is not in breach in any material respect of any of the terms and conditions set forth in the Commitment Letters. The aggregate proceeds contemplated by the Commitment Letters will be sufficient for Buyer to complete the Transactions and to satisfy all of its obligations under this Agreement and to pay all of the fees and expenses incurred by Buyer in connection therewith. As of the date of this Agreement, Buyer has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing of the Financing to be satisfied by it contained in the Commitment Letters and has not incurred any obligation, commitment, restriction or liability of any kind, and is not contemplating or aware of any obligation, commitment, restriction or liability of any kind, in either case which would reasonably be expected to delay, impair or adversely affect such resources, or that the Financing or any portion thereof will otherwise not be available to Buyer on the Closing Date. There are no conditions precedent or other contingencies related to the availability or the funding of the full amount of the Financing, other than the conditions expressly set forth in the Commitment Letters. As of the date of this Agreement, none of the parties to the Commitment Letters has notified Buyer of its intention to terminate any Commitment Letter or to not provide the Financing as contemplated by the applicable Commitment Letter.

(b) Except for the Fee Letter, there are no side letters or other agreements, contracts, arrangements or understandings related to funding or investing, as applicable, that would reasonably be expected to (i) prevent or substantially delay the availability of the full amount of the funds contemplated by the Commitment Letters at the Closing or (ii) adversely affect the enforceability of the Commitment Letters.

(c) Buyer’s obligation to consummate the Transactions is not in any way contingent upon or otherwise subject to Buyer’s consummation of any financing arrangements, Buyer’s obtaining any financing or the availability, grant, provision or extension of any financing to Buyer.

(d) Concurrently with the execution of this Agreement, the Sponsors delivered to Seller a duly executed Sponsor Guarantee. The Sponsor Guarantee is a legal, duly authorized, valid and binding obligation of each of the Sponsors, enforceable against the Sponsors in accordance with its terms, except as may be limited by the Bankruptcy and Equity Exceptions. There is no default under the Sponsor Guarantee by any Sponsor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default by any party thereto.

Section 6.11. Solvency. Immediately prior to and after giving effect to the consummation of the Transactions:

(a) the fair saleable value (determined on a going-concern basis) of the assets of Buyer and its Subsidiaries, taken as a whole, will be greater than the total amount of their liabilities, taken as a whole (including all Liabilities);

(b) Buyer and its Subsidiaries will be able to pay their debts and obligations in the ordinary course of business as they become due; and

(c) Buyer and its Subsidiaries will have adequate capital to carry on their businesses and all businesses in which they are about to engage.

Section 6.12. Brokers’ Fees. Except for RBC Capital Markets, LLC, there is no investment banker, broker, finder or other agent or intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Subsidiaries, that is entitled to any financial advisory, banking, broker’s, finder’s or similar fee or commission in connection with the Transactions.

Section 6.13. No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 6, none of Buyer or any of its Affiliates nor any other Person on behalf of any of them makes or has made any express or implied representation or warranty with respect to Buyer, its Subsidiaries or their respective businesses, affairs, operations, assets, liabilities, conditions (financial or otherwise), prospects or any other matter relating to Buyer or any of its Affiliates or with respect to any other information provided, or made available, to Seller, Parent or their Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof. Buyer acknowledges and agrees that, except for the representations and warranties made in Article 3, Article 4 and Article 5 (as qualified by the applicable items disclosed in the Seller Disclosure Schedules), neither Seller, Parent, nor the Company nor any other Person is making or has made any representations or warranties, expressed or implied, at law or in equity, with respect to or on behalf of Seller, Parent, the Company or any of the Company Subsidiaries, their businesses, operations, assets, liabilities, financial condition, results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Seller, Parent, the Company or any of the Company Subsidiaries or any other matter furnished or provided to Buyer or Made Available to Buyer or its Representatives in the Data Room or otherwise made available in any other “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, this Agreement or the Transactions, in each case prior to the date hereof. Buyer is not relying and specifically disclaims that it is relying upon or has relied upon any such other representations or warranties that may have been made by any Person, and acknowledges and agrees that Seller, Parent and their Affiliates have specifically disclaimed and do hereby specifically disclaim any such other representations and warranties. Buyer has conducted its own independent investigation of the Company and the Company Subsidiaries and the Transactions and has had a reasonable opportunity to discuss and ask questions regarding the Company and the Company Subsidiaries’ businesses with the management of the Company.

ARTICLE 7

COVENANTS

Section 7.01. Conduct of the Company.

(a) During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 9 and the Closing (the “Pre-Closing Period”), except as (i) set forth in Section 7.01 of the Seller Disclosure Schedules, (ii) expressly contemplated by this Agreement, (iii) required by applicable Law or (iv) undertaken with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) the Company shall, and Parent and Seller shall cause the Company and each of the Company Subsidiaries to, use commercially reasonable efforts to conduct its business in the ordinary course, and to the extent consistent therewith, use its commercially reasonable efforts to preserve substantially intact its business organization and preserve satisfactory relationships with Governmental Authorities, employees, customers and suppliers having significant business dealings with them; provided that no action by the Company or any Company Subsidiary with respect to matters specifically addressed in Section 7.01(b) shall be deemed a breach of this Section 7.01(a) unless such action constitutes a breach of Section 7.01(b).

(b) Except as set forth in clauses (i) through (iv) of Section 7.01(a), without limiting the generality of Section 7.01(a), during the Pre-Closing Period, the Company shall not, nor shall Parent or Seller permit the Company or any of the Company Subsidiaries to, do any of the following:

(i) (A) declare, set aside, or pay any dividends on, or make any other distributions (whether in cash, stock or property) with respect to, any of its capital stock or other equity interests, other than dividends or distributions by a direct or indirect Company Subsidiary to the Company or another Company Subsidiary, (B) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize the issuance of any other securities in substitution for shares of its capital stock or its other equity interests or (C) purchase, redeem or otherwise acquire (1) any shares of its capital stock or its other equity interests or other voting securities or (2) any options, warrants, calls or rights to acquire, or any securities convertible into or exchangeable for, any such shares or other equity interests or voting securities (except upon the net exercise of options, warrants, calls or rights disclosed in the Seller Disclosure Schedules);

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock or its other equity interests or other voting securities or any options or other equity awards of the Company or the Company Subsidiaries, warrants, calls or rights to acquire any such shares or other equity interests or other voting securities (other than the issuance of shares of capital stock of Velocity Holdings or Bolt Holdings pursuant to the exercise of equity awards of Velocity Holdings or Bolt Holdings issued and outstanding as of the date hereof in accordance with the applicable terms thereof);

(iii) amend the Organizational Documents of the Company or any of the Company Subsidiaries;

(iv) merge or consolidate with, or purchase an equity interest in, or acquire all or substantially all of the assets of, any Person or any division or business thereof;

(v) sell, lease, license, or otherwise dispose of any of its real or personal properties or assets (including capital stock or other equity interests of any Company Subsidiary, other than Bolt in accordance with the terms of this Agreement and the Bolt Sale Agreement), other than (A) sales of inventory and other assets in the ordinary course of business, (B) sales, leases, licenses, or dispositions pursuant to any Contract in effect on the date of this Agreement, and (C) non-exclusive licenses (other than source code licenses) of Proprietary Software in the ordinary course of business;

(vi) (A) incur any Indebtedness of the Company or any Company Subsidiaries or guarantee Indebtedness of another Person, other than (1) Indebtedness incurred to finance capital expenditures permitted by clause (vii) below, and (2) subject to Section 7.14(d), Indebtedness between or among Parent or any of its Subsidiaries (other than Velocity), on the one hand, and Bolt Holdings and any Subsidiaries of Bolt Holdings, on the other hand, or (B) make any loans or capital contributions to, or investments in, any Person other than loans, capital contributions or investments made by the Company to or in Velocity Holdings and Subsidiaries of Velocity Holdings;

(vii) make any capital expenditures, other than in an aggregate amount not to exceed $100,000;

(viii) enter into any contract that would constitute a Material Contract if in existence on the date hereof, or modify or amend in any material respect or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof in the ordinary course), or waive any material right or claim under, any Material Contract to which the Company or any of the Company Subsidiaries is a party, in each case other than in the ordinary course of business (including renewals consistent with the terms thereof);

(ix) (A) grant or agree to grant any increase in base salary, bonus opportunity or other compensation to any current or former executive officer, employee or director of the Company or any Company Subsidiary, except (1) as required under the terms of existing Contracts (x) that were Made Available to Buyer and (y) in effect as of the date hereof (including the terms of any Company Employee Plan) or (2) in the ordinary course of business, increases in compensation to non-officer employees, (B) adopt or terminate any Company Employee Plan (except as required by applicable Law) or (C) establish, enter into, modify, amend or terminate any Company Employee Plan or arrangement that would be a Company Employee Plan if in existence as of the date hereof, except as required by applicable Law or to maintain the Tax-qualified status of any Company Employee Plan or as would not result in a material increase in cost to Buyer;

(x) hire or terminate (other than for cause) the employment of any officer of the Company or any Company Subsidiaries or promote any person to such position;

(xi) enter into, modify, amend, or terminate any collective bargaining or other agreement with any labor union, works council, or similar labor organization;

(xii) make any material change in accounting methods, principles or practices, except insofar (A) as may have been required by a change in GAAP (or any interpretation thereof) or Regulation S-X under the Securities Act, (B) as may be required by a change in applicable Law or (C) as disclosed in the Parent SEC Documents or as required by a Governmental Authority or quasi-governmental entity (including the Financial Accounting Standards Board or any similar organization);

(xiii) make, revoke or change any income Tax election or other material Tax election (including, for the avoidance of doubt, any election with respect to the U.S. federal income tax classification of the Company); change any annual Tax accounting period; adopt or make any change to any of its methods of accounting for Tax purposes; file any amended income Tax Return or other material Tax Return; enter into any ruling request or closing agreement; settle or compromise any income Tax claim or other material Tax claim or assessment; prepare any income Tax Return or other material Tax Return in a manner that is inconsistent with past practice; consent to any extension or waiver of the limitations period applicable to any income Tax claim or other material Tax claim or assessment; or fail to timely make payments of income Taxes or other material Taxes when due, except such Taxes that are contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(xiv) enter into any new material line of business outside of the Business;

(xv) other than Stockholder Litigation, which is addressed in Section 7.11, waive, release, assign, settle or compromise any Proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the out of pocket payment of monetary damages that do not exceed $300,000 in the aggregate for all such claims or proceedings, or commence any material claim, litigation, investigation or proceeding;

(xvi) adopt a plan or agreement of complete or partial liquidation or dissolution of the Company or any of the Company Subsidiaries (other than a Bolt Sale, if applicable, in accordance with the terms of this Agreement and the Bolt Sale Agreement);

(xvii) enter into or amend in any material respect any Related Party Transaction;

(xviii) fail to maintain, or allow to lapse, be dedicated to the public, be made “open source”, or be abandoned, any Proprietary Software or any material Company IP Rights; or

(xix) authorize any of, or commit or agree to take any of, the foregoing actions.

(c) Notwithstanding anything to the contrary in this Section 7.01, the parties hereto acknowledge and agree that (i) nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control, direct, or in any way exercise beneficial ownership with respect to the Company’s operations (including for purposes of the HSR Act) prior to the Closing and (ii) no consent of Buyer shall be required with respect to any matter set forth in this Agreement to the extent that the requirement of such consent would violate any applicable Law. Prior to the Closing, the Company shall exercise, and Parent and Seller shall cause the Company to exercise, consistent with the terms and conditions hereof, complete control and supervision over its operations and the Business. Notwithstanding anything to the contrary herein, nothing contained in this Section 7.01 shall restrict the Company’s right or ability to effect the Bolt Sale in accordance with the terms of this Agreement and the Bolt Sale Agreement or, following the closing of the Bolt Sale, but subject to Section  2.04(a), to distribute any proceeds received therefrom.

Section 7.02. Unsolicited Proposals.

(a) Except as otherwise expressly permitted by this Section 7.02, from the date of this Agreement until the Closing or, if earlier, the termination of this Agreement in accordance with its terms, Parent will not, and shall cause its Subsidiaries (including Seller, the Company, Velocity and, except in accordance with this Agreement, Bolt) and use all reasonable best efforts to cause their respective Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 7.02, engage in negotiations or discussions with, or furnish any information concerning the Company or any of the Company Subsidiaries to, any Third Party who has made, or in response to, an Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal or (iii) resolve or agree to do any of the foregoing. Promptly following the execution of this Agreement, Parent shall cease and cause to be terminated all existing discussions or negotiations of Parent, its Affiliates and its and their Representatives with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that would reasonably be expected to lead to, or result in, an Acquisition Proposal. Notwithstanding anything herein to the contrary, Parent shall be permitted to grant waivers of, and not enforce, any standstill provision or similar provision that has the effect of prohibiting the counterparty thereto from making an Acquisition Proposal.

(b) Notwithstanding anything to the contrary contained in this Agreement, if prior to obtaining the Parent Stockholder Approval, Parent receives a bona fide written Acquisition Proposal which has not resulted from a breach of this Section 7.02, Parent and the Parent Board and/or their Representatives may, subject to compliance with this Section 7.02(b), engage in negotiations or discussions with, or furnish any information and reasonable access to, such Third Party making such Acquisition Proposal and/or its Representatives or potential financing sources if the Parent Board (or a committee thereof) determines in good faith, after consultation with Parent’s outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, or result in, a Superior Proposal; provided that (i) prior to furnishing any nonpublic information, Parent receives from such Third Party an executed Acceptable

Confidentiality Agreement and (ii) any such nonpublic information so furnished has been previously provided or Made Available to Buyer or is provided or made available to Buyer promptly (and in any event within one (1) Business Day) after it is so furnished to such Third Party. Notwithstanding anything to the contrary contained in this Agreement, Parent may, following the receipt of an Acquisition Proposal, contact the Third Party that has made such Acquisition Proposal to (x) clarify and understand the terms and conditions thereof to facilitate the Parent Board’s (or committee’s) determination with respect to whether such Acquisition Proposal constitutes, or would reasonably be expected to lead to, or result in, a Superior Proposal and (y) inform such Third Party of the provisions of this Section 7.02.

(c) Except as otherwise provided in the last sentence of this Section 7.02(c) or in Section 7.02(d), until the termination of this Agreement, neither the Parent Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Buyer), or publicly propose to withdraw (or so qualify or modify), the Board Recommendation, (B) take any action to exempt any Person (other than Buyer and its Affiliates) from the provisions of Section 203 of the DGCL or any other applicable state takeover statute or (C) approve, adopt or recommend any Acquisition Proposal, or propose publicly to approve, adopt or recommend any Acquisition Proposal (any action described in this clause (i) being referred to as a “Change in Recommendation”) or (ii) allow Parent or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or similar agreement or arrangement (other than an Acceptable Confidentiality Agreement) with any Third Party providing for or related to or that would reasonably be expected to lead to, or result in, an Acquisition Transaction (an “Alternative Acquisition Agreement”). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Parent Stockholder Approval, in the event a development, event, fact, occurrence or change in circumstances (other than an Acquisition Proposal) occurs or arises after the date of this Agreement that was not known (or, if known, the consequences or magnitude of which were not known or understood as of the date of this Agreement) by the Parent Board as of the date of this Agreement, the Parent Board may make a Change in Recommendation if the Parent Board determines, after consultation with its outside legal advisor, that the failure to take such action would reasonably be expected to be inconsistent with the Parent Board’s fiduciary duties under applicable Law; provided, that Parent has provided Buyer four (4) Business Days’ prior written notice advising Buyer that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

(d) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to obtaining the Parent Stockholder Approval, if, in response to a written Acquisition Proposal made after the date of this Agreement which has not resulted from a breach of this Section 7.02, the Parent Board determines in good faith (after consultation with its outside legal and financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would reasonably be expected to be inconsistent with the Parent Board’s fiduciary duties under applicable Law, Seller or Parent may terminate this Agreement pursuant to Section 9.01(d)(i) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that neither Seller nor Parent may terminate this Agreement pursuant to Section 9.01(d)(i) unless (A) Parent shall have provided to Buyer four (4) Business Days’ prior written notice (the “Superior Proposal Notice”) advising Buyer that Seller or Parent intends to take such action (and specifying, in reasonable detail the material terms and conditions of any such Superior Proposal and providing Buyer a copy of the applicable Alternative Acquisition Agreement) and (B):

(i) during such four (4) Business Day period, if requested by Buyer, Parent shall have engaged in good faith negotiations with Buyer regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) the Parent Board shall have considered any adjustments to this Agreement (including a change to the price terms hereof) that may be irrevocably proposed in writing by Buyer (the most recent such adjustments, the “Proposed Changed Terms”) no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4)) Business Day period and shall have determined in good faith (after consultation with its outside legal and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if the Proposed Changed Terms were to be given effect;

provided, further that, in the event of any amendment to any material terms of such Superior Proposal, Parent shall be required to deliver a new Superior Proposal Notice to Buyer and to comply with the requirements of this Section 7.02(d) with respect to such new Superior Proposal Notice, except that the deadline for such new written notice shall be reduced to three (3) Business Days (rather than the four (4) Business Days otherwise contemplated by this Section 7.02(d)); and

(iii) Parent shall promptly (and in any event within one (1) Business Day) advise Buyer orally or in writing in the event that Parent or any of its Subsidiaries receives any Acquisition Proposal, and in connection with such notice, if applicable, provide to Buyer the material terms and conditions (including, unless prohibited by the terms of any existing confidentiality or non-disclosure agreement, the identity of the Person making any such Acquisition Proposal) of any such Acquisition Proposal. Parent shall (i) promptly (and in any event within one (1) Business Day) notify Buyer of any material change to the material terms of any such Acquisition Proposal or any determination by the Parent Board pursuant to Section 7.02(b) and (ii) provide to Buyer as soon as practicable (and in any event within one (1) Business Day) after receipt thereof any written indication of interest (or amendment thereto) (or if oral, written summaries of such indication of interest) or any written material that constitutes an Acquisition Proposal (or amendment thereto) including copies of any proposed Alternative Acquisition Agreements and any financing commitments related thereto.

(e) Nothing contained in this Agreement shall prohibit Parent or the Parent Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), (ii) making any “stop, look and listen” communication to Parent’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act, (iii) the accurate disclosure of factual information regarding the business, financial condition or results of operations of Parent or (iv) the accurate disclosure of the fact that an Acquisition Proposal has been made, the identity of the party making such Acquisition Proposal, the material terms of such Acquisition Proposal and/or the operation of this Agreement with respect thereto.

Section 7.03. Proxy Statement; Stockholders Meeting.

(a) Proxy Statement

(i) As promptly as practicable following the date hereof (and in no event later than thirty (30) days following the date hereof), Parent shall prepare and cause to be filed with the SEC, and Buyer shall cooperate with Parent in preparation of, a proxy statement relating to the Stockholders Meeting (such proxy statement, including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, including any amendment or supplement thereto, the “Proxy Statement”). Without limiting the generality of the foregoing, Buyer will promptly furnish to Parent the information relating to it that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, that is customarily included in the proxy statements prepared in connection with transactions of the type contemplated by this Agreement or that is reasonably requested by Parent. Parent agrees that at the date of mailing to stockholders of Parent and at the time of the Stockholders Meeting, the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

(ii) Parent will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable following its filing with the SEC. Parent will cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC.

(iii) If at any time prior to the Stockholders Meeting, any event or circumstance relating to Parent, Seller, the Company, Buyer or their respective Affiliates should be discovered by Parent, Seller, the Company or Buyer which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall reasonably promptly inform the other parties. If at any time prior to the Stockholders Meeting, any such event or circumstance is discovered by Parent, Seller, the Company or Buyer, then in each case Parent shall, reasonably promptly after becoming aware thereof, amend or supplement, as applicable, the Proxy Statement to include disclosure of such fact or event.

(iv) Parent shall promptly notify Buyer of the receipt of all comments of the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement thereto or for additional information. Parent shall promptly provide to Buyer copies of all correspondence between Parent and/or any of its Representatives and the SEC with respect to the Proxy Statement. Parent shall use its reasonable best efforts (with the assistance of Buyer) to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement from the SEC and Parent shall cause the definitive Proxy Statement to be mailed promptly after the date the SEC staff advises that it has no further comments thereon or that Parent may commence mailing the Proxy Statement.

(v) Subject to applicable Law, notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Parent shall provide Buyer with an opportunity to review and comment on such document or response and shall in good faith consider for inclusion in such document or response comments reasonably proposed by Buyer, and absent the consent of Buyer (not to be unreasonably withheld, conditioned or delayed), Parent shall not file the Proxy Statement or any such document or response.

(b) Stockholders Meeting

(i) Unless this Agreement has been terminated in accordance with Article 9, Parent will take, in accordance with applicable Law (including the DGCL) and its certificate of incorporation and bylaws and the rules of the NASDAQ, all action necessary to establish a record date, duly call, give notice of, convene and hold a meeting of holders of Parent Common Stock (the “Stockholders Meeting”) for purposes of obtaining the Parent Stockholder Approval on a date selected by Parent after consultation with Buyer as promptly as reasonably practicable (and in any event no later than forty-five (45) calendar days after (i) the tenth (10th) calendar day after the preliminary Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed Parent that it intends to review the Proxy Statement or (ii) if the SEC has by such date informed Parent that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement, subject to any delay that may be reasonably necessary to comply with the rules of the NASDAQ and/or Rule 14a-13 under the Exchange Act with respect to the record date for the Stockholders Meeting); provided, however, Parent may postpone or adjourn the Stockholders Meeting solely (i) with the consent of Buyer; (ii) after consultation with Buyer, if Parent has not received proxies representing a sufficient number of shares of Parent Common Stock for the Parent Stockholder Approval to constitute a quorum necessary to conduct the business of the Stockholders Meeting; or (iii) after consultation with and approval of Buyer (such approval not to be unreasonably withheld, conditioned or delayed), to allow reasonable time for any supplemental or amended disclosure which Parent has determined in good faith is reasonably necessary under applicable Law for such supplemental or amended disclosure to be disseminated and reviewed by holders of Parent Common Stock prior to the Stockholders Meeting. Notwithstanding the foregoing, Parent shall, at the request of Buyer, to the extent permitted by Law, adjourn the Stockholders Meeting to a date specified by Buyer if Parent has not received proxies representing a sufficient number of shares of Parent Common Stock for the Parent Stockholder Approval.

(ii) The adoption of this Agreement, the adjournment or postponement of the Stockholders Meeting due to the absence of a quorum or if Parent has not received proxies representing a sufficient number of shares of

Parent Common Stock for the Parent Stockholder Approval, the approval of transactions that are anticipated to be entered into simultaneously herewith, and, if applicable, the advisory vote required by Rule 14a-21(c) under the Exchange Act shall be the only matters which Parent shall propose to be acted on by Parent’s stockholders at the Stockholders Meeting unless otherwise approved in writing by Buyer.

(iii) Subject to Section 7.02, the Parent Board shall (i) make the Board Recommendation, (ii) include the Board Recommendation in the Proxy Statement and (iii) use reasonable best efforts to take, or cause to be taken, all lawful actions to solicit such approval of the Transactions and adoption of this Agreement.

Section 7.04. Access to Information; Confidentiality.

(a) Subject to applicable Law, upon reasonable advance notice to the Company, the Company shall (and Parent and Seller shall cause the Company, the Company Subsidiaries and the officers, directors and agents of the Company and each Company Subsidiary to) afford Buyer’s officers and Buyer’s other authorized Representatives reasonable access, during normal business hours throughout the Pre-Closing Period, under direct supervision of a designated employee of the Company, to its and the Company Subsidiaries’ respective officers, properties, books, Contracts and records; and shall furnish promptly to Buyer all financial, operating and other data and information as Buyer, through its officers, employees or agents, may reasonably request; provided, that none of the Company, any Company Subsidiary or any Representative of the Company shall be required to provide such access to or to disclose such information where such access or disclosure would in the good faith judgment of the Company (i) contravene any applicable Law, Contract of the Company or any Company Subsidiary or Order, (ii) reasonably be expected to violate or result in a loss or impairment of any attorney-client privilege, work product privilege or Intellectual Property right, (iii) include any invasive environmental testing or sampling or (iv) materially interfere with the conduct of the business of the Company or any of the Company Subsidiaries. The Company shall (and Parent and Seller shall cause the Company to) use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) No information or knowledge obtained by Buyer pursuant to Section 7.02, this Section 7.04 or otherwise under this Agreement shall affect or be deemed to affect or modify any representation, warranty, covenant or agreement made by Parent, Seller or the Company contained herein, or the conditions to the obligations of the parties to consummate the Transactions in accordance with the terms and provisions hereof, or otherwise prejudice in any way the rights and remedies of Buyer hereunder, nor shall any such information, knowledge or investigation be deemed to affect or modify Buyer’s reliance on the representations, warranties, covenants and agreements made by Parent, Seller and the Company in this Agreement.

(c) Buyer acknowledges that all information provided to it or any of its Representatives by Parent, Seller, the Company or any of their respective Representatives in connection with this Agreement and the consummation of the Transactions shall be deemed to be provided under, and shall be treated in accordance with, the Confidentiality Agreement. Effective upon the Closing, the Confidentiality Agreement shall terminate with respect to all Proprietary Information (as defined therein) that relates to each of Velocity and Bolt.

(d) From and after the Closing, Parent and Seller shall, and shall cause their Affiliates and their Affiliates’ officers, directors, employees and agents (collectively, “Seller Affiliates”) to, (i) maintain the confidentiality of, (ii) not use, and (iii) not disclose to any Person, any confidential, non-public or proprietary information of the Company or any of the Company Subsidiaries, except as expressly permitted by this Agreement or the Representative Side Letter or with the prior written consent of Buyer, or subject to the following sentence, as may be required by Law; provided, that Parent, Seller and the Seller Affiliates shall not be subject to such obligation of confidentiality for information (x) that otherwise becomes available to Parent, Seller or the Seller Affiliates after the Closing Date on a nonconfidential basis from a third party who is not, to Parent’s Knowledge, under an obligation of confidentiality to Buyer, the Company or any of their respective Affiliates; or (y) that is or becomes generally available to the public without breach of this Agreement by Parent, Seller or the Seller

Affiliates. If Parent, Seller or any Seller Affiliate shall be required by Law or legal process to disclose any such information, Parent or Seller shall, or shall cause such Seller Affiliate to, provide Buyer with prompt written notice of each request so that Buyer may seek an appropriate protective order or other appropriate remedy, and Parent and Seller shall, and shall cause such Seller Affiliate to, cooperate with Buyer to obtain a protective order or other remedy; provided that, in the event that a protective order or other remedy is not obtained, Parent, Seller or such Seller Affiliate shall furnish only that portion of such information which, in the opinion of its counsel, Parent, Seller or such Seller Affiliate is legally compelled to disclose and shall exercise its best efforts to obtain reliable assurance that confidential treatment will be accorded any such information so disclosed.

(e) In the event that the Closing does not occur on or prior to December 31, 2017, Parent and Seller shall each use their reasonable best efforts to collect from Bolt and Velocity prior to the Closing (i) an unaudited consolidated balance sheet of each of Bolt and Velocity as of December 31, 2017 and (ii) unaudited consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows of each of Bolt and Velocity from January 1, 2017 through December 31, 2017. To the extent reasonably practicable, prior to the Closing, Parent and Seller shall each use their reasonable best efforts to collect any and all other financial information with respect to Velocity and Bolt that will facilitate the preparation of the financial statements that Buyer is required to deliver in accordance with the Representative Side Letter.

(f) For a period of six (6) years following the Closing Date, upon written request delivered to a party, such other party shall, and shall cause its Affiliates to, afford the requesting party and its Representatives reasonable access during regular normal business hours to the properties, books and records (including the ability to make copies of such books and records (at the expense of the party or parties requesting such books and records)) and employees of such other party, and the Affiliates of such other party with respect to the Business to the extent necessary to prepare or defend any judicial or administrative proceeding related to the Business, or to enable the requesting party and its Representatives to satisfy its own and its Affiliates’ legal, compliance, financial reporting and tax preparation obligations. Each of Parent and Seller agrees that, during such six (6) year period, it shall not, and shall not permit its Affiliates or Representatives to, destroy or otherwise dispose of any of the books and records relating to Velocity, Bolt or the Business in their possession with respect to periods prior to the Closing unless Parent or Seller has given Buyer no less than forty-five (45) days’ prior written notice of such intended disposition and by offering to Buyer, at Buyer’s expense, custody of such books and records as any of Parent, Seller or their respective Affiliates or Representatives may intend to destroy. Notwithstanding anything to the contrary set forth in this Section 7.04(f), Parent and Seller shall have the right to destroy all or part of such books and records after the expiration of such period, or if earlier, upon the filing of a Certificate of Dissolution of Parent with the Secretary of State of Delaware, by giving Buyer no less than forty-five (45) days’ prior written notice of such intended disposition and by offering to deliver to Buyer, at Buyer’s expense, custody of such books and records as any of Parent, Seller or their respective Affiliates or Representatives may intend to destroy.

(g) For the avoidance of doubt, Buyer, the Company and their respective Subsidiaries may use the “Actua” name in connection with any incidental or factual references in documents, materials and other references as required by applicable Law (including maintaining archives required by Law).

Section 7.05. Notice of Certain Events. During the Pre-Closing Period, Seller, Parent and Buyer shall promptly notify the other in writing of:

(a) any notice or other communication received by such party or any of its Subsidiaries from any Person alleging that the consent, approval, permission of or waiver from such party is or may be required in connection with the Transactions;

(b) any notice or other communication received by such party or any of its Subsidiaries from any Governmental Authority in connection with the Transactions; and

(c) any Stockholder Litigation;

provided, that the failure to comply with this Section 7.05 shall not constitute a breach or noncompliance by such party for determining the satisfaction of the conditions set forth in Article 8.

Section 7.06. Employee Benefit Plan Matters.

(a) From and after the Closing Date, with respect to all employees of the Company or any Company Subsidiary at the Closing (“Continuing Employees”), Buyer shall cause the service of each such Continuing Employee with the Company, the Company Subsidiaries and all of their respective predecessors to be recognized for purposes of eligibility to participate, levels of benefits, vesting and benefit accrual (excluding benefit accrual under any defined benefit pension plans) under each employee benefit plan, program or arrangement of the Company, Buyer or any of their respective Affiliates (collectively, the “Buyer Benefit Plans”) in which any Continuing Employee is or becomes eligible to participate to the extent such service was recognized under a comparable Company Employee Plan immediately prior to the Closing, except to the extent such credit would result in a duplication of benefits. Additionally, each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all Buyer Benefit Plans to the extent coverage under such Buyer Benefit Plan replaces coverage under a comparable Company Employee Plan in which such Continuing Employee participated immediately before the replacement.

(b) For a period of twelve (12) months immediately following the Closing Date, Buyer shall, or shall cause its Affiliates to, provide to each Continuing Employee, while employed with Buyer or any of its Affiliates, with (i) the hourly wage or base salary and target bonus opportunity (excluding, for the avoidance of doubt, equity based compensation), in each case, that are no less than those in effect for such Continuing Employee immediately prior to the Closing and (ii) employee benefits (other than participation in a defined benefit pension plan) that are at least as favorable in the aggregate to such Continuing Employee as those provided to such Continuing Employee immediately prior to the Closing under the Company Employee Plans.

(c) Without limiting the generality of Section 7.06(a), from and after the Closing Date, with respect to each Buyer Benefit Plan that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA in which any Continuing Employee is or becomes eligible to participate, Buyer shall, or shall cause its Affiliates to, (i) waive all limitations as to pre-existing conditions, waiting periods, actively-at-work requirements, required physical examinations and other conditions and exclusions with respect to participation and coverage requirements applicable under such Buyer Benefit Plan for such Continuing Employees and their eligible dependents to the same extent that such conditions, waiting periods, requirements and exclusions would not have applied or would have been satisfied or waived under the corresponding Company Employee Plan in which such Continuing Employee (or eligible dependent) was a participant immediately prior to the Closing and (ii) credit all co-payments, deductibles and other expenses paid by Continuing Employees and their eligible dependents under the corresponding Company Employee Plan in the plan year in which their participation in such Buyer Benefit Plan begins for purposes of satisfying any deductible, co-payment, co-insurance and maximum out-of-pocket requirements under such Buyer Benefit Plan.

(d) From and after the Closing Date, Buyer will honor, and will cause the Company and its Subsidiaries to honor, in accordance with their terms as in effect on the Closing Date, all existing employment, retention, incentive, change in control and severance agreements between the Company or any Company Subsidiary and any Continuing Employee.

(e) Parent shall take all action that is necessary with respect to the Parent Plan’s listed on Section 7.06(e) of the Seller Disclosure Schedules to cause each award or benefit under any such Parent Plan that is held by a Continuing Employee to vest in full as of the Closing Date. Parent shall be solely responsible for all obligations with respect to such awards or benefits granted to Continuing Employees.

(f) Buyer, Parent and Seller acknowledge and agree that all provisions contained in this Section 7.06 are included for the sole benefit of the respective parties to this Agreement and shall not create any right in any other

Person, including any right to continued employment or service with Buyer, the Company or any of their respective Affiliates. Without limiting the generality of the foregoing, nothing in this Section 7.06 shall be deemed to (i) amend any Company Employee Plan or Buyer Benefit Plan or (ii) limit the right of or require Buyer, the Company or any of their respective Affiliates to amend, merge or terminate any Company Employee Plan or Buyer Benefit Plan.

Section 7.07. State Takeover Laws. If any “control share acquisition,” “business combination,” “fair price,” “moratorium” or other anti-takeover Law becomes or is deemed to be applicable to Parent, Seller, the Company, Buyer or any of the Transactions, then each of Parent, Seller, the Company, Buyer and their respective Boards of Directors or similar governing body shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 7.08. Obligations of Buyer. During the Pre-Closing Period:

(a) Buyer shall not adopt or publicly propose a plan of complete or partial liquidation, restructuring, recapitalization or other reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or other reorganization.

(b) Buyer shall not, and shall not permit any of its Subsidiaries to, (i) enter, or agree or commit to entrance, into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other Person or business or (ii) make, or agree or commit to make, loans, advances or capital contributions to, or investments in, any other Person, but only if the actions described in clauses (i) and (ii) of this Section 7.08(b) would reasonably be expected to prevent, impede or delay the consummation of the Transactions.

Section 7.09. Director and Officer Liability.

(a) For six (6) years after the Closing, Buyer shall cause Velocity or Bolt, as applicable, to maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring at or prior to the Closing covering each such person currently covered by Velocity’s or Bolt’s officers’ and directors’ liability insurance policy, as applicable, on terms with respect to coverage and amount no less favorable than those of each such respective policy in effect on the date of this Agreement from carriers with comparable or better credit rating than Velocity’s and Bolt’s existing carriers for each such respective policy; provided, that in no event shall Buyer, Velocity or Bolt be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum that Velocity or Bolt, as applicable, paid in its last full fiscal year (the “Premium Cap”). The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by Velocity or Bolt, as applicable, prior to the Closing, which policies provide such directors and officers with coverage for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Closing, including in respect of the Transactions, and which it is hereby acknowledged by Buyer are permitted to be obtained by the Velocity or Bolt, as applicable, at any time prior to the Closing; provided, that the aggregate premium for such “tail” or “runoff” policies shall not exceed the Premium Cap; and provided, further, that at the request of Buyer, Velocity or Bolt, as applicable, shall obtain the prepaid “tail” or “runoff” policies described in this sentence immediately prior to the Closing. If such prepaid policies have been obtained prior to the Closing, Buyer shall cause Velocity or Bolt, as applicable, to maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(b) From and after the Closing, the Company shall (and Buyer shall cause the Company or its Affiliates to) fulfill and honor or cause to be fulfilled and honored in all respects the obligations of Velocity and Bolt pursuant to (i) each indemnification, exculpation or expense reimbursement or advance agreement Made Available to Buyer in effect between Velocity and Bolt and any individual who at the Closing is, or at any time prior to the Closing was, a director or officer of, or serving as a director or officer of another Person at the request of, Velocity or Bolt (each, a “D&O Indemnified Party,” and each such indemnification agreement that has been

Made Available to Buyer, a “D&O Indemnification Agreement”)); and (ii) any indemnification or expense reimbursement or advancement provision and any exculpation provision set forth in the certificate of incorporation or bylaws or other similar organizational documents of Velocity and Bolt as in effect on the date of this Agreement, in each case, in accordance with the terms and conditions therein; provided, that any D&O Indemnified Party to whom expenses are advanced agrees to return any such funds to which a court of competent jurisdiction has determined in a final, nonappealable judgment such D&O Indemnified Party is not ultimately entitled. For a period of six (6) years from and after the Closing, Buyer and the Company shall not, and shall cause its Affiliates not to, amend, repeal or otherwise modify the certificate of incorporation and bylaws (and other similar organizational documents) of Velocity and Bolt in any manner that would adversely affect the rights thereunder of any D&O Indemnified Party; provided, that all rights to indemnification in respect of any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), pending or asserted made within such period shall continue until the disposition or resolution of such Action. Buyer and the Company shall cause, and shall cause their Affiliates to cause, the D&O Indemnification Agreements to continue in full force and effect in accordance with their terms following the Closing. No D&O Indemnified Party shall settle, compromise or consent to the entry of any judgment in any actual or threatened claim in respect of which indemnification has been sought by such D&O Indemnified Party hereunder without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(c) From and after the Closing, each of Buyer and the Company shall, and shall cause their Affiliates to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each D&O Indemnified Party against any documented, out-of-pocket reasonable costs or expenses (including advancing reasonable attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each D&O Indemnified Party to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement (“D&O Losses”) actually incurred in connection with any Action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred whether before, at or after the Closing in connection with such D&O Indemnified Party’s service as a director or officer of Velocity and Bolt (or acts or omissions in connection with such D&O Indemnified Party’s service as officer, director, member, trustee or other fiduciary in any other entity if such services were at the request, at the direction or for the benefit of Velocity or Bolt). In the event of any such Action, Buyer and the Company shall cooperate with the D&O Indemnified Party in the defense of any such Action. Notwithstanding anything to the contrary in this Section 7.09, nothing contained in this Section 7.09(c) shall protect or be deemed to protect a D&O Indemnified Party against or entitle or be deemed to entitle a D&O Indemnified Party to indemnification under this Section 7.09(c) in respect of any D&O Loss to which such D&O Indemnified Party would otherwise be subject by reason of fraud, bad faith, willful misconduct or willful violation of Law.

(d) Buyer shall pay or shall cause to be paid all documented, out-of-pocket reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any D&O Indemnified Party in enforcing the indemnity, advancement and other obligations provided in this Section 7.09 in accordance with the terms and conditions set forth in Section 7.09.

(e) If either of Buyer or the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that a creditworthy entity assumes or an adequate credit support mechanism supports the obligations set forth in this Section 7.09.

(f) The provisions of this Section 7.09 are (i) intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles of organization or bylaws, by contract or otherwise. The provisions of this Section 7.09 shall survive the Closing and shall thereafter not be terminated or amended in any manner so as to adversely affect any D&O Indemnified Party.

(g) For the avoidance of doubt, Buyer shall not have any obligations in respect of Bolt under this Section 7.09 in the event that a Bolt Sale is consummated prior to the Closing.

Section 7.10. Efforts

(a) Subject to the terms and conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, the actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, the things necessary, proper or advisable under applicable Laws and regulations or otherwise to consummate and make effective the Transactions as promptly as practicable, including using reasonable best efforts to (i) obtain the necessary actions or non-actions, waivers, consents, clearances, approvals, and expirations or terminations of waiting periods from Governmental Authorities and make the necessary registrations and filings and take the steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Authority, including, without limitation, in connection with any Regulatory Law (all of the foregoing, collectively, the “Governmental Consents”), and (ii) obtain all necessary consents, approvals or waivers from, and deliver notices to, third parties. The parties acknowledge and agree that their obligations to use their reasonable best efforts as set forth in this Section 7.10(a) shall include those obligations set forth on the Efforts Schedule.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, Parent, Seller and Buyer shall cooperate with each other in (i) determining whether any filings are required to be made with, or Governmental Consents are required to be obtained from, any Governmental Authorities (including in any foreign jurisdiction in which the Company or any Company Subsidiaries are operating any business) and (ii) to the extent not made prior to the date hereof, timely making or causing to be made all such applications and filings as reasonably determined by Parent, Seller and Buyer as promptly as practicable (and in any event within ten (10) Business Days after the date hereof with respect to filings or submissions required under the HSR Act). Each party shall use reasonable best efforts to supply as promptly as practicable such information, documentation, other material or testimony that may be requested, and the provision of which is required, by any Governmental Authority, including by complying as soon as reasonably practicable with any request under or with respect to the HSR Act, any other Governmental Consent and any such other applicable Laws for additional information, documents or other materials received by Buyer or any of its Subsidiaries, on the one hand, or Parent or Seller or any of their respective Subsidiaries, on the other hand, from the FTC or the DOJ, or any other Governmental Authority in connection with such applications or filings or the Transactions.

(c) Notwithstanding anything to the contrary set forth herein, Buyer will not be required to propose, negotiate, commit to or effect, by agreement, consent decree, hold separate order, trust or otherwise, (i) the sale, divestiture or disposition of such assets, businesses, services, products or product lines of Buyer or the Company (or any of their respective Subsidiaries or Affiliates) or behavioral limitations, conduct restrictions or commitments with respect to any such assets, businesses, services, products or product lines of Buyer or the Company (or any of their respective Subsidiaries or Affiliates), (ii) the creation or termination of relationships, ventures, contractual rights or obligations of the Company or Buyer or their respective Subsidiaries or Affiliates and (iii) any other actions that would limit the freedom of action of Buyer, the Company or any of their respective Subsidiaries or Affiliates with respect to, or its ability to retain, one or more of its or its Subsidiaries’ (including the Company’s) or Affiliates’ assets, businesses, services, products or product lines, or, in the event that any litigation is instituted which could have the effect of preventing the consummation of the Transactions, defend any such litigation. Neither Parent nor Seller nor any of their Subsidiaries shall, without Buyer’s prior written consent, discuss or commit to any extension of any waiting period under any Law or any agreement not to consummate the Transactions or otherwise take or commit to take any action that limits Buyer’s freedom of action with respect to, or Buyer’s ability to retain, any of the businesses, services, products or product lines of the Company (or any of its Subsidiaries or Affiliates) or otherwise receive the full benefits of this Agreement. None of Parent, Seller, Buyer or the Company shall be required to take any action pursuant to this Section 7.10 unless it is expressly conditioned on the effectiveness of the Transactions.

(d) Without limiting the foregoing and subject to applicable legal limitations and the instructions of any Governmental Authority, each of Parent and Seller, on the one hand, and Buyer, on the other hand, agrees (i) to cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions and any other material actions pursuant to this Section 7.10, (ii) to furnish to the other such necessary information and assistance as the other may reasonably request in connection with its preparation of any notifications or filings, which is not otherwise legally privileged or considered commercially sensitive, (iii) to keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by such party from, or given by such party to, any third party and/or any Governmental Authority with respect to the Transactions, (iv) to permit the other party to review and to incorporate the other party’s reasonable comments in any material communication to be given by it to any Governmental Authority with respect to obtaining the necessary approvals for the Transactions, and (v) not to participate in any meeting or discussion in person or by telephone expected to address substantive matters related to the Transactions with any Governmental Authority in connection with the Transactions unless, to the extent not prohibited by such Governmental Authority, it gives the other party reasonable notice thereof and the opportunity to attend and observe. To the extent the parties shall share, in their sole discretion, information protected under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 7.10, the parties shall take reasonable efforts to share such information in a manner so as to preserve any applicable privilege. Buyer, Parent and Seller may, as each deems advisable and necessary, reasonably designate any competitively or commercially sensitive material provided to the other under this Section 7.10(d) as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Buyer, or Parent or Seller, as the case may be) or its legal counsel.

(e) For purposes of this Agreement, “Regulatory Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, the EC Merger Regulation, and all other federal, state, foreign, multinational or supranational statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including, without limitation, any antitrust, competition or trade regulation Laws, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition and including any Laws that relate to foreign investments.

Section 7.11. Stockholder Litigation. Parent and Seller shall as promptly as reasonably practicable notify Buyer in writing of, and shall keep Buyer updated about all material developments in, any Stockholder Litigation. No compromise or settlement of any Stockholder Litigation shall be agreed to by Parent or Seller or any of their respective Affiliates without the prior written consent of Buyer (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.12. Public Announcements. The parties hereto agree that the initial press release(s) to be issued with respect to the Transactions shall be in a form mutually agreed to by the parties hereto. Thereafter, each of Buyer, Seller and Parent agree that no public release or announcement concerning the Transactions shall be issued by any such party or its Subsidiaries without the prior written consent (including via email) of the other parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Laws or the rules or regulations of NASDAQ or any other regulatory or governmental body to which the relevant party is subject or submits, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that the foregoing shall not restrict or prohibit disclosures made to direct and indirect investors (or potential investors) of the Sponsors or their Affiliates in connection with normal fund raising and related marketing or informational or reporting activities of the Sponsors or their Affiliates so long as such disclosure to investors is covered by a confidentiality agreement or other confidentiality obligation. Notwithstanding the foregoing, the restrictions set forth in this Section 7.12 shall not apply to any release or announcement made or proposed to be made by Parent in connection with and related to a Superior Proposal or a Change in Recommendation.

Section 7.13. Debt Financing.

(a) Buyer shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, as promptly as reasonably possible, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter (including such terms and conditions may be amended, modified or waived in accordance with Section 7.13(b)), including using reasonable best efforts to: (i) maintain in effect the Debt Commitment Letter, (ii) satisfy, or cause to be satisfied, on a timely basis all conditions within its control to obtain the Financing set forth therein (or obtain a waiver thereof), (iii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter (including such terms and conditions may be amended, modified or waived in accordance with Section 7.13(b)) or on other terms that are acceptable to the Financing Sources and Buyer, (iv) pay (or cause to be paid) all commitment fees or other fees required by the Commitment Letters to be paid as they become due and (v) consummate the Financing at or prior to the time the Closing is required to occur pursuant to Section 2.01.

(b) Buyer shall (x) at the request of the Company, use its reasonable best efforts to keep Seller reasonably informed of the status of its efforts to arrange the Debt Financing and (y) give Seller reasonably prompt written notice (i) of any material breach or default by any party to the Debt Commitment Letter of which Buyer has knowledge, (ii) of the receipt of any written notice or other written communication from any Person with respect to any (A) actual or potential material breach, default, termination or repudiation by any party to the Debt Commitment Letter or (B) material dispute or disagreement between or among any parties to any Debt Commitment Letter (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing), solely to the extent such disagreement or dispute relates to the termination of, or the satisfaction of the conditions to, the obligation of the Financing Sources party thereto to fund their commitments thereunder, (iii) if and when Buyer has knowledge of the occurrence of any event or development that would reasonably be expected to have a material and adverse impact on the ability of Buyer to obtain any portion of the Financing contemplated by any Commitment Letter and (iv) of any expiration or termination of any Commitment Letter or other document related to the Debt Financing. Without limiting the foregoing, Buyer shall (x) at the request of the Company, keep Seller informed on a reasonably current basis in reasonable detail of material developments concerning the Financing and (y) provide to Seller executed copies of the definitive documents related to the Financing (provided, that any fee letters or other agreements that are confidential by their terms, may be redacted in a manner as required therein so as not to disclose such terms that are so confidential) and copies of any of the written notices or communications described in the preceding sentence; provided, however, that nothing in this sentence or the immediately preceding sentence shall require Buyer to disclose any information that is subject to attorney-client privilege or the disclosure of which would result in the breach of Buyer’s confidentiality obligations set forth in any of the Commitment Letters. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Buyer shall promptly notify Seller and use its reasonable best efforts to arrange to obtain alternative financing, including from alternative sources, on terms no less favorable to Buyer than those set forth in the Debt Commitment Letter, in an amount sufficient to replace any unavailable portion of the Debt Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such event and the provisions of this Section 7.13 shall be applicable to the Alternative Financing; provided, that such Alternative Financing shall not be subject to any additional or modified conditions or other contingencies to the funding of the Financing than those contained in the Commitment Letter. For the purposes of this Section 7.13, all references to the Financing shall be deemed to include such Alternative Financing and all references to the Debt Commitment Letter shall include the applicable documents for the Alternative Financing. Buyer shall promptly provide a true, correct and complete copy of each alternative financing commitment letter to Seller. Buyer shall comply in all material respects with each Commitment Letter and each definitive agreement with respect thereto (collectively, with the Debt Commitment Letter, the “Debt Documents”). Buyer shall not permit, without the prior written consent of Seller (not to be unreasonably withheld or delayed), any amendment or modification to be made to, or any waiver of any provision or remedy under, the Debt Commitment Letter that (w) reduces the aggregate amount of cash proceeds available from the Debt Financing below the amount necessary to finance the transactions to be consummated on the Closing Date (unless there is a corresponding increase in the Equity Financing), (x) imposes any new or additional conditions, or otherwise amend, modify or expand any condition, to the funding of any portion of the Financing, (y) would reasonably be expected to delay or prevent the Closing or the funding of the Financing or (z) adversely impacts the ability of Buyer to enforce its rights against any other party to any Debt Document or the ability of Buyer to consummate the Transactions; provided that, notwithstanding the foregoing, Buyer shall be permitted to amend the Debt Commitment Letter to add lenders, agents, co-agents, arrangers, bookrunners, managers or other roles under the Debt Commitment Letter. Buyer shall provide notice to Seller promptly upon receiving the Financing. Notwithstanding anything to the contrary in this Agreement, compliance by Buyer with this Section 7.13 shall not relieve Buyer of its obligation to consummate the Transactions, whether or not the Financing or Alternative Financing is available.

(c) Prior to the Closing, Parent and Seller shall cause the Company to, and the Company shall, and shall cause the Company Subsidiaries and their respective directors, officers, employees, consultants and advisors, including legal and accounting advisors, to, use reasonable best efforts to cooperate with Buyer, at Buyer’s sole cost and expense, as reasonably requested by Buyer in connection with the Financing, including the following: (i) causing the appropriate senior officers of the Company and the Company Subsidiaries to participate in a reasonable number of meetings, presentations and due diligence sessions (or other sessions with prospective lenders and investors); (ii) assisting with the preparation of appropriate and customary materials for lender presentations, private placement memoranda, bank information memoranda, prospectuses, other marketing materials and similar documents reasonably required in connection with the Financing; (iii) entering into (on the Closing Date) and assisting Buyer in the negotiation, preparation, execution and delivery of the definitive agreements for the Debt Financing and closing deliverables related thereto (including corporate resolutions, organizational documents, certificates, a certificate of the Company’s chief financial officer with respect to the solvency of the Company and the Company Subsidiaries on a consolidated basis, opinions of counsel (including backup officer’s certificates in support thereof) and other documents related thereto) and facilitating the creation and perfection of security interests, in each case to become effective at or after the Closing; (iv) furnishing to Buyer and its Financing Sources, as promptly as reasonably practicable, the Required Financial Information that is at the time of delivery, and continues to be at all times thereafter, Compliant; (v) reasonably assisting Buyer in Buyer’s preparation of pro forma financial statements and financial information as may be reasonably requested by Buyer or required in connection with the Debt Financing; (vi) taking all actions reasonably requested by Buyer and necessary to (A) permit the prospective lenders involved in the Debt Financing to evaluate the Company’s and the Company Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable, (B) at the Closing, establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; (vii) if requested by Buyer, using commercially reasonable efforts to obtain required consents, customary surveys, legal opinions and title insurance as necessary and customary for financings similar to the Debt Financing; (viii) furnishing all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations no later than three (3) Business Days prior to the Closing Date, as has been reasonably requested in writing by Buyer at least ten (10) Business Days prior to the Closing Date; (ix) except as may be prohibited by contract or required to preserve legal privilege, providing due diligence materials to potential financing sources in connection with the Debt Financing; and (x) taking such other actions as are reasonably requested by Buyer to facilitate the satisfaction on a timely basis of all conditions to the Debt Financing that are within the control of the Company and the Company Subsidiaries; provided, that, notwithstanding anything in this Agreement to the contrary, until the Closing occurs, none of the Company or its directors, officers, managers, members, employees, equityholders, representatives and Affiliates shall (1) be required to pay any commitment or other similar fee, (2) be required to incur any other liability in connection with the Financing contemplated by the Debt Commitment Letter, (3) be required to pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the

Financing that is not contingent on the Closing or that would be effective prior to the Closing Date or (4) be required to take any action the extent it would reasonably be expected to (A) conflict with or violate their respective organizational documents or any requirement of Law or result in the material contravention of, or that would reasonably be expected to result in a material violation or breach of, or default under, any contract of the Company or any of the Company Subsidiaries or (B) disclose any information that is subject to attorney-client privilege or the disclosure of which would result in the breach of any confidentiality obligations. Buyer shall indemnify and hold harmless Parent, Seller, the Company and each of their and their Subsidiaries’ directors, officers, managers, members, employees, equityholders, representatives, advisors and Affiliates from and against any and all liabilities or losses suffered or incurred by them in connection with the arrangement of the Financing, any Alternative Financing and any information utilized in connection therewith (other than information provided by the Company or the Company Subsidiaries expressly for use in connection therewith), other than any such liabilities or losses arising as a result of any indemnified party’s gross negligence or willful misconduct. Additionally, Buyer shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys’ fees and expenses) to the extent such costs, fees and expenses are incurred by the Company in connection with it complying with the obligations under this Section 7.13.

Section 7.14. Matters Prior to a Bolt Sale.

(a) Prior to Closing. Buyer acknowledges and agrees that Parent and Seller have commenced or intend to commence, prior to the Closing, an investment bank-led process to explore a Bolt Sale (such process, the “Bolt Process”) and, in connection therewith, Seller (either directly or through the Company, Bolt and/or such investment bank) may, from the date hereof until the Closing, (i) solicit proposals for a Bolt Sale, (ii) engage in negotiations and discussions with one or more third parties with respect to a Bolt Sale, (iii) furnish information concerning Bolt to third parties in response to proposals or inquiries for a Bolt Sale, (iv) subject to the second to last sentence of this Section 7.14(a) only, enter into any definitive agreement with respect to any Bolt Sale that would result in Bolt Proceeds payable in cash in excess of the Threshold Bolt Proceeds and (v) consummate any such Bolt Sale. The Bolt Process shall be conducted in accordance with the policies set forth on the Bolt Schedule (the “Bolt Policies and Procedures”). Notwithstanding the foregoing, none of Parent, Seller or any of their Subsidiaries shall enter into a definitive agreement with respect to a Bolt Sale without the prior written consent of Buyer if such agreement would (w) require the Company or any of its Affiliates (other than Bolt) to agree to any operating restrictions applicable to the Company or any of its Affiliates (other than Bolt) after the Closing (other than customary confidentiality and/or employee non-solicitation restrictions), (x) require the Company or any of its Affiliates (other than Bolt) to agree to any recourse after the Closing in excess of an escrow amount, holdback or similar amount (other than with respect to customary indemnity obligations relating to performance of customary covenants), or (y) provide for Bolt to be sold for a price that is payable in consideration other than cash or that, in the good faith judgment of Buyer, would cause the Bolt Proceeds with respect to the Bolt Sale to be less than zero. Prior to the Closing, Parent and Seller shall keep Buyer reasonably informed of any material developments and events relating to the Bolt Process and any Bolt Sale and shall reasonably consult with Buyer with respect to the terms and conditions of any Bolt Sale prior to entering into a definitive agreement with respect to such Bolt Sale.

(b) After Closing. From and after the Closing until the Bolt Sale Deadline (subject to Section 7.04(d) and any agreements binding on Buyer or any of its Affiliates with respect to Bolt), Buyer or its Affiliates shall keep Seller reasonably informed on a current basis of the status, details and progress of any material developments and events relating to the Bolt Process and any Bolt Sale and shall reasonably promptly provide to Seller information received by Buyer or any of its Affiliates relating to a potential Bolt Sale, including copies of any marketing or informational materials, current interim drafts of any Bolt Sale Agreement, and shall provide Seller reasonable time to review such documents. From and after the Closing until the later of (i) the Bolt Sale Deadline and (ii) the consummation of the Bolt Sale, if a Bolt Sale Agreement is executed prior to the Bolt Sale Deadline, (A) Buyer shall, and shall cause its Affiliates to, use commercially reasonable efforts within its control to cause Bolt to be operated substantially in the ordinary course of business consistent with past practice, and (B) except in connection with a Bolt Sale Agreement or with the consent of Seller, shall not sell or transfer any of the Bolt Interest to third parties or pledge, dispose of, mortgage or subject to any Lien (in each case other than Permitted Liens) any of the Bolt Interest. From and after the Closing, Buyer or its Affiliates shall conduct the Bolt Process in accordance with the Bolt Policies and Procedures, including, without limitation, (i) consulting with and taking into account the advice of the investment bankers working on the Bolt Process prior to the date hereof, (ii) soliciting proposals for a Bolt Sale, (iii) engaging in good faith negotiations and discussions with one or more third parties, if applicable, with respect to a Bolt Sale, (iv) promptly furnishing information concerning Bolt to third parties, if applicable, in response to proposals or inquiries for a Bolt Sale, (v) using good faith efforts to negotiate and enter into any definitive agreement with respect to any Bolt Sale and (vi) using good faith efforts to consummate a Bolt Sale as promptly as reasonably practicable. Buyer shall reasonably consult with Seller with respect to the Bolt Process and the terms and conditions of any Bolt Sale prior to entering into a definitive agreement with respect to such Bolt Sale, in each case in accordance with and subject to the Bolt Policies and Procedures. Parent and Seller acknowledge that the sole obligations of Buyer to Parent and Seller with respect to the conduct of the Bolt Process and the Bolt Sale are those set forth in this Section 7.14(b) and in the Bolt Policies and Procedures and Buyer shall have no other obligations to Parent and Seller, express or implied, with respect to the conduct of the Bolt Process and the Bolt Sale; it being understood that nothing in this sentence is intended to affect the rights of Seller under Sections 2.03 and 2.04.

(c) Contracts. Except as set forth on Section 7.14(c) of the Seller Disclosure Schedules and except as set forth in the Bolt Sale Agreement, if a Bolt Sale is completed prior to the Closing, effective at the Closing, all Contracts, including all obligations to provide goods, services or other benefits, between the Company, any of its Subsidiaries (other than Bolt or any of its Subsidiaries) or any of their respective directors, officers, managers, partners or employees, on the one hand, and Bolt, any of its Subsidiaries or any of their respective directors, officers, managers, partners or employees, on the other hand, shall be terminated without any party having any continuing obligation or Liability to the other; in each case such termination shall be in form and substance reasonably satisfactory to Buyer.

(d) Indebtedness and Other Matters. Except as set forth on Section 7.14(d) of the Seller Disclosure Schedules, if a Bolt Sale is completed prior to the Closing, following completion thereof and prior to the Closing Date, any Indebtedness and all payables and receivables between the Company, any of its Subsidiaries (other than Bolt Holdings or any of its Subsidiaries) or any of their respective directors, officers, managers, partners or employees, on the one hand, and Bolt Holdings, any of its Subsidiaries or any of their respective directors, officers, managers, partners or employees, on the other hand, shall be settled in full or otherwise discharged so that there is no further Liability by any party thereto to any party thereto. If a Bolt Sale is not completed prior to the Closing, then any debt securities or other instruments evidencing Indebtedness of Bolt Holdings or any of its Subsidiaries that is incurred in accordance with Section 7.01(b)(vi) shall be assigned by Parent or its Subsidiaries to the Company for no consideration prior to the Closing.

(e) Corporate Matters. Prior to the Closing, the Company shall use its reasonable best efforts (and Parent and Seller shall cause the Company to use its reasonable best efforts) to cause Bolt Holdings and certain Subsidiaries of Bolt to take all reasonable steps to prepare, execute and deliver to all appropriate Governmental Authorities all notices, applications, filings, supporting information and documents and any amendments to any of the foregoing necessary to cause each of the Persons listed on Section 3.07(a) of the Seller Disclosure Schedules to be in good standing in each jurisdiction referenced on Section 3.07(a) of the Seller Disclosure Schedule.

Section 7.15. Matters Following a Bolt Sale.

(a) Third Party Claims. Notwithstanding anything to the contrary in the Bolt Sale Agreement, following the Closing, Buyer or its Affiliates shall control any third party claims relating to or arising under the Bolt Sale Agreement and shall conduct such claims diligently and in good faith, and any reasonable out-of-pocket costs, fees or expenses incurred by Buyer or its Affiliates in connection therewith shall be included in Bolt Sale Expenses.

(b) Administration. Following the Closing:

(i) Reasonably promptly (but in any event within five (5) Business Days) following the receipt of any Bolt Proceeds until the later of (A) the Bolt Sale Deadline and (B) the consummation of the Bolt Sale, if a Bolt Sale Agreement is executed prior to the Bolt Sale Deadline, Buyer shall deliver or cause to be delivered to Seller its good faith written calculation of the Bolt Proceeds (the “Bolt Payment Statement”), including the Bolt Payment Amount and Bolt Proceeds Post-Closing Reduction Amount, if any, with respect to such payment. Such Bolt Payment Statement shall be accompanied by Buyer’s calculation in reasonable detail of the components of the Bolt Payment Amount and the Bolt Proceeds Post-Closing Reduction Amount and reasonable supporting documentation.

(ii) Following the final determination of the Bolt Payment Amount with respect to any Bolt Payment Statement in accordance with Section 7.15(b)(iii) to Section 7.15(b)(vi) below, as applicable, if any Bolt Payment Amount is due to Seller in accordance with such Bolt Payment Statement as so finally determined, Buyer shall promptly (but in any event within five (5) Business Days) cause all amounts to be paid to Seller under such Bolt Payment Statement to be delivered to Seller by wire transfer of immediately available funds to an account or accounts designated in writing by Seller.

(iii) Within thirty (30) days after receipt of a Bolt Payment Statement, Seller shall deliver to Buyer a notice specifying whether Seller agrees with (a “Notice of Agreement”) or objects to (a “Notice of Objection”) such Bolt Payment Statement. During such thirty (30) day period, Buyer and its Affiliates shall cooperate with and permit Seller and any accountant or advisor retained by Seller access upon reasonable advance notice and during normal business hours to such records and personnel as may be reasonably necessary to verify the accuracy of the Bolt Payment Statement and the amounts underlying the calculation of the Bolt Payment Amount; provided, that no such cooperation and permission shall be required to the extent that it would require Buyer or any of its Affiliates to take any action that in the good faith judgment of Buyer unreasonably or materially interferes with the ongoing business or operations of Buyer or its Affiliates.

(iv) If Seller delivers a Notice of Agreement, then any Bolt Payment Amount shall be due and payable by or on behalf of Buyer to Seller in accordance with the procedures set forth in Section 7.15(b)(ii). If Seller does not deliver either a Notice of Objection or a Notice of Agreement within such thirty (30) day period, then Seller shall be deemed to have delivered a Notice of Agreement with respect to such Bolt Payment Statement at the end of such period and Buyer’s calculation set forth in such Bolt Payment Statement shall be final, binding and conclusive on the parties hereto.

(v) If Seller delivers a Notice of Objection to Buyer within such thirty (30) day period, such Notice of Objection shall contain Seller’s calculation of the Bolt Proceeds, including the Bolt Payment Amount and Bolt Proceeds Post-Closing Reduction Amount, if any, included in such calculation. Such Notice of Objection must also be accompanied by a description in reasonable detail of each of the objections to the calculations reflected in the Notice of Objection (collectively, the “Objections”).

(vi) If Buyer does not agree with any of the Objections, and if Buyer or its Affiliates and Seller are not able to resolve such disagreement within thirty (30) days after Buyer’s receipt of the Notice of Objection, the Objections that are in dispute shall be submitted to Deloitte & Touche LLP, or, if such firm is unable to serve in such capacity, to such other internationally recognized independent accounting firm reasonably agreed to by or on behalf of Buyer and Seller (the “Accounting Firm”). Following the appointment of the Accounting Firm, Buyer or its Affiliates and Parent and Seller shall promptly provide the Accounting Firm with (i) a copy of this Agreement, (ii) the applicable Bolt Payment Statement and supporting detail provided by or on behalf of Buyer in making its determination of the Bolt Payment Amount, (iii) the Notice of Objections and related supporting detail accompanying such Notice of Objections and the Objections set forth therein prepared by Seller, and (iv) any information reasonably requested by the Accounting Firm as necessary or appropriate in resolving such dispute. Such Accounting Firm shall, within thirty (30) Business Days of such submission, resolve any differences between Buyer and Seller and such resolution shall, in the absence of manifest error, be final, binding and conclusive upon the parties hereto; provided, that the Accounting Firm shall not be permitted or authorized to determine an amount of the Bolt Payment Amount that is outside of the range of the Bolt Payment Amount proposed by or on behalf of Buyer in the Bolt Payment Statement and Seller in the Notice of Objection. The costs, fees and expenses of such Accounting Firm shall be borne equally by Buyer or its Affiliates, on the one hand, and Parent and Seller, on the other hand, and the portion of the costs, fees and expenses of the Accounting Firm borne by Parent and Seller shall be considered Bolt Sale Expenses. Upon such resolution, any Bolt Payment Amount shall be due and payable by Buyer to Seller shall be paid to Seller in accordance with the procedures set forth in Section 7.15(b)(ii).

(vii) Buyer, Parent and Seller acknowledge and agree that if the Bolt Sale includes any deferred cash consideration (including any escrow or holdback amount), any payment of Deferred Bolt Proceeds shall be delayed until the amount of such deferred cash consideration is actually received by Buyer or any of its Affiliates.

Section 7.16. Director Resignations. Prior to the Closing, the Company shall, and Parent and Seller shall cause the Company and the Company Subsidiaries to, deliver to Buyer written resignations executed by each of the directors, managers and officers of the Company and Velocity as well as each representative of Parent or its Subsidiaries (other than Bolt) on the board of directors or managers of Bolt requested by Buyer no later than five (5) Business Days prior to the Closing Date, which resignations shall be effective at the Closing.

Section 7.17. Release. Effective upon the Closing, and except as set forth in the final sentence of this Section 7.17, each of Parent and Seller, on behalf of itself and its Subsidiaries (other than the Company and the Company Subsidiaries), hereby unconditionally and irrevocably waives, releases and forever discharges the Company and each of the Company Subsidiaries and their respective current and former directors, managers, officers, employees, agents, legal representatives, predecessors, successors, assigns, equityholders, partners, members, insurers, and Affiliates (the “Released Parties”) from any and all Liabilities of any kind or nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and Parent shall not, and shall not permit any of its Subsidiaries to, seek to recover any amounts in connection therewith or thereunder from such Released Parties. Each of Parent and Seller understands that this is a full and final release of all claims, demands, causes of action and Liabilities of any nature whatsoever, whether or not known, suspected or claimed, that could have been asserted in any legal or equitable proceeding against the Released Parties, except as expressly set forth in this Section 7.17. Parent acknowledges and agrees that it is not aware of any claim by it or any of its Subsidiaries other than the claims that are waived, released and forever discharged by this Section 7.17. Notwithstanding anything herein to the contrary, nothing contained in this Section 7.17 shall operate to discharge, release or waive the obligations, covenants and agreements of Buyer arising under this Agreement or any other agreement, document, instrument or certificate entered into or executed in connection herewith or any liability for fraud by such Person.

Section 7.18. Mail; Payments; Misallocated Assets.

(a) Mail. From and after the Closing, Parent and Seller hereby authorize and empower each of Buyer, the Company and their respective Affiliates to receive and open all mail and other communications (including electronic communications) received by Buyer or its Affiliates relating to the Business and to deal with the contents of such communications. Each of Parent and Seller shall promptly deliver, or cause to be delivered, to Buyer any mail or other communication (including electronic communications) received by Parent, Seller or any of their Affiliates after the Closing Date pertaining to the Business.

(b) Payments. From and after the Closing, Parent and Seller shall promptly pay or deliver, or cause to be paid or delivered, to Buyer or its designee any monies or checks relating to the Business which have been received by Parent, Seller or any of their Affiliates. Parent and Seller agree that Buyer and its Affiliates have the right and authority to endorse, without recourse, any check or other evidence of indebtedness received by Buyer or any of its Affiliates in respect of any note or account receivable transferred to Buyer or any of its Affiliates pursuant to this Agreement and Parent and Seller shall furnish Buyer or its designee such evidence of this authority as Buyer may request.

(c) Misallocated Assets. From and after the Closing, in the event that Buyer, Parent or Seller or any of their respective Affiliates discovers that an asset used primarily in the Business is owned by Parent, Seller or any of their Affiliates and was not acquired by Buyer by virtue of Buyer’s acquisition of the Company Interests as contemplated herein, Parent or Seller shall, or shall cause such Affiliate to, assign, transfer, convey and deliver such asset to Buyer or one of its Affiliates, as directed by Buyer, for no additional consideration, and shall execute such further documents and instruments reasonably necessary to give effect to and evidence such assignment, transfer, conveyance and delivery.

Section 7.19. Matters Relating to Parent and its Affiliates.

(a) Contracts. Except as set forth on Section 7.19(a) of the Seller Disclosure Schedules and except for the obligations of each of Parent and Seller in accordance with this Agreement, effective at the Closing, all Contracts, including all obligations to provide goods, services or other benefits, between Parent, any of its Affiliates or any of their respective directors, officers, managers, partners or employees, on the one hand, and the Company, any of its Subsidiaries or any of their respective directors, officers, managers, partners or employees, on the other hand, shall be terminated without any party having any continuing obligation or Liability to the other, in each case such termination in form and substance reasonably satisfactory to Buyer.

(b) Indebtedness and Other Matters. Except as set forth on Section 7.19(b) of the Seller Disclosure Schedules, effective as of the Closing, any Indebtedness and all payables and receivables between Parent, any of its Affiliates or any of their respective directors, officers, managers, partners or employees, on the one hand, and the Company, any of its Subsidiaries or any of their respective directors, officers, managers, partners or employees, on the other hand, shall be settled in full or otherwise discharged so that there is no further Liability by any party thereto to any party thereto.

Section 7.20. Tax Matters.

(a) Purchase Price Allocation. The final Purchase Price and any other amounts to the extent properly treated as consideration for U.S. federal income tax purposes (including adjustments to the foregoing for purposes of this Agreement), shall be allocated among the shares of Velocity Holdings and Bolt Holdings as follows: (i) $35,000,000 plus any amounts paid pursuant to Section 2.03(b) or Section 2.04(b), minus any adjustments made pursuant to Section 2.04, shall be allocated to the shares of Bolt Holdings and (ii) the remainder shall be allocated to the shares of Velocity Holdings (such allocation, the “Purchase Price Allocation”). Parent, Seller and Buyer shall, and shall cause their respective Affiliates to, prepare and file all Tax Returns on a basis consistent with the Purchase Price Allocation and shall not take any position inconsistent with the Purchase Price Allocation on any Tax Return, except as otherwise required by applicable Law.

(b) Tax Indemnification. From and after the Closing, Seller and Parent shall jointly and severally indemnify, defend and hold harmless Buyer and its Subsidiaries and each of their respective Affiliates from and against any and all Losses to the extent arising from or relating to any Taxes of Parent or any of its Affiliates (other than the Company or the Company Subsidiaries), including any such Taxes arising as a result of any of Velocity or Bolt being part of or owned by, or ceasing to be part of or owned by, an affiliated, combined, consolidated, unitary, or similar group on or prior to the Closing (including, for the avoidance of doubt, any Taxes imposed under Treasury Regulations Section 1.1502-6 or similar provision of state or local Law), regardless of whether or not any such Tax liability relates to actions or activities of Velocity or Bolt. Notwithstanding anything to the contrary contained herein, Buyer and its Subsidiaries and each of their respective Affiliates shall not make any claim pursuant to this Section 7.20(b) or otherwise under this Agreement (other than any notice intended to preserve the rights of Buyer and its Subsidiaries to indemnification hereunder) for Taxes related to or arising from Parent’s consolidated, combined, affiliated or unitary Tax Returns unless and until Buyer, its Subsidiaries or any of their respective Affiliates has received an official assessment of such Taxes from a Governmental Authority (or such Taxes are otherwise settled or resolved and agreed with such Governmental Authority).

(c) Parent’s Tax Returns. Parent shall prepare, or cause to be prepared, and file, or cause to be filed, when due, all of Parent’s and Seller’s consolidated, combined, affiliated or unitary Tax Returns that include Velocity or Bolt for any Pre-Closing Tax Period and that are due after the Closing Date. Parent shall timely pay all Taxes shown as due on all original Tax Returns filed by it pursuant to this Section 7.20(c), and each such Tax Return shall be prepared in a manner consistent with past practice. Parent shall provide a draft of (i) any such Tax Return of Parent within ten (10) Business Days prior to such filing and (ii) Velocity’s pro forma Tax Return to be used in completing any such Tax Return of Parent to Buyer at least forty-five (45) days prior to the due date for filing any Tax Return to be filed pursuant to this Section 7.20(c). Buyer may provide any comments to Parent with respect to the Tax Return described in clause (i) of this Section 7.20(c) after Buyer’s receipt thereof, and Parent shall consider in good faith all such comments provided by Buyer in its reasonable discretion. Buyer shall provide any comments to Parent with respect to the pro forma Tax Return of Velocity described in clause (ii) of this Section 7.20(c) within fifteen (15) days after Buyer’s receipt thereof, and Parent shall consider in good faith all reasonable comments provided by Buyer. If Parent does not agree with any of Buyer’s comments to such pro forma Tax Return of Velocity, then Parent shall notify Buyer of its disagreement within fifteen (15) days after receiving Buyer’s comments. If Parent delivers any such notification to Buyer with respect to a Velocity pro forma Tax Return, then Parent and Buyer shall negotiate in good faith to resolve any disputes over such pro forma Tax Return for fifteen (15) days after Buyer’s receipt of Parent’s notification of disagreement. Any disputes over such pro forma Tax Return that cannot be resolved through negotiations between Buyer and Parent shall be submitted for resolution to the Accounting Firm or a tax counsel of nationally recognized standing in the United States experienced in such matters. The determination of the Accounting Firm or such tax counsel shall be binding on the parties. The costs of the Accounting Firm or such tax counsel shall be borne by Buyer; provided that if the Accounting Firm or such tax counsel determines an adjustment to taxable income of more than $2,500,000, Parent shall bear such costs.

(d) Buyer’s Tax Returns. After the Closing, Buyer shall prepare, or cause to be prepared, and file, or cause to be filed, when due, all Tax Returns with respect to Velocity and Bolt, other than those described in Section 7.20(c), and shall timely pay all Taxes shown as due on all Tax Returns filed pursuant to this Section 7.20(d).

(e) Tax Contests.

(i) Parent and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand (either of them, the “Recipient”), shall notify the other party in writing within ten (10) Business Days after receipt by the Recipient of written notice of any pending or threatened audit, adjustment, assessment, examination or proceeding (whether judicial or administrative) (a “Tax Audit”) which may affect the liability for Taxes of such other party or may give rise to an indemnification payment under Section 7.20(b).

(ii) Parent shall control all Tax Audits of Parent’s or Seller’s consolidated, combined, affiliated, or unitary Tax Returns; provided that, with respect to any such Tax Return that includes Velocity or Bolt (or any other Tax Return for which Velocity or Bolt may be liable for Taxes as a result of being part of or owned by, or ceasing to be a part of or owned by, an affiliated, combined, consolidated, unitary, or similar group on or prior to the Closing (including, for the avoidance of doubt, any Taxes imposed under Treasury Regulations Section 1.1502-6 or similar provisions of state or local Law)), (a) Buyer may, at its own expense, observe the defense of any such Tax Audit and employ counsel of its choice in connection with any such Tax Audit and (b) Parent shall (x) keep Buyer reasonably informed with respect to all matters relating to such Tax Audit, (y) upon request of Buyer, consult with Buyer regarding the conduct of such Tax Audit, and (z) not settle, compromise or otherwise dispose of any material issues in such Tax Audit without obtaining Buyer’s prior written consent (not to be unreasonably withheld, conditioned, or delayed). Notwithstanding the foregoing, if, at any time prior to the completion of such Tax Audit, Parent has adopted a plan or agreement of complete or partial liquidation or dissolution, Buyer shall control such Tax Audit, provided, that Buyer shall (A) keep Parent reasonably informed with respect to all matters relating to such Tax Audit for which Parent may have liability pursuant to this Agreement, (B) upon request of Parent, consult with Parent regarding the conduct of such Tax Audit and (C) not settle or otherwise dispose of any issues in such Tax Audit for which Parent may have liability pursuant to this Agreement without obtaining Parent’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

(f) Tax Cooperation. Buyer, on the one hand, and Parent, on the other hand, shall (and shall cause their Affiliates to) (i) provide each other with such assistance as may be reasonably requested in connection with the preparation, review, or filing of any Tax Return, (ii) until the applicable statute of limitation (including periods of waiver) has expired, retain and provide the other party with reasonable access to all work papers, records or information that may be relevant to any Tax Return described in Section 7.20(c) or Section 7.20(d) or filed or required to be filed with respect to any Pre-Closing Tax Period, (iii) notify the other party no later than thirty (30) days prior to disposing of any such work papers, records or information and deliver to such other party any such work papers, records or information requested thereby, and (iv) cooperate fully, as and to the extent reasonably requested by any other party, in connection with any Tax Audit (such cooperation shall include the retention and (upon the other party’s reasonable request) the provision of records and information that are reasonably relevant to any such Tax Audit and making employees and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder). Parent shall provide Buyer with a copy of any of Parent’s and Seller’s consolidated, combined, affiliated, or unitary Tax Returns that include Velocity or Bolt for any Pre-Closing Tax Period that are due after the Closing Date within thirty (30) days of filing. Notwithstanding anything to the contrary contained herein, except as otherwise required by Law, none of Buyer and its Subsidiaries and each of their respective Affiliates shall make, or cause to be made, any voluntary disclosure of any information contained in or related to the Tax Returns of Parent or its Subsidiaries to a Governmental Authority, including by filing any amended Tax Return, without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed).

(g) Carrybacks. With respect to any of Parent’s or Seller’s consolidated, combined, affiliated, or unitary Tax Returns, Parent or Seller (as applicable) shall (and shall not waive or otherwise forego the right to) carryback any losses recognized for U.S. federal income tax purposes in a taxable year (or portion thereof) following the Closing Date to the Pre-Closing Tax Period, to the full extent permitted by applicable Tax Law.

ARTICLE 8

CONDITIONS TO THE CLOSING

Section 8.01. Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Transactions is subject to the satisfaction or, to the extent permitted by applicable Law, waiver, on or prior to the Closing, of the following conditions:

(a) No Order issued by a Governmental Authority having jurisdiction over any party hereto, nor any applicable Law, shall be in effect that, in each case, makes the consummation of the Transactions illegal, or otherwise prevents the consummation of the Transactions.

(b) The Parent Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of Parent.

(c) Any waiting period (and extension thereof) under the HSR Act relating to the Transactions shall have expired or been terminated.

Section 8.02. Conditions to the Obligations of Buyer. The obligation of Buyer to consummate the Transactions is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Buyer, on or prior to the Closing, of the following conditions:

(a) Each of the representations and warranties set forth (i) in Section 3.06(b) and Section 3.07(b) shall be true and correct in all respects except for de minimis inaccuracies, (ii) in Section 3.06(a), Section 3.09(b) and Section 4.05 shall be true and correct in all respects, (iii) in the first sentence of Section 3.01, Section 3.03, Section 3.06(c), Section 4.02, Section 4.08, Section 5.02, Section 5.10, and Section 5.12 shall be true and correct in all material respects and (iv) in this Agreement (other than the representations and warranties set forth in the foregoing clauses (i) – (iii)) shall be true and correct in all respects (after disregarding any qualifications that reference material, materiality, Seller Material Adverse Effect, Parent Material Adverse Effect or Company Material Adverse Effect), except to the extent that any inaccuracies in such representation or warranty would not have and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable, and in the case of clauses (i) – (iv) as if such representations and warranties were made on and as of the date hereof and the Closing Date (or, in the case of such representations and warranties made only as of a specified time or date, on and as of such specified time or date).

(b) Seller, Parent and the Company shall have performed in all material respects any obligation or complied in all material respects with any agreement or covenant of Seller, Parent or the Company, as applicable, to be performed or complied with by Seller, Parent or the Company, as applicable, under this Agreement at any time prior to the Closing.

(c) Since the date of this Agreement, there shall not have been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, a Parent Material Adverse Effect or a Company Material Adverse Effect.

(d) Seller, Parent and the Company shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by a senior executive officer of each of Seller, Parent and the Company, respectively, certifying that the conditions specified in each of Section 8.02(a), Section 8.02(b) and Section 8.02(c) have been satisfied.

Section 8.03. Conditions to the Obligations of Seller and Parent. The obligation of Seller and Parent to consummate the Transactions is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Seller or Parent, on or prior to the Closing, of the following conditions:

(a) Each of the representations and warranties of Buyer set forth (i) in Section 6.09 shall be true and correct in all respects, (ii) in Section 6.01, Section 6.02 and Section 6.12 shall be true and correct in all material respects, and (iii) in this Agreement (other than the representations and warranties set forth in the foregoing clauses (i)—(ii)) shall be true and correct in all respects (after disregarding any qualifications that reference material, materiality or Buyer Material Adverse Effect), except to the extent that any inaccuracies in such representation or warranty would not have and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect, and, in the case of clauses (i) – (iii) as if such representations and warranties were made on and as of the date hereof and the Closing Date (or, in the case of such representations and warranties made only as of a specified time or date, on and as of such specified time or date).

(b) Buyer shall have performed in all material respects any obligation or complied in all material respects with any agreement or covenant of Buyer to be performed or complied with by it under this Agreement at any time prior to the Closing.

(c) Buyer shall have executed and delivered the Representative Side Letter and such agreement shall be in full force and effect.

(d) Buyer shall have delivered to Seller and Parent a certificate, dated as of the Closing Date, signed by a senior executive officer of Buyer certifying that the conditions specified in each of Section 8.03(a) and Section 8.03(b) have been satisfied.

Section 8.04. Frustration of Closing Conditions. Neither Seller, Parent nor Buyer may rely on the failure of any condition set forth in Section 8.01, Section 8.02 or Section 8.03, as the case may be, to be satisfied if such failure was caused by Buyer’s failure, on the one hand, or Seller’s, Parent’s or the Company’s failure, on the other hand, to perform its respective obligations hereunder.

ARTICLE 9

TERMINATION

Section 9.01. Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing, whether before or after the Parent Stockholder Approval has been obtained, except as expressly noted:

(a) by mutual written agreement of Seller or Parent and Buyer;

(b) by either Seller, Parent or Buyer, if:

(i) the Closing shall not have occurred in accordance with its terms and this Agreement on or before March 23, 2018 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party hereto whose material breach (including, with respect to Seller or Parent, material breach by Parent, Seller or the Company) of any of its obligations under this Agreement has been the primary cause of, or resulted in, the failure of the Closing to be consummated by the End Date;

(ii) any Governmental Authority of competent jurisdiction shall have issued a final, non-appealable Order permanently restraining, enjoining or otherwise prohibiting the Transactions; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to any party hereto whose material breach (including, with respect to Seller or Parent, material breach by Parent, Seller or the Company) of any of its obligations under this Agreement has been the primary cause of, or resulted in, such Order;

(iii) any Order issued by a Governmental Authority having jurisdiction over any party hereto, or any applicable Law, shall be in effect that, in each case, makes the consummation of the Transactions illegal, or otherwise prevents the consummation of the Transactions; or

(iv) the Stockholders Meeting shall have been held and completed (after giving effect to any adjournment or postponement thereof) and the Parent Stockholder Approval shall not have been obtained at such Stockholders Meeting;

(c) by Buyer:

(i) if a Change in Recommendation shall have occurred (it being understood and agreed that any notice to Buyer in accordance with Section 7.02 of Parent’s intentions to make a Change in Recommendation prior to effecting such Change in Recommendation shall not result in Buyer having any termination rights pursuant to this Section 9.01(c)(i)); provided that Buyer’s right to terminate this Agreement pursuant to this Section 9.01(c)(i) with respect to a Change in Recommendation shall expire at 5:00 p.m., New York City time, on the tenth (10th) calendar day following such Change in Recommendation; or

(ii) if Seller, Parent or the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of the conditions set forth in Section 8.02(a) or 8.02(b) and (B) is incapable of being cured or has not been cured by Seller, Parent or the Company, as applicable, within thirty (30) Business Days after written notice has been given by Buyer to Seller or Parent of such breach or failure to perform; provided, however, that Buyer may not terminate this Agreement pursuant to this Section 9.01(c)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Buyer is in material breach of any provision of this Agreement; or

(d) by Seller or Parent:

(i) if, at any time prior to receiving the Parent Stockholder Approval, (A) the Parent Board has determined to terminate this Agreement in response to a Superior Proposal in compliance with Section 7.02(d), (B) substantially concurrently with such termination of this Agreement Parent or Seller enters into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal and (C) substantially concurrently with such termination, Seller pays (and Parent shall cause Seller to pay) to Buyer by wire transfer in immediately available funds the Termination Fee required to be paid pursuant to Section 11.04(b); or

(ii) if Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of the condition set forth in Section 8.03(a) or 8.03(b) and (B) is incapable of being cured or has not been cured by Buyer within thirty (30) Business Days after written notice has been given by Seller or Parent to Buyer of such breach or failure to perform; provided, however, that neither Seller nor Parent may terminate this Agreement pursuant to this Section 9.01(d)(ii) if, at the time such termination would otherwise take effect in accordance with the foregoing, Parent, Seller or the Company is in material breach of any provision of this Agreement; or

(e) by Seller and Parent, if (i) all of the conditions set forth in Section 8.01 and Section 8.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or waived, (ii) Seller and Parent have irrevocably confirmed by written notice to Buyer that (x) all conditions set forth in Section 8.01 and Section 8.03 have been satisfied or waived in writing (other than those conditions that by their nature are to be satisfied at the Closing), (y) Seller and Parent have certified in writing that they are ready, willing and able to consummate the Transactions on the date the Closing is required to have occurred pursuant to Section 2.01 and (z) Buyer fails to consummate the Transactions within three (3) Business Days following the later of (A) the date of delivery of such notice of termination and (B) the date the Closing is required to have occurred pursuant to Section 2.01.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is effected.

Section 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any party (or any Representative of such party) to each other party hereto; provided, however, that the applicable definitions set forth in Article 1, Section 7.04(c), this Section 9.02 and Article 11 (including any obligation to pay the Termination Fee under Section 11.04 or the Buyer Termination Fee under Section 11.05) shall survive any termination hereof pursuant to Section 9.01; provided, further, that nothing herein shall relieve any party hereto from liability for any intentional and knowing (i.e., both the action that constituted the breach was deliberate and not inadvertent and, at the time, those taking or authorizing such action knew that such action would constitute a material breach) and material breach of this Agreement prior to such termination. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement.

Section 9.03. Financing Sources. Notwithstanding anything in this Agreement to the contrary, no Financing Source shall have any liability for any obligations or liabilities of the parties hereto or for any claim (whether in tort, contract or otherwise), based on, in respect of, or by reason of, the Transactions or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall Parent, Seller or any of their Affiliates, and each of Parent and Seller agrees not to and to cause its Affiliates not to, (a) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source or (b) seek to enforce the commitments against, make any claims for breach of the Debt Financing commitments against, or seek to recover monetary damages from, or otherwise sue, the

Financing Sources for any reason, including in connection with the Debt Financing commitments or the obligations of Financing Sources thereunder. Nothing in this Section 9.03 shall in any way limit or qualify the liabilities of the Financing Sources and the other parties to the Debt Financing (or the definitive documents entered into pursuant thereto) to each other thereunder or in connection therewith.

ARTICLE 10

INDEMNIFICATION

Section 10.01. Indemnification by Seller and Parent. From and after the Closing, Seller and Parent (the “Indemnifying Parties”) shall jointly and severally indemnify, defend and hold harmless the Company, Buyer, their respective Affiliates, and their respective officers, directors, managers, partners, employees, equityholders, representatives, successors and assigns (each, an “Indemnified Party” and collectively, “Indemnified Parties”) from and against any and all Losses incurred by any of the Indemnified Parties arising out of, in connection with or relating to the matters set forth on the Parent Indemnity Schedule. For purposes of this Agreement, “Losses” means all claims, losses, Liabilities, damages, deficiencies, interest and penalties, costs and expenses, including in connection with or resulting from the defense, settlement and/or compromise of a claim, demand or assessment, and including the reasonable costs, expenses and fees of attorneys, accountants, expert witnesses and investigators.

Section 10.02. Procedure with Respect to Direct Claims.

(a) If an Indemnified Party shall have a claim for indemnification hereunder, other than with respect to a claim asserted by a third party, the Indemnified Party shall, as promptly as is practicable, give written notice (a “Claim Notice”) to the Indemnifying Parties of the nature and, to the extent practicable, a good faith estimate of the amount, of the claim. The failure to make timely delivery of a Claim Notice by the Indemnified Party to the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability under this Article 10 with respect to such matter, except to the extent the Indemnifying Parties are actually materially prejudiced by failure to give such notice.

(b) Within forty-five (45) days after receipt of a Claim Notice, the Indemnifying Parties shall, by written notice to the Indemnified Party and Buyer, respond either conceding or denying liability for the claim set forth in such Claim Notice. If the Indemnifying Parties fail to deliver such written notice to the Indemnified Party by 5:00 p.m., New York City time, on the last day of such forty-five (45) day period, the Indemnifying Parties shall be deemed to have conceded the entire amount of such claim and, notwithstanding anything to the contrary in this Agreement, the Indemnified Party shall be entitled to the entire amount of any claim set forth in such Claim Notice. If the Indemnifying Parties shall deny liability, in whole or in part, such written notice to the Indemnified Party and Buyer shall be accompanied, to the extent practicable, by a reasonably detailed description of the basis for such denial. If the Indemnifying Parties deny liability for such claim set forth in such Claim Notice, in whole or in part, the Indemnified Party and the Indemnifying Parties shall attempt to resolve such dispute as promptly as possible. If such Indemnified Party and the Indemnifying Parties fail to resolve such dispute within forty-five (45) days after the Indemnified Party’s and Buyer’s receipt of the written notice from the Indemnifying Parties corresponding to such dispute, any party may commence appropriate legal proceedings (and in each case, in accordance with Section 11.07, Section 11.08 and Section 11.09) in order to obtain a final judgment of a court of competent jurisdiction.

(c) If the Indemnifying Parties shall not object in writing within forty-five (45) days after receipt of any Claim Notice, claims for Losses covered by an agreement between the Indemnified Party and the Indemnifying Parties and claims for Losses the validity and amount of which have been the subject of judicial determination as described in the last sentence of Section 10.02(b) or shall have been settled with the consent of the Indemnifying Parties as described in Section 10.03, are hereinafter referred to, collectively, as “Agreed Claims.” Within five (5) Business Days after the determination of the amount of any Agreed Claim, the Indemnifying Parties shall pay, or cause to be paid, to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated in writing by the Indemnified Party.

Section 10.03. Procedure with Respect to Third-Party Actions.

(a) If an Indemnified Party receives notice of any matter involving a claim asserted by a third party that would give rise to an indemnification claim against the Indemnifying Parties, then the Indemnified Party shall, as promptly as is practicable, deliver to the Indemnifying Parties a written notice describing, to the extent practicable, such matter in reasonable detail. The failure to make timely delivery of such written notice by the Indemnified Party to the Indemnifying Parties shall not relieve the Indemnifying Parties from any liability under this Article 10 with respect to such matter, except to the extent the Indemnifying Parties are actually materially prejudiced by failure to give such notice.

(b) The Indemnifying Parties shall have the right, at their option, to assume the defense of any such matter with their own counsel, but only if the Indemnifying Parties simultaneously agree to fully indemnify the Indemnified Party for such matter. However, the Indemnifying Parties shall not have the option to assume the defense of any such third party claim which (i) seeks any remedy other than money damages, (ii) involves a claim brought by or on behalf of a Governmental Authority, or (iii) claim, or the assumption by the Indemnifying Parties of the defense of which claim, the Indemnified Party or Buyer determines would be reasonably likely to materially adversely affect the continuing business operations of the Indemnified Party, Buyer, the Company or any of its Affiliates or their relationships with customers, clients, suppliers or other third parties with whom the Company or any of its Affiliates has a material business relationship (in which case the Indemnified Party shall control the defense of such matter and the Indemnifying Parties shall have the right to participate in the defense of such matter at the Indemnifying Parties’ own cost and expense).

(c) If the Indemnifying Parties elect to assume the defense of any such matter, then:

(i) The Indemnified Party shall have the right to participate in the defense of such matter and to employ its own counsel, at its own cost and expense, and the Indemnifying Parties shall not be required to pay or otherwise indemnify the Indemnified Party against any attorneys’ fees or other expenses incurred on behalf of the Indemnified Party in connection with such matter following the Indemnifying Parties’ election to assume the defense of such matter, unless (x) an Indemnifying Party fails to defend diligently the action or proceeding within twenty (20) days after receiving notice of such failure from the Indemnified Party, (y) the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal or equitable defenses available to such Indemnified Party or other Indemnified Parties that are not available to the Indemnifying Parties, or (z) the Indemnified Party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the Indemnified Party and the Indemnifying Parties have an actual conflict of interest, or that an actual conflict of interest is reasonably likely to exist.

(ii) The Indemnifying Parties shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed, settle or compromise any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Proceeding) or consent to the entry of any judgment (x) which does not, to the extent that the Indemnified Party may have any liability with respect to such Proceeding, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release of the Indemnified Party from all liability in respect of such Proceeding, (y) which includes any statement or admission of fact regarding culpability of, or a failure to act by or on behalf of, the Indemnified Party, or (z) in any manner that involves any injunctive relief against the Indemnified Party.

(d) If the Indemnifying Parties elect not to assume the defense of such matter, or fail to notify the Indemnified Party of their election to assume the defense of such matter, within forty-five (45) days after receipt of written notice of such matter, then the Indemnified Party shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnifying Parties and shall be entitled to be reimbursed for all reasonable costs, expenses and fees incurred by the Indemnified Party in the defense of such matter. The Indemnifying Party shall not settle or compromise such matter without the prior written consent of the Indemnified Parties, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) Regardless of which party assumes the defense of such matter, the parties shall reasonably cooperate with one another in connection therewith. Such reasonable cooperation shall include making available all books, records and other documents and materials that are relevant to the defense of such matter and making employees, officers and advisors reasonably available to provide additional information or to act as a witness or respond to legal process. The parties shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a third-party claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 10.04. Tax Matters. Parent, Seller and Buyer agree to treat any indemnity payment made pursuant to this Article 10 or Section 7.20(b) as an adjustment to the Purchase Price for federal, state, local and non-U.S. income tax purposes, except as otherwise provided by applicable Law. Notwithstanding any provision of this Article 10, all procedures relating to Tax matters shall be governed exclusively by the provisions of Section 7.20(e).

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided, that confirmation of facsimile transmission is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided, that confirmation of email receipt is obtained), in each case as follows:

if to Buyer, to:

Arsenal Buyer Inc.

c/o CVC Capital Partners Advisory (U.S.), Inc.

712 Fifth Avenue, 43rd Floor

New York, NY 10019

Attention: Aaron Dupuis

Facsimile No: (212) 265-6375

Email: adupuis@cvc.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:	Steven J. Steinman, Esq.
Warren S. de Wied, Esq.
Andrea Gede-Lange, Esq.
Facsimile No:	(212) 859-4000
Email:	steven.steinman@friedfrank.com
warren.de.wied@friedfrank.com
andrea.gede-lange@friedfrank.com

if to Seller or Parent, to:

Actua Corporation

555 E. Lancaster Avenue

Suite 640

Radnor, PA 19087

Attention:	Suzanne Niemeyer
Scott Powers
Facsimile No: (610) 727-6879
Email:	suzanne@actua.com scott@actua.com

with a copy (which shall not constitute notice) to:

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention:	Henry Nassau, Esq. Stephen Leitzell, Esq.
Facsimile No.:	(215) 655-2138
(215) 655-2621
Email:	henry.nassau@dechert.com stephen.leitzell@dechert.com

if to the Company, prior to the Closing, to:

Actua Corporation

555 E. Lancaster Avenue

Suite 640

Radnor, PA 19087

Attention:	Suzanne Niemeyer Scott Powers
Facsimile No:	(610) 727-6879
Email:	suzanne@actua.com scott@actua.com

with a copy (which shall not constitute notice) to:

Dechert LLP

2929 Arch Street

Philadelphia, PA 19104

Attention:	Henry Nassau, Esq. Stephen Leitzell, Esq.
Facsimile No.:	(215) 655-2138 (215) 655-2621
Email:	henry.nassau@dechert.com stephen.leitzell@dechert.com

if to the Company, following the Closing, to:

Arsenal Acquisition Holdings, LLC

c/o CVC Capital Partners Advisory (U.S.), Inc.

712 Fifth Avenue, 43rd Floor

New York, NY 10019

Attention: Aaron Dupuis

Facsimile No.: (212) 265-6375

Email: adupuis@cvc.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention:	Steven J. Steinman, Esq. Warren S. de Wied, Esq. Andrea Gede-Lange, Esq.
Facsimile No:	(212) 859-4000
Email:	steven.steinman@friedfrank.com warren.de.wied@friedfrank.com andrea.gede-lange@friedfrank.com

Any party may update its address for notices by delivering written notice thereof to each of the other parties hereto pursuant to this Section 11.01.

Section 11.02. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing; provided, that this Section 11.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

Section 11.03. Amendments and Waivers. Subject to applicable Law:

(a) Any provision of this Agreement may be amended or waived at any time before or after approval of this Agreement and the Transactions by Buyer, Seller and Parent by action taken by or on behalf of their respective Boards of Directors, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that without the further approval of Parent’s stockholders, no such amendment or waiver shall be made or given that requires the approval of the stockholders of Parent under the DGCL unless such required further approval is obtained. Notwithstanding anything in this Agreement to the contrary, the definition of “Financing Sources” and the provisions of Sections 9.03, 11.06(b), 11.07, 11.08, 11.09 and this Section 11.03 (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such Section) may not be amended, modified, waived or terminated in a manner that materially and adversely affects the Financing Sources without the prior written consent of the Financing Sources materially and adversely affected thereby.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 11.04. Fees; Expenses.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b) If this Agreement is terminated by Seller or Parent pursuant to Section 9.01(d)(i), Seller shall pay (and Parent shall cause Seller to pay) Buyer a fee in immediately available funds in the amount of $8,802,207.59 (the “Termination Fee”) substantially concurrently with such termination.

(c) If this Agreement is terminated by Buyer pursuant to Section 9.01(c)(i) then Seller shall (and Parent shall cause Seller to) promptly, but in no event later than five (5) Business Days after termination of this Agreement, pay Buyer the Termination Fee.

(d) If this Agreement is terminated by (i) Buyer, Seller or Parent pursuant to Section 9.01(b)(i) or Section 9.01(b)(iv) or (ii) Buyer pursuant to Section 9.01(c)(ii) and (x) at any time on or after the date of this Agreement and prior to such termination (or prior to the Stockholders Meeting in the case of a termination pursuant to Section 9.01(b)(iv)) an Acquisition Proposal shall have been publicly announced (and not publicly withdrawn) and (y) within twelve (12) months after the date of such termination, Seller or Parent (or any of their Affiliates) enters into a definitive agreement or agreements with respect to one or more Acquisition Proposals, and thereafter the Acquisition Transaction(s) contemplated by such Acquisition Proposal(s) is (or are) consummated (whether or not such consummation occurs before or after such twelve (12) month period) or any other Acquisition Transaction(s) is (or are) consummated within such twelve (12) month period, then Seller shall (and Parent shall cause Seller to) pay Buyer the Termination Fee, less any Buyer Expenses previously paid by or on behalf of Seller or Parent, promptly, but in no event later than five (5) Business Days after such consummation; provided, however, that for purposes of this Section 11.04(d), references to “Acquisition Transaction” shall be deemed to refer to one or more Acquisition Transactions involving, individually or in the aggregate, the acquisition of at least fifty percent (50%) of the assets of, equity interests in or business (as determined by reference to consolidated revenues) of the Company and the Company Subsidiaries as of the date of this Agreement, taken as a whole.

(e) If this Agreement is terminated by Buyer, Seller or Parent pursuant to Section 9.01(b)(iv), then Seller shall promptly pay Buyer in immediately available funds, in no event later than two (2) Business Days after such termination of this Agreement, an amount equal to the reasonable out-of-pocket costs and expenses incurred by Buyer or its Affiliates in connection with this Agreement and the Transactions, including the fees and expenses of counsel, accountants, investment bankers, experts and consultants, in an amount not to exceed $3,250,000 in the aggregate (“Buyer Expenses”).

(f) For the avoidance of doubt, any payment made by Seller under this Section 11.04 shall be payable only once with respect to this Section 11.04 and not in duplication even though such payment may be payable under one or more provisions hereof; provided, that the Buyer Expenses paid by or on behalf of Seller or Parent shall be credited against any Termination Fee payable pursuant to Section 11.04(d).

(g) The parties acknowledge and agree that (i) the agreements contained in this Section 11.04 are an integral part of the Transactions, (ii) without such provisions the other parties would not have entered into this Agreement and (iii) the Termination Fee and/or the Buyer Expenses shall constitute liquidated damages and not a penalty. Accordingly, if Seller shall fail to pay the Termination Fee and/or the Buyer Expenses when due, Seller and Parent shall reimburse Buyer for all reasonable costs and expenses incurred by Buyer (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 11.04 and pay to Buyer any interest on the unpaid amount under this Section 11.04, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate. Buyer shall promptly provide to Seller upon request therefor the wire transfer information required to make any payments pursuant to this Section 11.04.

(h) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 11.10 and Section 11.04(f) with respect to the enforcement of the provisions of this Section 11.04, in the event that the Termination Fee and/or the Buyer Expenses are paid by Seller as required by this Section 11.04, Buyer’s right to receive payment from Seller of the Termination Fee pursuant to this Section 11.04 shall constitute the sole and exclusive remedy of Buyer and its Affiliates and Representatives against Seller, Parent, any of their Subsidiaries and any of their respective former, current or future Representatives, general or limited partners, stockholders, members, managers, employees, Affiliates or assignees (collectively, the “Seller-Related Parties”) for all damages, costs, fees, expenses, Liabilities, penalties or losses of any kind suffered as a result of or in connection with this Agreement (including the negotiation, execution, performance or breach thereof), the failure of the Transactions to be consummated or otherwise, and upon payment of such amount, none of the Seller-Related Parties shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions under any theory of law or equity, contract, tort or otherwise.

Section 11.05. Buyer Termination Fee.

(a) If this Agreement is validly terminated by Seller or Parent pursuant to Section 9.01(e), then except in a circumstance where the Company is seeking specific performance pursuant to Section 11.10, Buyer shall promptly, but in no event later than five (5) Business Days after the date of such termination, pay or cause to be paid to Seller in immediately available funds an amount equal to $12,902,943.46 (the “Buyer Termination Fee”).

(b) The parties acknowledge and agree that (i) the agreements contained in this Section 11.05 are an integral part of the Transactions, (ii) without such provisions the other parties would not have entered into this Agreement and (iii) the Buyer Termination Fee shall constitute liquidated damages and not a penalty. If Buyer shall fail to pay the Buyer Termination Fee when due, Buyer shall reimburse Seller for all reasonable costs and expenses incurred by Seller (including reasonable fees and expenses of counsel) in connection with the collection and enforcement of this Section 11.05 and pay to Seller any interest on the unpaid amount under this Section 11.05, accruing from its due date, at an interest rate per annum equal to two (2) percentage points in excess of the prime commercial lending rate quoted by The Wall Street Journal. Any change in the interest rate hereunder resulting from a change in such prime rate will be effective at the beginning of the date of such change in such prime rate. The parties further acknowledge and agree that (x) in no event shall Buyer be required to pay the Buyer Termination Fee on more than one occasion and (y) while Seller may pursue both the payment of the Buyer Termination Fee under Section 11.05(a) and specific performance of the type contemplated by Section 11.10, under no circumstances shall Seller be permitted or entitled both to (x) receive and retain the Buyer Termination Fee and (y) a grant of specific performance that requires the Buyer Related Parties to consummate the Transactions and to cause the funding of the Equity Financing. Seller shall promptly provide to Buyer upon request therefor the wire transfer information required to make any payments pursuant to this Section 11.05.

(c) Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 11.10 and Section 11.05(b) with respect to the enforcement of the provisions of this Section 11.05, in the event that the Buyer Termination Fee is paid by Buyer as required by this Section 11.05, Seller’s right to receive payment from Buyer of the Buyer Termination Fee pursuant to this Section 11.05 shall constitute the sole and exclusive remedy of Parent, Seller, the Company and their respective Affiliates and Representatives against the Sponsors, Buyer and their respective Subsidiaries and any of their respective former, current or future Representatives, general or limited partners, stockholders, members, managers, employees, Affiliates or assignees or the Financing Sources (collectively, the “Buyer Related Parties”) for all damages, costs, fees, expenses, Liabilities, penalties or losses of any kind suffered as a result of or in connection with this Agreement (including the negotiation, execution, performance or breach thereof), the failure of the Transactions to be consummated or otherwise, and upon payment of such amount, none of the Buyer Related Parties shall have any further Liability or obligation relating to or arising out of this Agreement or the Transactions under any theory of law or equity, contract, tort or otherwise.

Section 11.06. Assignment; Benefit.

(a) This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties (other than any assignment made for collateral security purposes in connection with the Debt Financing); provided, that Buyer, upon prior written notice to

Seller and Parent, may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Buyer; provided, further, that no such assignment shall relieve Buyer of any of its obligations hereunder. Notwithstanding the foregoing, after the Closing, Buyer may assign any or all of its rights, interests and obligations under this Agreement to any Person or Persons that acquires Bolt, the Bolt Interest or Velocity.

(b) Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except (i) the Indemnified Parties shall be express third-party beneficiaries of Article 10 (Indemnification), (ii) the provisions of Section 7.09 (D&O Coverage) and Section 11.02 (Survival) shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, (iii) the Seller-Related Parties shall be express third-party beneficiaries of Section 11.04(h) and the Buyer Related Parties shall be express third-party beneficiaries of Section 11.05(c), and (iv) the Financing Sources shall be express third-party beneficiaries of Sections 9.03, 11.03, 11.07, 11.08, 11.09 and this Section 11.06(b).

Section 11.07. Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the Transactions or to the inducement of any party hereto to enter into this Agreement, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the laws of the State of Delaware, including all matters of construction, validity and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction. Notwithstanding the foregoing, claims and actions that may be based upon, arise out of, or relate to, the Debt Financing or involve the Financing Sources shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

Section 11.08. Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction and located in Wilmington, Delaware, and any appellate court therefrom. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the Transactions, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the Transactions may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the Transactions shall be properly served or delivered if delivered in the manner contemplated by Section 11.01 or in any other manner permitted by applicable Law. Notwithstanding the foregoing, each of the parties hereto hereby agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement, the Debt Commitment Letter, or any of the transactions contemplated hereby or thereby, including, without limitation, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and the appellate courts thereof), and that the provisions of Section 11.09 relating to the waiver of jury trial shall apply to any such action, cause of action, claim, cross-claim or third-party claim.

Section 11.09. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS, OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

Section 11.10. Specific Performance; Remedies.

(a) Subject to Section 11.05, Section 11.10(b) and Section 11.10(c), the parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed, subject to Section 11.05, Section 11.10(b) and Section 11.10(c), that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware located in Wilmington, Delaware and any state appellate court therefrom located in Wilmington, Delaware, or, if no such state court has proper jurisdiction, the Federal District Court located in Wilmington, Delaware, and any appellate court therefrom, or if such federal court does not have jurisdiction, any court of the State of Delaware having jurisdiction and located in Wilmington, Delaware, and any appellate court therefrom, and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). Subject to Section 11.10(c), the parties hereto further agree that (i) by seeking the remedies provided for in this Section 11.10, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated in the event that the remedies provided for in this Section 11.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 11.10 shall require any party hereto to institute any Proceeding for (or limit any party’s right to institute any Proceeding for) specific performance under this Section 11.10 prior or as a condition to exercising any termination right under Article 9 (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to this Section 11.10 or anything set forth in this Section 11.10 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 9 or pursue any other remedies under this Agreement that may be available at any time.

(b) Seller shall be entitled, without posting any bond and without proving that monetary damages would be inadequate, to an injunction or injunctions to enforce specifically the Closing in accordance with Section 2.01, in each case on the terms and subject to the conditions in this Agreement (including specifically enforcing Buyer’s obligation to cause the Equity Commitment Letter to be funded) only in the event that (i) all of the conditions in Section 8.01 and Section 8.02 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived in writing, (ii) Buyer fails to complete the Closing by the date the Closing is required to have occurred in accordance with the provisions of Section 2.01, (iii) the Debt Financing (or the Alternative Financing, if Alternative Financing is being used in accordance with Section 7.13(b), pursuant to the commitments with respect thereto) has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing and (iv) Seller and Parent have irrevocably confirmed in writing that if specific performance is granted and the Debt Financing (or the Alternative Financing, if Alternative Financing is being used in accordance with Section 7.13(b), pursuant to the commitments with respect thereto) and the Equity Financing are funded, then the Closing will occur.

(c) For the avoidance of doubt, while Seller may pursue both a grant of specific performance under this Section 11.10 and the payment of the Buyer Termination Fee under Section 11.05, under no circumstances shall Seller be permitted or entitled to receive both a grant of specific performance and monetary damages in connection with this Agreement or any termination of this Agreement, including all or any portion of the Buyer Termination Fee.

Section 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 11.12. Entire Agreement. This Agreement, the Confidentiality Agreement, the Representative Side Letter, the exhibits to this Agreement, the Seller Disclosure Schedules, the Bolt Schedule, the Parent Indemnity Schedule, the Efforts Schedule and any documents delivered by the parties hereto in connection herewith, including the Debt Commitment Letter, the Equity Commitment Letter and the Sponsor Guarantee, constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

Section 11.13. Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement, the exhibits to this Agreement, the Seller Disclosure Schedules, the Bolt Schedule, the Parent Indemnity Schedule, the Efforts Schedule and any documents delivered by the parties hereto in connection herewith, including the Debt Commitment Letter, the Equity Commitment Letter and the Sponsor Guarantee, against any party hereto that drafted or prepared such document is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement or any such document shall be decided without regards to events of drafting or preparation.

Section 11.14. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective as of the date hereof, it being understood and agreed that all parties hereto need not sign the same counterpart. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 11.15. Parent Guarantee. Parent agrees to take all action necessary to cause Seller to perform all of its agreements, covenants and obligations under this Agreement. Parent unconditionally guarantees to Buyer and, following the Closing, the Company, the full and complete performance by Seller of Seller’s obligations under this Agreement (including with respect to payment of the Termination Fee and Buyer Expenses, if and when payable) and shall be liable for any breach of any representation, warranty, covenant or obligation of Seller under this Agreement. This is a guarantee of payment and performance and not of collectability. Parent hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding first against Seller, protest, notice and all demands whatsoever in connection with the performance of its obligations set forth in this Section 11.15.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Actua Corporation

By: /s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

Actua Holdings, Inc.

By: /s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

Arsenal Acquisition Holdings, LLC

By: /s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

Signature Page to Membership Interest Purchase Agreement

ARSENAL BUYER INC.

By:	/s/ Aaron Dupuis
Name:	Aaron Dupuis
Title:	President

Signature Page to Membership Interest Purchase Agreement

APPENDIX B

FOLIO SALE AGREEMENT

Execution Version

AGREEMENT AND PLAN OF MERGER

dated as of

September 25, 2017

among

ENVESTNET, INC.,

FCD MERGER SUB, INC.,

FOLIO DYNAMICS HOLDINGS, INC.

and

ACTUA USA CORPORATION

(as the Representative)

(continued)

(continued)

LIST OF EXHIBITS

Exhibit A – Form of Escrow Agreement

Exhibit B – Form of Payment Agent Agreement

Exhibit C – Form of Representative Side Letter

Exhibit D – Client Net Revenue

Exhibit E – Form of Letter of Transmittal

Exhibit F – Consent Notice

Exhibit G – [RESERVED]

Exhibit H – Form of Certificate of Merger

Exhibit I – Certificate of Incorporation

Exhibit J – Form of Noncompetition and Nonsolicitation Agreement

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 25, 2017 among Envestnet, Inc., a Delaware corporation (“Parent”), FCD MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), FOLIO DYNAMICS HOLDINGS, INC., a Delaware corporation (the “Company”), and ACTUA USA CORPORATION, a Delaware corporation, solely in its capacity as the representative of the Stockholders (the “Representative”).

W I T N E S S E T H:

WHEREAS, upon and subject to the terms and conditions of this Agreement, Parent desires to acquire the Company pursuant to a transaction in which Merger Subsidiary will merge with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent, in accordance with the DGCL (as defined below);

WHEREAS, each of the Board of Directors of the Company (the “Company Board”) and the Board of Directors of the Merger Subsidiary have approved and deemed it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement and the transactions contemplated hereby; and

WHEREAS, in connection with the Merger, (a) the outstanding shares of the Company’s capital stock will be converted into the right to receive the Merger consideration described in this Agreement and (b) all outstanding stock options of the Company will be cancelled, all in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions

(a) The following terms, as used herein, have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“1940 Act” means the U.S. Investment Company Act of 1940.

“Accounting Policies” means GAAP using the same accounting policies, principles, practices and methodologies used in the preparation of the Financial Statements.

“Accounting Representative” means Kirk Morgan or, if designated by Representative, another employee of Representative and its Affiliates with similar duties and responsibilities.

“Actua” means Actua Corporation.

“Advisor” means FDx Advisors, Inc., a California corporation and wholly owned subsidiary of the Company.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Aggregate Merger Consideration” means (i) the Closing Merger Consideration, plus or minus, as the case may be, (ii) the Merger Consideration Adjustment Amount, plus (iii) the Escrow Amount, plus (iv) the Representative Fund Amount, in each case, payable to the Stockholders and subject to adjustment pursuant to the terms hereof.

“AIG NBIL” means that non-binding indication letter from AIG, dated September 20, 2017, attached to this Agreement as Annex A.

“Allocable Percentage” means, with respect to each Stockholder, the relative percentage of (i) the Merger Consideration Adjustment Amount, Escrow Amount and Representative Fund Amount payable to such Stockholder and (ii) such Stockholder’s indemnification obligation pursuant to Section 10.02, as applicable, in each case, which percentage is (A) calculated as (x) the aggregate number of Fully-Diluted Shares held by such Stockholder, divided by (y) the aggregate number of Fully-Diluted Shares held by all Stockholders and (B) set forth on the Payment Schedule.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any other Applicable Law relating to anti-corruption, bribery or other similar matters.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Balance Sheet” means the unaudited consolidated balance sheet of the Company and the Subsidiaries as of the Balance Sheet Date.

“Balance Sheet Date” means June 30, 2017.

“Base Closing Consideration” means $195,000,000.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Client Closing Consent Amount” means an amount equal to (i) the percentage of aggregate Client Net Revenue with respect to which the Company has obtained Consents, multiplied by (ii) 100. For purposes of calculating Final Merger Consideration and the Client Consent Adjustment Amount included therein (but not the Estimated Client Consent Adjustment Amount), the Client Closing Consent Amount (x) shall take into account any Consents received (A) with respect to any Affirmative Consent Contracts, on or prior to the date that is thirty (30) days after the Closing Date and (B) with respect to Contracts set forth on Schedule 1.01(a), on or prior to the date indicated as the “Cut Off Date” in the table therein and (y) shall not be less than the Estimated Client Consent Adjustment Amount.

“Client Consent Adjustment Amount” means (i) if the Client Closing Consent Amount is equal to or greater than 95, zero and (ii) if the Client Closing Consent Amount is less than 95, an amount equal to (A) $3,000,000, multiplied by (B) the difference between 95 and the Client Closing Consent Amount; provided that the Client Consent Adjustment Amount shall not exceed $30,000,000.

“Client Net Revenue” means, for each client of the Company (including Investment Advisory Clients) that is party to a Contract that is in effect and to which the Company or any of its Subsidiaries is bound as of the date hereof, the amount set forth next to the name of such client on Exhibit D (it being understood that any amount set forth under the heading “Advisory” shall relate to the Investment Advisory Contract(s) with the applicable client and any amounts set forth under “Technology” and “Prof Svcs” shall relate to any other Contract with the applicable client).

“Closing Cash” means, as of the Closing Measurement Time (disregarding, for the sake of clarity, the effects of the transactions contemplated by this Agreement to occur at the Closing), all cash, cash equivalents and marketable securities of the Company and its Subsidiaries on a consolidated basis, in each case, determined in accordance with the Accounting Policies. For the sake of clarity, Closing Cash shall be calculated net of issued, but uncleared, checks and drafts and shall include checks, ACH transactions and other wire transfers and drafts deposited or available for deposit for the account of the Company and its Subsidiaries, in each case as of the Closing Measurement Time.

“Closing Common Per Share Merger Consideration” means, with respect to each share of Common Stock (and as set forth on the Payment Schedule), the quotient obtained by dividing (i) the Closing Merger Consideration by (ii) the aggregate number of Fully-Diluted Shares held by all Stockholders.

“Closing Date” means the date of the Closing.

“Closing Indebtedness” means all Indebtedness of the Company and the Subsidiaries as of the Closing Measurement Time.

“Closing Measurement Time” means 11:59 p.m. Eastern Time on the date immediately prior to the Closing Date.

“Closing Merger Consideration” means (i) the Base Closing Consideration, plus (ii) the Estimated Closing Cash, minus (iii) the sum of (A) the Estimated Unpaid Transaction Expenses and (B) the aggregate amount of Estimated Closing Indebtedness, minus (iv) the Escrow Amount, minus (v) the Representative Fund Amount, and either (vi) (A) plus the amount by which the Estimated Working Capital exceeds the Working Capital Target or (B) minus the amount by which the Working Capital Target exceeds the Estimated Working Capital; provided that Closing Merger Consideration shall only take into account any differences between Estimated Working Capital and the Working Capital Target to the extent (x) Estimated Working Capital exceeds the Working Capital Target by more than $100,000 or (y) the Working Capital Target exceeds Estimated Working Capital by more than $100,000, minus (vii) the Estimated Client Consent Adjustment Amount.

“Closing Working Capital” means (i) the total current assets of the Company and the Subsidiaries (excluding Closing Cash), minus (ii) the total current liabilities of the Company and the Subsidiaries (excluding Closing Indebtedness), in each case, consistent with the line-items for current assets and current liabilities set forth on the Illustrative Working Capital Statement. For each of clauses (i) and (ii), the amounts shall be calculated as of the Closing Measurement Time, determined as set forth in the Illustrative Working Capital Statement and in accordance with the Accounting Policies. For the avoidance of doubt, any settlement of the matters described on Section 5.01 of the Company Disclosure Schedules that is not paid as of the Closing Measurement Time shall constitute a current liability of the Company and the Subsidiaries for purposes of determining Closing Working Capital if and to the extent that Closing Working Capital does not reflect a corresponding reserve for such liability or matter. Notwithstanding the foregoing, “Closing Working Capital”

shall not include (w) current or deferred Tax assets, (x) current or deferred Tax liabilities, (y) deferred revenue, or (z) any earnout payments under the Asset Purchase Agreement dated as of September 30, 2016 by and among SAS Capital Management, LLC, FDx Advisors, Inc. and Actua, including the Buyout Payment (as such term is defined in such asset purchase agreement).

“Code” means the Internal Revenue Code of 1986, as amended, the rules and regulations promulgated thereunder and any successor law.

“Common Per Share Merger Consideration” means, with respect to each share of Common Stock, (i) the Closing Common Per Share Consideration payable in respect of such share of Common Stock in the Merger, plus (ii) the amount of the Allocable Percentage of the Merger Consideration Adjustment Amount, Escrow Amount and Representative Fund Amount attributable to such share of Common Stock.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company Charter” means the Company’s Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on October 23, 2014.

“Company Disclosure Schedules” means the disclosure schedules dated as of the date of this Agreement delivered by the Company to Parent in connection with the execution of this Agreement.

“Company Software” means each Software program that (i) is material to the operation of the Company and its Subsidiaries, (ii) is distributed, sold, licensed, marketed or otherwise provided to third parties by the Company or any of its Subsidiaries or (iii) is owned or purportedly owned by the Company or any Subsidiary.

“Company Systems” means all of the following owned, used or licensed by the Company or any Subsidiary or on behalf of the Company or any Subsidiary: computers, computer systems, servers, hardware, software, firmware, co-location facilities and equipment, and all other information technology equipment and services, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation that is, in each case, material to the operation of the Company and its Subsidiaries.

“Consent” means, (i) with respect to any Affirmative Consent Contract, the written consent contemplated by Section 7.08(b), (ii) with respect to any Negative Consent Contract, the written consent or deemed consent contemplated by Section 7.08(c), and (iii) with respect to any Contract set forth on Schedule 7.08(d), the written or deemed consent or waiver contemplated by Section 7.08(d). The Company shall be deemed to have received a Consent with respect to (A) any Contract (1) to which the Company or any of its Subsidiaries is bound, (2) that is not referenced in clauses (i) through (iii) of this definition, (3) for which no consent to the transactions contemplated hereby is required under such Contract and (4) the transactions contemplated hereby do not explicitly give rise to any termination right in favor of the counterparty to such Contract and (B) any Contract listed on Schedule 1.01(b).

“Contract” means, with respect to any particular Person, any written or oral contract, agreement, commitment, note, bond, pledge, lease, license mortgage, guaranty, indenture, option, instrument, obligation or commitment that is binding on such Person, including any amendments and supplements thereto.

“Covered Matters” means all Company Warranty Breaches other than those Company Warranty Breaches that are Express Exclusions.

“DGCL” means the General Corporation Law of the State of Delaware.

“Environmental Laws” means any Applicable Law or any legally binding agreement with any Governmental Authority, relating to human health and safety, the environment or any toxic or hazardous substance, waste or material.

“Environmental Permits” means all permits, licenses, franchises, certificates, approvals and other similar authorizations of Governmental Authorities relating to or required by Environmental Laws and affecting, or relating in any material way to, the business of the Company or any Subsidiary.

“Equity Incentive Plan” means the Folio Dynamics Holdings, Inc. 2014 Equity Compensation Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“ERISA Affiliate” of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

“Escrow Agent” means JPMorgan Chase Bank, National Association.

“Escrow Agreement” means an escrow agreement to be entered into among the Escrow Agent, Parent and the Representative in substantially the form attached hereto as Exhibit A, with such customary changes as may be reasonably requested by the Escrow Agent so long as such changes are consistent with this Agreement.

“Escrow Amount” means the sum of the Working Capital Escrow Amount and the Indemnification Escrow Amount.

“Excluded Shares” means (i) shares of Common Stock held in the treasury of the Company or otherwise held by the Company or any Subsidiary and (ii) shares of Common Stock held by Parent, Merger Subsidiary or any other Affiliate of Parent.

“Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement, dated as of July 18, 2017, by and among Parent, the guarantors from time to time a party thereto, the lenders from time to time party thereto, and Bank of Montreal, as administrative agent, BMO Capital Markets Corp., as sole lead arranger and sole book runner, Citizens Bank, N.A. and Keybank National Association, as co-syndication agents, and Silicon Valley Bank, MUFG Union Bank, N.A., Associated Bank, N.A. and Regions Bank, as co-documentation agents.

“Express Exclusions” means the express exclusions in Sections 4(a) through 4(g) of the Model Policy (as defined in the AIG NBIL) and Section 8 of the AIG NBIL.

“Final Closing Working Capital” means Closing Working Capital (i) as shown in the Closing Working Capital Statement, if no Calculation Notice indicating disagreement with respect thereto is duly delivered pursuant to Section 2.09(b), or (ii) if such a Calculation Notice indicating disagreement therewith is delivered, (A) as agreed by the Representative and the Surviving Corporation pursuant to Section 2.09(b) or (B) in the absence of such agreement, as shown in the Settlement Accountant’s calculation delivered pursuant to Section 2.09(c), provided that in no event shall Final Closing Working Capital be less than the Surviving Corporation’s calculation of Closing Working Capital delivered pursuant to Section 2.09(a) or more than the Representative’s calculation of Closing Working Capital delivered pursuant to Section 2.09(b).

“Final Merger Consideration” means the Closing Merger Consideration as recalculated based on the Closing Working Capital, Unpaid Transaction Expenses, Closing Cash, Closing Indebtedness and Client Consent Adjustment Amount (calculated after taking into account any Consents received on or prior to the date that is ninety (90) days following the Closing Date) set forth in the Final Calculation, in place of the Estimated Working Capital, Estimated Unpaid Transaction Expenses, Estimated Closing Cash, Estimated Closing Indebtedness and Estimated Client Consent Adjustment Amount, respectively; provided that Final Merger Consideration shall only take into account any differences between Final Working Capital and the Working Capital Target to the extent (i) Final Working Capital exceeds the Working Capital Target by more than $100,000 or (ii) the Working Capital Target exceeds Final Working Capital by more than $100,000.

“Fully-Diluted Shares” means the total number of shares of Common Stock issued and outstanding immediately prior to the Effective Time.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means, with respect to any Person, any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision or instrumentality thereof, any court or arbitrator that has proper jurisdiction over such Person, or any quasi-governmental entity, including stock exchanges.

“Government Official” means (i) any executive, official, employee or agent of a Governmental Authority, (ii) any director, officer, employee or agent of a wholly or partially government owned or controlled company or business, (iii) any political party or official thereof, or candidate for political office, or (iv) any executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank).

“Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance, waste or material having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos-containing materials and any substance, waste or material regulated under any Environmental Law.

“HSR Act” means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including prepayment penalties, premiums, breakage costs, fees, bank overdrafts and other costs and expenses associated with prepayment of any indebtedness, or that are payable as a result of the consummation of the Merger), (i) of such Person (A) for borrowed money (including overdraft facilities), (B) evidenced by notes, bonds, debentures or similar Contracts, (C) for the reimbursement of amounts drawn on any letter of credit and in respect of bankers’ acceptances or similar transactions, (D) under or in respect of Contracts relating to interest rate protection, swap agreements and collar agreements, (E) under leases that are or should be, in accordance with GAAP, recorded as capital lease for financial reporting purposes or (F) for the deferred purchase price of property or services (excluding any account or trade payables incurred in the ordinary course or reflected in the Final Closing Working Capital) and (ii) of any other Person of the type described in clauses (A) through (F) above that are guaranteed by such Person, are recourse to such Person or any of such Person’s assets or properties, secured in whole or in part by Liens on any of the assets or properties of such Person or are otherwise a legal liability of such Person. For the avoidance of doubt, Indebtedness shall include any earnout payments under the Asset Purchase Agreement dated as of September 30, 2016 by and among SAS Capital Management, LLC, FDx Advisors, Inc. and Actua, including the Buyout Payment (as such term is defined in such asset purchase agreement). With respect to the Company, Indebtedness excludes the Unpaid Transaction Expenses.

“Indemnification Escrow Amount” means an amount equal to $975,000.

“Indemnification Escrow Fund” means the Indemnification Escrow Amount deposited into escrow pursuant to the Escrow Agreement.

“Indemnified Taxes” means (i) all Taxes (a) of, attributable to, or imposed on the Company or its Subsidiaries for any Pre-Closing Tax Period (other than Sales Taxes), or (b) of any Person imposed on the Company or any of its Subsidiaries as a transferee or successor, by contract, pursuant to any law or otherwise, including pursuant to Treasury Regulations Section 1.1502-6 or any analogous or similar state, local or foreign

Tax law, which Taxes relate to an event or transaction occurring before or on the Closing Date but excluding any Tax arising from any action outside the ordinary course of business after the Closing or (ii) the Stockholders’ share of Transfer Taxes (as determined under Section 8.01(b)).

“Intellectual Property Rights” means any and all intellectual property rights throughout the world, including (i) inventions, whether or not patentable, reduced to practice or made the subject of one or more pending patent applications, (ii) national and multinational statutory invention registrations, patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) registered or applied for in the United States of America and all other nations throughout the world, all improvements to the inventions disclosed in each such registration, patent or patent application, (iii) trademarks, service marks, trade dress, logos, domain names, trade names and corporate names (whether or not registered) in the United States of America and all other nations throughout the world, including all registrations and applications for registration of the foregoing and all goodwill associated therewith, (iv) copyrights (whether or not registered) and registrations and applications for registration thereof in the United States of America and all other nations throughout the world, including all derivative works, moral rights, renewals, extensions, reversions or restorations associated with such copyrights, now or hereafter provided by law, regardless of the medium of fixation or means of expression, (v) computer software (including source code, object code, firmware, operating systems and specifications), (vi) trade secrets and confidential business information (including pricing and cost information, business and marketing plans and customer and supplier lists) and other proprietary information and know-how (including inventions, source code, algorithms, processes, recipes, formulae, business methods, supplier lists and customer lists, manufacturing and production processes and techniques and research and development information), (vii) industrial designs (whether or not registered), (viii) databases and data collections, (ix) tangible embodiments of any of the foregoing, in whatever form or medium, and (x) any rights recognized under applicable law that are equivalent or similar to any of the foregoing.

“Investment Advisers Act” means the United States Investment Advisers Act of 1940.

“Investment Advisory Client” means any investment advisory client for purposes of the Investment Advisers Act.

“Investment Advisory Contracts” means any contracts pursuant to which the Adviser provides investment advisory services as an “investment adviser” within the meaning of the Investment Advisers Act.

“Knowledge” means, (i) with respect to the Company, the actual knowledge of Joseph Mrak, Steve Dunlap, Mark Herman, Mark Davis and Shari Hensrud-Ellingson, as well as the knowledge such individuals would reasonably be expected to have after conducting a reasonable inquiry (which, with respect to Joseph Mrak, includes inquiry of Lou D’Addario with respect to relevant sales matters), and (ii) with respect to Parent, means the actual knowledge of Judson Bergman, Peter D’Arrigo, Viggy Mokkarala and Matthew Majoros, after reasonable inquiry.

“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, license, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Material Adverse Effect” means changes, facts, circumstances, conditions, effects, developments or events that, individually or in the aggregate, have had or would be reasonably expected to have a materially adverse effect on the business, assets, financial condition or results of operations of the Company and the

Subsidiaries, taken as a whole, except any such effect resulting from or arising in connection with (i) the announcement or pendency of this Agreement, the anticipated consummation of the Merger, the identity of the parties hereto or any of their respective Affiliates or the announcement or disclosure by Parent of its plans with respect to the conduct of the Company’s business following the Effective Time, (ii) changes or conditions generally affecting any industry in which the Company or any Subsidiary operates, (iii) changes in economic (including financial, banking and/or securities markets) or political conditions generally, (iv) changes in political or social conditions generally, including acts of war, sabotage or terrorism, or military actions, or any escalation or worsening thereof, (v) seasonal or cyclical fluctuations affecting the Company or any Subsidiaries consistent with past fluctuations, (vi) changes in accounting requirements or principles under GAAP, (vii) any failure by the Company or any Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or any other financial or operating metrics for any period (it being understood that the underlying cause of the failure to meet such projections, forecasts, estimates or predictions may be taken into account in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by this definition), (viii) changes in Applicable Law, (ix) actions taken by Parent or any of its Affiliates or at the request of Parent, or (x) earthquakes, floods, hurricanes, tornadoes, natural disasters or other “acts of God”; provided that the items set forth in clauses (ii) through (iv) and clause (x) above shall be taken into account in determining whether a Material Adverse Effect has occurred to the extent that such event, change, fact, circumstance, effect, or development adversely affects the Company or any Subsidiary in a disproportionate manner relative to other participants in any industry in which the Company or any Subsidiary operates.

“NOL Amount” means the amount of unused federal net operating losses of the Company or its Subsidiaries as of the end of the Closing Date after application of all Treasury Regulations applicable to corporations filing consolidated Tax Returns including rules applicable to the Company no longer being a member of the same group as Actua determined as required from time to time under this Agreement that are carried forward to the Company and its Subsidiaries’ federal tax year that begins the day immediately after the end of the Closing Date.

“Options” means options to purchase shares of Common Stock granted under the Company’s Equity Incentive Plan that are outstanding immediately prior to the Effective Time, whether vested or not.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned by either the Company or any Subsidiary.

“Payment Agent” means JPMorgan Chase Bank, National Association.

“Payment Agent Agreement” means a payment agent agreement to be entered into among the Payment Agent, Parent and the Representative in substantially the form attached hereto as Exhibit B, with such customary changes as may be reasonably requested by the Payment Agent so long as such changes are consistent with this Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means data that identifies or can be used to identify individuals either alone or in combination with other information which is in the possession or control of the Company or any Subsidiary, including a combination of an individual’s name, address or phone number with any such individual’s username and password, social security number or other government-issued number, financial account number, date of birth, email address, any information that can be used to contact someone or serve them with information or other personally identifiable information.

“Pre-Closing Tax Period” shall mean all taxable years or other taxable periods ending on or prior to the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Proceeding” means, with respect to any Person, (i) an action, suit, arbitration, claim, charge, complaint, audit, proceeding or other litigation against such Person by or before any Governmental Authority or (ii) investigations of such Person by any Governmental Authority.

“Publicly Available Software” means (i) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software or open source software (for example, software distributed under the GNU General Public License, the GNU Lesser General Public License, the Affero General Public License, or the Apache Software License), or pursuant to open source, copyleft or similar licensing and distribution models and (ii) any software that requires as a condition of use, modification and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software (A) be disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works or (C) be redistributable at no or minimal charge.

“Representative Fund Amount” means $500,000.

“Representative Side Letter” means that certain side letter in the form attached hereto as Exhibit C between Parent and Representative, dated as of the Closing Date, pertaining to, among other things, the disclosure of certain financial information of the Company.

“Retention Amount” means, at a given time, an amount equal to the aggregate amount of Damages that must then be retained by the Parent Indemnified Parties under the R&W Policy before the insurance company issuing the R&W Policy is required to pay for any such Damages. For the avoidance of doubt, the “Retention Amount” shall give effect to any “step-down” or reduction in such amount under the terms of the R&W Policy.

“R&W Policy” means a representation and warranty insurance policy, including (i) the representation and warranty insurance policy contemplated by the AIG NBIL or (ii) such other representation and warranty insurance policy obtained in accordance with Section 7.09.

“Sales Taxes” means any sales or use taxes or other similar taxes that apply with respect to transactions between the Company or any of its Subsidiaries and their customers, reduced by any reimbursement or recovery realized by the Company or any of its Subsidiaries from any such customer.

“Sales Tax Cap” means $3,700,000.

“SEC” means the United States Securities and Exchange Commission.

“Software” means all computer software, firmware, programs, data and databases, in any form, including without limitation, development tools, library functions, compilers, and platform and application software, whether in object code of source code format, and all documentation related thereto.

“Stockholder Claim” means any Proceeding brought by any holder or former holder of any equity interest or option holder in the Company or any Subsidiary (in their capacities as such), including, any representative or heir, arising out of or related to such equity holder’s ownership or former ownership of such equity interest in the Company, including claims for appraisal rights, whether directly, derivatively, representatively or in any other capacity, against the Company or the Surviving Corporation, as the case may be, or any of their respective Subsidiaries or Affiliates (including any and all of its and their respective past, present and/or future Affiliates, directors, officers, shareholders, members, partners, employees, fiduciaries, advisors, and agents, and each of their respective successors and assigns), in any way based upon, arising from, relating to or involving, directly or indirectly, this Agreement or the Merger.

“Stockholders” means holders of Common Stock immediately prior to the Effective Time.

“Straddle Period” shall mean any taxable period that includes, but does not end on, the Closing Date.

“Subsidiary” means any (i) corporation, limited liability company, joint venture, trust or other legal entity of which securities or other ownership interests having voting power to elect at least a majority of the board of directors, board of managers or other persons performing similar functions are directly or indirectly owned or controlled by the Company or a subsidiary of the Company or (ii) any partnership of which the Company or a subsidiary of the Company is the general partner.

“Tax” means any tax or similar assessment (including, for the avoidance of doubt, any state or local sales, use or property taxes) imposed by a Taxing Authority, together with any interest, penalty, addition to tax or additional amount with respect thereto, in each case whether collected by withholding or otherwise.

“Tax Analysis” means the sales Tax analysis of the Company and its Subsidiaries conducted by Parent and its Affiliates from and after August 25, 2017 (including any information collection, study and audit and verification work, which may include analysis performed on and after the Closing Date).

“Tax Contest” means any federal, state or local Tax audit, examination, refund claim, judicial proceeding or assessment.

“Tax Return” means any Tax return, statement, report, election, declaration, work paper, disclosure, schedule or form (including any estimated tax or information return or report) filed or required to be filed with any Taxing Authority.

“Taxing Authority” means any governmental authority responsible for the imposition, determination, assessment or collection of any Tax.

“Termination Fee” means $7,000,000.

“Third Party Processor” means a third party provider or other third party that accesses, collects, stores, transmits, transfers, processes, discloses or uses personally identifiable information on behalf of the Company or any Subsidiary.

“Threshold” means an amount equal to $975,000.

“Transfer Tax” means any transfer (including real estate transfer), documentary, sales, use, stamp, registration, value added or other similar Tax (including any penalties and interest).

“Unpaid Transaction Expenses” means (i) all fees, costs and expenses incurred by the Company or any Subsidiary in connection with the transactions contemplated by this Agreement (including the fees and expenses of any legal, financial and accounting advisors, consultants, experts or other professionals engaged by or on behalf of the Company or any Subsidiary, but not including any Taxes or Liabilities for Taxes), (ii) all transaction bonuses, retention payments, change-of-control payments, and other amounts payable to any employee of the Company or any Subsidiary as a result of this Agreement and the transactions contemplated by this Agreement (and not as a result of a “double trigger” provision where the Closing is the first such trigger), (iii) all premiums and other costs and expenses associated with the directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”) referenced in Section 6.04(b), and (iv) fifty percent (50%) of the fees and expenses of the Escrow Agent pursuant to the Escrow Agreement and of the Paying Agent pursuant to the Payment Agent Agreement, in each case that have not been paid by the Company or any Subsidiary at or prior to the Closing Measurement Time.

“Working Capital Escrow Amount” means $100,000.

“Working Capital Escrow Fund” means the Working Capital Escrow Amount deposited into escrow pursuant to the Escrow Agreement.

“Working Capital Target” means $0.

“Written Consent” means a written consent of the Stockholders constituting the Required Stockholder Approval.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
606 Deliverables	7.11(a)
606 Dispute Notice	7.11(e)
606 Notice Conditions	7.11(e)
Actua Holdings	2.06(b)
Adjusted NOL Amount	8.03(c)
Affirmative Consent Contracts	7.08(b)
Agreement	Preamble
AIG Policy	7.09(a)
Alternative Policy	7.09(b)
Anti-Money Laundering Laws	3.14(e)
Calculation Notice	2.09(b)
Cash Statement	2.05(b)
Certificates	2.06(b)
Certificate of Merger	2.02(b)
Client Closing Consent Statement	2.05(g)
Closing	2.02(a)
Closing NOL Adjustment Amount	8.03(a)
Closing NOL Amount	8.03(a)
Commitment Letter	4.08
Company	Preamble
Company 606 Notice	7.11(e)
Company Board	Preamble
Company Indemnified Parties	6.04(a)
Company Registered Intellectual Property	3.16(a)
Company Representatives	5.06
Company Securities	3.05(c)
Company Warranty Breach	10.02(a)(i)
Competing Transaction	5.05
Confidentiality Agreement	5.02(b)
Consent Notice	7.08(a)
Counsel	13.15
Damages	10.02(a)
Direct Claim	10.03(e)
Dissenting Shares	2.08
Effective Time	2.02(b)
Employee Plans	3.21(a)
End Date	11.01(b)
Escrow Account	2.06(a)(iv)
Escrow Termination Date	10.01
Estimated Client Consent Adjustment Amount	2.05(g)
Estimated Closing Cash	2.05(b)

Term	Section
Estimated Closing Indebtedness	2.05(a)
Estimated Unpaid Transaction Expenses	2.05(c)
Estimated Working Capital	2.05(f)
Exchange Act	5.06(e)
Final Calculation	2.09(b)
Financial Statements	3.07(a)
Fundamental Representations	10.01
Illustrative Working Capital Statement	2.05(f)
Indebtedness Statement	2.05(a)
Indemnified Party	10.03(a)
Indemnifying Party	10.03(a)
Information Systems	3.16(h)
Initial Calculation	2.09(a)
Interim Financial Statements	5.06(a)
Interim NOL Adjustment Amount	8.03(b)
Interim NOL Amount	8.03(b)
Key Customers	3.25
Key Suppliers	3.26
Letter of Transmittal	2.06(b)
Majority Holders	12.01
Material Contract	3.10(a)
Merger	2.01(a)
Merger Consideration Adjustment Amount	2.09(d)
Merger Subsidiary	Preamble
Multiemployer Plan	3.21(c)
Negative Consent Contracts	7.08(c)
NOL Statement	8.03(a)
Objection Notice	2.09(b)
Parent	Preamble
Parent Indemnified Parties	10.02(a)
Parent Warranty Breach	10.02(d)(i)
Payment Schedule	2.05(e)
Permits	3.18
Permitted Liens	3.15(a)
Policy Conditions	7.09(a)
Post-Closing NOL Adjustment Amount	8.03(c)
Privileged Communications	13.15
Record Maintenance Period	6.02(a)
Regulations S-X	5.06(e)
Related Party	3.23
Representative	Preamble
Representative Fund	2.06(a)(v)
Representative Losses	12.02(b)
Required Stockholder Approval	3.02
Section 7.09 Damages	7.09(d)
Securities Act	5.06(e)
Settlement Accountant	2.09(c)
Stockholder Indemnified Parties	10.02(d)
Stockholder Notice	5.06
Subsidiary Securities	3.06(b)
Surviving Corporation	2.01(a)

Term	Section
Tax Contest	8.01(e)
Third-Party Claim	10.03(a)
Third Party Interests	3.06(c)
Threshold	10.02(b)
Unpaid Transaction Expenses Statement	2.05(c)
WARN Act	7.07(b)
Year End Financial Statements	5.06(b)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any contract or agreement are to that contract or agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws. All monetary figures shall be in United States dollars unless otherwise specified.

ARTICLE 2

THE MERGER

Section 2.01. The Merger.

(a) Upon the terms and subject to the conditions hereof, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL (the “Merger”), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation of the Merger (the “Surviving Corporation”).

(b) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under the DGCL.

Section 2.02. Closing; Effective Time; Closing Deliveries.

(a) Subject to the provisions of Article 9, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (Eastern Time) at the offices of Dechert LLP, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania, 19104 (i) on a date to be specified by the parties hereto, which shall be no later than the second Business Day after satisfaction (or waiver) of the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; provided that the Closing shall not occur prior to January 2, 2018 unless agreed to in writing by the Parent and the Company, or (ii) at such other place, time or date as Parent and the Company may mutually agree.

(b) At Closing, the Company and Merger Subsidiary shall file a certificate of merger in the form attached hereto as Exhibit H (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly accepted by the Secretary of State of the State of Delaware (or at such later time as may be specified in the Certificate of Merger).

Section 2.03. Certificate of Incorporation; Bylaws; Directors and Officers.

(a) The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time so as to read in its entirety as set forth on Exhibit I until amended in accordance with the provisions thereof and Applicable Law.

(b) The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and Applicable Law, except that the name of the Surviving Corporation shall be changed to the name of the Company.

(c) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

Section 2.04. Conversion of Common Stock.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of any party or Stockholder, each share of Common Stock issued and outstanding immediately before the Effective Time shall be cancelled, extinguished and converted into and represent only the right to receive an amount in cash, without any interest thereon, equal to the Common Per Share Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement, including, without limitation, the indemnification provisions set forth in Article 10.

(b) At the Effective Time, by virtue of the Merger and without any action on the party of any party or Stockholder, each outstanding share of common stock, par value $0.01 per share of Merger Subsidiary shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(c) At the Effective Time, by virtue of the Merger and without any action on the party of any party or Stockholder, each Excluded Share, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holder thereof, shall be canceled and retired and cease to exist and no payment shall be made with respect thereto.

Section 2.05. Closing Deliverables. At or prior to the Closing, the Company shall provide (or cause to be provided) to Parent:

(a) no later than two (2) Business Days prior to the Closing, a statement (the “Indebtedness Statement”) setting forth a good faith estimate of the aggregate Closing Indebtedness which is expected to be outstanding as of the Closing Measurement Time (the “Estimated Closing Indebtedness”);

(b) no later than two (2) Business Days prior to the Closing, a statement (the “Cash Statement”) setting forth a good faith estimate of the aggregate Closing Cash which is expected to be outstanding as of the Closing Measurement Time (the “Estimated Closing Cash”);

(c) no later than two (2) Business Days prior to the Closing, a statement (the “Unpaid Transaction Expenses Statement”) setting forth a good faith estimate of the aggregate Unpaid Transaction Expenses expected to be incurred through the Closing Measurement Time (the “Estimated Unpaid Transaction Expenses”), together with all payment instructions related thereto and an invoice, fee statement or similar evidence of obligations from each Person (other than any employee) to whom any amount of the Unpaid Transaction Expenses is owed, indicating the aggregate amount of Unpaid Transaction Expenses owed to such Person;

(d) no later than two (2) Business Days prior to the Closing, an executed pay-off letter, in each case in customary form and substance, from each Person to whom any amount of the Closing Indebtedness set forth on Schedule 2.05(d) (which schedule may be updated prior to Closing by the mutual agreement of Parent and the Company) is owed, evidencing the satisfaction in full of all such Closing Indebtedness and the release or termination of all Liens relating to such Closing Indebtedness;

(e) no later than two (2) Business Days prior to the Closing, a schedule (which schedule may be updated prior to Closing by the mutual agreement of Parent and the Company) (the “Payment Schedule”) setting forth (i) a list containing the name of each Stockholder and the number of shares of Common Stock held by such Stockholder and (ii) the Closing Common Per Share Merger Consideration and Allocable Percentage of the Merger Consideration Adjustment Amount, Escrow Amount, Representative Fund Amount and any indemnification obligation pursuant to Section 10.02 attributable to such shares;

(f) no later than two (2) Business Days prior to the Closing, a certificate attaching a good faith estimate of the Closing Working Capital (the “Estimated Working Capital”), together with such schedules and data with respect to the determination of the Estimated Working Capital as may be appropriate to support such calculation of Estimated Working Capital. The Estimated Working Capital shall be calculated in accordance with GAAP and the Accounting Policies and shall be presented in the same form as the working capital statement set forth on Schedule 2.05(f) attached hereto (the “Illustrative Working Capital Statement”);

(g) no later than two (2) Business Days prior to the Closing, a statement (the “Client Closing Consent Statement”) setting forth an estimate of the Client Closing Consent Amount and the Client Consent Adjustment Amount as of the Closing (the “Estimated Client Consent Adjustment Amount”);

(h) at the Closing, a copy of the certificate of incorporation, articles of incorporation or certificate of formation, as applicable, and a certificate of good standing of the Company and of each Subsidiary, certified as of a date not more than 10 Business Days prior to the Closing Date by the secretary of state of the state of incorporation or organization;

(i) letters of resignation from each individual (solely in their capacity as an officer or director) requested by Parent pursuant to Section 5.04;

(j) (A) a statement, dated not more than 30 days prior to the Closing Date, certifying that the Common Stock is not a “U.S. real property interest” and (B) a notice addressed to the IRS that satisfies the requirements of Treasury Regulations Section 1.897-2(h)(2), in each case in accordance with the Code;

(k) copies of the third-party consents, notices and approvals required by Sections 9.01(c); and

(l) the update to Section 3.14 of the Company Disclosure Schedules required by Section 5.07; and

(m) evidence of UCC-3 termination statements filed with respect to the UCC financing statements set forth on Section 3.15 of the Company Disclosure Schedules.

Section 2.06. Payment of Closing Merger Consideration.

(a) Promptly after the Effective Time, but, in each case, on the Closing Date, Parent shall make (or cause to be made) the following payments or deliveries, as applicable:

(i) to an account designated in writing by the Payment Agent, by wire transfer of immediately available funds, an aggregate amount equal to the Closing Merger Consideration (less the Closing NOL Adjustment Amount and any Closing Merger Consideration applicable to Dissenting Shares), to be used for payment of the Closing Merger Consideration to Stockholders for which or whom a Letter of Transmittal (as defined below) has been properly completed and received (together with any Certificates or other credentials, as applicable) by the Payment Agent, in accordance with the terms of the Payment Agent Agreement;

(ii) on behalf of the Company, to such accounts designated in writing by the Company, by wire transfer of immediately available funds, an amount, in the aggregate, equal to the Closing Indebtedness to enable the Company to repay, or cause to be repaid, the Closing Indebtedness set forth on the Indebtedness Statement;

(iii) on behalf of the Company, to such accounts designated in writing by the Company, by wire transfer of immediately available funds, an amount, in the aggregate, equal to the Unpaid Transaction Expenses to enable the Company to pay, or cause to be paid, the Unpaid Transaction Expenses set forth on the Unpaid Transaction Expenses Statement;

(iv) on behalf of the Stockholders, to an account designated in writing by the Escrow Agent to be governed by the Escrow Agreement (such account, the “Escrow Account”), by wire transfer of immediately available funds, an amount equal to the Escrow Amount, and for all purposes hereunder each Stockholder shall be deemed to have contributed its Allocable Percentage of the Escrow Amount; and

(v) on behalf of the Stockholders, to an account designated in writing by the Representative to be governed by Section 12.03 and the provisions of the Letter of Transmittal (such account, the “Representative Fund”), by wire transfer of immediately available funds, an amount equal to the Representative Fund Amount, and for all purposes hereunder each Stockholder shall be deemed to have contributed its Allocable Percentage of the Representative Fund Amount.

(b) Prior to the Closing, Parent and Representative will engage the Payment Agent pursuant to the Payment Agent Agreement. At any time after the date hereof, the Company shall cause a letter of transmittal in the form attached hereto as Exhibit E (each, a “Letter of Transmittal”) to be delivered to each Stockholder. After the Effective Time, each holder of a certificate or certificates representing shares of Common Stock (other than certificates representing Excluded Shares and Dissenting Shares) (collectively, the “Certificates”), upon surrender of such Certificates to the Payment Agent (or a lost Certificate affidavit) and a properly completed and duly executed Letter of Transmittal, shall be entitled to receive (in accordance with the terms hereof) in exchange therefor an amount in cash (without interest) per share equal to the Common Per Share Merger Consideration, as indicated on the Payment Schedule and pursuant to the terms hereof, and such Certificate shall, after such surrender, be marked as canceled. If a Stockholder delivers a Letter of Transmittal at least two (2) Business Days prior to the Closing Date, Parent shall cause the Payment Agent to pay such Stockholder at the Closing the Common Per Share Merger Consideration in respect of each share surrendered by such Letter of Transmittal in accordance with the Payment Agent Agreement. Notwithstanding the foregoing, the payment to Actua Holdings, Inc. (“Actua Holdings”), a wholly owned subsidiary of Actua, in respect of the Closing Common Per Share Consideration shall be reduced by the Closing NOL Adjustment Amount, if any, as a set off in respect of Actua Holdings’ obligations under Section 8.03(a).

(c) In the event that any Certificate for shares of Common Stock has been lost, stolen or destroyed, the Payment Agent shall pay such portion of the Aggregate Merger Consideration as may be required pursuant to this

Agreement in exchange therefore upon the making of an affidavit of that fact by the holder thereof, together with an indemnity in customary form in favor of the Surviving Corporation, as a condition precedent to the payment of any portion of the Aggregate Merger Consideration attributable to such shares of Common Stock.

(d) If any payment under this Agreement is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of the Payment Agent that such Taxes either have been paid or are not payable.

(e) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no transfers of any shares of Common Stock. Until surrendered as contemplated by this Section 2.06, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such portion of the Aggregate Merger Consideration as may be required pursuant to this Agreement in exchange therefore in respect of such security represented by such Certificate. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled, delivered to the Payment Agent and exchanged for the respective portion of the Aggregate Merger Consideration they represent, as provided in this Article 2.

(f) Notwithstanding anything else in this Agreement, the portions of Closing Merger Consideration payable to any particular Stockholder upon Closing shall be as set forth opposite such Stockholder’s name on the Payment Schedule; provided, however, that, pursuant to Section 2.06(b), any amounts payable to Actua Holdings shall be reduced by the Closing NOL Adjustment Amount, if any.

(g) Any portion of the Aggregate Merger Consideration made available to the Payment Agent pursuant to this Section 2.06 that remains unclaimed by Stockholders 12 months after the time it was delivered to the Payment Agent shall be returned to the Surviving Corporation upon demand. Any such Stockholder who has not exchanged shares of Common Stock for, or otherwise claimed, the applicable portion of the Aggregate Merger Consideration in accordance with this Article 2 prior to that time thereafter will look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Applicable Laws) for payment of the applicable portion of the Aggregate Merger Consideration in respect thereof.

Section 2.07. Stock Options. At or prior to the Effective Time, the Company shall take all action necessary (including any necessary determinations and resolutions of the Company Board or a committee thereof) such that each Option outstanding immediately prior to the Effective Time shall at the Effective Time be cancelled and terminated in accordance with the following two sentences. Each Option that is unvested immediately prior to the Effective Time (and does not become vested in connection with the transactions contemplated hereby) shall be cancelled and terminated as of the Effective Time without any payment of consideration therefor. The holder of a vested Option shall be given the opportunity to exercise such Option, and to the extent such Option is not timely exercised prior to the Closing, such Option shall be cancelled and terminated as of the Effective Time without any payment of consideration therefor.

Section 2.08. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a Stockholder who is entitled to and has properly exercised and perfected appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or exchangeable for the right to receive the applicable portion of the Aggregate Merger Consideration set forth in Section 2.04(a), but shall be converted into or be exchangeable for the right to receive such consideration as shall be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that if such Stockholder fails to perfect or effectively withdraws or loses the right to appraisal and payment under the DGCL, each share of Common Stock held by such Stockholder immediately prior to the Effective Time shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the applicable portion of the Aggregate Merger Consideration set forth in Section 2.04(a) (without interest), and such share shall no longer be a Dissenting Share. The Company shall give Parent prompt notice of any demands received by it for appraisal of shares of Common Stock, withdrawals of such demands and any other related instruments received by it. Parent shall have the right, to the extent reasonably practicable, to receive notice of and participate in all negotiations and proceedings with respect to such demands and the exercise of such appraisal rights under the DGCL. Except with the prior written consent of Parent and, if prior to the Closing, the Company, no party hereto shall make any payment with respect to, or offer to settle or settle, any such demands. The Company shall provide to those Stockholders who did not execute the Written Consent all information required by Section 228 of the DGCL, including the information with respect to appraisal rights required by Section 262 of the DGCL, and any other Applicable Law (including any other applicable section of the DGCL and the securities laws).

Section 2.09. Post-Closing Statement.

(a) Parent shall cause to be prepared and, as soon as practical, but in no event later than 95 days after the Closing Date, shall cause to be delivered to the Representative, a statement setting forth Parent’s good faith calculation of (i) Closing Working Capital (including each component item thereof as set forth on the Illustrative Working Capital Statement), (ii) Unpaid Transaction Expenses, (iii) Closing Cash, (iv) Closing Indebtedness and (v) Client Consent Adjustment Amount, together with Parent’s calculation of the Final Merger Consideration (the “Initial Calculation”), including such schedules and data with respect to the determination of each component thereof as may be appropriate to support such Initial Calculation. The Closing Working Capital shall be calculated and presented in the same manner as is prescribed for the calculation of the Estimated Working Capital in Section 2.05(e).

(b) Within 30 days after receipt by the Representative of the Initial Calculation, the Representative may deliver to Parent a written notice (the “Calculation Notice”) either (i) advising Parent that the Representative agrees with and accepts the Initial Calculation (in which case the Initial Calculation shall be deemed to be the final calculation of the Final Merger Consideration (the “Final Calculation”)) or (ii) setting forth an explanation in reasonable detail of those items in the Initial Calculation that the Representative disputes and of what the Representative believes is the correct calculation of each disputed item and the Final Calculation. The Representative and the accountants and other advisors engaged by the Representative shall be entitled to review the Company’s working papers, trial balances and similar materials for purposes of reviewing the Initial Calculation. Without limiting the generality of the foregoing, the Company shall provide the Representative and the accountants and other advisors engaged by the Representative with timely and reasonable access, during the Company’s normal business hours, to the Company’s personnel, properties, books and records, in each case for purposes of reviewing the Initial Calculation and at the Company’s sole expense. If the Representative does not submit a Calculation Notice within the 30-day period provided herein, then the Initial Calculation shall be deemed to be the Final Calculation and shall not be subject to further review, challenge or adjustment. Parent and its accountants shall be entitled to review the working papers, trial balances and similar materials relating to the Representative’s preparation of its Calculation Notice. If Parent concurs with the Calculation Notice, or if Parent does not object to the Calculation Notice in a writing received by the Representative within 30 days after Parent’s receipt of the Calculation Notice (such writing, an “Objection Notice”), the calculation of the Final Merger Consideration set forth in the Calculation Notice shall be deemed to be the Final Calculation and shall not be subject to further review, challenge or adjustment.

(c) In the event that the Representative and Parent are unable to resolve any disputes regarding the Initial Calculation within 15 days after the date of the Representative’s receipt of the Objection Notice, then such disputes shall be referred to and resolved by a nationally or regionally recognized accounting firm that has been mutually agreed upon by the parties in good faith (such firm, the “Settlement Accountants”), and the calculation of the Final Merger Consideration of the Settlement Accountants shall be deemed to be the Final Calculation and shall not be subject to further review, challenge or adjustment, absent fraud. The Settlement Accountants shall determine the Final Merger Consideration in accordance with the standards described in this Section 2.09 and shall be instructed by Parent and the Representative to use their reasonable best efforts to reach such determination not more than thirty (30) days after such referral. Nothing herein shall be construed to authorize or permit the Settlement Accountants to resolve any item in dispute by making an adjustment to the Initial Calculation that is outside of the range for such item defined by the Initial Calculation and the Calculation Notice. Each of Representative and Parent shall pay its own costs and expenses incurred in connection with this Section 2.09; provided, however, that the costs of any fees and expenses of the Settlement Accountant shall be borne equally by Representative, on the one hand, and Parent, on the other hand.

(d) The “Merger Consideration Adjustment Amount,” which may be positive or negative, shall mean (i) the Final Merger Consideration, as finally determined in accordance with this Section 2.09, minus (ii) the Closing Merger Consideration.

(e) If the Merger Consideration Adjustment Amount is a positive number, then:

(i) Parent shall, or shall cause the Surviving Corporation, to deliver, by wire transfer of immediately available funds to an account designated in writing by the Payment Agent, for the benefit of (and, in accordance with other terms of this Agreement, for further payment to) the Stockholders an amount equal to the Merger Consideration Adjustment Amount, which amount shall be paid by the Payment Agent to the Stockholders in accordance with their respective Allocable Percentages in accordance with the Payment Agent Agreement; and

(ii) Parent and the Representative shall provide a joint written instruction to the Escrow Agent to release from the Working Capital Escrow Fund, by wire transfer of immediately available funds to the account designated in Section 2.09(e)(i), for the benefit of (and, in accordance with other terms of this Agreement, for further payment to) the Stockholders an amount equal to the Working Capital Escrow Amount, which amount shall be paid by the Payment Agent to the Stockholders in accordance with their respective Allocable Percentages in accordance with the Payment Agent Agreement; and

(f) If the Merger Consideration Adjustment Amount is a negative number, then:

(i) Parent and the Representative shall provide a joint written instruction to the Escrow Agent to deliver from the Working Capital Escrow Fund to the Surviving Corporation, by wire transfer of immediately available funds to an account designated in writing by the Surviving Corporation, an amount equal to the Merger Consideration Adjustment Amount;

(ii) the funds remaining (if any) in the Working Capital Escrow Fund, after giving effect to Section 2.09(f)(i), shall be released to the Stockholders in accordance with the procedure set forth in Section 2.09(e)(ii); and

(iii) if the Merger Consideration Adjustment Amount payable to the Surviving Corporation pursuant to Section 2.09(f)(i) exceeds the amount of funds in the Working Capital Escrow Fund, the Stockholders shall pay such excess to the Surviving Corporation, severally and not jointly, in accordance with each Stockholder’s Allocable Percentage, by wire transfer of immediately available funds no later than five (5) Business Days following the date the Final Calculation becomes final and binding in accordance with this Section 2.09 to an account designated by Parent or the Surviving Corporation.

(g) If the Merger Consideration Adjustment Amount is zero, then the entire amount of the Working Capital Escrow Fund shall be released to the Stockholders in accordance with the procedure set forth in Section 2.09(e)(ii).

(h) Amounts paid pursuant to this Section 2.09 shall be deemed adjustments to the Aggregate Merger Consideration. For purposes of this Section 2.09, all computations of interest shall be made on the basis of a year of 365 days, in each case, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any payments made by any Person pursuant to this Section 2.09 shall be made by wire transfer of immediately available funds within ten (10) Business Days after the Final Calculation has occurred.

(i) Parent, the Company and the Representative agree that the procedures set forth in this Section 2.09 for resolving disputes with respect to the Merger Consideration Adjustment Amount shall be the sole and exclusive method for resolving any such disputes; provided that this provision shall not prohibit Parent or the Representative from instituting litigation to enforce any final determination of the Merger Consideration Adjustment Amount by the Settlement Accountants pursuant to this Section 2.09 in any court of competent jurisdiction in accordance with Sections 13.07 and 13.08; provided, however, that the substance of the Settlement Accountants’ determination shall not be subject to review or appeal.

Section 2.10. Withholding. Parent, the Company, the Surviving Corporation and the Payment Agent shall be entitled to deduct and withhold from the Merger Consideration and any other payments contemplated by this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state or local Tax law, and Parent, the Company, the Surviving Corporation or the Payment Agent, as applicable, shall timely pay such amounts to the applicable Taxing Authority; provided, however, that for any payments other than payments to employees or other service providers of the Company that are compensatory, Parent shall provide the Company and the Representative written notice prior to making any such deduction or withholding to allow the Company and the Representative to obtain a reduction of or relief from such deduction or withholding, and Parent shall cooperate with the Company and the Representative, to the extent reasonable, in efforts to obtain any such reduction of or relief from deduction or withholding. To the extent that amounts are so deducted and withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the applicable Stockholder or such other Person in respect of whom such deduction and withholding was made.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 13.03 of this Agreement, except as set forth in the Company Disclosure Schedules, the Company represents and warrants to Parent and Merger Subsidiary that the statements contained in this Article 3 are true and correct as of the date of this Agreement, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date) as follows:

Section 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Company Charter and the bylaws of the Company as currently in effect. A correct list of all of the jurisdictions in which the Company is so qualified to do business is set forth on Section 3.01 of the Company Disclosure Schedules.

Section 3.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Required Stockholder Approval, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote or written consent of holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of the capital stock of the

Company necessary (including under the DGCL, the Company Charter and bylaws of the Company and the Stockholder Agreement or any other similar agreement) to adopt and approve this Agreement and the transactions contemplated hereby (the “Required Stockholder Approval”). When executed and delivered by the Representative, the Written Consent shall constitute the valid and effective adoption and approval of this Agreement and the transactions contemplated hereby by the Required Stockholder Approval in compliance with Applicable Law, the Company Charter and bylaws of the Company and the Stockholder Agreement or any other similar agreement, and no other vote or action of holders of any class or series of capital stock of the Company is necessary under Applicable Law, the Company Charter or bylaws of the Company, the Stockholder Agreement or otherwise. This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to limitations on enforcement imposed by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar other laws affecting creditors’ rights generally).

Section 3.03. Governmental Authorization. Except as set forth on Section 3.03 of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with respect to the Merger with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (c) filings and approvals under the HSR Act and (d) any actions or filings the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 3.04. Noncontravention. Except as set forth on Section 3.04 of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, (c) result in the creation or imposition of any Lien (other than Permitted Liens or other restrictions generally applicable to U.S. securities) on any asset or property of the Company or any Subsidiary, or (d) assuming compliance with the matters referred to in Section 3.03, require any consent or other action by any Person under, constitute a breach or default or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration of any Material Contract to which the Company or any Subsidiary is a party or any right or obligation of the Company or any Subsidiary, with only such exceptions, in the case of clause (d), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.05. Capitalization.

(a) The authorized capital stock of the Company consists of 25,500,000 shares of capital stock, all of which are designated as Common Stock. As of the date hereof, the Company holds 80,262 shares of Common Stock in its treasury.

(b) As of the date hereof, there are issued and outstanding:

(i) 21,939,738 shares of Common Stock; and

(ii) Options issued pursuant to the Equity Incentive Plan representing the right to purchase an aggregate of 3,248,750 shares of Common Stock (of which Options to purchase an aggregate of 1,507,816 shares of are vested as of the date hereof).

(c) All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Except as set forth in this Section 3.05 or in

Section 3.05(c) of the Company Disclosure Schedules, there are no outstanding (i) shares of capital stock or voting securities of, or ownership interests in, the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of, or ownership interests in, the Company, (iii) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of, or ownership interests in, the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of or voting securities of the Company (the items in clause (i) through clause (iv) of this Section 3.05(c) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

Section 3.06. Subsidiaries.

(a) Each Subsidiary is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate or limited liability company powers required to carry on its business as now conducted. Each such Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. All Subsidiaries and their respective jurisdictions of incorporation or organization are identified on Section 3.06(a) of the Company Disclosure Schedules. A correct list of all of the jurisdictions in which the each such Subsidiary is so qualified to do business is also set forth on Section 3.06(a) of the Company Disclosure Schedules. The Company has heretofore made available to Parent true and complete copies of the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary as currently in effect.

(b) Section 3.06(b) of the Company Disclosure Schedules lists the authorized and issued and outstanding capital stock or other voting securities or equity interests of each Subsidiary. All of the outstanding capital stock or other voting securities or equity interests of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien (other than Permitted Liens or other restrictions generally applicable to U.S. securities) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). There are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of, or ownership interests in, any Subsidiary, (ii) warrants, calls, options or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of, or ownership interests in, any Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary (the items in clauses (i) through (iii) of this Section 3.06(b) being referred to collectively as the “Subsidiary Securities”). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

(c) Other than the Subsidiaries, neither the Company nor any Subsidiary owns, directly or indirectly, any shares of capital stock, other securities or ownership interests, or investments in, any other Person (collectively, “Third Party Interests”). Neither the Company nor any Subsidiary has any rights to, or is bound by any commitment or obligation to, acquire by any means, directly or indirectly, any Third Party Interests or to make any investment in or contribution to, any Person.

Section 3.07. Financial Statements.

(a) Set forth on Section 3.07(a) of the Company Disclosure Schedules are: (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2015 and 2016 and the

related audited consolidated statements of operations, changes in equity and cash flows of the Company and its Subsidiaries for each of the years then ended and (ii) the Balance Sheet and the related unaudited interim consolidated statements of income and cash flows of the Company and its Subsidiaries for the six (6) months ended June 30, 2017 (the foregoing financial statements, collectively, the “Financial Statements”). The Financial Statements (x) have been prepared from the books and records of the Company and its Subsidiaries and (y) fairly present in all material respects, in conformity with GAAP applied on a consistent basis (other than the absence of notes and subject to the normal year-end adjustments in the case of any interim financial statements), the consolidated financial position of the Company and the Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

(b) The Company has established and adheres in all material respects to a system of internal accounting controls that are designed to provide reasonable assurance that material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. To the Knowledge of the Company, there has never been (i) any fraud with respect to the Company or its Subsidiaries that involves any of the management or other employees of the Company or its Subsidiaries or any of their Affiliates who have a role in the preparation of financial statements or the internal accounting controls used by the Company or its Subsidiaries or (ii) any claim or allegation regarding any of the foregoing. Section 3.07(b) of the Company Disclosure Schedules sets forth the significant deficiencies and material weaknesses identified by Actua in connection with internal control testing in respect of the fiscal years ended December 31, 2015 and 2016. The deficiency related to certain business users at the Company having administrative access to the general ledger system as described on Section 3.07(b) of the Company Disclosure Schedules has been remediated. To the Knowledge of the Company, except as set forth on Schedule 3.07(b) of the Company Disclosure Schedules, as of the date of this Agreement, there have been no deficiencies or weaknesses identified by the Company through internal control testing performed through the date of this Agreement that relate to the period from January 1, 2017 through the date of this Agreement.

(c) Section 3.07(c) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement and identifies for each item of Indebtedness of the Company and its Subsidiaries the outstanding principal and accrued but unpaid interest as of September 24, 2017.

(d) The accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the Balance Sheet Date through the Closing Date (i) have arisen from bona fide transactions entered into by the Company or its Subsidiaries involving the sale of goods or the rendering of services in the ordinary course of business, and (ii) except as set forth on Section 3.07(d) of the Company Disclosure Schedules, constitute only valid, undisputed claims of the Company or its Subsidiaries not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. The reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company or its Subsidiaries have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.08. Absence of Certain Changes. Since the Balance Sheet Date, the business of the Company and the Subsidiaries has been conducted in the ordinary course of business consistent with past practice and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Section 3.08 of the Company Disclosure Schedule, since the Balance Sheet Date through the date of this Agreement, neither the Company nor any Subsidiary has taken any of the following actions:

(a) adopted or proposed any change in the certificate of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary (whether by merger, consolidation or otherwise);

(b) (i) split, combined or reclassified any shares of Common Stock or capital stock of any Subsidiary, (ii) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Common Stock or capital stock of any Subsidiary (other than dividends paid by any Subsidiary to the Company or another wholly-owned Subsidiary), or (iii) redeemed, repurchased or otherwise acquired or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Subsidiary Securities;

(c) merged or consolidated with any other Person or acquired (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses (or division thereof) other than the acquisition of assets or inventory in the ordinary course of business of the Company and its Subsidiaries;

(d) cancelled, compromised, waived or settled, or offered or proposed to cancel, compromise, waive or settle, (A) any material Proceeding or other claim against the Company or any Subsidiary or (B) any material stockholder litigation or stockholder dispute against the Company or any of its officers or directors;

(e) made or changed any material Tax election, changed any annual Tax accounting period, adopted or changed any method of Tax accounting, entered any closing agreement with a Taxing Authority, or settled any material Tax claim, audit or assessment;

(f) adopted a plan of or consummated a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

(g) changed any method of accounting or accounting practice of the Company or any Subsidiary, except for changes that are (A) required by GAAP or Applicable Law or (B) made by the Company’s ultimate parent on a company-wide basis; or

(h) committed to do any of the foregoing listed in clauses (a) through (g).

Section 3.09. No Undisclosed Material Liabilities. Except as set forth on Section 3.09 of the Company Disclosure Schedules, there are no liabilities or obligations of the Company or any Subsidiary that would be required under GAAP to be disclosed on a balance sheet of the Company and its Subsidiaries, other than the following:

(a) liabilities or obligations that are reserved against or reflected in the Balance Sheet;

(b) liabilities or obligations since the Balance Sheet Date that have arisen in the ordinary course of business (excluding any liabilities that relate to any breach of contract or violation of Applicable Law); and

(c) liabilities or obligations incurred in connection with this Agreement and the transactions and agreements contemplated hereby.

Section 3.10. Material Contracts.

(a) Except for each Contract disclosed in Section 3.10 of the Company Disclosure Schedules (each, a “Material Contract”), neither the Company nor any Subsidiary is a party to or bound by:

(i) (A) any real property lease or (B) any personal property lease where the aggregate payments due under such personal property lease are $150,000 or more;

(ii) any Contract (A) for the purchase of materials, supplies, goods, services, equipment or other assets (other than Contracts with third-party managers and customer or supplier purchase orders entered into in the ordinary course of business) (1) under which the Company and/or the Subsidiaries made payments in excess of $175,000 in the twelve (12) months ended June 30, 2017 or (2) that contains any minimum or “take or pay” purchase or volume requirements, or (B) with a third-party manager under which the Company and/or the Subsidiaries made payments in excess of $350,000 in the twelve (12) months ended June 30, 2017;

(iii) any sales, distribution, license or other Contract providing for the sale or license by the Company and/or any Subsidiary of materials, supplies, goods, products, services, equipment or other assets (A) under which the Company and/or the Subsidiaries were paid in excess of $250,000 (net of any fees paid through to third-party managers) in the twelve (12) months ended June 30, 2017; (B) that requires the Company and/or the Subsidiaries to sell any materials, supplies, goods, products, services, equipment or other assets exclusively to any Person; or (C) that obligates the Company and/or the Subsidiaries to provide any Person with equal or preferred pricing terms as compared to the pricing terms offered by the Company and/or the Subsidiaries to any other Person, including any Contract with any “most favored nation” pricing provision;

(iv) any partnership, joint venture or other similar Contract or arrangement;

(v) any employment Contract providing for base salary or base fees in excess of $200,000 on an annualized basis, and any severance, retention or change in control Contract with any employee, individual independent contractor or individual consultant of the Company or any Subsidiary (other than ordinary course offer letters);

(vi) any Contract relating to the acquisition or disposition of any capital stock or other equity interests, business or material assets (whether by merger, sale of stock, sale of assets or otherwise) under which payment obligations or other material obligations (absolute or contingent) of the Company or its Subsidiaries remain outstanding, including any indemnification obligations;

(vii) any Contract relating to Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) or the placing of a Lien (other than a Permitted Lien) on any assets of the Company or its Subsidiaries;

(viii) any agency, dealer, sales representative or marketing Contract that provides for either (A) annual payments to the Company and/or the Subsidiaries of $100,000 or more or (B) aggregate payments to the Company and/or the Subsidiaries of $500,000 or more;

(ix) any Contract (excluding non-exclusive licenses for commercial off-the-shelf computer software) pursuant to which the Company or any Subsidiary (A) obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right or (B) grants the right to use, or a covenant not to be sued under, any Intellectual Property Right (excluding non-exclusive licenses granted in the ordinary course of business to customers);

(x) any Contract, commitment, arrangement or understanding with any Related Party;

(xi) any Contract under which the Company or its Subsidiaries have, directly or indirectly, made any advance, loan, or extension of credit to, or capital contribution or other investment in, any other Person;

(xii) any Contract that limits the freedom of the Company or its Subsidiaries to compete with any Person or in any geographical area or that otherwise restricts the development, manufacture, marketing, distribution, or sale of the Company’s or its Subsidiaries’ products or services;

(xiii) any Contract with any Governmental Authority (other than, for the avoidance of doubt, any Permit);

(xiv) any Contract that grants any Person a right of first offer or right of first refusal with respect to the Common Stock or any capital stock of any Subsidiary of the Company or an exclusive dealing or similar exclusivity provision; and

(xv) any settlement or similar Contracts with respect to Proceedings involving the Company or its Subsidiaries under which there are continuing obligations or Liabilities on the part of the Company or any of its Subsidiaries.

(b) Except as set forth on Section 3.10 of the Company Disclosure Schedules, each Material Contract is a valid and binding agreement of the Company or a Subsidiary, as the case may be, and, to the Knowledge of the Company, the other party or parties thereto, and is in full force and effect, and none of the Company, any Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such Material Contract, and, to the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default thereunder, give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or a Subsidiary, and the Merger and the transactions contemplated by this Agreement will not result in any material change to the terms thereof. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any counterparty to a Material Contract that such counterparty intends to terminate, not renew, or materially amend the terms of such Material Contract, and neither the Company nor any of its Subsidiaries has given any such written or oral notice to any counterparty to a Material Contract. Neither the Company nor any of its Subsidiaries has waived any of its material rights under any Material Contract. True and complete copies of each Material Contract have heretofore been made available to Parent (subject to customary redaction of competitively sensitive pricing information).

Section 3.11. Litigation. Except as set forth on Section 3.11 of the Company Disclosure Schedules, there is no material Proceeding pending against, or to the Knowledge of the Company, threatened against, the Company or any Subsidiary or any of their respective properties by or before (or, in the case of threatened Proceedings, would be by or before) any Governmental Authority or arbitrator.

Section 3.12. Compliance with Laws and Court Orders. Except as set forth on Section 3.12 of the Company Disclosure Schedules, the Company and each Subsidiary is and since January 1, 2015 has been in compliance in all material respects with, and, to the Knowledge of the Company, is not under investigation with respect to and has not been threatened to be charged with by any Governmental Authority or given notice of any material violation of, any Applicable Law, including any Anti-Corruption Laws, and neither the Company nor any Subsidiary has or has attempted to (directly or indirectly through any Person) bribe or similarly improperly influence any Governmental Authority or Government Official. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of the Subsidiaries that has been or would reasonably be expected to be materially adverse to the Company or that in any manner seeks to prevent, enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement.

Section 3.13. Regulatory.

(a) The Adviser is duly registered as an investment adviser under the Investment Advisers Act.

(b) The Company has made available to Parent prior to the date of this Agreement correct and complete copies of the current Uniform Application for Investment Adviser Registration on Form ADV (including Part 1 and Part 2A) as on file with the SEC as of the date of this Agreement relating to the Adviser and any Part 2B thereof, reflecting all amendments thereto to the date of this Agreement.

(c) The Adviser has (i) adopted a formal code of ethics complying in all material respects with Rule 204A-1 promulgated under the Investment Advisers Act, and (ii) adopted and implemented written policies and procedures that are reasonably designed to prevent and detect any material violations under the Investment Advisers Act.

(d) Neither the Adviser nor, to the Knowledge of the Company, any person “associated” (within the meaning of the Investment Advisers Act) with the Adviser is subject to disqualification pursuant to

Section 203(e)-(f) of the Investment Advisers Act from serving as an investment adviser or as an associated person of an investment adviser. There is no Proceeding pending or, to the Knowledge of the Company, threatened against the Adviser or any such associated Person that would result in any such disqualification.

(e) All deficiency letters and examination reports that the Adviser has received prior to the date hereof since January 1, 2015 from any Governmental Authority are listed on Section 3.13(e) of the Company Disclosure Schedules, true, correct and complete copies of which have been made available or delivered to Parent, along with all written responses thereto. The Company has made available or delivered to Parent all material correspondence to the Company or any of its Subsidiaries, or to Representative in respect of the Company or any of its Subsidiaries, relating to any material inquiry, examination or investigation by any Governmental Authority received since January 1, 2015 regarding the Adviser any of its respective employees or associated persons.

(f) None of the Company, any Subsidiary or any Affiliate of any such entities is registered, or required to register, as an “investment company” under Section 8 of the 1940 Act.

Section 3.14. Investment Advisory Clients; Investment Advisory Contracts.

(a) Section 3.14 of the Company Disclosure Schedules contains a full and complete list of each Investment Advisory Contract and any other Contract with an Investment Advisory Client related thereto, in each case to which the Company or any of its Subsidiaries is bound as of the date that is five (5) Business Days prior to the date hereof. The Company has made available to Parent true and complete copies (subject to customary redaction of competitively sensitive pricing information) of each Investment Advisory Contract (other than Investment Advisory Contracts with end clients) to which the Company or any of its Subsidiaries is bound as of the date that is five (5) Business Days prior to the date hereof (including, investment guidelines, strategies, policies or restrictions applicable thereto).

(b) Except as set forth on Section 3.14 of the Company Disclosure Schedules, each of the Investment Advisory Contracts is a valid and binding obligation of the Adviser and any other Person party to such Investment Advisory Contracts, and the Adviser has performed its obligations thereunder in all material respects to the extent such obligations have accrued, and no material breach or material default thereunder by the Company, any Subsidiary or any other Person party to such Investment Advisory Contracts has occurred.

(c) The Adviser is eligible, qualified and registered and has any material permit necessary to act under each Investment Advisory Contract and is not prohibited by any Applicable Law from performing its duties and obligations under any Investment Advisory Contract in any material respect.

(d) No Investment Advisory Client of the Adviser is registered, or required to be registered, as an investment company under the 1940 Act.

(e) The operations of the Company and the Subsidiaries are and have been conducted at all times since January 1, 2015, in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, the anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Anti-Money Laundering Laws”); and no Proceeding involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

(f) The Company and the Subsidiaries do not sponsor any entity that would be an investment company under the 1940 Act but for the application of Section 3(c)(1) or 3(c)(7) of the 1940 Act.

Section 3.15. Properties.

(a) None of the Company or the Subsidiaries owns, or has ever owned, or has any right to acquire any real property. The Company and the Subsidiaries have valid leasehold interests in all leased real property. None of such property is subject to any Lien, except:

(i) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet in accordance with GAAP);

(ii) mechanic’s, landlord’s, workman’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business that are not yet due and payable or are being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheet in accordance with GAAP);

(iii) with respect to real property, zoning ordinances and other land use restrictions or regulations, building or use restrictions, recorded easements and other restrictions of legal record;

(iv) with respect to real property, all matters set forth in the leases for such leased real property;

(v) limitations by bankruptcy or other Applicable Laws affecting creditors’ rights generally or equitable principles;

(vi) Liens securing the Closing Indebtedness or the Unpaid Transaction Expenses that must be discharged at or as promptly as practicable after Closing;

(vii) Liens created pursuant to the transactions contemplated by this Agreement;

(viii) Liens which do not materially detract from the value or materially interfere with any present or intended use of such property; and

(ix) Solely with respect to the representations and warranties contained in this Article 3 made at and as of the date of this Agreement (but not at and as of the Closing Date), Liens set forth on Section 3.15 of the Company Disclosure Schedules (clauses (i) through (ix) of this Section 3.15(a) are, collectively, the “Permitted Liens”).

(b) The Company and the Subsidiaries have good and valid title to, or in the case of leased property and assets have rights to use pursuant to valid leasehold or license interests in, all personal property and assets (whether tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date, except for properties and assets disposed of since the Balance Sheet in the ordinary course of business consistent with past practice. None of such property or assets is subject to any Lien, except Permitted Liens.

(c) After giving effect to the termination of intercompany Contracts, services and other arrangements pursuant to Section 7.05, the property and assets owned or leased by the Company and its Subsidiaries, or which they otherwise have the right to use, constitute all of the property and assets used or held for use in connection with the respective businesses of the Company and the Subsidiaries and are adequate to conduct such businesses as currently conducted.

Section 3.16. Intellectual Property.

(a) Section 3.16(a) of the Company Disclosure Schedules contains a true and complete list of the following intellectual property that is owned or purported to be owned by, the Company or any Subsidiary as of the date hereof: (i) issued patents and pending patent applications; (ii) registrations and applications for registration of any copyrights; (iii) registrations and applications for registration of any trademarks; and (iv) registered internet domain names (items (i) through (iv) collectively, “Company Registered Intellectual Property”).

(b) Except as set forth on Section 3.16(b) of the Company Disclosure Schedules, none of the Company or any Subsidiary nor the former or current products, services or operation of the businesses of the Company or any Subsidiary has, in the four (4) years prior to the date hereof, infringed, misappropriated or otherwise violated, or is infringing or otherwise violating, any Intellectual Property Rights of any Person. Except as set forth on Section 3.16(b) of the Company Disclosure Schedules, neither the Company nor any Subsidiary has received any written claim, in the four (4) years prior to the date hereof, contesting the validity, enforceability, registrability, patentability, ownership or use of any Company Registered Intellectual Property. Except as set forth on Section 3.16(b) of the Company Disclosure Schedules, there is not nor has there been, in the four (4) years prior to the date hereof, any action, suit or proceeding concerning, and the Company or any Subsidiary has not received written notice of, any claims or allegations challenging the validity or ownership by the Company of any Owned Intellectual Property Rights or alleging that the Company infringes, misappropriates or otherwise violates or conflicts with the Intellectual Property Rights of any other Person. The Company is not obligated to indemnify any other Person against any claim of infringement, misappropriation or other violation of or conflict with the Intellectual Property Rights of any other Person.

(c) The Company and its Subsidiaries exclusively own all right, title, and interest to and in all Intellectual Property Rights that are used in the conduct of the business of the Company, any of the Subsidiaries or any of the Company’s products or services, free and clear of any liens, other than Permitted Liens, or otherwise has an enforceable right to use such Intellectual Property Rights in the conduct of its business or in connection with any of the Company’s products or services. For the avoidance of doubt, the foregoing representation and warranty is not a representation and warranty regarding infringement, misappropriation or other violation of Intellectual Property Rights. To the Company’s knowledge, no current or former shareholder, officer, director, consultant or employee of the Company has any claim, right (whether or not currently exercisable), or ownership interest in any such Intellectual Property Rights. To the knowledge of the Company, no employee of the Company or of any Subsidiary (i) is bound by or otherwise subject to any contract restricting such employee from performing their duties for the Company or any Subsidiary or (ii) has in any material respect breached any Contract relating to confidentiality or the ownership and protection of Intellectual Property material to the businesses of the Company and its Subsidiaries with any former employer or other Person in the performance of his or her duties for the Company and/or the Subsidiaries.

(d) None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, and, to the Knowledge of the Company, all such Owned Intellectual Property Rights are valid and enforceable. There exist no restrictions on the disclosure, use, license or transfer of the Owned Intellectual Property Rights. All required filings and fees related to the Company Registered Intellectual Property Rights have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company Registered Intellectual Property Rights are otherwise in good standing. Neither the Company nor any of its Subsidiaries has any obligation to grant any license of any Company Owned Intellectual Property Rights to any Person. None of the Company Owned Intellectual Property Rights or, to the Knowledge of the Company, any licensed Intellectual Property Rights is subject to any outstanding Order adversely affecting the Company’s or any of its Subsidiaries’ use thereof or rights thereto, or that would impair its validity or enforceability.

(e) To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Rights in the four (4) years prior to the date hereof. The Company and its Subsidiaries have taken reasonable steps to protect, preserve and maintain the confidentiality of all confidential Intellectual Property Rights, including all trade secrets used in connection with the businesses of the Company and its Subsidiaries. No material trade secrets or other material confidential information of the Company or any Subsidiary has been disclosed by any the Company or any Subsidiary to any Person other than pursuant to a written agreement restricting the disclosure and use of such trade secrets or any other confidential information by such Person or to independent contractors and employees bound by enforceable confidentiality obligations. All employees, independent contractors, representatives and agents of the Company or any Subsidiary are bound by written confidentiality agreements with the Company or one of its Subsidiaries. The Company and each Subsidiary has obtained from all Persons (including all current and former officers, directors, shareholders, members, employees, contractors, consultants and agents) who have created any material Intellectual Property Rights for the Company or any Subsidiary written assignments of any such Intellectual Property Rights to the Company or a Subsidiary. To the Company’s Knowledge, no Person is in violation of any such written confidentiality or assignment agreements.

(f) Section 3.16(f)(i) of the Company Disclosure Schedules sets forth a complete list of all material Software owned or purported to be owned by the Company or any Subsidiary. All Company Software is operative for its intended purpose free of any material defects or deficiencies and to the Company’s Knowledge does not contain any viruses or other malware. Except as listed in Section 3.16(f)(ii) of the Company Disclosure Schedules, no Person other than the Company or its Subsidiaries possesses a copy, in any form (print, electronic or otherwise), of any material source code for the Company Software, and all such source code and has been maintained strictly confidential. Neither the Company nor any Subsidiary has any legal obligation to afford any Person access to any such material source code for any Company Software. Neither the Company, nor any Subsidiary, nor any of their consultants, has used Publicly Available Software in whole or in part in the development of any part of any Company Software, nor licensed or distributed to any third party any combination of Publicly Available Software and such software, in a manner that (i) requires the Company or any Subsidiary to disclose to any third party any source code of any Owned Software; (ii) requires the Company or any Subsidiary to license a third party to create any derivative work based on any Company Software; (iii) requires the Company or any Subsidiary to license a third party to distribute or redistribute any Company Software; or (d) requires the grant of any patent rights including nonassertion or patent license obligations. The Company and its Subsidiaries have complied with all known contractual obligations to display any attribution or proprietary rights notices of the licensor for any Publicly Available Software or other third party Software that is used in, called by, interacts with, or incorporated into any Company Software. No Company Software contains any time bomb, virus, worm, Trojan horse, back door, drop dead device, or any other Software that would interfere with its normal operation, would allow circumvention of security controls, or is intended to cause damage to hardware, Software or data.

(g) All Company Software (i) is in the possession, custody and control of the Company and its Subsidiaries, along with all hardware and software tools, documentation, and other materials necessary to exploit Company Tools and Company Software in the ordinary course of business, and such Company Tools and Company Software will remain so immediately after the Closing, (ii) has been catalogued and documented as reasonably necessary to enable competently skilled programmers and engineers to use, update and enhance such items by readily using the existing source code, engineering drawings, machine settings and documentation, and (iii) is stored in electronic form and hard copy form, with up-to-date appropriately catalogued versions, in at least two separate geographical locations for effective disaster recovery. No source code of any Owned Software has been provided to employees of the Company or any of its Subsidiaries except on a need-to-know basis. The Owned Software has not been presented or disclosed in source code form to any third party except under valid, binding, written confidentiality agreements or written source code escrow agreements listed in Section 3.16(g)(i) of the Company Disclosure Schedules, or has otherwise been made available to the public in source code form. Except as set forth in Section 3.16(g)(ii) of the Company Disclosure Schedules, to the Company’s Knowledge, there has been no material security breach relating to, no material violation of any security policy regarding, and no unauthorized access to, the Company and its Subsidiaries’ proprietary data or Company Software.

(h) The Software (including Software used in connection with electronic data processing, record keeping, communications, telecommunications), computer firmware, computer hardware (whether general purpose or special purpose), networks, peripherals and computer systems, including any outsourced systems and processes, and other similar or related items of automated, computerized and/or Software systems (collectively, “Information Systems”) that are owned by or licensed to the Company or any of its Subsidiaries are adequate, in all material respects, for the operation of the businesses of the Company and its Subsidiaries as currently conducted and as currently proposed to be conducted and the Company and its Subsidiaries, as applicable, have purchased a sufficient number of license seats for all material Software currently used by the Company and its Subsidiaries in such operations. With respect to the Information Systems: (i) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to ensure that such Information Systems do not include contaminants, which procedures include the use of antivirus software to protect such Information Systems from becoming infected by viruses and other harmful code; (ii) during the four (4) year period immediately preceding the date of this Agreement, there has not been any material malfunction that has not been remedied or replaced, or any material unplanned downtime or service interruption; (iii) the Companies and its Subsidiaries promptly implement security patches or security upgrades for such Information Systems; (iv) during the four (4) year period immediately preceding the date of this Agreement, no third party providing services to the Company or any Subsidiary has failed to meet any material service obligation; (v) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to manage its licenses to all Software that is a component of the Information Systems and ensure compliance with the terms of such licenses and have fully complied, in all material respects, with all vendor-initiated audits of usage of such Software; and (vi) the Company and its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable procedures to mitigate risks that the Information Systems will be used or accessed by persons other than Company or Subsidiary employees, contractors or other authorized personnel or other than in a manner in which such personnel are authorized to use or access the Information Systems.

(i) In the three (3) years prior to the date hereof, the Company and each Subsidiary has taken reasonable precautions to protect the confidentiality, integrity and security of the Information Systems and all information stored or contained therein or transmitted thereby from any theft or unauthorized use, access, interruption or modification by any Person. The Information Systems are operated and maintained in accordance with customary industry standards and practices for entities operating businesses similar to the business of the Company, including with respect to redundancy, reliability, scalability, and security, and are currently performing, and have performed for four (4) years prior to the date hereof, in material conformance with their respective specifications and documentation. The Information Systems have security, back-ups and disaster recovery arrangements in place, and hardware and software support, maintenance and trained personnel which are sufficient in all material respects for the current and currently-anticipated future needs of the businesses of the Company and its Subsidiaries. The Company and each Subsidiary maintains commercially reasonable disaster recovery and security plans, procedures and facilities, designed to minimize business interruptions in a timely fashion. In the four (4) years prior to the date hereof, to the Knowledge of the Company, there has been no actual or alleged material security breach, or material unauthorized use, access or intrusion, of any Information System.

(j) The Company and each Subsidiary of the Company maintains policies and procedures regarding data security and privacy that are standard in the industry and, in any event, in compliance with all their obligations under applicable Law in all material respects. The Company and each Subsidiary is in material compliance with all applicable Laws governing the collection and use of personally identifiable information and such collection and use is in accordance in all material respects with the Company’s privacy policy. The Company and each Subsidiary of the Company has operational business continuity plans addressing the possibility of future significant business disruptions, including but not limited to procedures to follow in the event of the loss of key personnel, equipment and facilities. Except as set forth in Section 3.16(j) of the Company Disclosure Schedules, to the Company’s Knowledge, there has been no material security breach relating to, material violation of any security policy regarding, or material unauthorized access or unauthorized use of, any data in the possession, custody or control of the Company or any Subsidiary of the Company that contains confidential information or the personally identifiable information of natural persons. There are not, and have not been during the prior three (3) years, any investigations, allegations, claims or occurrences, and no Person has commenced any legal proceeding against the Company or any Subsidiary, pertaining to an actual or potential security or privacy breach or relating to the collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of personally identifiable data. The Company is entitled to transfer the information, including Personal Information, comprised in the Company’s business and the Company Systems at Closing without breach, in any material respect, of any applicable Law. The use and dissemination of any and all data and information concerning individuals by the Company and its Subsidiaries is in compliance in all material respects with all applicable privacy policies, terms of use, customer agreements and Law. The transactions contemplated to be consummated hereunder as of the Closing will not violate, in any material respect, any privacy policy, privacy notice, terms of use, customer agreements or Law relating to the use, dissemination, or transfer of any such data or information.

(k) The Company has taken commercially reasonable steps to prevent the violation by the Company or any Subsidiary of the rights of any Person with respect to personally identifiable information. The Company Systems and Company Products, including any portions of which provided by Third Party Processors, are sufficient to protect the privacy and confidentiality of all personally identifiable information and third party information in compliance in all material respects with industry best practices and Applicable Laws. To the Company’s Knowledge, there have been no material unauthorized intrusions or breaches of the security of any Information Systems operated or controlled by the Company or any Subsidiary or any Third Party Processor.

(l) Except as provided in Section 3.16(l) of the Company Disclosure Schedules, during the twelve (12) months immediately prior to the date of this Agreement, neither the Company nor any of the Subsidiaries have received in writing any material warranty claims regarding the Company’s or any Subsidiaries’ products, services or software, and to the Knowledge of the Company, there is no bug, defect, or error current in any of the Company’s or any Subsidiaries’ products, services or software that could lead to such warranty claims (other than ordinary course warranty claims).

(m) None of the material Owned Intellectual Property was developed by or on behalf of, pursuant to a Contract with, or using grants or any other subsidies of, any governmental or public entity or authority, university, corporate sponsor, or other third party.

(n) The consummation of the transactions contemplated hereby will not, pursuant to any Material Contract to which the Company or any Subsidiary is a party, result in the loss or impairment of the Company’s or any Subsidiary’s right to own or use any material Company Intellectual Property Rights. Immediately subsequent to the Closing, the Owned Intellectual Property Rights will be owned or available for use by the Company and its Subsidiaries on terms and conditions substantially the same as those under which the Company and its Subsidiaries own or use the Company Intellectual Property Rights immediately prior to the Closing, without payment of additional fees.

Section 3.17. Insurance Coverage. The Company has made available to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the assets, business, operations, employees, officers or directors of the Company and the Subsidiaries, in each case in effect as of the date of this Agreement. Except as set forth on Section 3.17 of the Company Disclosure Schedules, there is no claim by the Company or any Subsidiary pending under any of such policies or bonds as to which coverage has been, in writing to the Company or any Subsidiary, questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. The Company and the Subsidiaries have received no written notice from any insurance company with respect to the cancellation, non-renewal or termination of any insurance policy.

Section 3.18. Licenses and Permits. The Company and its Subsidiaries possess or have applied for all material licenses, franchises, permits, certificates, approvals or other similar authorizations required by Applicable Law to own, lease, and operate their properties and assets and to conduct their business as currently conducted. Section 3.18 of the Company Disclosure Schedules describes each license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or any Subsidiary (the “Permits”) (in each case as in existence as of the date of this Agreement), together with the name of the Governmental Authority issuing such Permit. The Permits are valid and in full force and effect. Neither the Company nor any Subsidiary is in, or since January 1, 2015 has been, in default under the Permits. Neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice from any Governmental Authority (a) indicating or alleging that the Company and its Subsidiaries do not possess any material Permit required to own, lease, and operate their properties and assets or to conduct their business as currently conducted or (b) threatening or seeking to withdraw, revoke, terminate, or suspend any of the material Permits. None of the Permits will be subject to withdrawal, revocation, termination, or suspension as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for any such withdrawal, revocation, termination or suspension that would not reasonably be expected to be, individually or in the aggregate, material to the Company.

Section 3.19. Finders’ Fees. Except as set forth on Section 3.19 of the Company Disclosure Schedules, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any Subsidiary or director or officer of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.20. Labor Matters.

(a) The Company has provided Parent with a true and complete list of each employee of the Company or any Subsidiary as of the date hereof and in the case of each such employee, the following information, if applicable, as of the date hereof: (i) title or position; (ii) date of hire; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether absent from active employment and if so, the date such absence commenced and the anticipated date of return to active employment; and (vii) annual base salary. The Company has provided Parent with a true and complete list of each individual independent contractor providing services to the Company or any Subsidiary as of the date hereof and in the case of each such individual independent contractor, the following information as of the date hereof: (i) date of commencement of service; and (ii) independent contractor or consulting fees.

(b) The Company and each Subsidiary has been since January 1, 2015 and is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, and unemployment compensation.

(c) There are no unfair labor practice charges or employee grievance claims, actions or charges pending against the Company or any Subsidiary, and, to the Company’s Knowledge, no such charges have been threatened.

(d) Neither the Company nor any Subsidiary is or has been a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement, and, to the Company’s Knowledge, there has not been any organizational campaign, petition or other unionization activity seeking recognition of a collective bargaining unit relating to any employee, director or independent contractor of the Company or any Subsidiary. There is no material labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary.

(e) Except as would not result in material liability to the Company and its Subsidiaries, taken as a whole, (i) all individual independent contractors and consultants providing services to the Company or any Subsidiary have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and (ii) all employees of the Company or any Subsidiary have been properly classified as overtime exempt or nonexempt under the Fair Labor Standards Act.

Section 3.21. Employee Benefit Plans.

(a) Section 3.21(a) of the Company Disclosure Schedules contains a correct and complete list identifying each “employee benefit plan,” as defined in Section 3(3) of ERISA, each employment, severance or similar Contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, retention benefits, flexible benefits, cafeteria plan, fringe benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) (i) which is maintained, administered or contributed to by the Company or any Subsidiary, (ii) which covers any current or former employee, officer, director or independent contractor of the Company or any Subsidiary (including any such plan of an ERISA Affiliate), or (iii) with respect to which the Company or any Subsidiary has any liability (including any such plan of an ERISA Affiliate). Such plans are referred to collectively herein as the “Employee Plans.” Copies of such Employee Plans (and, if applicable, related trust or funding agreements or insurance policies or contracts) and all amendments thereto (including an accurate description of any material unwritten plan, as in effect on the date hereof) have been provided to Parent together with, if applicable, the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan or trust, actuarial report, accountant’s opinion of the plan’s financial statements, summary plan description, and Internal Revenue Service determination or opinion letter.

(b) None of the Company, any Subsidiary, any ERISA Affiliate or any predecessor thereof sponsors, maintains or contributes to, or has any liability to, or has in the past sponsored, maintained or contributed to, or had any liability to, any plan subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(c) None of the Company, any Subsidiary, any ERISA Affiliate of the Company or any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”).

(d) Each Employee Plan has been maintained and operated in compliance in all material respects with its terms and Applicable Law, to the Knowledge of the Company no written notice has been issued to the Company by any Governmental Authority challenging such compliance, and, to the Knowledge of the Company, no event has occurred which would reasonably be expected to cause any such Employee Plan to fail to comply with such requirements. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (or opinion letter on which the Employee Plan is entitled to rely) from the Internal Revenue Service, and to the Company’s Knowledge, there is no reason why any such determination or opinion letter should be revoked and no event has occurred which will or could give rise to a tax under Section 511 of the Code. No events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code and none of the Company, any Subsidiary or any of its ERISA Affiliates has engaged in any prohibited transaction.

(e) Neither the Company nor any Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical benefits for retired, former or current service providers of the Company or any Subsidiary, except as required under Part 6 of Title I of ERISA and Section 4980B of the Code or other Applicable Law.

(f) All material contributions required under each Employee Plan will be made on or prior to the Closing Date except to the extent (i) reflected as a liability on the Closing Working Capital Statement or (ii) to the extent the liability for such contributions are retained by any Affiliate.

(g) Except as set forth on Section 3.21(g) of the Company Disclosure Schedules, there is no Contract, plan or arrangement (written or otherwise) covering any current or former employee, independent contractor or shareholder of the Company or any Subsidiary that, individually or collectively, could constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)). Except as set forth on Section 3.21(g) of the Company Disclosure Schedules, no Person is entitled to any gross-up, make-whole or other additional payment from the Company or any of the Subsidiaries in respect of any Tax under Sections 4999 or 409A of the Code.

(h) Except as set forth on Section 3.21(h) of the Company Disclosure Schedules or as set forth in this Agreement, no current or former service provider to the Company or any Subsidiary will become entitled to any bonus, retirement, severance or similar award, payment or benefit, or the enhancement of any such award, payment or benefit (including acceleration of vesting or exercise of an incentive award), as a result of the transactions contemplated hereby.

(i) Other than claims under the Employee Plan in the ordinary course of business, there is no action, suit, investigation, audit, claim or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving any Employee Plan before any arbitrator or any Governmental Authority, and, to the Knowledge of the Company, no facts exist which could give rise to any such actions, suits, investigations audits, claims or proceedings.

(j) None of the assets of any Employee Plan are invested in employer securities or employer real property.

(k) There have been no acts or omissions by the Company, any Subsidiary, or any of their ERISA Affiliates which have given rise to or may give rise to interest, fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Company, any Subsidiary, or any of their ERISA Affiliates may be liable or under Section 409A of the Code for which the Company, any Subsidiaries, or any of their ERISA Affiliates or any participant in any Employee Plan that is a nonqualified deferred compensation plan (within the meaning of Section 409A of the Code) may be liable.

(l) Each Employee Plan which constitutes a “group health plan” (as defined in Section 607(i) of ERISA or Section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under Sections 4980B and 414(t) of the Code or Sections 601-608 of ERISA, have been operated in compliance with applicable law, including the continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA and the portability and nondiscrimination requirements of Sections 9801 and 9802 of the Code and Sections 701-707 of ERISA, to the extent such requirements are applicable.

(m) None of the Employee Plans is a multiple employer pension plan or a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA).

(n) To the Knowledge of the Company, there has been no act or omission that would impair the ability of the Company or its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Employee Plan (to the extent the Company or its Subsidiaries would otherwise have the right to unilaterally amend or terminate such Employee Plan).

Section 3.22. Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect or as disclosed in Section 3.22 of the Company Disclosure Schedules:

(a) Since January 1, 2015, no written notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed and no Proceeding or review is pending or, to the Company’s Knowledge, threatened with respect to any matters relating to the Company or any Subsidiary and relating to or arising out of any Environmental Law or Hazardous Substance;

(b) Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, has any other person had a release of Hazardous Substances at any property owned, operated or leased by the Company or any

Subsidiary in violation of Environmental Laws or that would reasonably be expected to result in a liability of the Company or any Subsidiary for investigation, remediation or other response actions pursuant to Environmental Laws; and

(c) The Company and its Subsidiaries are in compliance with all Environmental Laws and, since January 1, 2015, have obtained and are in compliance with all Environmental Permits; such Environmental Permits are valid and in full force and effect.

Section 3.23. Affiliate Transactions. Except as set forth on Section 3.23 of the Company Disclosure Schedules, neither (a) any stockholder, director, officer or employee in senior management of the Company or any Subsidiary, nor (b) any Affiliate or any “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the 1934 Act) of any Person described in the foregoing clauses (a) or (b) (each of the foregoing, a “Related Party”), (i) is a party to any transactions, agreements, commitments, arrangements or understandings with the Company or any Subsidiary (other than (A) as reflected in the Stockholder Agreement, (B) in the case of any current or former director, officer or employee in senior management of the Company or any Subsidiary, rights and claims for indemnification or to advancement or reimbursement of expenses that any such person may have in his or her capacity as a current or former director, officer or employee in senior management of the Company or any Subsidiary to the extent such person is entitled thereto under Applicable Law, the organizational documents of the Company, the Surviving Corporation or any Subsidiary or any agreement required to be disclosed in Section 3.10 of the Company Disclosure Schedules or (C) in the case of a current or former employee, any rights or claims which such person may have arising out of or related to such person’s status as an employee of the Company or a Subsidiary with respect to payment of accrued and unpaid wages, compensation earned, unreimbursed business expenses and/or coverage under any Employee Plan), or (ii) is engaged, directly or indirectly, in the conduct of the business of or provides services to the Company or any Subsidiary (other than, in the case this clause (ii), in its capacity as a Stockholder or as a director, officer or employee in senior management of the Company or any Subsidiary).

Section 3.24. Taxes.

(a) All income and other material Tax Returns of the Company and its Subsidiaries required to have been filed have been timely filed (taking into account valid extensions of time to file). All such Tax Returns were true, correct and complete in all material respects. Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. All income Taxes, escheat or unclaimed property and other material Taxes due and payable of the Company or any Subsidiary (whether shown on any Tax Return) have been timely paid in full.

(b) Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the statute of limitations period applicable to any Tax Return or with respect to any Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. There is no ongoing claim, audit, dispute, investigation or action made in writing or, to the Knowledge of the Company, threatened, against or with respect to the Company or any of its Subsidiaries in respect of any Tax, and neither the Company nor its Subsidiaries have received any written requests for information or other written notice of any of the foregoing.

(c) Except as set forth on Section 3.24(c) of the Company Disclosure Schedules, neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated, consolidated, combined, unitary or similar group for Tax purposes within the last five (5) years (other than a group of which the Company was or Actua is the parent), (ii) has any liability for the Taxes of any Person (other than the Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as transferee or successor, by contract, or otherwise or (iii) is party to any Tax sharing agreement.

(d) No written claim or assertion has been made, or has been threatened, by any Taxing Authority against the Company or any of its Subsidiaries in any jurisdiction where the Company (or any of its Subsidiaries, as applicable) does not currently file a Tax Return that it is or may be subject to Tax by such jurisdiction.

(e) Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). Neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 or Section 361 of the Code within the last two (2) years.

(f) The Company and its Subsidiaries have deducted or withheld and timely paid over to the proper Taxing Authorities all material Taxes required to have been deducted or withheld and paid over, and all Tax Returns and forms required with respect thereto have been properly completed and timely filed. There are no Liens on the assets or stock of any of the Company or its Subsidiaries with respect to Taxes other than Liens for Taxes not yet due and payable.

(g) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i) change in method of accounting for a taxable period ending on or prior to the Closing Date;

(ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date;

(iii) intercompany transactions or any excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law);

(iv) installment sale or open transaction disposition made on or prior to the Closing Date;

(v) prepaid amount received on or prior to the Closing Date, except to the extent of deferred revenue excluded from the calculation of Closing Working Capital; or

(vi) election under Section 108(i) of the Code.

(h) Section 3.24(h) of the Company Disclosure Schedule provides the U.S. federal income tax classification of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries has had a U.S. federal income tax classification other than the classification set forth on Section 3.24(h) of the Company Disclosure Schedules since the date such entity was organized.

(i) The Company and each of its Subsidiaries has (i) properly collected and remitted sales, use, property, and similar Taxes with respect to all sales made to its customers and (ii) for all sales that are exempt from sales and similar Taxes and that were made without charging or remitting sales or similar Taxes, received and retained any appropriate Tax exemption certificates and other documentation qualifying such sale as exempt.

(j) All accounting entries (including charges and accruals) for Taxes with respect to the Company and its Subsidiaries reflected on the Balance Sheet of the Company and its Subsidiaries (excluding any provision for deferred income taxes reflecting either differences between the treatment of items for accounting and income tax purposes or carryforwards) are adequate to cover any Tax liabilities accruing through the Balance Sheet Date. For the period beginning after the Balance Sheet Date and ending on the Closing Date, the Company and its Subsidiaries have not incurred or accrued any liability for Taxes other than in the ordinary course of business.

(k) Immediately after the Closing Date, neither the Company nor any Subsidiary will have any material deferred intercompany items within the meaning of Treasury Regulations Section 1.1502-13, and at such time there will not exist any material excess loss account within the meaning of Treasury Regulations Section 1.1502-19 with respect to the stock of the Company or any Subsidiary.

(l) The Company and its Subsidiaries are and have been in compliance in all material respects with any Applicable Laws relating to unclaimed or abandoned property or escheat.

Section 3.25. Customers. Section 3.25 of the Company Disclosure Schedule sets forth (a) the names of the top ten (10) customers of the Company or any Subsidiary in terms of GAAP revenues generated in the aggregate for the Company and the Subsidiaries for each of the 12-month periods ending December 31, 2015 and December 31, 2016 (collectively, the “Key Customers”) and (b) the aggregate GAAP revenues generated by each Key Customer for the Company and the Subsidiaries during such periods. Except as set forth in Section 3.25 of the Company Disclosure Schedule, no Key Customer has canceled otherwise terminated its relationship with the Company or any Subsidiary or has materially decreased its usage or purchase of the products or services of the Company or any Subsidiary. No Key Customer has, to the Knowledge of the Company, threatened to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary, or to decrease materially or limit its usage, purchase or distribution of the products or services of the Company or any Subsidiary.

Section 3.26. Suppliers. Section 3.26(a) of the Company Disclosure Schedule sets forth (a) the names of the top ten (10) suppliers of the Company or any Subsidiary (excluding third-party managers) in terms of aggregate consideration paid by the Company and the Subsidiaries for goods or services during each of the 12-month periods ending on December 31, 2015 and December 31, 2016 (collectively, the “Key Suppliers”) and (b) the amount of consideration paid to each Key Supplier by the Company and the Subsidiaries during such periods. No Key Supplier has canceled otherwise terminated its relationship with the Company or any Subsidiary or has materially decreased the amount of products or services it provides to the Company or any Subsidiary. No Key Supplier has, to the Knowledge of the Company, threatened to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or any Subsidiary, or to decrease materially or limit the products or services it provides to the Company or any Subsidiary.

Section 3.27. Disclaimer of Representations and Warranties. Except for the representations and warranties contained in this Article 3, the Company makes no other representations or warranties, express or implied, and the Company hereby disclaims any such other representations or warranties, whether by the Company, any Subsidiary of the Company or any of their respective officers, directors, employees, agents or representatives, or any other Person, with respect to this Agreement and the transactions contemplated hereby, notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of their respective directors, officers, employees, agents or representatives, or any other Person, of any documentation or other information by the Company, any Subsidiary of the Company or any of their respective officers, directors, employees, agents or representatives, or any other Person, with respect to any of the foregoing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary, jointly and severally, represent and warrant to the Company as follows:

Section 4.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate or similar powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and, except for the adoption of this Agreement by Parent in its capacity as the sole stockholder of Merger Subsidiary, have been duly authorized by all necessary corporate or similar action. This Agreement, the Escrow Agreement and the Confidentiality Agreement (as defined below) each constitute a valid and binding agreement of each of Parent and Merger Subsidiary enforceable against Parent and Merger Subsidiary in accordance with its terms (subject to limitations on enforcement imposed by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally).

Section 4.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no material action by or in respect of, or material filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws, (c) filings and approvals under the HSR Act and (d) any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, materially delay Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 4.04. Noncontravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or equivalent organizational documents of Parent or Merger Subsidiary or (b) assuming compliance with the matters referred to in Section 4.03 of this Agreement, contravene, conflict with or result in any violation or breach of any provision of any Applicable Law, with only such exceptions, in the case of clause (b), as would not reasonably be expected to, individually or in the aggregate, materially delay Parent’s or Merger Subsidiary’s ability to consummate the transactions contemplated by this Agreement.

Section 4.05. Litigation. There is no Proceeding pending against, or to the Knowledge of Parent, threatened against or affecting, Parent or Merger Subsidiary before any arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.06. Finders’ Fees. Except J.P. Morgan, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Merger Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.07. Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, Parent and Merger Subsidiary shall each be able to pay its debts as they become due and shall own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the transactions contemplated by this Agreement, Parent and Merger Subsidiary each shall have adequate capital to carry on its respective businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent or Merger Subsidiary.

Section 4.08. Availability of Funds. Parent and Merger Subsidiary have and will have at the Closing funds sufficient for the payment of the Aggregate Merger Consideration and for the satisfaction of all of their other obligations in connection with this Agreement.

Section 4.09. Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the businesses of the Company and its Subsidiaries by Parent and its Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Parent and its Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Company and its Subsidiaries, stockholders, directors, officers, employees, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the business of the Company or the Subsidiaries. Parent and Merger Subsidiary hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Subsidiary are familiar, that Parent and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Subsidiary will have no claim against the Company, the Stockholders or their respective Affiliates, or any of their respective stockholders, directors, officers, employees, agents, representatives or advisors, or any other person or entity, with respect thereto. Accordingly, Parent and Merger Subsidiary hereby acknowledge and agree that none of the Company, the Stockholders or their respective Affiliates, nor any of their respective stockholders, directors, officers, employees, agents, representatives or advisors, nor any other person or entity, except to the extent specifically set forth in Article 3 of this Agreement, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

Section 4.10. No Other Representations or Warranties. Each of Parent and Merger Subsidiary acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the Company and its Subsidiaries and their respective businesses and, in making its determination to proceed with the transactions contemplated by this Agreement, each of Parent and Merger Subsidiary has relied solely on the results of its own independent investigation (subject only to the benefit of the express representations and warranties of the Company set forth in Article 3 of this Agreement as qualified and limited by the Company Disclosure Schedules). Such representations and warranties by the Company constitute the sole and exclusive representations and warranties of the Company to Parent and Merger Subsidiary in connection with the transactions contemplated hereby, and each of Parent and Merger Subsidiary acknowledges and agrees that the Company and its Affiliates are making no representations or warranties whatsoever, express or implied, beyond those expressly given in Article 3 of this Agreement, as applicable, each as qualified and limited by the Company Disclosure Schedules, including any implied warranty as to condition, merchantability or suitability as to the Common Stock, the Company or its Subsidiaries, the businesses thereof, or any of the assets of the Company or its Subsidiaries and it is understood that the Company makes no representations and warranties concerning the Company or the Subsidiaries, their respective businesses, or their assets other than the express representations and warranties set forth in Article 3 of this Agreement as qualified and limited by the Company Disclosure Schedules.

ARTICLE 5

COVENANTS OF THE COMPANY

Section 5.01. Conduct of the Company.

(a) From the date hereof until the Closing Date, the Company shall conduct its and the Subsidiaries’ businesses in the ordinary course of business consistent with past practice and use its commercially reasonable efforts to (i) preserve intact its present business organization and (ii) maintain relationships with its customers, lenders, suppliers and others having material business relationships with it.

(b) Without limiting the generality of the foregoing, except (i) as set forth in Section 5.01 of the Company Disclosure Schedules, (ii) as required to comply with Applicable Law, GAAP or the provisions of this Agreement or (iii) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), until the earlier of the Closing Date and termination of this Agreement the Company shall not and shall not permit any of the Subsidiaries to:

(i) adopt or propose any change in the certificate of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary (whether by merger, consolidation or otherwise);

(ii) (A) split, combine or reclassify any shares of Common Stock or capital stock of any Subsidiary, (B) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Common Stock or capital stock of any Subsidiary (other than dividends paid by any Subsidiary to the Company or another wholly-owned Subsidiary), or (C) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Subsidiary Securities;

(iii) (A) transfer, issue, pledge, deliver or sell, assign or authorize the issuance, delivery or sale of, or otherwise dispose of, any shares of any Company Securities (other than in connection with the exercise of any Option) or Subsidiary Securities or the right to receive distributions thereon, or (B) amend any term of any Company Security or any Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(iv) commit to make any capital expenditures following the Closing or any obligations, liabilities or commitments in respect thereof exceeding $250,000 for any individual project or $500,000 in the aggregate;

(v) merge or consolidate with any other Person or acquire (whether by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any assets, securities, properties, interests or businesses (or division thereof) other than the acquisition of assets or inventory in the ordinary course of business of the Company and its Subsidiaries;

(vi) other than in connection with actions permitted by Section 5.01(b)(iv), make any loans, advances or capital contributions to, or investments in, any other Person;

(vii) enter into any agreement or arrangement that limits or otherwise restricts the Company, any Subsidiary or any of their respective Affiliates or any successor thereto from engaging or competing in any line of business, in any location or with any Person;

(viii) materially amend, materially modify or terminate any Material Contract (other than Contracts with third-party managers and expiration in accordance with the terms thereof) or enter or commit to enter into any Contract that would be a Material Contract required to be disclosed pursuant to Section 3.10 (other than clause (v) of Section 3.10(a)) if entered into prior to the execution of this Agreement, except in each case for renewals of Material Contracts with substantially similar terms as the existing Material Contact;

(ix) cancel, compromise, waive or settle, or offer or propose to cancel, compromise, waive or settle, (A) any material Proceeding or other claim against the Company or any Subsidiary, (B) any stockholder litigation or stockholder dispute against the Company or any of its officers or directors or (C) any Proceeding or dispute that relates to the transactions contemplated hereby (other than any such action with respect to Dissenting Shares in accordance with Section 2.08);

(x) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, enter any closing agreement with a Taxing Authority, or settle any material Tax claim, audit or assessment;

(xi) other than as required by the terms of any Employee Plan as in effect on the date of this Agreement or Applicable Law, (i) grant or increase any severance, retention or termination pay to any employee of the Company or any Subsidiary (or amend any existing severance, retention or termination pay arrangement),

(ii) establish, adopt, amend or terminate any Employee Plan or establish or adopt a plan, agreement or arrangement that would have been an Employee Plan had it been in effect on the date of this Agreement, (iii) grant equity or equity-based awards to any employee of the Company or any Subsidiary or (iv) increase compensation, bonus or other benefits payable to any director or employee of the Company or any Subsidiary, other than increases in the ordinary course of business consistent with past practice;

(xii) adopt a plan of or consummate a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

(xiii) change any method of accounting or accounting practice of the Company or any Subsidiary, except for changes that are (A) required by GAAP or Applicable Law or (B) made by the Company’s ultimate parent on a company-wide basis;

(xiv) (A) waive or abandon or otherwise dispose of any material Intellectual Property Rights of the Company or any Subsidiary or (B) sell, transfer, lease, license, convey or otherwise dispose of any material assets of the Company or any Subsidiary;

(xv) (A) hire or otherwise enter into any employment or independent contractor or individual consulting agreement or arrangement with any Person providing for base salary or base fees, on an annualized basis, in excess of $200,000 or terminate any employee, independent contractor or individual consultant whose base salary or base fees exceeds, on an annualized basis, $200,000 or (B) enter into any collective bargaining agreement with any labor organization;

(xvi) cancel, reduce or fail to maintain insurance coverage currently applicable to the Company or any Subsidiary, except in for renewals or replacements of insurance coverage with substantially similar terms as the existing coverage; or

(xvii) agree, resolve or commit to do any of the foregoing set forth in clauses (i) through (xvi).

Section 5.02. Access to Information; Confidentiality.

(a) Subject to the Confidentiality Agreement, from the date hereof until the Effective Time, the Company shall (i) give, and will cause each Subsidiary to give, Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, assets, books and records, and Tax Returns of the Company and the Subsidiaries, (ii) furnish, and shall cause the Company and each Subsidiary to make available, to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of the Company or any Subsidiary to cooperate with Parent in its investigation of the Company or any Subsidiary; provided, that neither Parent, Merger Subsidiary nor any of their representatives shall (x) contact any employee, officer, customer, service provider, vendor or supplier of the Company or any Subsidiary without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed) other than contacts in the ordinary course of Parent’s and its Affiliates’ business that do not reference the Company, its Subsidiaries or the transactions contemplated by this Agreement, (y) contact any customer of the Company or any Subsidiary (or any agent of any such customer) with respect to the Tax Analysis or (z) be permitted to conduct any Phase IIs or other intrusive environmental testing, sampling or investigation; provided, further, that notwithstanding anything to the contrary in the foregoing proviso, at Parent’s reasonable request, the Company shall arrange for Parent, Merger Subsidiary and their representatives to have meetings with the senior management employees and officers of the Company and its Subsidiaries during normal business hours for transition planning purposes so long as the Representative or officers of the Company participate in such meetings. Any investigation or access pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the operations, activities and employees of the Company. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.02 shall require the Company or its Affiliates to disclose any information or make available any records to Parent if such disclosure or the provision of such records (A) would reasonably be expected to result in the disclosure or provision of competitively sensitive business information, (B) would violate the maintenance of attorney-client or other legal privileges or doctrines, (C) would be in violation of Applicable Law or (D) would include individual medical histories or other information which in the Company’s good faith opinion the disclosure of which could subject the Company or any Subsidiary to risk of liability.

(b) The Company hereby agrees to be bound by and comply with the terms of the Non-Use and Non-Disclosure Agreement entered into by and between the Company and Parent, dated May 9, 2017 (the “Confidentiality Agreement”), which are hereby incorporated by reference into this Agreement and shall continue in full force and effect until the Effective Time (at which point it shall terminate in full), such that the information obtained by the Company or its officers, employees, agents or representatives in connection with the negotiation and execution of this Agreement or the transactions contemplated by this Agreement or as otherwise provided for in this Agreement shall be governed by the terms of the Confidentiality Agreement.

Section 5.03. Notices of Certain Events. Prior to the Closing, the Company shall promptly notify Parent of:

(a) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b) any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(c) (i) any event, change, or occurrence that (A) causes, or would reasonably be expected to cause, any representation or warranty of the Company set forth in this Agreement to be untrue or inaccurate in any material respect or (B) causes, or would reasonably be expected to cause, the Company to fail to perform or comply with in any material respect any covenant or agreement of the Company set forth in this Agreement, in each case of clause (A) and (B), which the Company believes would or would be reasonably expected to cause a condition to Closing set forth in Section 9.02 to not be satisfied and (ii) any actions, suits, claims, investigations or proceedings commenced or, to the Company’s Knowledge threatened against the Company or any Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed in Section 3.11 of the Company Disclosure Schedules or that relates to the consummation of the transactions contemplated by this Agreement; provided, however, that (i) the delivery of any notice pursuant to this Section 5.03 or otherwise shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the remedies available hereunder to the party receiving that notice and (ii) any failure of the Company to provide prompt notice under this Section 5.03 shall not be deemed to be a breach of a covenant under this Section 5.03.

Section 5.04. Resignations. At or prior to the Closing, the Company shall deliver to Parent the resignations of all officers and directors of the Company and each Subsidiary (solely in their capacities as such), in each case, as requested by Parent, with such resignations to be effective as of the Effective Time.

Section 5.05. Exclusivity. From the date of this Agreement until the Effective Time, the Company shall not, and shall cause its Affiliates and its and their respective directors, officers, managers, employees, agents, representatives and advisors not to (a) solicit, initiate, or encourage the submission of any proposal or offer from any other Person relating to a potential business combination with or acquisition of the Company or any Subsidiary (whether by way of merger, purchase of securities, purchase of assets, or otherwise) or any portion of the Company Securities or assets of the Company or Subsidiary Securities or assets of any Subsidiary (a “Competing Transaction”), (b) participate in or continue any activities, discussions, or negotiations regarding a Competing Transaction, (c) provide information regarding the Company or any Subsidiary to, or (d) enter into or agree to enter into any Contract with, any Person, other than Parent, in connection with a possible Competing Transaction with such Person. The Company shall, and shall cause its Affiliates and its and their respective directors, officers, managers, employees, agents, representatives and advisors, to, immediately cease any existing activities, discussions, and negotiations with any other Person with respect to a Competing Transaction. The Company shall promptly advise Parent of the receipt by the Company or any of its Affiliates or its and their respective directors, officers, managers, employees, agents, representatives or advisors of any oral or written communication, proposal, offer, or inquiry from any other Person regarding a Competing Transaction, including the identity of the Person making the same and the material terms and conditions of any proposal or offer.

Section 5.06. Financial Statements.

(a) For each calendar month ended after the date of this Agreement but at least thirty (30) days prior to the Closing Date, the Company shall provide to Parent, within thirty (30) days after the end of such calendar month, unaudited consolidated financial statements of the Company and its Subsidiaries, consisting of a balance sheet as of the end of each such month and an income statement for such month and for the portion of the year then ended (such financial statements, “Interim Financial Statements”).

(b) At least ten (10) days prior to the Closing, the Company shall provide to Parent, the audited consolidated financial statements of the Company and its Subsidiaries prepared in accordance with GAAP, consisting of the audited consolidated balance sheet at December 31, 2015 and December 31, 2016 and the related statements of earnings and retained earnings and cash flows for each of the fiscal years then ended, accompanied by an unqualified opinion of KPMG LLP (the “Year End Financial Statements”).

(c) At least ten (10) days prior to the Closing, the Company shall deliver to Parent the unaudited interim consolidated financial statements of the Company and its Subsidiaries for the first, second and third fiscal quarters of calendar year 2016 and for the first and second fiscal quarters of calendar year 2017, in each case consisting of a consolidated balance sheet as of the last day of the fiscal period and the related statements of earnings and retained earnings and cash flows for the three-, six- or nine-month period then ended, and the corresponding three-, six- or nine-month period of the prior fiscal year. Such unaudited interim consolidated financial statements shall be prepared in accordance with GAAP on the same basis as the Year End Financial Statements and shall have been reviewed by KPMG LLP using professional standards and procedures for conducting such reviews as required by Rule 10-01 of Regulation S-X for interim financial statements filed in a periodic report with the SEC.

(d) For each fiscal quarter ending after the date of this Agreement (but not the fourth fiscal quarter of any year) but at least forty-five (45) days prior to the Closing Date, the Company shall deliver to Parent the unaudited interim consolidated financial statements of the Company and its Subsidiaries for such fiscal quarter, consisting of a consolidated balance sheet as of the last day of such fiscal quarter and the related statements of earnings and retained earnings and cash flows for the three-, six- or nine-month period then ended, as applicable, and the corresponding three-, six- or nine-month period of the prior fiscal year. Such unaudited interim consolidated financial statements shall be prepared in accordance with GAAP on the same basis as the Year End Financial Statements and shall have been reviewed by KPMG LLP using professional standards and procedures for conducting such reviews as required by Rule 10-01 of Regulation S-X for interim financial statements filed in a periodic report with the SEC.

(e) The financial statements referred to in clauses (a), (b) and (c) above shall conform to the requirements of Regulation S-X (“Regulation S-X”) under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to financial statements to be filed by an acquirer.

(f) In addition, the Company shall provide such information, or reasonable access thereto, with respect to the Company and its Subsidiaries as may be reasonably requested by Parent to permit Parent to prepare or file pro forma financial information required by the rules of the SEC (provided that, in connection with such pro forma financial information, the Company and its Subsidiaries shall have no obligation to prepare such pro forma financial information or to provide (w) any information related to the Parent, Merger Subsidiary or any of their pre-Closing Affiliates, (x) the pro forma capitalization of the Company after giving effect to the Closing or the financing of the transactions contemplated hereby, (y) any adjustments, assumptions, estimates, projections or other information in connection with the potential purchase price accounting treatment of the Merger or (z) any assumptions with respect to equity or indebtedness outstanding as a result of the financing of the transactions contemplated hereby, any interest expense, fees, original issue discount, or other economics in connection with such financing or any fees and expenses of any Person (other than the Company and its Subsidiaries) incurred or otherwise payable in connection with the consummation of the Merger and the other transactions contemplated hereby). The Company also shall cooperate with Parent to provide any additional historical financial information regarding the Company and its Subsidiaries, or access thereto, that is reasonably requested by Parent in connection with Parent’s analysis of the financial statements referred to in clauses (a), (b) and (c) above required to be included in any reports or other filings by Parent under applicable SEC rules and regulations. The Company shall keep Parent informed at any time upon Parent’s reasonable request in reasonable detail of the status of its efforts to prepare the financial statements referred to in clauses (a), (b) and (c) above.

(g) From and after the Closing Date, Representative shall use its commercially reasonable efforts to assist Parent (i) in the preparation of any financial statements of the Company for any periods prior to the Closing required to be filed by Parent with the SEC, (ii) obtain the consent of KPMG LLP to the inclusion of its opinion with respect to the Company’s financial statements in one or more reports or registration statements that may be filed by the Parent under applicable SEC rules and regulations, (iii) with the preparation of any pro forma financial statements or other financial information that may be required to be filed by Parent with respect to the Company and its Subsidiaries under applicable SEC rules and regulations and (iv) requesting that KPMG LLP issue one or more customary comfort letters with respect to the financial information of the Company.

Section 5.07. Investment Advisory Clients; Investment Advisory Contracts. From the date of this Agreement until the Effective Time, the Company shall promptly make available to Parent true and complete copies of each Investment Advisory Contract (other than Investment Advisory Contracts with end clients) to which the Company or any of its Subsidiaries becomes bound from and after the date that is five (5) Business Days prior to the date hereof through the date that is five (5) Business Days prior to the Closing Date (including, investment guidelines, strategies, policies or restrictions applicable thereto). On or prior to the Closing Date, the Company shall deliver to Parent an update to Section 3.14 of the Company Disclosure Schedules containing a full and complete list of each Investment Advisory Contract and any other Contract with an Investment Advisory Client related thereto (other than Investment Advisory Contracts and other Contracts with end clients), in each case to which the Company or any of its Subsidiaries is bound as of the date that is five (5) Business Days prior to the Closing Date.

Section 5.08. 4.01(k) Profit Sharing Plan. The Company shall terminate its 401(k) Profit Sharing Plan effective immediately prior to Closing, unless Parent provides written notice to the Company at least five (5) Business Days prior to the Closing Date.

ARTICLE 6

COVENANTS OF PARENT

Section 6.01. Confidentiality. Parent hereby agrees to be bound by and comply with the terms of the Confidentiality Agreement, which are hereby incorporated by reference into this Agreement and shall continue in full force and effect until the Effective Time (at which point it shall terminate in full), such that the information obtained by Parent, or its officers, employees, agents or representatives in connection with the negotiation and execution of this Agreement or the transactions contemplated by this Agreement or otherwise set forth in this Agreement shall be governed by the terms of the Confidentiality Agreement. In the event this Agreement is terminated prior to the Effective Time, the Confidentiality Agreement shall nevertheless continue in full force and effect in accordance with the terms and conditions thereof.

Section 6.02. Maintenance of Records; Access.

(a) For a period of 7 years after the Effective Time (the “Record Maintenance Period”), Parent shall (i) cause the Surviving Corporation to retain its books and records for periods prior to the Closing and (ii) cause the Surviving Corporation to grant to the Representative such access to financial records and other information in its possession related to conduct of the Surviving Corporation, and such cooperation and assistance as shall be reasonably required to enable the Representative to complete its legal, regulatory, stock exchange and financial reporting requirements and for any other reasonable business purpose, including in respect of litigation and insurance matters; provided, however, that any such access shall not unreasonably interfere with the normal operations of the Surviving Corporation and its Affiliates; provided, further, that Parent shall not be required to provide access to the portion of any records, Tax Returns or any other information, in each case which includes any information relating to any member (other than the Surviving Corporation or the Surviving Corporation’s Subsidiaries) of a consolidated, unitary or combined group including the Parent and, to the extent Parent does not provide access to such records, Tax Returns or other information, Parent shall use reasonable best efforts to provide such information in a manner that does not include any information relating to any member (other than the Surviving Corporation or the Surviving Corporation’s Subsidiaries) of a consolidated, unitary or combined group including the Parent. Notwithstanding the foregoing, Parent or the Surviving Corporation may dispose of any such books and records during such 7-year period, so long as such party first provides at least 30 calendar days written notice to the Representative of its intent to dispose of such books and records and permits the Representative (at its expense) to take possession thereof during such 30-day period. Any books and records retained by Parent or the Surviving Corporation or provided to the Representative pursuant to this Section 6.02(a), and the information therein, shall be treated by Parent and/or the Surviving Corporation in the same manner as the Parent and/or the Surviving Corporation, as applicable, treats its own confidential information. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 6.02 shall require the Parent or the Surviving Corporation or any Subsidiary to disclose any information or make available any records to the Representative if such disclosure or the provision of such records (i) would reasonably be expected to result in competitive harm to such disclosing party or its Affiliates, (ii) would violate the maintenance of attorney-client or other legal privileges or doctrines, (iii) would be in violation of Applicable Law or (iv) would include medical histories or other information which in the Parent’s good faith opinion the disclosure of which could subject the Parent or the Surviving Corporation to risk of liability.

Section 6.03. Obligations of Merger Subsidiary. Parent will cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.04. Indemnification; D&O Insurance.

(a) From and after the Effective Time until the sixth anniversary of the Closing Date, each of Parent and the Surviving Corporation shall, jointly and severally, (i) indemnify and hold harmless each present and former director and officer of the Company and each Subsidiary (collectively, the “Company Indemnified Parties”), against any and all Damages incurred or suffered by any of the Company Indemnified Parties in connection with any Liabilities or any Proceeding, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or any Subsidiary (as applicable) would have been permitted under Applicable Law and under the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company or such Subsidiary (as applicable), in each case as in effect on the date of this Agreement (but in each case, subject to the limitations on the Surviving Corporation’s ability to indemnify its directors and officers under Section 145 of the DGCL), to indemnify such Company Indemnified Parties and (ii) advance reasonable expenses (including legal counsel fees) as incurred by any

Company Indemnified Party in connection with any matters for which such Company Indemnified Party is entitled to indemnification from Parent pursuant to this Section 6.04 to the fullest extent permitted under Applicable Law or, if greater, under the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company or the applicable Subsidiary (as applicable), in each case, as in effect on the date of this Agreement; provided, however, that the Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined by a court of competent jurisdiction and all rights of appeal have lapsed that such Company Indemnified Party is not entitled to indemnification under Applicable Law, the certificate of incorporation and bylaws (or equivalent organizational documents) of the Company or the applicable Subsidiary (as applicable), and pursuant to this Section 6.04. In connection with clause (ii) above, to the extent monies are not provided for in advance, Parent and the Surviving Corporation shall reimburse the applicable Company Indemnified Party within 30 days of receipt by the Parent or Surviving Corporation of a written claim therefor.

(b) At or prior to the Effective Time, the Company shall purchase a prepaid directors’ and officers’ liability insurance policy or policies (i.e., “tail coverage”), which policy or policies shall cover those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy for an aggregate period of not less than 6 years from the Effective Time with respect to claims arising from facts or events that occurred at or before the Effective Time, including with respect to the transactions contemplated by this Agreement, the premium for which shall be treated as an Unpaid Transaction Expense.

(c) The terms and provisions of this Section 6.04 are intended to be in addition to the rights otherwise available to the Company Indemnified Parties by Applicable Law, charter, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, the Company Indemnified Parties and their respective heirs and representatives, each of whom is an intended third party beneficiary of this Section  6.04.

Section 6.05. Financing. Parent and Merger Subsidiary shall use their respective reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary to arrange and obtain the financing of the transactions contemplated hereby under the Existing Credit Agreement as promptly as practicable following the date of this Agreement on the terms and conditions described in the Existing Credit Agreement, including (i) maintaining in effect the Existing Credit Agreement; (ii) satisfying on a timely basis all conditions precedent to funding applicable to Parent and Merger Subsidiary contained in the Existing Credit Agreement with respect to the financing of the transactions contemplated hereby under the Existing Credit Agreement that are within its control; (iii) consummating the financing of the transactions contemplated hereby under the Existing Credit Agreement at Closing (including by fully paying any and all fees that are due and payable under the Existing Credit Agreement); and (iv) enforcing the obligations of the other parties to the Existing Credit Agreement and the rights of Parent and Merger Subsidiary under the Existing Credit Agreement.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY; MUTUAL COVENANTS

Section 7.01. Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, Parent, Merger Subsidiary and the Company shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement. Parent and the Company agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

Section 7.02. Certain Filings. Subject to Section 7.06, Parent and the Company shall cooperate with one another in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, and, in taking such actions or making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such actions, consents, approvals or waivers in connection with such filings.

Section 7.03. Public Announcements. Parent and Merger Subsidiary, on the one hand, and the Company (and, if after the Effective Time, Representative), on the other hand, shall not issue any press release or make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other, except to the extent required by Applicable Law or any listing agreement or authority with any national securities exchange (in which case the parties shall, to the extent permitted by such Applicable Law or such listing agreement or authority, consult with each other in advance as to the contents and timing thereof); provided, however, that notwithstanding anything to the contrary in this Section 7.03 or otherwise, the filing with the U.S. Securities and Exchange Commission and issuance, as applicable, by Actua or Parent or its Affiliates of (a) one or more Forms 8-K and press releases disclosing the terms of this Agreement and the transactions contemplated hereby and any other filings required by the federal securities laws, in each case, substantially in a form provided in advance to Parent or Actua, as applicable, and (b) the Financial Statements (as defined in the Representative Side Letter) to the extent permitted under the Representative Side Letter shall, in each case, be expressly permitted by this Section 7.03.

Section 7.04. Notices and Consents. Parent and the Company shall use their respective commercially reasonable efforts to obtain or provide, as applicable, at the earliest practicable date, all third-party consents, notices and approvals required in connection with the consummation of the transactions contemplated by this Agreement, including those required by Section 9.01(c). Each of the parties shall bear their respective costs and expenses incurred in connection with obtaining any such consents. The provisions of this Section 7.04 shall not apply to consents, notices and approvals related to the HSR Act or any other Applicable Law involving antitrust or competition matters, all of which are governed by the provisions of Section 7.06.

Section 7.05. Termination of Related Party Agreements; Intercompany Accounts; Intercompany Contracts.

(a) Prior to the Closing, the Company shall take (or cause one or more of its Affiliates to take) such actions required to cause any agreements, commitments, obligations, accounts, arrangements or understandings between the Company and/or any Subsidiary and any Related Party set forth in Schedule 7.05(a) attached hereto, to be terminated and all Liabilities thereunder to be cancelled, paid or settled without payment or further Liability on the part of the Company or any Subsidiary, in each case, effective immediately prior to Closing.

(b) Prior to the Closing, the Company shall take (or cause one or more of its Affiliates to take) such actions required to settle, effective as of, or prior to, the Closing Date all intercompany accounts (including all intercompany Indebtedness) so that there are no intercompany obligations, interest, fees, payables or receivables between the Company or any Subsidiary, on the one hand, and Actua or any Affiliate of Actua, on the other hand.

Section 7.06. Antitrust Notification.

(a) Each party hereto shall, in cooperation with the other parties, (i) use its reasonable best efforts to file or cause to be filed as soon as practicable, but in no event later than the tenth (10th) Business Day following the date hereof, any reports or notifications that may be required to be filed by such party under the HSR Act (with the Federal Trade Commission and the Antitrust Division of the Department of Justice with respect to the transactions contemplated by this Agreement) and (ii) furnish to the other parties all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by such other parties as described in the preceding clause (i). The parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including requesting early termination of the waiting period under the HSR Act, not extend any waiting period under the HSR Act or any other similar Applicable Law, and, subject to Article 11 as it relates to any party’s ability to terminate this Agreement following the End Date, respond to any inquiries received and supply, as promptly as practicable, any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act. The parties acknowledge and agree that Parent’s and Merger Subsidiaries’ obligations to use their reasonable best efforts set forth in this Section 7.06(a) shall include an obligation of Parent (A) to take and cause its Affiliates to take all actions reasonably necessary to avoid or eliminate any impediment under any Applicable Law so as to enable the consummation of the transactions contemplated hereby, including the Merger, to occur as soon as reasonably practicable (and in any event no later than the End Date); provided, however, that in no event shall the Company, Parent or Merger Subsidiary be required to: (1) propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of, in the case of the Company, the Company or its Subsidiaries or, in the case of Parent or Merger Subsidiary, Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries), (2) terminate any existing relationships, contractual rights or obligations of, in the case of the Company, the Company or its Subsidiaries or, in the case of Parent or Merger Subsidiary, Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries) or (3) otherwise take or commit to take actions that would limit the Company’s, Parent’s or their respective Affiliates’ (including, with respect to Parent, the Surviving Corporation’s and its Subsidiaries’), freedom of action with respect to, or its ability to retain, one or more of the businesses, product lines or assets of, in the case of the Company, the Company or its Subsidiaries or, in the case of Parent or Merger Subsidiary, Parent or its Affiliates (including the Surviving Corporation and its Subsidiaries).

(b) Without limiting the generality of the provisions of Section 7.06, to the extent permissible under Applicable Law, each party hereto shall, in connection with the efforts referenced in Section 7.06 to obtain all requisite approvals, clearances, terminations of waiting periods and other authorizations for the transactions contemplated by this Agreement under the HSR Act, use its reasonable best efforts to, except as may be prohibited by any Governmental Authority or by any Applicable Law, (i) cooperate in all respects with each other party hereto in connection with any filing or submission and in connection with any investigation or other inquiry, including any Proceeding initiated by a private party, (ii) promptly inform the other parties hereto of any communication received by such party from, or given by such party to, the Antitrust Division of the Department of Justice or the Federal Trade Commission and of any material communication received or given in connection with any Proceeding by a private party, in each case regarding any of the transactions contemplated hereby, (iii) permit each other party hereto, or such other party’s legal counsel, to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the Federal Trade Commission or the Antitrust Division of the Department of Justice or any such other Governmental Authority or, in connection with any Proceeding by a private party, with any other Person, (iv) except as may be prohibited by any Governmental Authority or by any Applicable Law, in connection with any request or Proceeding with respect to the transactions contemplated by this Agreement, each party will permit authorized representatives of the other party to be present at each meeting or conference relating to such request or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request or Proceeding, (v) in the event one party is prohibited by applicable Legal Requirements or by the applicable Governmental Authority from participating in or attending any meetings or conferences, keep the other parties hereto promptly and reasonably apprised with respect thereto, and (vi) subject to Article 11 as it relates to any party’s ability to terminate this Agreement following the End Date, cooperate in the filing of any memoranda, white papers, filings, correspondence, or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c) Parent shall pay all filing fees applicable to the Notification and Report Form filed pursuant to the HSR Act or any filings required by any Legal Requirements of any foreign Governmental Authority and all other costs and expenses incurred in connection with the performance of Section 7.06, except that each party shall pay its other costs and expenses in connection with performing their respective obligations under the first sentence of Section 7.06. Subject to Article 11 as it relates to any party’s ability to terminate this Agreement following the End Date, the parties shall use their commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Authority with authority over antitrust and competition matters relating to the transactions contemplated hereby.

Section 7.07. Employee Matters.

(a) From and after the Closing Date, Parent will honor, and will cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their terms as in effect on the Closing Date, all existing employment, retention, incentive, change in control and severance agreements between the Company or any Subsidiary and any employees of the Surviving Corporation or any Subsidiary of the Surviving Corporation immediately prior to the Effective Time that are listed on Schedule 7.07(a). Parent shall cause the Surviving Corporation and its Subsidiaries, as applicable, to make the 2017 plan year employer matching contributions to the Company’s 401(k) Profit Sharing Plan; provided, however, that such employer matching contributions shall relate only to contributions in respect of services performed prior to the plan’s termination, and shall be calculated in accordance with the terms of the plan, past practice, and Applicable Law.

(b) Parent is not planning or contemplating, and has not made or taken, any decisions or actions concerning any employees of the Company or any Subsidiary that would require, prior to the Effective Time, the service of notice under the Worker Adjustment and Retraining Notification Act or any other similar Applicable Law (the “WARN Act”). Parent shall not, and shall cause the Surviving Corporation to not, at any time within ninety (90) days after the Closing Date engage in any conduct which, alone or if aggregated with any such conduct on the part of the Company or any Subsidiary prior to the Closing Date, would trigger or result in notice, severance or other rights or obligations under the WARN Act.

Section 7.08. Consent of Investment Advisory Clients.

(a) As promptly as practicable following the date hereof, the Company shall, or shall cause the appropriate Subsidiary to, send a notice substantially in the form of Exhibit F to each Investment Advisory Client or an agent of such Investment Advisory Client (“Consent Notice”) informing such Investment Advisory Client of the transactions contemplated by this Agreement and requesting such Investment Advisory Client’s consent in writing to the deemed assignment of its Investment Advisory Contracts and shall use its commercially reasonable efforts to obtain such consent.

(b) If an Investment Advisory Contract for any client listed on Exhibit D by its terms requires written consent for the deemed assignment thereof (such Investment Advisory Contracts with clients set forth on Schedule 7.08(b), “Affirmative Consent Contracts”), such consent shall be deemed given only upon receipt of written consent from the applicable Investment Advisory Client or its agent as contemplated by the Consent Notice.

(c) The deemed assignment of each Investment Advisory Contract for any client listed on Exhibit D that is not an Affirmative Consent Contract (such Investment Advisory Contracts with clients set forth on Schedule 7.08(c), “Negative Consent Contracts”) shall be deemed consented to upon either (i) receipt of written consent from the applicable Investment Advisory Client or its agent or (ii) the negative consent procedures set forth in such Negative Consent Contract being followed or, in the absence of any specified negative consent procedures in such Negative Consent Contract, the passage of 60 days from sending the Consent Notice without receipt by the Company of a notice from the applicable client validly objecting to the deemed assignment.

(d) With respect to the Contracts set forth on Schedule 7.08(d), the transactions contemplated hereby shall be deemed consented to upon receipt of written consent from the applicable client or, to the extent applicable, the expiration or waiver of any termination, acceleration or similar right resulting from the transactions contemplated by this Agreement.

(e) In connection with seeking the consent required for any Affirmative Consent Contract or any Contract set forth on Schedule 7.08(d), the Company shall use commercially reasonable efforts to obtain the Consent. The Parent shall cause the Surviving Corporation and its Subsidiaries (i) to continue to use such commercially reasonable efforts following the Closing until (A) the date that is thirty (30) days after the Closing

Date or (B) with respect to any Contracts set forth on Schedule 1.01(a), the date indicated as the “Cut Off Date” in the table therein (including, in each case, by providing any notices contemplated by the relevant Contract) and (ii) to deliver written notice to the Representative promptly (and in any event within three (3) Business Days) following the receipt of any Consent following the Closing (including a deemed consent pursuant to Section 7.08(d)). From the date of this Agreement until the date that is thirty (30) days after the Closing Date (or, with respect to any Contracts set forth on Schedule 1.01(a), the date indicated as the “Cut Off Date” in the table therein), Parent and its Affiliates (which shall include the Surviving Corporation and its Subsidiaries following the Closing) shall use commercially reasonable efforts to assist in obtaining the Consents and shall not take any action that could reasonably be expected to delay, prevent, impede or interfere with, or could otherwise reasonably be expected to be detrimental to, obtaining any Consent; provided that neither Parent nor its Affiliates (which shall include the Surviving Corporation and its Subsidiaries following the Closing) shall be required to amend or otherwise agree to any revisions to any pricing provisions in any of the relevant Contracts.

Section 7.09. R&W Policy.

(a) From and after the date of this Agreement, Parent shall use reasonable best efforts to obtain and cause to be bound as promptly as practicable a R&W Policy from AIG (i) with a limitation of liability no less than $30,000,000, (ii) with a Retention Amount no greater than $1,950,000 and (iii) that excludes any and all rights of subrogation against the Stockholders and the Representative under this Agreement except with respect to fraud ((i) through (iii), the “Policy Conditions” and, such R&W Policy from AIG, the “AIG Policy”). Prior to binding any R&W Policy, Parent shall provide the Company with a copy of such policy and use reasonable best efforts to make any changes reasonably requested by the Company.

(b) In the event the AIG Policy is not bound by October 4, 2017, Parent shall promptly inform the Company and, upon the Company’s reasonable request, use reasonable best efforts to obtain an alternative R&W Policy from an insurer acceptable to the Company (acting reasonably and in good faith) with terms and conditions no less favorable to the Stockholders than the Policy Conditions (unless the Company otherwise waives such requirement with respect to the Policy Conditions) (such a R&W Policy, an “Alternative Policy”). The Company shall have the right to review and approve (acting reasonably and in good faith) any Alternative Policy prior to binding and, to the extent the Company deems the Policy Conditions of an Alternative Policy insufficient, Parent shall continue to use reasonable best efforts to obtain an Alternative Policy from an insurer acceptable to the Company (acting reasonably and in good faith). To the extent the premium necessary to obtain an Alternative Policy exceeds $930,000, such excess shall be considered an Unpaid Transaction Expense for purposes of this Agreement. For all purposes of this Section 7.09(b), the Company acknowledges and agrees that all insurers set forth in that certain “Quote Summary for Buyer-Side Representations and Warranties Insurance,” dated August 29, 2017 are acceptable to the Company.

(c) Parent shall keep the Company reasonably informed of the status of Parent’s efforts to obtain and cause to be bound the AIG Policy and any Alternative Policy, and the Company shall reasonably cooperate with Parent in obtaining the AIG Policy and any Alternative Policy, including promptly responding to all reasonable due diligence requests of the applicable insurer.

(d) To the extent any Parent Indemnified Party is unable to recover Damages under the R&W Policy that it would have reasonably been expected to recover from AIG under the representation and warranty insurance policy contemplated by the AIG NBIL had it been bound as of the date hereof without any exclusions other than the Express Exclusions (such Damages, the “Section 7.09 Damages”), the Stockholders will indemnify such Parent Indemnified Party for any and all such Section 7.09 Damages subject to the limitations set forth in Article 10. The Company and Representative hereby acknowledge and agree that Parent Indemnified Parties are entitled to recover as Section 7.09 Damages in respect of any Company Warranty Breach that first occurs after the date of this Agreement and has to be disclosed on the No Claims Declaration (as referred to in the AIG NBIL) delivered upon the initial binding of the R&W Policy for purposes of this Section 7.09(d) and all purposes of Article 10. For the avoidance of doubt, the Express Exclusions (and the fact that they are not included in the definition of Section 7.09 Damages) do not otherwise impact the covenants and obligations of the parties set forth in this Agreement, including Section 2.09.

(e) Once bound, Parent will not amend or waive, or permit the amendment or waiver of, the subrogation or third-party beneficiary provisions contained in the R&W Policy benefitting the Stockholders or the Representative or otherwise amend or modify the R&W Policy in a manner adverse to the Stockholders or the Representative without the prior written consent of the Representative. Subject to the penultimate sentence of Section 7.09(b), Parent agrees to pay the total premium for the R&W Policy in accordance with the terms of the R&W Policy. For the avoidance of doubt, Parent acknowledges and agrees that the effectiveness of the R&W Policy is not a condition to the Closing.

Section 7.10. Required Stockholder Approval. Promptly (and in any event within twenty-four (24) hours after the execution and delivery of this Agreement by the parties hereto), the Company and the Representative shall deliver to Parent a copy of the Written Consent duly executed by the Representative or the applicable Stockholder Affiliate of the Representative and certified as true by an officer of the Company.

Section 7.11. 606 Deliverables.

(a) Set forth on Schedule 7.11 hereto is a list of items that the Company and Parent have acknowledged and agreed shall be produced on behalf of the Company by the Accounting Representative and delivered to Parent between the date hereof and the Closing in connection with the Surviving Corporation’s adoption of Financial Accounting Standards Board Accounting Standards Update 2016-08 (Topic 606) (such items, collectively, the “606 Deliverables”). Representative and the Company shall cause the Accounting Representative to deliver, or cause to be delivered, to Parent in writing (including via e-mail) each 606 Deliverable as promptly as reasonably practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 1st draft 606 Deliverable deadline on Schedule 7.11. Parent shall then deliver, or cause to be delivered, to the Accounting Representative in writing (including via e-mail) any and all reasonable, good faith comments with respect to such 606 Deliverable as promptly as practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 1st draft 606 Deliverable comment period on Schedule 7.11; provided, that if Representative does not deliver a 606 Deliverable prior to or on the date that corresponds to the applicable 1st draft 606 Deliverable deadline on Schedule 7.11, such comment period shall be extended by one (1) Business Day for each Business Day from such deadline until such 606 Deliverable is delivered. If Parent delivers comments to any 606 Deliverable pursuant to the preceding sentence, Representative and the Company shall then cause the Accounting Representative to deliver, or cause to be delivered, to Parent in writing (including via e-mail) a revised 606 Deliverable incorporating in good faith any reasonable comments delivered by Parent pursuant to the preceding sentence as promptly as reasonably practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 2nd draft 606 Deliverable deadline on Schedule 7.11. Parent shall then deliver, or cause to be delivered, to the Accounting Representative in writing (including via e-mail) any and all further reasonable, good faith comments with respect to such revised 606 Deliverable as promptly as practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 2nd draft 606 Deliverable comment period on Schedule 7.11; provided, that if Representative does not deliver a 606 Deliverable prior to or on the date that corresponds to the applicable 2nd draft 606 Deliverable deadline on Schedule 7.11, such comment period shall be extended by one (1) Business Day for each Business Day from such deadline until such 606 Deliverable is delivered. If Parent delivers comments to any revised 606 Deliverable pursuant to the preceding sentence, Representative and the Company shall then cause the Accounting Representative to deliver, or cause to be delivered, to Parent in writing (including via e-mail) a further revised 606 Deliverable incorporating in good faith any reasonable comments delivered by Parent pursuant to the preceding sentence as promptly as reasonably practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 3rd draft 606 Deliverable deadline on Schedule 7.11. Parent shall then deliver, or cause to be delivered, to the Accounting Representative in writing (including via e-mail) any and all further reasonable, good faith comments with respect to such revised 606 Deliverable as promptly as practicable, but no later than three (3) Business Days following the date that corresponds to the applicable 3rd draft 606 Deliverable comment period on Schedule 7.11; provided, that if Representative does not deliver a 606 Deliverable prior to or on the date that corresponds to the applicable 3rd draft 606 Deliverable deadline on Schedule 7.11, such comment period shall be extended by one (1) Business Day for each Business Day from such deadline until such 606 Deliverable is delivered. Parent shall, and Representative and the Company shall cause the Accounting Representative to, work in good faith with Parent’s and the Company’s respective independent auditors (i.e., KPMG LLP) and use their respective reasonable best efforts to resolve any and all of Parent’s comments in a timely manner such that the relevant 606 Deliverable may be substantially completed on the applicable timetable set forth on Schedule 7.11 (taking into account any extensions provided for in this Section 7.11(a)) and agreed upon (including for purposes of Section 9.02(j)).

(b) Each of Parent and the Company (through the Accounting Representative) shall work in good faith and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to cause each of the 606 Deliverables to be substantially completed on the applicable timetable set forth on Schedule 7.11 (taking into account any extensions provided for in Section 7.11(a)) and agreed upon (including for purposes of Section 9.02(j)). Parent and the Company (through the Accounting Representative) agree to incur such reasonable expenses and to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions, in each case, as may be reasonably necessary or desirable in order to cause each of the 606 Deliverables to be substantially completed on the applicable timetable set forth on Schedule 7.11 (taking into account any extensions provided for in Section 7.11(a)) and agreed upon (including for purposes of Section 9.02(j)).

(c) Representative and the Company shall use reasonable best efforts to cause the Representative’s independent auditor to present the 606 Deliverables to Representative’s audit committee on or before December 8, 2017 or on such other date as Representative and Parent shall mutually agree in writing (including via e-mail), it being understood that no formal or informal opinion of the independent auditors as to the Company’s ultimate compliance with Topic 606 shall be required in connection with such presentation.

(d) Each of Parent, on the one hand, and Representative and the Company, on the other hand, shall use reasonable best efforts cause Parent’s and Representative’s respective independent auditors to jointly present the 606 Deliverables to Parent’s audit committee on or before December 8, 2017 or on such other date as Representative and Parent shall mutually agree in writing (including via e-mail), it being understood that no formal or informal opinion of the independent auditors as to the Company’s ultimate compliance with Topic 606 shall be required in connection with such presentation.

(e) If at any time after December 8, 2017 the Company reasonably believes that each of the 606 Deliverables is final, but for Parent’s agreement in accordance with this Section 7.11, the condition set forth in Section 9.02(j) is satisfied, it may deliver to Parent a written notice to that effect (the “Company 606 Notice”). Parent shall have five (5) Business Days after the delivery of such notice by the Company to deliver a written notice to the Company asserting that one or more of the 606 Deliverables are not final and, but for Parent’s agreement in accordance with this Section 7.11, the condition set forth in Section 9.02(j) is satisfied, and stating in reasonable detail the basis for such position, which may include (without limitation) reasonable comments made in good faith that the Company has received from Parent’s or Representative’s respective independent auditors, Parent’s or Representative’s respective audit committees or their members, or that arise from newly issued interpretive guidance with respect to Financial Accounting Standards Board Accounting Standards Update 2016-08 (Topic 606) (such notice from Parent, a “606 Dispute Notice”). If Parent does not timely deliver a 606 Dispute Notice, then the condition set forth in Section 9.02(j) shall be deemed automatically satisfied. If Parent does timely deliver a 606 Dispute Notice, the Company and Parent shall each use reasonable best efforts and work in good faith for a period of no less than five (5) Business Days to discuss the 606 Dispute Notice and address the steps or information necessary to finalize the 606 Deliverables and satisfy the condition set forth in Section 9.02(j) (a “Resolution Period”). After each such Resolution Period, the Company may deliver a new Company 606 Notice, in which case the preceding three sentences shall apply to such Company 606 Notice in all respects.

ARTICLE 8

TAX MATTERS

Section 8.01. Tax Covenants.

(a) If the Company or any of its Subsidiaries is permitted but not required under Applicable Law to treat the Closing Date as the last day of a taxable period, then the parties shall treat that day as the last day of the taxable period. The portion of any Taxes for a Straddle Period that are allocable to the portion of such Straddle Period ending on the Closing Date shall be determined using the interim closing of the books method (in the case of any Tax based on or measured by income, receipts, sales, use, payroll or employment, or similar event-based Taxes) and the “calendar day” convention (in the case of other Taxes, such as property taxes).

(b) All Transfer Taxes incurred in connection with the Merger shall be borne one-half by the Stockholders and one-half by the Parent. Parent shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes in a timely manner, and, if required by Applicable Law, the Representative will, and will cause its Affiliates (including the Surviving Corporation) to, join in the execution of any such Tax Returns.

(c) The Representative shall prepare and file, or cause to be prepared and filed, all U.S. federal and state Tax Returns for the Company and its Subsidiaries for all Pre-Closing Tax Periods where the Company and its Subsidiaries are included in the consolidated, unitary or combined group of which the Representative is the common parent. The Representative shall permit Parent to review and comment on any separate draft pro forma Tax Return form that will be used to prepare the consolidated Tax Return for any Pre-Closing Tax Period prior to filing and shall consider in good faith any reasonable comments to such Tax Return provided by Parent, in writing, within ten (10) days of Parent’s receipt of the Tax Return. Parent shall prepare and file or cause to be prepared and filed all other Tax Returns for the Company and its Subsidiaries and all Tax Returns for the Surviving Corporation and its Subsidiaries that are filed after the Closing Date. Parent shall permit the Representative to review and comment on any Pre-Closing Tax Returns and Straddle Period Tax Returns prior to filing and shall consider in good faith any reasonable comments to the Tax Returns as are provided by the Representative in writing within ten (10) days of the Representative’s receipt of the Tax Returns. The Representative shall pay the Parent for the amount of Tax on any such Pre-Closing Tax Return and Straddle Period Tax Return allocated to the Pre-Closing Tax Period hereunder at least five (5) days prior to the filing of such Tax Return.

(d) After the Closing, Parent shall not, and shall cause its Affiliates, the Company and its Subsidiaries to not, amend, file, re-file, make, revoke or otherwise modify any Tax Return or Tax election of the Company or any of its Subsidiaries that is reasonably likely to have an adverse effect for any Pre-Closing Tax Period, unless required by Applicable Law.

(e) The Representative shall control any Tax Contest that involves, in whole or in part, any Taxes of, or a Tax Return of, a consolidated, unitary or combined group that includes the Company or its Subsidiaries and the Representative of which the Representative is the common parent, and Parent shall control any other Tax Contest. In the case of any Tax Contest with respect to a Pre-Closing Tax Period or Straddle Period, the Parent shall (i) promptly notify the Representative of such Tax Contest and forward copies of appropriate notices and forms or other communications received from, or sent to, any Governmental Entity which relate to the Tax Contest to the Representative, (ii) keep the Representative reasonably informed of all material developments in such Tax Contest, and (iii) not settle, compromise or otherwise dispose of such Tax Contest without the prior written consent of the Representative (which consent shall not be unreasonably withheld, conditioned or delayed); provided that any failure to comply with subsections (i) and (ii) of this sentence will not relieve the Representative or the Stockholders of any liability with respect to such Tax Contest except to the extent the Representative or Stockholders were actually prejudiced as a result thereof. Notwithstanding anything in this Section 8.01(e) to the contrary, the Representative shall have no rights with respect to any Tax Contest which involves in whole or in part any Taxes of, or a Tax Return of, the consolidated, unitary or combined group including Parent (or any member thereof other than the Surviving Corporation), and Parent shall have no rights with respect to any Tax Contest which involves in whole or in part any Taxes of, or a Tax Return of, the consolidated, unitary or combined group including Representative.

(f) Any Tax refunds or Tax credits that are received by or credited to Parent, its Affiliates, or the Company or any of its Subsidiaries with respect to any Pre-Closing Tax Period shall be for the account of the Stockholders, and Parent shall pay or cause to be paid over to the Representative (for the account of the Stockholders) any such refund or credit (and any interest with respect thereto) within thirty (30) Business Days after the receipt or credit thereof. Tax deductions arising in connection with payment of Unpaid Transaction Expenses, Closing Indebtedness and other compensatory payments to be made pursuant to this Agreement shall be considered to arise in the Pre-Closing Tax Period for applicable income Tax purposes.

(g) Except to the extent required by Applicable Law, Parent and its Affiliates (including the Company and its Subsidiaries) shall not make or cause to be made or permit to be made any extraordinary transaction or event on the Closing Date after the Closing that would result in any increased Liability with respect to Taxes for which indemnification pursuant to this Agreement would be required or for which the Stockholders would otherwise be responsible without the consent of the Representative (such consent not to be unreasonably withheld, conditioned or delayed).

(h) All Tax sharing agreements, Tax indemnification agreements, or similar agreements with respect to or involving the Company or its Subsidiaries and any other Person shall be terminated as of the Closing Date and, after the Closing Date, neither the Surviving Corporation nor its Subsidiaries shall be bound thereby or have any liability thereunder.

(i) The last day on which the Company and its Subsidiaries shall be included in the consolidated group (as described in Treasury Regulation section 1.1502-1(h)) that includes Actua shall be December 31, 2017, unless Parent provides written consent to the Representative otherwise, such consent not to be unreasonably withheld.

(j) Parent and its Affiliates shall promptly provide Representative with a copy of the final Tax Analysis upon completion thereof.

Section 8.02. Cooperation On Tax Matters.

(a) Parent and the Representative shall, and shall cause their Affiliates to, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax Return, and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, however that Parent shall not be required to provide the Representative with the portion of any records, Tax Returns or any other information, in each case which includes any information relating to any member (other than the Surviving Corporation or the Surviving Corporation’s Subsidiaries) of a consolidated, unitary or combined group including the Parent.

(b) Parent and Representative further agree, and agree to cause their Affiliates, upon request, to use all reasonable efforts to obtain any certificate or other document from any Governmental Authority or customer of the Company or any of its Subsidiaries or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

Section 8.03. Net Operating Losses.

(a) No later than two (2) Business Days prior to the Closing, Actua shall deliver to Parent a statement (the “NOL Statement”) setting forth a good faith estimate of the NOL Amount (the “Closing NOL Amount”)

together with reasonable supporting documentation. If the Closing NOL Amount is less than $36 million, Actua Holdings shall be obligated to pay Parent $.3105 for each dollar the Closing NOL Amount is less than $36 million (the amount of such product, if any, the “Closing NOL Adjustment Amount”) and, in satisfaction of such payment obligation, the Representative and Parent shall instruct the Payment Agent to reduce the amount otherwise payable to Actua Holdings pursuant to Section 2.06(b) by the Closing NOL Adjustment Amount. If the Closing NOL Amount is equal to or greater than $36 million, the Closing NOL Adjustment Amount shall be zero.

(b) No later than April 2, 2018, Actua shall prepare and deliver to Parent a second NOL Statement with an updated good faith estimate of the NOL Amount (the “Interim NOL Amount”) and a second Closing NOL Adjustment Amount based thereon (such revised amount, the “Interim NOL Adjustment Amount”) together with reasonable supporting documentation. To the extent the Interim NOL Adjustment Amount is greater than the Closing NOL Adjustment Amount, Actua shall pay (or cause to be paid) to Parent an amount equal to such difference by wire transfer of immediately available funds no later than five (5) Business Days following the date such second NOL Statement is received by Parent. To the extent the Interim NOL Adjustment Amount is less than the Closing NOL Adjustment Amount, Parent shall pay (or cause to be paid) to Actua Holdings (or its designee) an amount equal to such difference by wire transfer of immediately available funds no later than five (5) Business Days following the date such second NOL Statement is received by Parent.

(c) No later than October 31, 2018, Actua shall deliver to Parent a third NOL Statement with an updated good faith estimate of the NOL Amount (the “Adjusted NOL Amount”) and a third Closing NOL Adjustment Amount based thereon (such revised amount, the “Post-Closing NOL Adjustment Amount”) together with reasonable supporting documentation. Parent shall notify Actua in writing within fifteen (15) Business Days if Parent objects to one or more items reflected in the third NOL Statement. For the avoidance of doubt, the presence of any data or information in the initial NOL Statement delivered under Section 8.03(a) or the second NOL Statement delivered under Section 8.03(b) is irrelevant to Parent’s right to object to any items in the third NOL Statement, and Parent’s objection right is not limited to items related to an update or revision. The parties shall negotiate in good faith to resolve such dispute. If Actua and Parent are unable to resolve any such dispute within twenty (20) Business Days following Actua’s receipt of Parent’s written objection, such dispute shall be resolved by the Settlement Accountants. The Settlement Accountants’ NOL Statement (with the Adjusted NOL Amount) and Post-Closing NOL Adjustment Amount shall be deemed final and shall not be subject to further review, absent fraud or willful neglect. The fees and expenses of the Settlement Accountants for this task shall be borne equally by Actua, on the one hand, and Parent, on the other hand. If Parent does not notify Actua within fifteen (15) Business Days of Parent’s receipt of the revised NOL Statement, the revised NOL Statement delivered to Parent shall be deemed final and shall not be subject to further review, absent fraud or willful neglect. To the extent the Post-Closing NOL Adjustment Amount is greater than the Interim NOL Adjustment Amount, Actua shall pay (or cause to be paid) to Parent an amount equal to such difference by wire transfer of immediately available funds no later than five (5) Business Days following the date such third NOL Statement is deemed final. To the extent the Post-Closing NOL Adjustment Amount is less than the Interim NOL Adjustment Amount, Parent shall pay (or cause to be paid) to Actua Holdings (or its designee) an amount equal to such difference by wire transfer of immediately available funds no later than five (5) Business Days following the date such third NOL Statement is deemed final.

(d) Notwithstanding anything herein to the contrary, (i) neither the Closing NOL Adjustment Amount, the Interim NOL Adjustment Amount nor the Post-Closing NOL Adjustment Amount shall exceed $11,290,174 and (ii) any amounts owed to Parent in respect of the Post-Closing NOL Adjustment Amount shall be reduced by any amounts owed by Parent under Section 8.01(f).

(e) Payments under this Section 8.03 shall be treated by the parties as an adjustment to Purchase Price for income tax purposes.

Section 8.04. Aggregate Merger Consideration Adjustment And Interest. Any amount paid under Article 10 of this Agreement shall be treated as an adjustment to the Aggregate Merger Consideration, to the extent permitted by Applicable Law.

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.01. Conditions to Obligations of the Parties. The obligations of Parent, Merger Subsidiary and the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction of the following conditions:

(a) The applicable waiting period under the HSR Act shall have expired or been terminated.

(b) No provision of any Applicable Law and no judgment, injunction, order or decree shall prevent, prohibit, enjoin or make illegal the consummation of the Merger.

(c) The Client Closing Consent Amount set forth in the Client Closing Consent Statement shall be equal to or greater than 85.

Section 9.02. Conditions to Obligation of Parent and Merger Subsidiary. The obligations of each of Parent and Merger Subsidiary to consummate the Merger and the other transactions contemplated by this Agreement is subject to the satisfaction (or waiver in writing by Parent and Merger Subsidiary at or prior to the Closing Date) of the following further conditions:

(a) Each of the Company and the Representative shall have performed or complied with in all material respects (i) the covenants, obligations and agreements required to be performed or complied with by it in Section 7.11 on or prior to the Closing Date and (ii) all other covenants, obligations and agreements hereunder required to be performed or complied with by it on or prior to the Closing Date.

(b) (i) Each of the Fundamental Representations contained in Article 3 of this Agreement shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects at and as of such specified time); and (ii) each of the representations and warranties of the Company contained in Article 3 of this Agreement (other than the Fundamental Representations) (A) that are qualified by materiality or Material Adverse Effect shall be true and correct at and as of the Closing Date as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct at and as of such specified time) and (B) that are not qualified by materiality or Material Adverse Effect shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all material respects at and as of such specified time).

(c) Parent shall have received a certificate signed by an executive officer of the Company certifying as to the Company’s satisfaction of the conditions set forth in Section 9.02(a) and Section 9.02(b).

(d) Each of the Representative and the Escrow Agent shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

(e) Each of the Representative and the Payment Agent shall have executed and delivered the Payment Agent Agreement, and such agreement shall be in full force and effect.

(f) The Representative shall have executed and delivered a noncompetition and nonsolicitation agreement in substantially the form attached hereto as Exhibit J, and such agreement shall be in full force and effect.

(g) Since the date of this Agreement, there shall have been no Material Adverse Effect that remains uncured as of the Closing.

(h) The Company shall have delivered the deliverables set forth in Sections 2.05(a) through (g) and Sections 2.05(j), (k) and (m) prior to the Closing.

(i) The Required Stockholder Approval shall have been obtained.

(j) The Company and Parent shall have agreed upon the final 606 Deliverables (provided that this condition shall be automatically deemed satisfied if both (i) Parent is in material breach of its obligations under Section 7.11(a) and (b) and (ii) the Company is not in material breach of its obligations under Section 7.11(a) and (b)).

Section 9.03. Conditions to Obligation of the Company. The obligations of the Company to consummate the Merger and the other transactions contemplated by this Agreement are subject to the satisfaction (or waiver in writing by the Company at or prior to the Closing Date) of the following further conditions:

(a) Each of Parent and Merger Subsidiary shall have performed or complied with in all material respects all covenants, obligations and agreements hereunder required to be performed or complied with by it at or prior to the Closing Date.

(b) (i) Each of the Fundamental Representations contained in Article 4 of this Agreement shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the Closing Date as if made at and as of such time (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct in all respects at and as of such specified time); and (ii) each of the representations and warranties of Parent and Merger Subsidiary contained in Article 4 of this Agreement (other than the Fundamental Representations) shall be true and correct at and as of the Closing Date as if made at and as of such date (other than such representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct at and as of such specified time), except as would not reasonably be expected to have a material adverse effect on Parent’s ability to consummate the transactions contemplated by this Agreement.

(c) The Company shall have received a certificate signed by an officer of Parent certifying as to Parent’s satisfaction of the conditions set forth in Sections 9.03(a) and 9.03(b).

(d) Each of Parent and the Escrow Agent shall have executed and delivered the Escrow Agreement, and such agreement shall be in full force and effect.

(e) Each of Parent and the Payment Agent shall have executed and delivered the Payment Agent Agreement, and such agreement shall be in full force and effect.

(f) Parent shall have executed and delivered the Representative Side Letter, and such agreement shall be in full force and effect.

Section 9.04. Frustration of Conditions to Closing. No party hereto may rely on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03 to be satisfied, as the case may be, if such failure was caused by such party’s failure to comply with any of its obligations set forth in Section 7.01.

ARTICLE 10

SURVIVAL; INDEMNIFICATION

Section 10.01. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate delivered pursuant hereto or in connection herewith shall survive the Closing until the second (2nd) anniversary of the Closing Date (the “Escrow Termination Date”); provided that the foregoing shall not apply in the case of a breach of any of the representations and warranties set forth in the first three sentences of Section 3.01 (Corporate Existence and Power), Section 3.02 (Corporate Authorization), Section 3.05 (Capitalization), the first three sentences and the last sentence of Section 3.06(a), Section 3.06(b) and Section 3.06(c) (Subsidiaries), Section 3.19 (Finders’ Fees), Section 4.01 (Corporate Authorization) and Section 4.02 (Corporate Authorization) (collectively, the “Fundamental Representations”), which shall survive the Closing until the fifth (5th) anniversary of the Closing Date. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that (a) claims with respect to covenants set forth in Article 8 of this Agreement shall survive until thirty (30) days following the expiration of the applicable statute of limitations, (b) claims made under Section 10.02(a)(iii) shall survive for two (2) years from the Closing, (c) claims made under Section 10.02(a)(v) shall survive for one (1) year from the Closing, (d) claims with respect to covenants that require performance prior to the Closing (other than Section 5.03) shall survive until the Escrow Termination Date and (e) Section 5.03 shall not survive the Closing and no party shall be entitled to recovery in respect thereof or to make any claim whatsoever for breach of such covenant.

Section 10.02. Indemnification.

(a) Subject to the limitations set forth in this Article 10, effective at and after the Effective Time, the Stockholders shall, severally and not jointly in accordance with their respective Allocable Percentages, based on such Stockholder’s Allocable Percentage, indemnify Parent, its Affiliates and their respective officers, directors, employees, agents, representatives, successors and assignees and, effective as of the Effective Time, without duplication, the Surviving Corporation, each Subsidiary and their respective officers, directors, employees, agents, representatives, successors and assignees (collectively, the “Parent Indemnified Parties”) for any and all damages, losses, Liabilities, fines, claims, demands, judgments, awards, assessments, penalties, costs and expenses (including reasonable attorneys’ fees and out-of-pocket expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto) and related interest and penalties (“Damages”), to the extent incurred or suffered by Parent or any other Parent Indemnified Party arising out of and without duplication:

(i) any misrepresentation or breach of any representation or warranty made by the Company contained in Article 3 of this Agreement (other than a misrepresentation or breach with respect to Sales Taxes) at and as of the date of this Agreement or at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than such representations and warranties that by their terms address matters only as of another specified time, at and as of such specified time) (each such misrepresentation or breach of warranty, a “Company Warranty Breach”);

(ii) any breach of covenant, obligation or agreement made or to be performed by the Company pursuant to this Agreement;

(iii) any (A) Indebtedness of the Company or any Subsidiary outstanding as of the Closing and not taken into account in calculating the Final Merger Consideration and (B) any Unpaid Transaction Expenses not taken into account in calculating in calculating the Final Merger Consideration;

(iv) any Stockholder Claims;

(v) (A) any Sales Taxes or (B) the reasonable third-party costs and expenses of the Tax Analysis;

(vi) any Indemnified Taxes;

(vii) the Section 7.09 Damages; or

(viii) the matter described on Schedule 10.2(a)(vii).

(b) Notwithstanding anything to the contrary in this Agreement, (i) the Parent Indemnified Parties shall not be entitled to indemnification for Company Warranty Breaches other than breaches Fundamental Representations unless the aggregate amount of Damages with respect to Company Warranty Breaches exceeds the Threshold and then only to the extent of such excess, (ii) the Stockholders’ maximum aggregate liability to the Parent Indemnified Parties’ for Company Warranty Breaches other than breaches of Fundamental Representations shall not exceed (A), if a R&W Policy is bound at or prior to Closing, the Indemnification Escrow Amount or (B), if a R&W Policy is not bound at or prior to Closing, and solely with respect to the Covered Matters, the sum of (1) the Indemnification Escrow Amount and (2) $30,000,000, (iii) the Stockholders’ maximum aggregate liability to the Parent Indemnified Parties for Sales Taxes shall not exceed the Sales Tax Cap, (iv) the Stockholders’ maximum aggregate liability to the Parent Indemnified Parties pursuant to Section 10.02(a)(v)(B) shall not exceed $300,000, and (v) the Stockholders’ maximum aggregate liability for all indemnification claims pursuant to this Article 10 shall not exceed the amount of Aggregate Merger Consideration actually received by such Stockholder. For the avoidance of doubt, any claims for Damages relating to Sales Taxes shall be made pursuant to Section 10.02(a)(v) (and not Section 10.02(a)(i)) and the sole and exclusive remedy for recovery of such Damages shall be pursuant to Section 10.02(c)(ii).

(c) With respect to any Damages for which a Parent Indemnified Party is entitled to indemnification for:

(i) Company Warranty Breaches, if a R&W Policy is bound at or prior to Closing, such Damages shall be satisfied as follows (subject to the other limitations contained in this Article 10):

(A) first, by application of the Threshold in accordance with Section 10.02(b)(i) until such Damages exceed the Threshold;

(B) second, from the Indemnification Escrow Fund to the extent of funds remaining in the Indemnification Escrow Fund;

(C) third, from the R&W Policy, to the extent a Parent Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; and

(D) fourth, from the Stockholders, on a several and not joint basis in accordance with their respective Allocable Percentages, if recoverable hereunder after application of the limitations set forth herein, including if coverage under the R&W Policy is exhausted in full or if such Losses are not covered by the R&W Policy after exercising commercially reasonable efforts to seek and procure recovery under the R&W Policy (for the avoidance of doubt, the Section 7.09 Damages shall be recovered pursuant to this clause D).

(ii) Sales Taxes, such Damages shall be satisfied as follows (subject to the other limitations contained in this Article 10):

(A) first, from the Stockholders, on a several and not joint basis in accordance with their respective Allocable Percentages, until, if a R&W Policy is bound at or prior to Closing, the sum of all Damages (whether or not with respect to Sales Taxes) that could be collectible under the R&W Policy but for the Retention Amount equal the Retention Amount;

(B) second, if a R&W Policy is bound at or prior to Closing, from the R&W Policy, to the extent a Parent Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided, that Parent shall not be required to submit a claim under the R&W Policy if there has not been a related Company Warranty Breach and the underlying Damages are not otherwise covered by the R&W Policy; and

(C) third, from the Stockholders, on a several and not joint basis in accordance with their respective Allocable Percentages (for the avoidance of doubt, the Section 7.09 Damages shall be recovered pursuant to this clause C).

(iii) Indemnified Taxes, such Damages shall be satisfied as follows (subject to the other limitations contained in this Article 10):

(A) first, from the Indemnification Escrow Fund until, if a R&W Policy is bound at or prior to Closing, the sum of all Damages (whether or not with respect to Indemnified Taxes) that could be collectible under the R&W Policy but for the Retention Amount equal the Retention Amount;

(B) second, if a R&W Policy is bound at or prior to Closing, from the R&W Policy, to the extent a Parent Indemnified Party obtains such recoveries after exercising commercially reasonable efforts to seek and procure such recoveries; provided, that Parent shall not be required to submit a claim under the R&W Policy if there has not been a related Company Warranty Breach and the underlying Damages are not otherwise covered by the R&W Policy;

(C) third, from the Stockholders, on a several and not joint basis in accordance with their respective Allocable Percentages (for the avoidance of doubt, the Section 7.09 Damages shall be recovered pursuant to this clause C).

(iv) Company Warranty Breaches, in the event a R&W Policy is not bound at or prior to Closing, such Damages shall be Section 7.09 Damages and recovered as follows (subject to the other limitations contained in this Article 10):

(A) first, by application of the Threshold in accordance with Section 10.02(b)(i) until such Damages exceed the Threshold;

(B) second, from the Indemnification Escrow Fund to the extent of funds remaining in the Indemnification Escrow Fund; and

(C) third, from the Stockholders, on a several and not joint basis in accordance with their respective Allocable Percentages.

(d) Subject to the limitations set forth in this Article 10, effective at and after the Effective Time, Parent shall indemnify each of the Stockholders and their Affiliates and their respective officers, directors, employees, agents, representatives, successors and assignees (collectively, the “Stockholder Indemnified Parties”) against and agrees to hold each of them harmless from any and all Damages incurred or suffered by such Stockholder Indemnified Party(ies) arising out of:

(i) any misrepresentation or breach of warranty made by Parent pursuant to this Agreement at and as of the date of this Agreement or at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (other than such representations and warranties that by their terms address matters only as of another specified time, at and as of such specified time) (each such misrepresentation and breach of warranty a “Parent Warranty Breach”); or

(ii) any breach of covenant, obligation or agreement made or to be performed by breach of covenant or agreement made or to be performed by Parent pursuant to this Agreement.

(e) No Indemnified Parties shall be entitled to indemnification for any Damages to the extent the applicable Indemnified Parties failed to use good faith reasonable efforts to mitigate such Damages in accordance with Applicable Law (it being agreed that the reasonable costs of any such mitigation shall be included as Damages); provided, however, that (i) such efforts to mitigate shall not include an obligation to litigate or initiate any action or pursue indemnification against a customer or supplier of the Surviving Corporation or any action to collect any applicable Sales Taxes from any customer (former or then current) and (ii) with respect to Sales Taxes, no Indemnified Party shall initiate any action without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed). No Indemnified Party shall be required to take or omit to take any action to mitigate under this Section 10.02(e) if the taking or omission of such action would be detrimental in any material respect to such Indemnified Party’s relationships with its customers or would disrupt the ongoing business operations of the Indemnified Party in any material respect; provided that this sentence shall not limit the obligation of the applicable Indemnified Parties to pursue recovery under available insurance policies (including, if applicable, the R&W Policy).

(f) For purposes of this Article 10, if a representation or warranty contained herein (other than the representations set forth in Section 3.07(a)(y), the first sentence of Section 3.08 and Section 3.09) is qualified or limited based on materiality, including the terms “material” or “Material Adverse Effect,” any such qualification or limitation shall be ignored and given no effect for purposes of determining whether a breach of the applicable representation or warranty has occurred and for purposes of determining the amount of Damages incurred. For the avoidance of doubt, nothing in this Section 10.02(f) shall be deemed to amend any definition set forth in this Agreement, including the definition of “Material Contracts.”

Section 10.03. Procedures.

(a) The party seeking indemnification under this Article 10 (the “Indemnified Party”) agrees to give prompt notice in writing to the party against whom indemnity is to be sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (a “Third-Party Claim”) in respect of which indemnity may be sought under such section. Such notice shall set forth in reasonable detail the facts and circumstances of such Third-Party Claim and the basis for indemnification in respect thereof (taking into account the information then available to the Indemnified Party). The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure has prejudiced the Indemnifying Party.

(b) The Indemnifying Party shall, subject to the limitations set forth in this Section 10.03, have the right, upon written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the expense of the Indemnifying Party, with counsel selected by the Indemnifying Party. If the Indemnifying Party does not so elect to assume the defense of such Third-Party Claim, the Indemnified Party shall have the sole right to assume the defense of such Third-Party Claim. If the Indemnifying Party assumes the defense of such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party and shall not constitute indemnifiable Damages hereunder unless (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, or (ii) in the reasonable judgment of the Indemnified Party’s counsel, the representation of both the Indemnifying Party and such Indemnified Party by the same counsel would present such counsel with a conflict of interest under applicable standards of professional conduct.

(c) If the Indemnifying Party assumes the control of the defense of any Third-Party Claim in accordance with the provisions of this Section 10.03, the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, delayed or conditioned) before entering into any settlement of such Third-Party Claim, if the settlement (A) does not release the Indemnified Party and its Affiliates from all liabilities and obligations with respect to such Third-Party Claim, (B) imposes injunctive, equitable relief or any obligation on the Indemnified Party or any of its Affiliates other than solely the payment of money damages for which the Indemnified Party will be fully indemnified hereunder, (C) involves a finding or admission of wrongdoing or violation of Applicable Law by the Indemnified Party, (D) encumbers the assets of the Indemnified Party or imposes any restriction or condition that would apply to or adversely affect the Indemnified Party or (E) reasonably could be expected to have a material adverse effect on the Taxes of Parent, the Surviving Corporation or their respective Affiliates for a taxable period or portion thereof beginning after the Closing Date. The Indemnified Party shall not settle any Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, delayed or conditioned).

(d) Each party shall cooperate, and cause its Affiliates to cooperate, in the defense or prosecution of any Third-Party Claim, and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

(e) In the event an Indemnified Party has a claim for indemnity under this Article 10 against the Indemnifying Party that does not involve a Third-Party Claim (a “Direct Claim”), the Indemnified Party agrees to give prompt notice thereof in writing to the Indemnifying Party. Such notice shall set forth in reasonable detail the facts and circumstances of such Direct Claim and the basis for indemnification in respect thereof (taking into account the information then available to the Indemnified Party). The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party.

(f) To the extent anything in this Section 10.03 is inconsistent with Section 8.01(e), the provisions of Section 8.01(e) shall govern with respect to any Tax Contest.

Section 10.04. Calculation of Damages. The amount of any Damages payable under Article 10 of this Agreement by the Indemnifying Party shall be (a) net of any amounts recovered by the Indemnified Party under applicable insurance policies (other than any amounts recovered under the R&W Policy) or from any other Person, pursuant to indemnity, contribution or similar agreements with respect to such Damages, alleged to be responsible for such Damages, which recoveries the Indemnified Party agrees to use reasonable efforts to obtain (taking into account the effort necessary to pursue such recovery and any adverse consequences resulting, or reasonably expected to result, from such pursuit to such Indemnified Party), (b) reduced by refund, current reduction or reduction within two (2) years following the year the applicable Damages were paid in cash Taxes payable by the Indemnified Party as a result of such Damages, and (c) reduced to the extent that the amount of such Damages was reflected in the calculation of Closing Working Capital. If the Indemnified Party receives any amounts under applicable insurance policies or from any other Person, pursuant to indemnity, contribution or similar agreements with respect to such Damages, alleged to be responsible for any Damages, as a refund or current reduction in cash Taxes payable, or through the calculation of Closing Working Capital, in each case subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made to such Indemnified Party by the Indemnifying Party in connection with providing such indemnification payment up to the amount received by such Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

Section 10.05. Exclusivity. Except as specifically set forth in, and subject to the terms and conditions of this Agreement (including Section 13.12), from and after the Effective Time, the rights of Parent Indemnified Parties and the Stockholder Indemnified Parties under Article 8 and Article 10 of this Agreement shall be the sole and exclusive remedies for any matter arising under, out of or relating to this Agreement and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary in this Agreement (including this Section 10.05), the immediately preceding sentence shall not apply in the case of fraud and shall not affect in any way the rights of the parties under Section 13.12.

ARTICLE 11

TERMINATION

Section 11.01. Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by mutual written agreement of the Company and Parent;

(b) by either the Company or Parent, if the Closing has not been consummated on or before March 31, 2018 (the “End Date”), provided that (i) if all of the conditions to Closing shall have been satisfied or shall be then capable of being satisfied (other than the condition set forth in Section 9.01(a)), the End Date shall be extended by an additional six (6) month period and (ii) the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause, or has resulted in, the failure of the Closing to occur prior to such date;

(c) by either the Company or Parent, if there is any Applicable Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any Governmental Authority having competent jurisdiction;

(d) by either the Company or Parent, upon written notice to the other if any of the conditions set forth in Section 9.01 of this Agreement has become incapable of fulfillment on or prior to the End Date and such condition or conditions shall not have been waived by such party, except that no party may terminate this Agreement if the inability to satisfy a condition is the result of a breach of this Agreement by such party seeking to terminate this Agreement;

(e) by Parent, if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement set forth in this Agreement by the Company that would cause the condition set forth in Section 9.02(a) or Section 9.02(b) of this Agreement not to be satisfied, such misrepresentation or breach is not waived by Parent, and the Company is not capable of curing such misrepresentation or breach prior to the End Date;

(f) by the Company, if there has been a misrepresentation or breach of warranty or breach of covenant or other agreement set forth in this Agreement by Parent that would cause the condition set forth in Section 9.03(a) or Section 9.03(b) of this Agreement not to be satisfied, such misrepresentation or breach is not waived by the Company, and Parent is not capable of curing such misrepresentation or breach prior to the End Date;

(g) by Parent, if the Company shall not have delivered to Parent a certified copy of the duly executed Written Consent within twenty (24) hours after execution and delivery of this Agreement by the parties hereto; and

(h) after January 2, 2018, by the Company, upon written notice to Parent if the conditions set forth in Sections 9.01 and 9.02 of this Agreement other than Section 9.02(j) have all been satisfied (or waived) (other than conditions that by their nature are to be satisfied at the Closing, but subject to the ability to immediately satisfy those conditions on the date of the notice delivered by the Company hereunder) and the Closing Date does not occur within two (2) Business Days of receipt by Parent of such termination notice.

The party desiring to terminate this Agreement pursuant to Section 11.01(b), Section 11.01(c), Section 11.01(d), Section 11.01(e), Section 11.01(f), Section 11.01(g) or Section 11.01(h) shall give written notice of such termination to the other party and the party desiring to terminate this Agreement may not so terminate this Agreement if such party is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

Section 11.02. Effect of Termination. If this Agreement is terminated as permitted by Section 11.01 above, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided, however, that if such termination shall result from the willful and material failure of either party to fulfill a condition to the performance of the obligations of the other party or perform a covenant of this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such willful and material failure or breach; provided, further, that if such termination is by the Company pursuant to Section 11.01(h), Parent shall promptly (and in any event within five Business Days) pay to the Company the Termination Fee. The parties agree that the payment of the Termination Fee in such event does not constitute a penalty and that the

Company’s damages from such termination of this Agreement would be difficult to determine and the Termination Fee is a fair estimate of those damages. For the avoidance of doubt, (i) in the event the Company shall receive the Termination Fee, the receipt thereof shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, its Subsidiaries, the Stockholders or any of their respective Affiliates in connection with such termination (and any matter forming the basis for such termination) and (ii) none of the Company, its Subsidiaries, the Stockholders, or any of their respective Affiliates shall have any liability under or with respect to this Agreement following termination of this Agreement pursuant to Section 11.01(h). The provisions of this Section 11.02 and Sections 6.01 (Confidentiality), 13.01 (Notices), 13.04 (Expenses), 13.06 (Governing Law), 13.07 (Jurisdiction) and 13.08 (Waiver of Jury Trial) shall survive any termination hereof pursuant to Section 11.01 of this Agreement.

ARTICLE 12

REPRESENTATIVE

Section 12.01. Designation and Replacement of Representative. The Stockholders have designated the Representative as the initial representative of the Stockholders. The Representative may resign at any time, and Representative may be removed by the vote of the Stockholder(s) who, immediately prior to the Effective Time, held a majority of the Fully-Diluted Shares (“Majority Holders”). In the event that a Representative has resigned or been removed, a new Representative shall be appointed by a vote of Majority Holders, with such appointment to become effective upon the written acceptance thereof by the new Representative.

Section 12.02. Authority and Rights of Representative; Limitations on Liability.

(a) The adoption of this Agreement and the approval of the Merger by the Required Stockholder Approval or acceptance of any Aggregate Merger Consideration hereunder shall constitute the grant to the Representative of the full power and authority, to act as agent and attorney-in-fact, with full power of substitution to act in the name, place and of each Stockholder’s stead with respect to the transactions contemplated by, and all the terms and provisions of, this Agreement and to act on such Stockholder’s behalf in any dispute or Proceeding involving this Agreement and to do or refrain from doing all such further acts and things, and execute all such agreements, certificates, instruments or other documents, as the Representative shall deem necessary or appropriate in connection with the transactions contemplated by this Agreement, including the power to (i) execute and deliver the Escrow Agreement and Payment Agent Agreement (in each case, with such modifications or changes therein as to which the Representative, in its sole discretion, shall have consented) and, in each case, to agree to such amendments or modifications thereto as the Representative, in its sole discretion, determines to be desirable, (ii) interpret the terms and provisions of this Agreement and the documents to be executed and delivered in connection herewith, including Article 10, the Escrow Agreement and the Payment Agent Agreement, (iii) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement, the Escrow Agreement and the Payment Agent Agreement, (iv) receive service of process in connection with any claims under this Agreement, the Escrow Agreement or the Payment Agent Agreement, (v) agree to negotiate, enter into settlements and compromises of, assume the defense of claims, demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims and to take all actions necessary or appropriate in the sole judgment of the Representative for the accomplishment of the foregoing, including taking all such actions as may be necessary under Article 10, (vi) give and receive notices and communications, (vii) authorize delivery to Parent of funds from the Escrow Account or any portion thereof in satisfaction of claims brought by Parent for Damages, (viii) receive and distribute the consideration payable hereunder, including payments from the Escrow Account and any earnings and proceeds thereon, and (ix) take all actions (or refrain from taking actions) necessary or appropriate in the judgment of the Representative as agent for and on behalf of the Stockholders in connection with this Agreement, the Escrow Agreement and the Payment Agent Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, the Representative shall have no obligation to act on behalf of the Stockholders except as expressly provided herein or in an agreement to be entered into among the Representative and the Stockholders. In connection with the carrying out of its duties, the Representative shall have the full and complete authority to incur expenses and engage outside counsel and advisors, and shall be entitled to reimbursement of such expenses. Parent, Merger Subsidiary and the Surviving Corporation may conclusively rely upon, without independent verification or investigation, all decisions made by the Representative in connection with this Agreement in writing and signed by an officer of the Representative. The Representative shall have no liability to the Company, the Stockholders, Parent or Merger Subsidiary with respect to actions taken or omitted to be taken in its capacity as the Representative, except with respect to liability directly resulting from the Representative’s willful misconduct and knowing violation of the laws or this Agreement. The Stockholders shall indemnify, defend and hold harmless the Representative from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Representative Losses”) arising out of or in connection with the Representative’s execution and performance of this Agreement, the Payment Agent Agreement and the Escrow Agreement, in each case as such Representative Loss is suffered or incurred, provided that in the event that any such Representative Loss is finally adjudicated to have been directly caused by the willful misconduct and knowing violation of the laws or this Agreement of the Representative, the Representative will reimburse the Stockholders the amount of such indemnified Representative Loss to the extent attributable to such bad faith or willful misconduct. If not paid directly to the Representative by the Stockholders, any such Representative Losses may be recovered by the Representative from (i) the funds in the Representative Fund and (ii) the amounts in the Escrow Account at such time as remaining amounts would otherwise be distributable to the Stockholders, provided that while this Section 12.02 allows the Representative to be paid from the Representative Fund and the Escrow Account, it does not relieve the Stockholders from their obligation to promptly pay such Representative Losses as they are suffered or incurred, nor does it prevent the Representative from seeking any remedies available to it at law or otherwise. In no event will the Representative be required to advance its own funds on behalf of the Stockholders or otherwise. The Stockholders acknowledge and agree that the foregoing indemnities will survive the resignation or removal of the Representative or the termination of this Agreement.

Section 12.03. Representative Fund. Representative shall use the Representative Fund to pay directly, or reimburse the Representative for, all third party out-of-pocket costs and expenses incurred by or on behalf of the Representative, in its capacity as such, including all costs and expenses incurred by the Representative in connection with any pending or threatened dispute or claim with respect to this Agreement, any agreement, document or instrument entered into pursuant to this Agreement, or reasonably related to the transactions contemplated hereby or thereby in its sole discretion. The Stockholders shall not receive any interest or earnings on the Representative Fund and irrevocably transfer and assign to the Representative any ownership right that they may otherwise have had in any such interest or earnings. The Representative shall not be liable for any loss of principal of the Representative Fund other than as a result of its willful and knowing violation of the laws or this Agreement. The Representative shall hold these funds separate from its corporate funds, shall not use these funds for its operating expenses or any other corporate purposes and shall not voluntarily make these funds available to its creditors in the event of bankruptcy. Contemporaneous with or as soon as practicable following the completion of the Representative’s duties, the Representative shall deliver the balance of the Representative Fund to the Payment Agent for further distribution to the Stockholders in accordance with their Allocable Percentages. The Representative Fund shall be held or disbursed, in whole or in part, as determined by the Representative. The retention by the Representative of any amounts in the Representative Fund shall not be used as evidence that Stockholders have any liability hereunder.

ARTICLE 13

MISCELLANEOUS

Section 13.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and e-mail transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent, Merger Subsidiary or, after the Effective Time, the Surviving Corporation, to:

Envestnet, Inc.

35 East Wacker Drive, Suite 2400

Chicago, IL 60601

Attention: Shelly O’Brien

Facsimile No.: (312) 827-2801

E-mail: shelly.obrien@envestnet.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attention: Edward S. Best and Nina L. Flax

Facsimile No.: (312) 706-2801

E-mail: ebest@mayerbrown.com

             nflax@mayerbrown.com

if, prior to the Effective Time, to the Company, to:

Folio Dynamics Holdings, Inc.

c/o Actua Corporation

555 Lancaster Ave, Suite 640

Radnor, PA 19087

Attention: General Counsel

Facsimile No.: (610) 727-6875

E-mail: suzanne@actua.com

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Facsimile No.: (215) 994-2222

E-mail: stephen.leitzell@dechert.com

if to the Representative, to:

Actua USA Corporation

555 Lancaster Ave, Suite 640

Radnor, PA 19087

Attention: General Counsel

Facsimile No.: (610) 727-6875

E-mail: suzanne@actua.com

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Facsimile No.: (215) 994-2222

E-mail: stephen.leitzell@dechert.com

or such other address or facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 13.02. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 13.03. Disclosure Schedule References. The representations and warranties contained in Article 3 are qualified by reference to the Company Disclosure Schedules. The parties agree that the disclosures set forth in the Company Disclosure Schedules are not intended to constitute, and shall not be construed as constituting, representations or warranties of the Company except as and to the extent expressly provided in this Agreement. Parent and Merger Subsidiary acknowledge that (a) the Company Disclosure Schedules may include items or information which the Company is not required to disclose under this Agreement, (b) the inclusion of information in the Company Disclosure Schedules shall not be construed as an admission that such information is material to the Company or is required to be disclosed under this Agreement, (c) headings have been inserted on the individual schedules included in the Company Disclosure Schedules for the convenience of reference only and shall not affect the construction or interpretation of any of the provisions of the Agreement or the Company Disclosure Schedules, and (d) information contained in various schedules contained in the Company Disclosure Schedules or sections and subsections of the schedules contained in the Company Disclosure Schedules may be applicable to other schedules or sections and subsections to the extent such applicability is reasonably apparent on the face of such disclosure. Accordingly, every matter, document or item referred to, set forth or described in one schedule contained in the Company Disclosure Schedules shall be deemed to be disclosed under each and every part, category or heading of the Company Disclosure Schedules and shall be deemed to qualify the representations and warranties of the Company in the Agreement, to the extent that the applicability of such matter, document or item is reasonably apparent on the face of such disclosure.

Section 13.04. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 13.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that Parent and, following the Closing, the Company may collaterally assign this Agreement to its lenders; provided, further, that no such assignment shall relieve Parent or the Company, as applicable, of its obligations hereunder.

Section 13.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 13.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.01 of this Agreement shall be deemed effective service of process on such party.

Section 13.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto, which may be transmitted by facsimile machine or by electronic mail or transmission and any party’s signature appearing on a faxed or electronically transmitted copy of this Agreement or any other document entered into in connection herewith shall be treated as an original signature for all purposes under Applicable Law, including for admission into evidence in any legal proceeding. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Except for the provisions of Section 6.04 and Article 10 of this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 13.10. Entire Agreement. This Agreement, the Escrow Agreement, the Payment Agent Agreement, the Confidentiality Agreement and the Representative Side Letter constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 13.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 13.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts set forth in Section 13.07 of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Section 13.13. No Conflict. Each of the parties (a) hereby confirms that no engagement that Dechert LLP has undertaken or may undertake on behalf of the Company, the Representative or any of their respective current or former equityholders or Affiliates will be asserted by the Company, the Surviving Corporation, Merger Subsidiary or Parent as a conflict of interest with respect to, or as a basis to preclude, challenge or otherwise disqualify Dechert LLP from, any current or future representation of the Surviving Corporation, the Representative or any of their respective current or former equityholders or Affiliates, and (b) hereby waives any conflict of interest that exists on or prior to the Effective Time, or that might be asserted to exist after the Effective Time, and any other basis that might be asserted to preclude, challenge or otherwise disqualify Dechert LLP in any representation of the Surviving Corporation, the Representative or any of their respective current or former equityholders or Affiliates with respect to any such matter.

Section 13.14. No Waiver of Privilege; Protection from Disclosure or Use. Nothing in this Agreement will be deemed to be a waiver of any attorney-client privilege, work product protection, or other protection from disclosure or use. The parties have undertaken reasonable efforts to prevent the disclosure of any information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure or use but, notwithstanding such efforts, the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of such information. The parties agree that any such inadvertent disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure or use will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, and further agree to use reasonable best efforts to return any inadvertently disclosed information to the disclosing party promptly upon becoming aware of its existence. Promptly following the return of any inadvertently disclosed information, the party returning such information shall destroy any and all copies, summaries, descriptions, or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions, or notes.

Section 13.15. Transaction Privileged Communications. Parent agrees, on behalf of itself and, after the Closing, on behalf of Surviving Corporation and its Subsidiaries, that all communications in any form or format whatsoever between or among Dechert, LLP and/or any other legal counsel to the Representative (including, in-house legal counsel) (each a “Counsel”), on the one hand, and the Company or any of its directors, officers, employees or other representatives, on the other hand, to the extent the same relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or any dispute arising under this Agreement (collectively, the “Privileged Communications”) shall be deemed to be attorney-client privileged and that the Privileged Communications and the expectation of client confidence relating thereto belong solely to the Representative, shall be controlled by the Representative on behalf of the Stockholders and shall not pass to or be claimed by Parent, the Surviving Corporation or any of its Subsidiaries. Notwithstanding the foregoing, in the event that a dispute arises between Parent, the Surviving Corporation or its Subsidiaries, on the one hand, and a third party (other than Representative in respect of the transactions contemplated by this Agreement), on the other hand, Parent, the Surviving Corporation and its Subsidiaries may assert the attorney-client privilege to prevent the disclosure of the Privileged Communications to such third party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FOLIO DYNAMICS HOLDINGS, INC.

By:	/s/ Joseph Mrak
Name: Joseph Mrak
Title: Chief Executive Officer

ENVESTNET, INC.

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

FCD MERGER SUB, INC.

By:	/s/ Judson Bergman
Name: Judson Bergman
Title: Chairman and Chief Executive Officer

ACTUA USA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

IN WITNESS WHEREOF, Actua Corporation and Actua Holdings, Inc. have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written solely for purposes of Section 8.03.

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

ACTUA HOLDINGS, INC.

By:	/s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

Actua Corporation hereby fully and unconditionally guarantees to Parent and its successors and assigns, irrespective of the validity and enforceability of this Agreement or the obligations of the Stockholder hereunder, that any Damages claimed pursuant to (a), if a R&W Policy is not bound at or prior to Closing, Section 10.02(a)(i) of this Agreement, (b) Section 10.02(a)(v) and (c) Section 10.02(a)(vii) of this Agreement will be promptly paid in full when due. Failing payment when due of any such amount so guaranteed or any performance so guaranteed for whatever reason, Actua Corporation will be jointly and severally obligated with the Stockholders obligated thereunder to pay the same immediately. Actua Corporation further: (i) agrees that this is a guarantee of payment and not a guarantee of collection; (ii) agrees that its obligations hereunder are unconditional, irrespective of the absence of any action to enforce the payment obligations of the Stockholders hereunder; (iii) hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of any Stockholder, any right to require a proceeding first against any Stockholder, protest, notice and all demands whatsoever and covenant that guarantee will not be discharged except by complete performance of the indemnification obligations contained Article 10 in respect of Covered Matters (if and only if a R&W Policy is not bound at or prior to Closing), Sales Taxes or Section 7.09 Damages, as applicable; and (iv) agrees that it will not be entitled to any right of subrogation in respect of any obligations guaranteed hereby, except that Actua Corporation will have the right to seek contribution from any of the non-paying Stockholders in respect of any such guaranteed obligations.

ACTUA CORPORATION

By:	/s/ Suzanne L. Niemeyer
Name: Suzanne L. Niemeyer
Title: General Counsel

APPENDIX C

OPINION OF FINANCIAL ADVISOR—VELOCITY/BOLT SALE

September 23, 2017

The Board of Directors of

Actua Corporation

555 East Lancaster Ave., Suite 640

Radnor, PA

Members of the Board of Directors:

We understand that Actua Corporation, a Delaware corporation (the “Parent”), proposes to enter into a Membership Interest Purchase Agreement, dated as of the date hereof (the “Agreement”), with Actua Holdings, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the “Seller”), Arsenal Acquisition Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of the Seller (the “Company”), and Arsenal Buyer Inc., a Delaware corporation (the “Buyer”), pursuant to which, among other things, the Seller shall sell, transfer, convey, and assign and deliver to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the membership interests of the Company (the “Transaction”) for a purchase price (the “Purchase Price”) equal to approximately $328.0 million in cash plus the right to receive certain additional contingent compensation as more fully described in the Agreement (as to which we express no opinion). The terms and conditions of the Transaction are more fully set forth in the Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Agreement.

The Board of Directors has asked us whether, in our opinion, the Purchase Price is fair, from a financial point of view, to the Seller.

In connection with rendering our opinion, we have, among other things:

i.	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company prepared and furnished to us by management of the Parent;

ii.	reviewed certain non-public projected financial data relating to the Company prepared and furnished to us by management of the Parent;

iii.	reviewed certain non-public historical and projected operating data relating to the Company prepared and furnished to us by management of the Parent;

iv.	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Company (which, as used herein, includes the respective management of Velocity and Bolt) and Parent (including their views on the risks and uncertainties of achieving such projections);

v.	prepared a discounted cash flow analysis utilizing the financial projections provided by management of the Parent;

vi.	compared the financial performance of the Company with those of certain other publicly traded companies that we deemed relevant;

vii.	compared the financial performance of the Company and the valuation multiples relating to the Transaction with those of certain other transactions that we deemed relevant;

EVERCORE GROUP L.L.C.    55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101

Letter to the Board of Directors of Actua Corporation

September 23, 2017

viii.	reviewed a substantially final draft of the Agreement dated September 23, 2017; and

ix.	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Parent as to the future financial performance of the Company. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based. At your direction, for purposes of this opinion, we have taken into consideration your views on the risks and uncertainties of achieving such projections. We have relied, at your direction, without independent verification, upon the assessments of the management of the Company and Parent as to financials of the Company.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the final executed Agreement will not differ from the draft Agreement reviewed by us, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof, and that the Transaction will be consummated in accordance with the terms set forth in the Agreement. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company, the Parent or the consummation of the Transaction or materially reduce the benefits to the Seller or Parent of the Transaction. We have also assumed, with your consent and at your direction, for purposes of our opinion that (i) when determined in accordance with the Agreement, (a) the adjustment set forth in Section 2.04 of the Agreement will not result in any reduction to the Base Purchase Price and (b) the amount of the Bolt Payment Amount and of the Deferred Bolt Proceeds will be $0, resulting in the Purchase Price being equal to $328.0 million, (ii) none of the Indemnified Parties will incur any Losses for which it is entitled to indemnification under the Agreement (including, for avoidance of doubt, any Losses in respect of Taxes for which indemnification is provided under Section 7.20 of the Agreement), (iii) the amount of all Liabilities released pursuant to Section 7.17 of the Agreement will be $0, and (iv) the Transaction will not result in any material adverse tax consequences to the Seller or Parent. Our opinion does not express any view as to the actual, assumed or proposed adjustment to the Base Purchase Price set for in Section 2.04 of the Agreement, Bolt Payment Amount, Deferred Bolt Proceeds or any other adjustment to the Purchase Price set forth in the Agreement. In addition, we note that the Purchase Price to be paid to the Seller pursuant to the Agreement will not be reduced for certain transaction expenses to be paid by the Company (including for legal, financial and other professional advisors’ fees and transaction-related bonuses), and we understand that the Buyer and Seller took estimates of such Company transaction expenses into consideration when negotiating the terms of the Agreement. We have not taken such estimated or actual Company transaction expenses into consideration for purposes of our analysis and opinion, other than to the extent reflected in the final terms of the Agreement.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, Seller or Parent, nor have we been furnished with any such appraisals, nor

Letter to the Board of Directors of Actua Corporation

September 23, 2017

have we evaluated the solvency or fair value of the Company, Seller or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Seller, from a financial point of view, of the Purchase Price. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company, Seller or Parent, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Seller or Parent, or any class of such persons, whether relative to the Purchase Price or otherwise. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, Seller or Parent, nor does it address the underlying business decision of the Seller or Parent to engage in the Transaction. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any third party with respect to the acquisition of any or all of the Parent Common Stock or any business combination or other extraordinary transaction involving the Parent. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction, including as to how any holder of shares of Parent Common Stock should vote or act in respect of the Transaction. We express no opinion herein as to the price at which shares of Parent Common Stock will trade at any time. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company, Seller, Parent and their respective advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Parent has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee from the Parent if the Transaction is consummated. We are performing our services to the Parent under our engagement letter with the Parent dated September 11, 2017. In July 2017, we were also engaged by the Parent to provide financial advisory services to the Parent with respect to a potential transaction involving the sale of its controlled subsidiary Folio Dynamics Holdings, Inc. for which we may become entitled to a fee and reimbursement of expenses but, as of the date hereof, have not received compensation. In addition, prior to this and the July 2017 engagement, we, Evercore Group L.L.C., and its affiliates provided financial advisory services to the Parent and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, we provided financial advisory services to CVC Capital Partners Advisory (U.S.), Inc. (“CVC Capital Partners”) and its affiliates (the Buyer is a subsidiary of investment funds affiliated with CVC Capital Partners) for which we received, or in the future may become entitled to receive, compensation and reimbursement of expenses. We may provide financial or other services to the Parent, Buyer and their respective affiliates (including, without limitation, to Bolt in connection with the Bolt Process) in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Parent, Buyer and their respective affiliates, for its

Letter to the Board of Directors of Actua Corporation

September 23, 2017

own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This letter and the opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Parent may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Parent to its stockholders relating to the Transaction; provided, however, that all references to us or our opinion in any such document and the description or inclusion of our opinion therein shall be subject to our prior consent with respect to form and substance.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Price is fair, from a financial point of view, to the Seller.

Very truly yours, EVERCORE GROUP L.L.C.
By:	/s/ Naveen Nataraj
Naveen Nataraj Senior Managing Director

APPENDIX D

OPINION OF FINANCIAL ADVISOR—FOLIO SALE

September 23, 2017

The Board of Directors of

Actua Corporation

555 East Lancaster Ave., Suite 640

Radnor, PA 19087

Members of the Board of Directors:

We understand that Folio Dynamics Holdings, Inc. (the “Company”), a Delaware corporation and a majority owned subsidiary of Actua Corporation (the “Parent”), proposes to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Envestnet, Inc., a Delaware corporation (the “Counterparty”), FCD Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Counterparty (“Merger Sub”), and the other parties thereto, that provides for, among other things, the merger (the “Transaction”) of Merger Sub with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of the Counterparty. As a result of the Transaction, the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) will be converted into the right to receive, in the aggregate (the “Consideration”), $195 million in cash, plus cash on hand as of the closing of the Transaction (which, with your consent and at your direction, we have assumed to be $6.2 million), minus indebtedness of the Company as of the closing of the Transaction (which, with your consent and at your direction, we have assumed to be $10.0 million of notes payable and $1.8 million of estimated earnout payments), and subject to certain other adjustments (the “Adjustments”) more fully described in the Merger Agreement (as to which we express no opinion) (including adjustments in the form of potential reductions to the aggregate purchase price of (i) up to $30.0 million in respect of certain client consents to the Transaction to be obtained within specified times after the closing of the Transaction and (ii) up to $11,290,174 in respect of the amount of unused federal net operating losses of the Company or its Subsidiaries as of the end of the Closing Date). We also understand that, in accordance with the Merger Agreement, at the closing of the Transaction, a portion of the Consideration equal to the sum of (i) either one half of the Retention Amount or, if a R&W Policy is not bound at or prior to Closing, $731,250, plus (ii) $100,000 that would otherwise be payable to holders of Common Stock will be deposited into an Escrow Account and a portion of the Consideration equal to $500,000 that would otherwise be payable to holders of Common Stock will be deposited into a Representative Fund. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement and terms used herein and not defined shall have the meanings ascribed thereto in the Merger Agreement.

The Board of Directors has asked us whether, in our opinion, the portion of the Consideration to be received by the Parent is fair, from a financial point of view, to the Parent.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain non-public historical financial statements and other non-public historical financial and operating data relating to the Company, as prepared and furnished to us by management of the Parent and the Company;

(ii)	reviewed certain non-public projected financial and operating data relating to the Company, as prepared and furnished to us by management of the Parent and the Company;

(iii)	discussed the past and current operations, financial projections and current financial condition of the Company with management of the Parent and the Company (including their views on the risks and uncertainties of achieving such projections);

EVERCORE GROUP L.L.C.    55 EAST 52ND STREET    NEW YORK, NY 10055    TEL: 212.857.3100    FAX: 212.857.3101

Letter to the Board of Directors of Actua Corporation

September 23, 2017

(iv)	prepared a discounted cash flow analysis utilizing the financial projections provided by management of the Parent and the Company;

(v)	compared the financial performance of the Company with those of certain other publicly traded companies that we deemed relevant;

(vi)	compared the financial performance of the Company and the valuation multiples relating to the Transaction with those of certain other transactions that we deemed relevant;

(vii)	reviewed a substantially final draft of the Merger Agreement dated September 22, 2017; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon, without undertaking any independent verification of, the accuracy and completeness of all of the information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, and we assume no liability therefor. With respect to the projected financial data relating to the Company referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Parent and the Company as to the future financial performance of the Company. We express no view as to any projected financial data relating to the Company or the assumptions on which they are based. At your direction, for purposes of this opinion, we have taken into consideration your views on the risks and uncertainties of achieving such projections. We have relied, at your direction, without independent verification, upon the assessments of the management of the Parent and the Company as to financials of the Company.

For purposes of rendering our opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement, that all conditions to the consummation of the Transaction will be satisfied without material waiver or modification thereof and that the Transaction will be consummated in accordance with the terms set forth in the Merger Agreement. We have further assumed that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or materially reduce the benefits to the Parent. We have also assumed, with your consent and at your direction, for purposes of our opinion that (i) when determined in accordance with the Merger Agreement, (a) the Final Merger Consideration will be equal to or greater than the Closing Merger Consideration and (b) the amount of the Adjustments will be $0, resulting in the Consideration being equal to $189.4 million, and (ii) none of the “Parent Indemnified Parties” (for avoidance of doubt, as defined in the Merger Agreement) will incur any Damages for which it is entitled to indemnification under the Merger Agreement. Our opinion does not express any view as to the actual, assumed or proposed Adjustments or any other adjustment to the Consideration set forth in the Merger Agreement. In addition, we note that the aggregate Consideration to be paid to the Company’s stockholders pursuant to the Merger Agreement may be further reduced by certain transaction expenses to be paid by the Company (including for legal, financial and other professional advisors’ fees and transaction-related bonuses), and we have not taken such Company transaction expenses into consideration for purposes of our analysis and opinion.

We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals, nor have we evaluated

Letter to the Board of Directors of Actua Corporation

September 23, 2017

the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Parent, from a financial point of view, of the portion of the Consideration to be received by the Parent. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituencies of the Company or Parent, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Parent or Company, or any class of such persons, whether relative to the Consideration or otherwise. We have assumed that any modification to the structure of the Transaction will not vary in any respect material to our analysis. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company and/or Parent, nor does it address the underlying business decision of the Parent to engage in the Transaction. This letter, and our opinion, does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and Parent and its advisors with respect to legal, regulatory, accounting and tax matters.

We will receive a fee for our services upon the rendering of this opinion. The Parent has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We will also be entitled to receive a success fee from the Parent if the Transaction is consummated. Prior to this engagement, we, Evercore Group L.L.C., and its affiliates provided financial advisory services to the Company and had received fees for the rendering of these services including the reimbursement of expenses. During the two year period prior to the date hereof, no material relationship existed between Evercore Group L.L.C. and its affiliates and the Counterparty pursuant to which compensation was received by Evercore Group L.L.C. or its affiliates as a result of such a relationship. We may provide financial or other services to the Counterparty in the future and in connection with any such services we may receive compensation.

In the ordinary course of business, Evercore Group L.L.C. or its affiliates may actively trade the securities, or related derivative securities, or financial instruments of the Parent, Counterparty and their respective affiliates, for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or instruments.

This letter, and the opinion expressed herein is addressed to, and for the information and benefit of, the Board of Directors in connection with their evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C. This letter and the opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval.

Letter to the Board of Directors of Actua Corporation

September 23, 2017

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the portion of the Consideration to be received by the Parent is fair, from a financial point of view, to the Parent.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Jane Gladstone
Jane Gladstone
Senior Managing Director

D-4